                                                                 EXHIBIT 10.9
                                                       RFP/Contract YH4-0002
         ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM

         Contract between the Arizona Health Care Cost

         Containment System Administration (AHCCCSA) and

         Ventana Health Systemt, Inc, (the "Program Contractor")

located at 2510 W. Dunlap Avenue, Ste 100   Phoenix        AZ         85021.
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           Business Address                    City     State      Zip Code

         WHEREAS AHCCCSA is duly authorized to execute and administer Contracts under A.R.S. Section 36-2932, et. seq.; and

         WHEREAS AHCCCSA desires that the Program Contractor deliver services and the Program Contractor has agreed to deliver services pursuant to the terms and conditions contained herein;

         THEREFORE AHCCCSA and Program Contractor agree to abide by all terms and conditions set forth in this Contract.

The document, its appendices and attachments, amendments and modifications approved under Section 24 of these General Provisions, shall constitute the entire Contract between the parties, and supersede all other understandings, oral or written related to ALTCS Services.

FOR AND ON BEHALF OF THE ARIZONA            FOR AND ON BEHALF OF THE PROGRAM
HEALTH CARE COST CONTAINMENT SYSTEM:        CONTRACTOR:


Michael Veit                                James B. Burns
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Signature                                   Signature

MICHAEL VEIT                                JAMES A. BURNS
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Typed Name                                  Typed Name


CONTRACTS AND PURCHASING ADMINISTRATOR      Chief Executive Officer
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Title                                       Title

Sep 08 1993                                 June 20, 1996
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Date                                        Date

YH3-0028-03                                 86-0618309
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CONTRACT I.D. NO.                           PROGRAM CONTRACTOR
                                            FEDERAL EMPLOYER I.D. NO.

         ARTICLE I
         PROGRAM CONTRACTOR'S PERFORMANCE

The Program Contractor shall furnish the personnel, facilities, equipment, supplies, pharmaceuticals and other items and expertise necessary for, or incidental to, the provision of ALTCS covered services as specified in AHCCCSA and ALTCS Rules and at locations specified in Appendix A to ALTCS members enrolled with the Program Contractor. The Program Contractor, in accordance with 42 CFR 434.30, must provide and make available to all members, emergency services on a seven-day-a-week, twenty-four-hour-a-day basis and, provided that prior authorization restrictions are adhered to, cover such services in or out of the Program Contractor's service area. (A copy of Appendix A is attached hereto and incorporated herein by reference.)

         ARTICLE II
         PAYMENT TO PROGRAM CONTRACTOR

In consideration of all services rendered by the Program Contractor under this Contract, AHCCCSA shall pay the Program Contractor the amount specified in Appendix B, and such payment shall be subject to the other conditions specified in this Contract. (A copy of Appendix B is attached hereto and incorporated herein by this reference.)

         ARTICLE III
         ALTCS GENERAL PROVISIONS

The parties to this Contract shall be bound by the terms and conditions contained in the ALTCS "General Provisions" and "Special Provisions" which are attached hereto and incorporated by this reference. For interpreting the provisions of this Contract, the following sources shall have precedence in descending order: the Constitution and laws of the United States, and applicable federal regulations; the Constitution and laws of Arizona, and applicable state rules; the terms of this Contract, including all Appendices and duly executed Amendments; and the Request for Proposals upon which this Contract is based.

         ARTICLE IV
         REPRESENTATIONS

By signing this Contract, the Program Contractor certifies, under penalty of law, that the information provided herein is true, correct and complete to the best of the Program Contractor's knowledge and belief. The Program Contractor also acknowledges that should investigation at any time disclose any misrepresentation or falsification, this Contract may be terminated by AHCCCSA without penalty or further obligation by AHCCCSA. The Program Contractor certifies that it meets all AHCCCSA's requirements for a state defined health maintenance organization as specified in the State Plan (which requirements are hereby incorporated by reference).

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1.       DEFINITIONS

          1.1 AHCCCSA means the Arizona Health Care Cost Containment System Administration.

          1.2 AHCCCS means the Arizona Health Care Cost Containment System as authorized by A.R.S. Section 36-2903 et seq.

          1.3 ALTCS means Arizona Long-Term Care System as authorized by A.R.S.
Section 36-2931 et seq.

          1.4 Appendix A is the Appendix to this Contract which contains a description of the services to be delivered pursuant to this Contract.

          1.5 Appendix B is the Appendix to this Contract which contains the approved reimbursement rate for the delivery of services pursuant to this Contract.

          1.6 Appendix C is the Appendix to this Contract which contains the standard Subcontract provisions.

          1.7 Contract Services means the services to be delivered by the Program Contractor which are so designated in Appendix A to this Contract, A.R.S. Sections 36-2938 and 36-2939, and ALTCS Rules.

          1.8 Contract Year means the 12 month period from October 1, through September 30.

          1.9 CSDP means the Comprehensive Service Delivery Plan required by A.R.S. Section 36-2940 and ALTCS Rules.

         1.10 Day means a calendar day.

         1.11 FFP means federal financial participation of that portion of the cost of a service of a program funded by the federal government.

         1.12 Fiscal Year means the Program Contractor's fiscal year.

         1.13 HCFA means the federal Health Care Financing Administration.


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         1.14 Member, as that term is used herein, means an eligible person who is enrolled with a Program Contractor in the Arizona Long-Term Care System.

         1.15 Party means either AHCCCSA or the Program Contractor in its capacity as a contracting party to this Contract.

         1.16 Program Contractor means a county or group of counties, the Department of Economic Security or any other entity that contracts with AHCCCSA pursuant to A.R.S. Section 36-2940 or Section 36-2944 to provide Contract Services to members.

         1.17 Provider means a person or some other entity that subcontracts with a Program Contractor for the delivery of services to members pursuant to A.R.S. Section 36-2931 et seq.

         1.18 Special Provisions means the section of this Contract which contains Program Contractor-specific terms and conditions. If General Provisions and Special Provisions conflict, Special Provisions shall govern.

         1.19 State means the State of Arizona.

         1.20 Subcontract means an agreement entered into by the Program Contractor with any provider of services under this Contract who agrees to furnish covered services to members, or with a marketing organization, or any other organization or person who agrees to perform any administrative function or service for the Program Contractor specifically related to fulfilling the Program Contractor's obligations to AHCCCSA under the terms of this Contract.

2.       GENERAL REQUIREMENTS

          2.1 This Contract shall become effective on the date signed by both parties or at a different date as specified in the Contract. AHCCCSA shall make no payment under this Contract until it is executed.


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         2.2 Any action on this Contract shall be brought in an appropriate court of the State of Arizona.

         2.3 The Program Contractor shall obtain and maintain all licenses, permits, certificates, and professional and general liability and automobile insurance, disability insurance and worker's compensation. The Program Contractor shall also satisfy any tax obligations which arise under this Contract.

         2.4 The Program Contractor shall be an independent contractor in the performance of this Contract, and shall not be considered an officer, employee, or agent of the State or AHCCCSA by virtue of such contract.

3.       RENEWAL OF CONTRACT

         3.1 This Contract may be renewed by the mutual consent of the Program Contractor and Administration for two additional 12-months periods. The terms and conditions of any Contract renewal shall not be subject to negotiation, except for monthly capitation rates. It is understood and agreed that any component of the capitation rate, including the percentage of member months assumed to be home and community based services (HCBS) for purposes of the capitation calculation, shall be subject to negotiation. It is further understood and agreed that each component of the capitation rate may be increased or decreased up to, but not more than the inflation rate (expressed as a percentage) for the National Consumer Price Index for all Urban Consumers (Medical Care) published by the U.S. Department of Labor, Bureau of Labor Statistics for the twelve (12) months ending June 30 of the contract year preceding the renewal period under consideration. Any Contract renewal shall be reduced to writing and executed as a Contract amendment. To be effective, the Program Contractor's election not to renew this Contract must be reduced to writing and received by AHCCCSA ninety (90) days prior to the Contract termination date.

         3.2 AHCCCSA will consider negotiating an overall rate of change with the Program Contractor for the renewal year. In developing the overall rate of change, AHCCCSA may use applicable inflation factors, quarterly and annual financial statements submitted by the Program Contractor, and change in the nursing facility fee-for-service rates. The latter will be used to compute the increase/decrease in the gross institutional line for capitation. The computation will examine each individual in the Program Contactor's county (rural

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counties may be combined) and assign a nursing cost to the individual. This data will be summed across individuals and will have capital and other fee-for-service cost components added to them. This may include add-ons to compensate facilities for new requirements.

         3.3 AHCCCSA may, in a renewal year, use quarterly and annual audited financial data in lieu of the previous years' capitation component for the gross institutional line and any other capitation component.

         3.4 As a condition of Contract renewal, the Program Contractor shall comply with the disclosure requirements of 42 C.F.R. Part 455 and AHCCCS and ALTCS Rules.

         3.5 Program Contractor acknowledges and agrees that section 9434 of the Omnibus Budget Reconciliation Act of 1986 requires prior review and approval by HCFA of contracts, including renewal periods, in excess of $100,000.

4.       COMPLIANCE WITH LAWS, RULES AND REGULATIONS

         The Program Contractor shall comply with provisions of federal laws and regulations governing Title XVIII Medicare Program and Title XIX Medicaid Program, except for those requirements waived for AHCCCSA by the federal government. The Program Contractor shall comply with the provisions of Title 36, Chapter 29, Arizona Revised Statutes, governing both the Arizona Health Care Cost Containment System and the Arizona Long Term Care System and with all applicable rules adopted by AHCCCSA pursuant to those statutes. The Program Contractor shall also comply with all applicable federal, state and local laws, rules, regulations, policies and executive orders, without limitation to those designated within this Contract.

5.       SEVERABILITY

         If any provision of this Contract is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law.


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6.       OTHER CONTRACTS

         AHCCCSA may undertake or award other contracts for additional or related work, and the Program Contractor shall fully cooperate with such other contractors and AHCCCSA employees or designated agents, and carefully fit its own work to such other contractor's work. The Program Contractor shall not commit or permit any act which will interfere with the performance of work by any other contractor or by Administration employees.

7.       ASSIGNMENT OR DELEGATION OF THE CONTRACT

         Neither the rights nor the obligations of this Contract may be assigned or delegated by a Program Contractor in whole or in part without prior written consent of AHCCCSA.

8.       SUBCONTRACTS

         8.1 The Program Contractor may provide services under this Contract through subcontracts with providers. If a Program Contractor utilizes a subcontractor to perform case management services, that subcontractor shall not be a provider.

         8.2 Subcontracts for services, other than case management, to be provided under this Contract shall be awarded through competitive proposals in as nearly the same manner as practical to that provided in A.R.S. Section 41-2534.

         8.3 All subcontracts must be in writing. All subcontracts are subject to review and approval by the Director of AHCCCSA prior to the effective date thereof and shall include a provision predicating the existence, validity, and enforceability of the subcontract on its prior written approval by AHCCCSA. AHCCCSA requires that a copy of all requests for proposals for contracted services be submitted to AHCCCSA prior to their release. AHCCCSA requires a copy of all executed subcontracts be submitted by the Program Contractor. If a standard subcontract format previously approved by AHCCCSA is used, the Program Contractor need only provide a copy of the signature page from the executed subcontract. The signature page must include the specialty of the provider. However, hospital subcontracts, data processing, third-party administrators, case management and quality


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third-party administrators, case management and quality management subcontracts shall be submitted to AHCCCSA for their approval prior to their execution. Furthermore, if any standard subcontract is modified in any way (except in an amendment which renews the subcontract) AHCCCSA shall require a submission of the entire subcontract for approval prior to execution of the modification.

         8.4 The Program Contractor shall remain legally responsible for Contract performance whether or not subcontracts are used. No subcontract shall operate to terminate the legal responsibility of the Program Contractor to assure that all activities carried out by the subcontractor conform to the provisions of this Contract.

         8.5 All subcontracts shall comply with the applicable provisions of federal law and regulations governing Title XVIII and Title XIX programs with the provisions of the laws and regulations of this State governing AHCCCS and ALTCS, and with all the federal or state laws and regulations applicable to this service or activity covered by the subcontract. All subcontractors shall meet the requirements of 42 C.F.R. Section 434.6(b).

         8.6 All subcontracts shall contain, at a minimum, the standard AHCCCSA subcontract provisions set forth in Appendix C to this Contract and such additional terms as required by AHCCCSA or by ALTCS Rules or by any Special Provisions of this Contract.

         8.7 The Program Contractor shall comply with the provisions of AHCCCSA and ALTCS Rules and policies and procedures relating to the submission of disclosure statements for each subcontractor on a periodic basis, but no less than once a year. At the discretion of the Director, additional or more frequent disclosure statements may be required.


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9.       RECORDS AND REPORTS

         9.1 The Program Contractor shall maintain and preserve for inspection all books and records relating to Contract Services and expenditures, including reports to AHCCCSA and working papers used in the preparation of reports to AHCCCSA. The Program Contractor shall comply with all specifications for record keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as required by ALTCS policies and procedures. Records shall include, but shall not be limited to, financial statements, records relating to the quality of care, medical records, prescriptions files and other records specified by AHCCCSA.

         9.2 The Program Contractor agrees to make available at the office of the Program Contractor at all reasonable times during the term of this Contract and the period set forth in Section 9.3 below any of its records including files, correspondence and other information pertaining to services and claims for payment. The Program Contractor shall maintain executed originals of all subcontracts in its own offices or record, and subcontracts shall be accessible to AHCCCSA officials within 48 hours of notification. According to law and rule, such subcontracts shall be deemed public records and from time to time, AHCCCSA receives requests for viewing of such subcontracts by interested persons. The Program Contractor shall provide a copy of subcontracts within 48 hours of request by AHCCCSA. The aforementioned records shall be available for inspection, audit or reproduction by any authorized representative of AHCCCSA, the State, the U.S. Department of Health and Human Services or any other federal agency.

         9.3 The Program Contractor shall preserve and make available all records for a period of five (5) years from the date of final payment under this Contract.

         9.4 All aforementioned records which pertain to eligible persons or members shall be retained in accordance with the requirements of 45 C.F.R. Part 74, Subpart D.


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10.      FINANCIAL REPORTS AND SANCTIONS

         10.1 The Contractor shall comply with all of the following financial reporting requirements. Throughout the term of this Contract, including any renewal periods, AHCCCSA shall retain the right to require more detailed and more frequent financial reporting which may include monthly financial statements and reports. Failure to provide accurate, complete and timely reports will result in financial sanctions.

         10.2 Certified financial audits shall be in compliance with the ALTCS Uniform Accounting and Reporting System and Guide for Audits of ALTCS Contractors and Providers, with ALTCS revenues and expenses reported separate from all other lines of business or activity. Certified financial audits must be received by AHCCCSA within ninety (90) days for the preliminary Audit, and one-hundred-twenty (120) days for the final Audit, of the Program Contractor's fiscal year end.

              Failure to submit an acceptable, timely preliminary Certified Financial Audit shall result in a penalty each month (or portion thereof), until such audit is received by AHCCCSA in the amount of $2,500, or one percent (1%) of one month's capitation, whichever is less. Failure to provide an acceptable, timely final Certified Financial Audit within 30 days of notification from AHCCCSA that the preliminary certified audit is acceptable, shall result in a penalty each month (or portion thereof), until such audit is received by AHCCCSA in the amount of $5,000 or two percent (2%) of one month's capitation, whichever is less. Each of these penalties may be refundable at the discretion of the Director upon submission of the Certified Audits.

         10.3 Financial Disclosure Report

              This report shall provide complete disclosure of Program Contractor ownership and control, including objective justification of reasonableness of all related party transactions. The Report is due with the audited financial statement.

              Failure to submit an acceptable, timely report shall result in a penalty each month (or portion thereof), until such report is received by AHCCCSA in the amount of $2,500, or one percent (1%) of one month's capitation, whichever is less.

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         10.4 Reconciliation Annual Audit Report and Program Contractor Year-To-Date Financial Report Information.

              This report contains a written reconciliation of all differences between the statement of operations and financial position as reported quarterly and the corresponding amounts per the audit report. The report is due with the preliminary and final certified audit.

              Failure to submit an acceptable, timely report shall result in a penalty each month (or a portion thereof), until such report is received by AHCCCSA in the amount of $2,500 or one percent (1%) of one month's capitation, whichever is less.

         10.5 Annual Analysis of Health Care Costs by Medicare and non-Medicare classification after audit.

              This report shall show the gain/(loss) by Medicare and non-Medicare classification. The report is due with the preliminary, certified and audited financial statement.

              Failure to submit an accurate, timely report shall result in a penalty each month (or a portion thereof), until such report is received by AHCCCSA in the amount of $1,000 or one-half of one percent of one month's capitation, whichever is less.

         10.6 Quarterly Analysis of Health Care Cost by Major Rate
Classification

              This report shows, on a quarterly basis, the gain/(loss) by major rate code. The report is due within 45 days of the end of each calendar quarter.

              Failure to submit an accurate, timely report shall result in a penalty each month (or a portion thereof), until such report is received by AHCCCSA in the amount of $1,000 or one-half of one percent of one month's capitation, whichever is less.

         10.7 Quarterly Financial Statements

              These statements shall be submitted using the format approved by AHCCCSA and shall include Supplemental Schedules describing all inter-entity related party transactions. Statements are due withing 45 days after end of each calendar quarter.

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              Failure to provide accurate, timely financial statements or other reports will result in a penalty each month (or portion thereof), until such reports are received by AHCCCSA in the amount of $2,500 or one percent (1%) of one month's capitation, whichever is less.

11.      WARRANTY

         Program Contractor warrants that all Contract Services performed hereunder conform to the requirements of this Contract and are performed by qualified personnel in accordance with generally recognized standards of care.

12.      ASSIGNMENT OF OVERCHARGES

         The Program Contractor and AHCCCSA recognize that in actual economic practice, overcharges resulting from antitrust violations are in fact borne by the purchaser. Therefore, the Program Contractor assigns, without limitation or qualification, to AHCCCSA all legal and equitable title to any and all claims for such overcharges the Program Contractor may have which arise under this Contract.

13.      RECOGNITION OF ADMINISTRATION SUPPORT

         All advertisements, publications and printed materials which are produced by the Program Contractor and refer to Contract Services shall state that such services are funded in part under contract with AHCCCSA and the State of Arizona.

14.      INFRINGEMENT OF PATENTS AND COPYRIGHTS

         14.1 The Program Contractor, at its own expense, shall defend any claim or suit which may be brought against AHCCCSA or the State of Arizona for the infringement of United States patents or copyrights arising from the Program Contractor's or AHCCCSA's use of any equipment, materials or information prepared or developed by the Program Contractor in connection with the performance of this Contract and in any suit the Program Contractor shall satisfy any judgment or settlement for such infringement. AHCCCSA shall give the Program Contractor written notice of such


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claim or suit and full right and opportunity to conduct the defense thereof, together with full information and reasonable cooperation. This provision shall not be construed to require any action to be taken or liability to be incurred by the Program Contractor as a result of the sole, independent and distinct use by AHCCCSA of equipment, materials or information not prepared or developed by the Program Contractor.

         14.2 If principles of governmental or public law are involved in any action for infringement of patents or copyrights, AHCCCSA may participate in the defense of such action at its own expense.

         14.3 If in the Program Contractor's opinion the equipment, materials or information specified in Section 14.2 above is likely to or does become the subject of a claim of infringement of a United State patent or copyright, then without diminishing the Program Contractor's obligation to satisfy any final judgment or settlement, the Program Contractor may, with AHCCCSA's written consent, substitute other equally suitable equipment, materials and information, or at the Program Contractor's option and expense, obtain the right for the Program Contractor and AHCCCSA to continue to use such equipment, materials and information.

15.      OWNERSHIP OF INFORMATION AND DATA

         15.1 Any data or information, including all software, documentation and manuals developed by the Program Contractor pursuant to this Contract shall be deemed to be owned by AHCCCSA. The Federal Government shall have a royalty-free, nonexclusive and irrevocable license to reproduce, publish or otherwise use and to authorize others to use for Federal Government purposes such data or information system, software, documentation and manuals. Proprietary software which is provided at established catalogue or market prices and sold or leased or licensed to the general public shall not be subject to the ownership or licensing provisions in this section.


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         15.2. Data, information and reports collected or prepared by the Program Contractor in the course of performing its duties and obligations under this Contract shall be deemed to be owned by AHCCCSA. The ownership provision is in consideration of the Program Contractor's use of public funds in collecting and preparing such data, information and reports. These items shall not be used by the Program Contractor for any independent project of the Program Contractor or publicized by the Program Contractor without prior written permission of AHCCCSA. Subject to applicable state and federal laws and regulations, AHCCCSA shall have the full and complete right to reproduce, duplicate, disclose and otherwise use all such information. At the termination of the Contract, the Program Contractor shall make available all such data to AHCCCSA within thirty
(30) days following termination of the Contract or such longer period as approved by the Director. For purposes of this subsection, the term "data" shall not include member medical records.

         15.3 Except as otherwise provided in this Section, if any copyrightable or patentable material is developed by Program Contractor in the course of performance of this Contract, the Federal Government, AHCCCSA and the State of Arizona shall have a royalty-free nonexclusive and irrevocable right to reproduce, publish or otherwise use, and to authorize others to use, the work for state or Federal Government purposes. Additionally, the Program Contractor shall be subject to the applicable provisions of 45 C.F.R. Part 74 and 45 C.F.R. Parts 6 and 8 as they pertain to such materials.

16.      INDEMNITY AND INSURANCE

         16.1 The Program Contractor shall indemnify and hold harmless the State and AHCCCSA, their agents, officers and employees, against all injuries, deaths, losses, damages, claims, suits, liabilities, judgments, costs and expenses with respect to third parties, which may in any manner accrue against the State or AHCCCSA, their agents, officers or employees, through intentional conduct, negligence or omission of the Program Contractor, its agents, officers, employees or of any subcontractor or any other person, firm or corporation furnishing or supplying work, services, materials or supplies in connection with the performance of the Program Contractor's obligations under this Contract.


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         16.2. The Program Contractor shall at its own expense appear, defend and pay all charges of attorneys and all costs and other expenses in any action arising from any such injury, death, loss, damage, claims, suit, liability, judgment, cost or expense provided that the Program Contractor has been promptly notified thereof and has the full right to defend same, and if any judgment shall be rendered against the State or AHCCCSA, their agents, officers or employees, in any such action, the Program Contractor shall, at its own expense and attorneys' fees, reimburse the State and AHCCCSA, their agents, officers and employees for costs and attorney's fees incurred for defense of any action arising from any such damage, claim, suit, liability, judgment, cost or expense.

         16.3 The Program Contractor shall maintain for the duration of this Contract a policy or policies of professional liability insurance, comprehensive general liability insurance and commercial automobile liability insurance in an amount of at least $1,000,000 for each occurrence. Such policy and policies shall list the State of Arizona and AHCCCSA as an additional insured. The Program Contractor agrees that any insurance protection required by this Contract, or otherwise obtained by the Program Contractor, shall not limit the responsibility of the Program Contractor to indemnify, keep and save harmless and defend the State and AHCCCSA, their agents, officers and employees as provided herein. Furthermore, the Program Contractor shall maintain Compensation Insurance, and all other applicable insurance workers coverage, for itself and its employees, and AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

         16.4 The State and AHCCCSA shall bear no liability for Program Contractor's failure or refusal to pay valid claims of subcontractors, providers, non-contracting providers, or nonproviders. The Program Contractor shall indemnify and hold harmless the State from such claims and shall bear all costs in defense of any action over such liability, including attorneys' fees.


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         16.5 The State and AHCCCSA shall bear no liability under any other contract which the Program Contractor may execute with other parties for the provision of services to either the Program Contractor, to ALTCS members or for any other purpose(s). The Program Contractor shall indemnify and hold the State and AHCCCSA harmless from any and all liability arising from these contracts and shall bear all costs of defense of any action over such liability, including attorneys' fees.

17.      COORDINATION OF BENEFITS

         The Program Contractor shall collect or allow its subcontractors to collect any monies available from third-party payors for services provided to its members, except for underinsured motorist insurance, third-party liability insurance and tort fees. Both parties shall provide such information as is necessary to facilitate coordination of benefits. Such third-party payors include, but are not limited to, any individual, entity or program that is or may be liable to pay all or part of the medical expenses incurred by a member. The Program Contractor shall additionally perform any activities related to third-party liability required by ALTCS Rules, policies and procedures. Additionally, the Program Contractor shall perform those activities related to third-party liability requirements which are identified and prescribed in 42 C.F.R. Part 433, Subpart D. The Program Contractor shall report to AHCCCSA the amounts of third-party collections in the form and with the frequency as may be required by the Director of AHCCCSA. AHCCCSA may assume at its discretion, responsibility for the coordination of certain types of third-party liability. The distribution of funds collected from third-parties shall be in accordance with ALTCS Rule, or policies and procedures.

18.      ENROLLMENT AND DISENROLLMENT

         18.1 Procedures for coverage, enrollment, choice of health professionals and termination of member enrollment shall be in accordance with the requirements of 42 C.F.R. Sections 434.27 and 434.29 and ALTCS Rules, policies and procedures.

         18.2 The Program Contractor shall allow each member to choose his primary care physician in the Program Contractor's network, to the extent that such choice is possible and appropriate.


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         18.3 The Program Contractor recognizes that AHCCCSA is the sole authority in enrolling and disenrolling members. The Program Contractor shall not disenroll any member.

19.      PROHIBITION AGAINST DISCLOSURE OF CONFIDENTIAL INFORMATION

         Confidential information shall be safeguarded pursuant to 42 C.F.R.
Part 431, Subpart F, A.R.S. Sections 36-107, 36-2903(J), 36-2932(I), 41-1959 and
46-135, and AHCCCS and ALTCS Rules.

20.      CHANGES IN PERFORMANCE: WAIVERS

         20.1. No alteration or variation of the services to be performed by the Program Contractor under this Contract shall be made without prior written approval by AHCCCSA. The Program Contractor shall provide AHCCCSA written notification of any reorganization within two weeks of the reorganization, unless the reorganization involves services to members, then the Program Contractor shall request written approval of the reorganization prior to making the change.

         20.2 Failure to exercise any right, power or privilege under this Contract shall not operate as a waiver thereof, nor shall a singular or partial exercise thereof preclude any other exercise of that right, power or privilege, or any other right, power or privilege.

         20.3 The waiver of any covenant, condition, duty, obligation or undertaking contained in or made a part of this Contract shall not be effective unless the waiver is made in writing by the party which has the right to performance of the Contract provision. Any forbearance or indulgence in any other form or manner by either party in either regard whatsoever shall not constitute a waiver of the Contract, condition, duty, obligation or undertaking to be kept, performed or discharged by the party to which the same may apply. Until complete performance or satisfaction of all such covenants, conditions, duties, obligations and undertakings, the party shall have the right to invoke any remedy under this Contract, or under law, notwithstanding any such forbearance or indulgence.



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21.      CHANGE IN SCOPE OF CONTRACT SERVICES

         The Administration may modify, in writing, the services provided by the Program Contractor, or may temporarily suspend certain services to be provided to certain members pursuant to this Contract or may suspend or limit certain categories of expense for services, by providing thirty (30) days advance notice to the Program Contractor. Any such modification or suspension of services shall be reduced to writing as a Contract amendment. Program Contractor acknowledges that, if at any time, federal monies described in A.R.S. Section 36-2932 are denied, not renewed or become unavailable for any reason, the Director of AHCCCSA shall have the authority to suspend the delivery of any and all services under this Contract. Upon notification of same by the Director of AHCCCSA, AHCCCSA shall not be liable for the cost of further services.

22.      GRIEVANCES AGAINST PROGRAM CONTRACTOR

         The Program Contractor shall maintain a system for reviewing and adjudicating grievances by members, providers, or subcontractors arising from this Contract or subcontracts thereunder in accordance with applicable ALTCS Rules and federal regulations. Such grievance system must be approved in advance, in writing by AHCCCSA. Such system shall, at a minimum, provide for the prompt resolution of grievances and assure the participation of individuals with authority to require corrective action.

23.      GRIEVANCES BY THE PROGRAM CONTRACTOR AGAINST THE ADMINISTRATION

         The exclusive manner with which the Program Contractor shall comply to assert any claim, grievance, dispute or demand against AHCCCSA shall be the grievance process specified in ALTCS Rules and the Administrative Procedure Act, A.R.S. Section 41-1001, et seq.

24.      MODIFICATION OR TERMINATION OF THE CONTRACT BY MUTUAL CONSENT

         24.1 This Contract may be modified at any time by mutual consent of the parties, or unilaterally by AHCCCSA when modifications are mandated by changes in federal or state laws or regulations. Any such modification shall be in writing and executed by both parties hereto.


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         24.2 This Contract may be terminated, in accordance with applicable state and federal law, at any time by mutual consent of the parties. The Program Contractor must provide AHCCCSA with at least ninety (90) days notice of said termination.

25.      TERMINATION OF CONTRACT BY AHCCCSA

         25.1 AHCCCSA may terminate or suspend this Contract in whole or part for good cause in accordance with applicable provisions of ALTCS Rules. The grounds for termination or suspension shall include, but are not limited to, the grounds specified in this Contract and in applicable ALTCS Rules, or a breach of this Contract or violation of ALTCS Rules. AHCCCSA shall give written notice to the Program Contractor of intent to terminate or suspend the Contract. The notice shall state the effective date of, and the reason for, termination or suspension.

         25.2 AHCCCSA, in addition to the other rights set forth elsewhere in this Contract, reserves the right to terminate or suspend this Contract in whole or in part without cause effective thirty (30) days after mailing written notice of termination or suspension by certified mail, return receipt requested, to the Program Contractor.

         25.3 AHCCCSA, by written notice to the Program Contractor, may terminate this Contract if it is found, after notice and hearing, that gratuities in the form of entertainment, gifts or otherwise were offered or given by the Program Contractor, or any agent or representative of the Program Contractor to any officer or employee of AHCCCSA with a view towards securing a contract or securing favorable treatment under the Contract, provided that the existence of the facts upon which AHCCCSA makes such findings shall be an issue and may be reviewed by a competent court. If the Contract is terminated under this subsection, unless the Program Contractor is a governmental agency, instrumentality, or subdivision thereof, AHCCCSA shall be entitled to, and the Program Contractor agrees to pay, a penalty in addition to any other damages to which it may be entitled by law, and to exemplary damages in the amount of three times the costs incurred by the Program Contractor in providing any such gratuities to any such officer or employee.

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         GENERAL PROVISIONS

         GENERAL PROVISIONS
- - --------------------------------------------------------------------------------


         25.4 AHCCCSA may cancel this Contract without penalty or further obligation to the State pursuant to A.R.S. Section 38-511, if any person significantly involved in negotiating, securing, drafting or creating this Contract on behalf of the State of Arizona is or becomes at any time while this Contract or any extension of this Contract is in effect, an employee of any other party to this Contract in any capacity or a consultant to any other party to this Contract with respect to the subject matter of this Contract. Cancellation shall be effective when written notice from the Governor is received by the Program Contractor unless the notice specifies a later time.

         25.5 The parties to this Contract acknowledge that the State's fiscal year ends June 30, and further acknowledge that AHCCCSA may terminate this Contract without recourse, further obligation or penalty in the event that insufficient amounts, in the judgment of the Director, are provided by the county or Federal Government for the ALTCS program to allow continuation of this Contract.

         25.6 In the event this Contract is terminated with cause, AHCCCSA shall obtain payment for the purpose of paying claims for covered expenses to Program Contractor's members and any damages AHCCCSA has incurred or may reasonably be expected to incur by reason of breach of this Contract or violation of ALTCS Rules. AHCCCSA may additionally require the Program Contractor, at its own expense, to assist in the training of personnel and may require the Program Contractor to extend its performance beyond the termination notification period provided in this section until suitable arrangements have been made by AHCCCSA for a replacement Program Contractor.

         25.7 In the event the Contract is terminated with or without cause, or expires, the Program Contractor shall assist AHCCCSA in the transition of the members to other Program Contractors. Such assistance and coordination shall include, but not be limited to, the forwarding of medical and other records and the facilitation and scheduling of medically necessary appointments for care and services. In the event of termination with cause, the cost of reproducing and forwarding medical charts and other materials shall be born by the Program Contractor. The Program Contractor


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         GENERAL PROVISIONS

         GENERAL PROVISIONS
- - --------------------------------------------------------------------------------

shall be responsible for providing all reports set forth in this Contract. The Program Contractor must make provision for continuing all management/administrative services until the transition of members is completed and all other requirements of this Contract satisfied. The Program Contractor will be responsible for the following:

              25.7.1 Transfer of requested medically necessary records.

              25.7.2 Identification of high risk patients.

              25.7.3 Provision of medically necessary transportation.

              25.7.4 Provision of prescription refills, to cover a minimum of five (5) days beyond the Contract termination date, unless other arrangements with the receiving Program Contractor have been made.

              25.7.5 Provision of durable medical equipment for a minimum of five (5) days beyond the Contract termination date, unless other arrangements with the receiving Program Contractor have been made.

              25.7.6 Notification of subcontractors and members.

              25.7.7 Payment of all outstanding obligations for services rendered to members.

              25.7.8 Until AHCCCSA is satisfied that the Program Contractors paid all such obligations, the Program Contractor shall provide the following financial reports to AHCCCSA:

                     25.7.8.1 a monthly claims aging report by provider/creditor; including Incured But Not Reported (IBNR) amounts;

                     25.7.8.2 A monthly summary of cash disbursement; and

                     25.7.8.3 Copies of all bank statements received by the Program Contractor in the preceding month for Program Contractor's bank accounts.



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         GENERAL PROVISIONS

         GENERAL PROVISIONS
- - --------------------------------------------------------------------------------

                     Such reports shall be due on the fifth day of each succeeding month for the prior month.

         25.8 In the event of termination or suspension of the Contract by AHCCCSA, such termination or suspension shall not affect the obligation of the Program Contractor to indemnify AHCCCSA for any claim by any third party against the State of AHCCCSA arising from the Program Contractor's performance of this Contract and for which the Program Contractor would otherwise be liable under this Contract.

         25.9 Any dispute by the Program Contractor with respect to termination or suspension to this Contract by AHCCCSA shall be settled in accordance with exclusive procedures established for grievances in the AHCCCS and ALTCS Rules.

         25.10 Any funds advanced to the Program Contractor for coverage of members for periods after the date of termination shall be returned to AHCCCSA within thirty (30) days after the date of termination of the Contract. In the event the Contract is terminated in part, the Program Contractor shall continue the performance of the Contract to be extended.

26.      NON-DISCRIMINATION

         26.1 The Program Contractor shall comply with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination and Employment Act, State Executive Order No. 75-5 and Federal Executive Order No. 11246 which mandate that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation shall have equal access to employment opportunities. The Program Contractor shall comply with Section 503 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination in the employment or advancement of employment of qualified persons because of a physical or mental handicap. The Program Contractor shall comply with Title VI of the Civil Rights Act of 1964, which prohibits the denial of benefits of or participation in Contract Services on the basis of race, color, or national origin. The Program Contractor shall comply with the requirements of Section 504 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination on the basis of handicap, in delivering Contract Services.


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         GENERAL PROVISIONS

         GENERAL PROVISIONS
- - --------------------------------------------------------------------------------


         26.2 The Program Contractor shall not discriminate against a member on the basis of health status or need for health services. Furthermore, the Program Contractor shall comply with 42 C.F.R. Section 434.25(b) regarding non-discrimination on the basis of health status or need for health services.

27.      INFORMATION TO MEMBERS

         The Program Contractor shall comply with all provisions specified in applicable ALTCS Rules and policies and procedures, relating to information to be provided to members.

28.      RIGHT OF INSPECTION

         AHCCCSA and the Federal government may evaluate through inspection and other means, the quality, appropriateness, and timeliness of services provided under this Contract. The Program Contractor shall comply with all provisions specified in applicable ALTCS Rules and policies and procedures relating to the audit of the Program Contractor's records and the inspection of the Program Contractor's facilities.

29.      FUNDING FOR ALTCS

         29.1 The parties recognize and agree that funding for this Contract is provided by the federal government, the State and the counties.

         29.2 The Program Contractor recognizes that HCFA has limited the funds available for Home and Community Based Services. Funds provided for Home and Community Based Services shall be limited to a fixed percentage.

30.      QUALITY MANAGEMENT

         The Program Contractor shall at all times during the term of this Contract maintain an AHCCCSA approved internal quality management system in accordance with ALTCS Rules and policies and procedures and 42 C.F.R. Section
434.34 and Part 456.


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         GENERAL PROVISIONS

         GENERAL PROVISIONS
- - --------------------------------------------------------------------------------


31.      FRAUD AND ABUSE

         The Program Contractor shall have the responsibility to report to AHCCCSA any cases of suspected fraud or abuse by providers, subcontractors, members or employees. The Program Contractor shall submit in writing the information to AHCCCSA's Fraud and Abuse Section as soon as practicable after discovering suspect incidents.

32.      CASE MANAGEMENT

         The Program Contractor shall maintain an AHCCCSA approved plan for its case management system. In developing and maintaining this plan, the Program Contractor must utilize information obtained from the preadmission screening conducted pursuant to A.R.S. Section 36-2936 in order to determine the types of services a member should receive.

33.      ACCOUNTING SYSTEM

         The Program Contractor shall comply with the accounting system requirements established by the Director of AHCCCSA.

34       SANCTIONS

         34.1 The Program Contractor shall be subject to the Director of AHCCCSA's authority to assess sanctions as provided in ALTCS Rule R9-28-607.

         34.2 In the event the Program Contractor provides inappropriate services to a person determined eligible, AHCCCSA shall have the right to withhold or forfeit payments to the Program Contractor. The cost of any federal sanctions placed on AHCCCSA for such errors shall be the minimum sanction imposed.

35.      INCORPORATION BY REFERENCE

         35.1 The subject RFP, any amendments hereto, and the Program Contractor's proposal are hereby incorporated by reference as being part of this Contract as provided herein.

         35.2 To the extent that any provisions of the subject RFP are in conflict with this Contract, the provisions of this Contract shall control.


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         GENERAL PROVISIONS

         GENERAL PROVISIONS
- - --------------------------------------------------------------------------------


         35.3 To the extent that any provisions of the Contractor's proposal are in conflict with this Contract, the provisions of this Contract shall control.

         35.4 To the extent the SPECIAL PROVISIONS of this Contract are in conflict with the GENERAL PROVISIONS of this Contract, the SPECIAL PROVISIONS shall control.

36.      SPECIALTY CONTRACTS

         The Director of AHCCCSA may at any time negotiate or contract on behalf of Program Contractors and AHCCCSA for specialized hospital and medical services. If the Director has contracted for such specialized services, the Program Contractor of record may be required to include such services within their delivery networks and make contractual modifications necessary to carry out this Section. Specialty contractors shall take precedence over all other contractual arrangements between the Program Contractors of record and their providers. If the Program Contractor's specialty contracts are less costly than those of AHCCCSA, AHCCCSA may allow the Program Contractor to continue using its specialty contractors.

37.      ENCOUNTER DATA VALIDATION/SANCTIONS

         37.1 A sample of claims or claims type data will be compared to encounters submitted to determine omission error rates pursuant to the procedures described in this Special Provision.

              The Program Contractor shall be assessed penalties for non-compliance with ALTCS encounter submission standards. The penalties shall be applied based on the criterion of omission of data. Penalties also shall be applied for failure to timely correct pended encounters.

         37.2 Data validation of encounters will be verified through an audit of claims or claims type data obtained from the Program Contractor. Data validation will be performed by reviewing a random sample of claims or claims type data in order to compare with the Program Contractor's submitted encounter data. The services to be validated include, but are not limited to, nursing facility stays, acute medical hospital stays, doctor visits, surgeries, home nursing service, therapies, personal care and mental health services.

              Data validation shall be conducted at least annually. The sample size, or number of claims to be reviewed, shall be determined using statistical methods in order to accurately estimate each Program Contractor's omission error rates.


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         GENERAL PROVISIONS

         GENERAL PROVISIONS
- - --------------------------------------------------------------------------------


         37.3 Omission errors shall be determined using sanction criteria defined below. The omission error rate shall be calculated by dividing the number of omission errors by the number of claims reviewed for omission. Unless a 100 percent sample is taken, a ninety-five percent confidence interval shall be used to account for limitations caused by sampling. The confidence interval shows the range within which the true error rate is estimated to be. The error rate used for sanction purposes shall be the lower limit of the confidence interval. A five percent or less error rate is allowable.

         37.4 The following example illustrates the error rate used for sanction purposes. Assume the validation error rate is twenty percent. The ninety-five percent confidence interval is the validation error rate plus or minus five percent. Therefore, the interval ranges from fifteen percent to twenty-five percent. The error rate used for sanction purposes is fifteen percent, or the lower limit of the confidence interval. However, a five percent error rate is allowable. (Note that this is an example only. The actual error rate range depends on data validation findings.)


              Sanction amounts for omission, correctness, and timeliness errors will be based on the following formula:

         S = P x ([L-A]xN)
                    Where

                    S =  sanction
                    P =  per error sanction amount,
                    L = lower limit of confidence interval for error rate, A = allowable error rate, and N = number of inpatient encounters, ancillary encounters and long term care encounters (institutional and HCBS) submitted for members subject to federal financial participation during the time period reviewed. (N will be adjusted to make up for omitted encounters.) Two Ns apply: one for nursing facility encounters and one for non-nursing facility encounters.

              Using this formula, the per-encounter sanction amounts for omission errors will be applied to the estimated number of errors for the Program Contractor to determine the total sanction amount.

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         GENERAL PROVISIONS

         GENERAL PROVISIONS
- - --------------------------------------------------------------------------------

              Continuing with the example: The lower limit of the confidence interval for the omission error rate is 15% (L), the lower limit of the confidence interval minus the allowable error rate (A=5%) is 10% (L-A), and the Program Contractor has submitted 48,000 Type A encounters during the review period. N adjusted for omissions is 56,471. (56,471 minus 15% of 56,471 equals 48,000. The 15% is L, the lower limit of the confidence interval for the omission error rate.) The total number of omission errors for the Contractor is ([L-A]xN)= .10 x 56,471 = 5,647. The omission sanction amount is $5,647 (5,647 x
P = 5,647 x $1.00). The $1.00 is the per error omission sanction amount.

         37.5 Omission of data is defined as an encounter not submitted to AHCCCSA, or an encounter inappropriately deleted from AHCCCSA's pending encounter file or historical files in lieu of correction of such record.

              A one dollar ($1.00) per encounter error penalty will be assessed for an omission for non-institutional facility encounters. A five dollar ($5.00) per encounter error penalty will be assessed for an omission of institutional encounters.

              In the event that the omission error rate found by comparing encounters and claims type data is less than five percent (5%), the following penalty may, at the option of AHCCCSA, apply in the following contract year in lieu of data validation:

              Failure to timely submit required encounters for AHCCCSA's processing cycle will result in a penalty each month, or a portion thereof, until such encounters are received by AHCCCSA, in the amount of $5,000 or two percent (2%) of one (1) month's capitation, whichever is less.

         37.6 A five dollar ($5.00) per encounter penalty will be assessed for any pended encounter that is not corrected and returned to AHCCCSA within forty-five (45) days after notification by AHCCCSA that an encounter has failed edits.


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         GENERAL PROVISIONS

         GENERAL PROVISIONS
- - --------------------------------------------------------------------------------


         37.7 Penalty provisions shall be applied to encounters received for services rendered on or after October 1, 1993.

              Penalties shall be off-set against the next month's capitation payment following the assessment of the penalty or an unsuccessful challenge attempt.

              All sanctions shall be placed in a separate sanction fund by AHCCCSA. At the end of the contract year, AHCCCSA may distribute the funds to a Program Contractor which has consistently met the submission standards for encounter data during the contract year. Any distributive shares shall be determined in accordance with policies and procedures promulgated by AHCCCSA.


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        GENERAL PROVISIONS

         ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION (AHCCCSA) NOTICE OF REQUEST FOR PROPOSAL (RFP)

REQUEST FOR PROPOSAL NO.:   YH3-0028

PROPOSAL DUE DATE:      June 21, 1993, 3:00 P.M. Arizona Time

LOCATION:  AHCCCSA, Contracts Section , 801 E. Jefferson, Phoenix, Arizona 85034

In accordance with A.R.S. Section 36-2940, proposals for the provision of long term care, acute medical, and mental health services to eligible ALTCS members will be received by AHCCCSA at the above specified location, until the time and date cited. Proposals are sought from health care organizations and any other public or private entities to provide said services in Apache, Coconino, Gila, Graham, Greenlee, La Paz, Mohave, Navajo, Santa Cruz and Yuma Counties.

Proposals must be in the actual possession of AHCCCSA on or prior to the time and date indicated above.

An original and nine (9) copies of each Offeror's proposal must be submitted in a package with the Request for Proposal number and the Offeror's name and address clearly indicated on the package. All proposals must be completed in ink, or typewritten. Additional instructions for preparing a proposal are provided on the following pages.

A pre-proposal conference will be held in conjunction with this solicitation. The conference will be conducted on May 5, 1993 at 9:00 A.M. (Arizona Time) at 701 East Jefferson Street, Phoenix, Arizona in the 3rd Floor Conference Room. To assist in the facilitation of the conference, any questions that an Offeror may have regarding this RFP must be submitted in writing and received by the Contracts Supervisor named below no later than 3:00 P.M. on April 28, 1993. Questions may be submitted via fax transmission to (602) 258-5943.

Offerors are strongly encouraged to carefully read the entire Request for Proposal. Incomplete proposals may be rejected as nonresponsive.

This project will be partially funded by the Federal Government. All remaining funds are the responsibility of the State of Arizona and its fifteen counties.

Designated Agency:    Arizona Health Care Cost Containment System Administration

Service: Institutional, Home and Community Based, Acute Medical and Mental Health Services to ALTCS Members

Contract Type:        Prepaid Capitated

Contract Term:        October 1, 1993 to September 30, 1994 with two (2)
                      additional one (1) year renewals


Larry Gavel                                      State of Arizona
Contracts Supervisor
Phone (602)234-3655, ext. 1102

Date  April 20, 1993                     --------------------------------------
                                         Michael Veit
                                         Contracts and Purchasing Administrator

         REQUEST FOR PROPOSAL - ALTCS

         TABLE OF CONTENTS
                                                                         PAGE
PART ONE:      INTRODUCTION
 1.     PROGRAM DESCRIPTION . . . . . . . . . . . . . . . . . . . . . . .   4
 2.     ORGANIZATION OF THIS RFP  . . . . . . . . . . . . . . . . . . . .   4
 3.     SCHEDULE OF MAJOR EVENTS  . . . . . . . . . . . . . . . . . . . .   5
 4.     OVERVIEW OF ALTCS . . . . . . . . . . . . . . . . . . . . . . . .   5
 5.     COMPREHENSIVE SERVICE AND DELIVERY PLAN (CSDP)  . . . . . . . . .   6
 6.     CONTRACT AWARD  . . . . . . . . . . . . . . . . . . . . . . . . .   6
 7.     CONTRACT CONTENT  . . . . . . . . . . . . . . . . . . . . . . . .   7

PART TWO:      INSTRUCTIONS TO OFFERORS
 1.     PREPARATION OF PROPOSAL . . . . . . . . . . . . . . . . . . . . .   1
 2.     TECHNICAL ASSISTANCE  . . . . . . . . . . . . . . . . . . . . . .   2
 3.     PROPRIETARY INFORMATION   . . . . . . . . . . . . . . . . . . . .   2
 4.     RFP AMENDMENTS AND RULES FOR WITHDRAWAL OF PROPOSAL  . . . . . .    3
 5.     QUESTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
 6.     LATE PROPOSALS  . . . . . . . . . . . . . . . . . . . . . . . . .   4
 7.     SUBMISSION OF INITIAL PROPOSAL ON MOST FAVORABLE TERMS  . . . . .   4
 8.     PROPOSAL DEADLINE AND PLACE OF ACCEPTANCE . . . . . . . . . . . .   4
 9.     PROPOSAL OPENING  . . . . . . . . . . . . . . . . . . . . . . . .
10.     PROPOSAL DISCUSSIONS  . . . . . . . . . . . . . . . . . . . . . .   4
11.     BEST AND FINAL OFFERS . . . . . . . . . . . . . . . . . . . . . .   5
12.     CONTRACT AWARD  . . . . . . . . . . . . . . . . . . . . . . . . .   5
13.     PROTESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
14.     INSURANCE REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . .   6
15.     EVALUATION CRITERIA . . . . . . . . . . . . . . . . . . . . . . .   9

        REQUEST FOR PROPOSAL - ALTCS

        TABLE OF CONTENTS
        (Continued)
                                                                         PAGE
PART THREE:    PROGRAM REQUIREMENTS
 1.     OVERVIEW  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
 2.     ELIGIBILITY AND ENROLLMENT  . . . . . . . . . . . . . . . . . . .   3
 3.     COVERED SERVICES REQUIREMENTS . . . . . . . . . . . . . . . . . .   7
 4.     CASE MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . .  10
 5.     PROVIDER NETWORK DEVELOPMENT AND MANAGEMENT . . . . . . . . . . .  14
 6.     QUALITY MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . .  17
 7.     THIRD PARTY LIABILITY REQUIREMENTS  . . . . . . . . . . . . . . .  21
 8.     SHARE OF COST REQUIREMENTS  . . . . . . . . . . . . . . . . . . .  23
 9.     FINANCIAL MANAGEMENT REQUIREMENT  . . . . . . . . . . . . . . . .  24
10.     DATA MANAGEMENT REQUIREMENT   . . . . . . . . . . . . . . . . . .  28
11.     MEMBER HANDBOOK REQUIREMENT   . . . . . . . . . . . . . . . . . .  38
12.     STAFF AND SUPPORT SERVICES REQUIREMENTS . . . . . . . . . . . . .  40
13.     GRIEVANCE AND APPEALS REQUIREMENTS  . . . . . . . . . . . . . . .  42

         REQUEST FOR PROPOSAL - ALTCS

         TABLE OF CONTENTS
         (Continued)

PART FOUR:     PREPARATION OF THE PROPOSAL AND THE COMPREHENSIVE SERVICE AND
               DELIVERY PLAN MATERIAL
                                                                         PAGE

 1.     PROPOSAL CONTENT AND FORMAT . . . . . . . . . . . . . . . . . . .   1
 2.     RFP TRANSMITTAL LETTER  . . . . . . . . . . . . . . . . . . . . .   2
 3.     RFP RESPONSE CHECKLIST  . . . . . . . . . . . . . . . . . . . . .   3
 4.     CONTRACT SIGNATURE SHEET  . . . . . . . . . . . . . . . . . . . .   3
 5.     APPENDIX A PROGRAM/ADMINISTRATION . . . . . . . . . . . . . . . .   3
 6.     RATE DEVELOPMENT    . . . . . . . . . . . . . . . . . . . . . . .   3
 7.     PROGRAM OPERATIONS NARRATIVE  . . . . . . . . . . . . . . . . . .  67
 8.     CASE MANAGEMENT PLAN  . . . . . . . . . . . . . . . . . . . . . .  67
 9.     SERVICE PROVIDER NETWORK  . . . . . . . . . . . . . . . . . . . .  67
10.     QUALITY MANAGEMENT                  . . . . . . . . . . . . . . .  74
11.     FINANCIAL MANAGEMENT QUESTIONNAIRE  . . . . . . . . . . . . . . .  74
12.     DATA MANAGEMENT QUESTIONNAIRE   . . . . . . . . . . . . . . . . .  76
13.     GRIEVANCE AND APPEALS QUESTIONNAIRE . . . . . . . . . . . . . . .  77
14.     MEMBER HANDBOOK . . . . . . . . . . . . . . . . . . . . . . . . .  77
15.     THIRD PARTY LIABILITY QUESTIONNAIRE . . . . . . . . . . . . . . .  77
16.     SUPPORTIVE HOUSING QUESTIONNAIRE  . . . . . . . . . . . . . . . .  77
17.     CERTIFICATE OF INSURNANCE . . . . . . . . . . . . . . . . . . . .  77
18.     AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

         REQUEST FOR PROPOSAL - ALTCS

         TABLE OF CONTENTS
         (Continued)

PART FIVE:     ATTACHMENTS
                                                                           PAGE
 1.     ALTCS CONTRACT  . . . . . . . . . . . . . . . . . . . . . . . . .
                  General Provisions  . . . . . . . . . . . . . . . . . .
                  Special Provisions  . . . . . . . . . . . . . . . . . .
                  Appendix A- Program/Administration Section  . . . . . .
                  Appendix B- Financial Provisions  . . . . . . . . . . .
                  Appendix C- ALTCS Minimum Subcontract Provisions  . . .
 2.     ALTCS MEMBERS
        a.     ALTCS MEMBERS ENROLLED DURING JANUARY 1993 . . . . . . . .
        b.     ALTCS ENROLLMENT/JANUARY 1993  . . . . . . . . . . . . . .
        c.     ALTCS ELDERLY AND PHYSICALLY DISABLED POPULATION . . . . .
               BY COUNTY/FEBRUARY 1992 - JANUARY 1993
        d.     NUMBER OF ALTCS VENTILATOR DEPENDENT MEMBERS/. . . . . . .
               FEBRUARY 1992 - JANUARY 1993
 3.     ALTCS MINIMUM NETWORK STANDARDS FOR SERVICE AREAS . . . . . . . .
 4.     CERTIFICATE OF INSURANCE  . . . . . . . . . . . . . . . . . . . .
 5.     ALTCS QUARTERLY GRIEVANCE REPORT  . . . . . . . . . . . . . . . .
 6.     SAMPLE TRANSMITTAL LETTER . . . . . . . . . . . . . . . . . . . .
 7.     RFP RESPONSE CHECKLIST  . . . . . . . . . . . . . . . . . . . . .
 8.     AVERAGE SHARE OF COST PER FISCAL COUNTY
           FOR EPD POPULATION . . . . . . . . . . . . . . . . . . . . . .
 9.     FORMS 1 THROUGH 18 FOR FINANCIAL MANAGEMENT . . . . . . . . . . .

         PART ONE
         INTRODUCTION

1.      PROGRAM DESCRIPTION

        This document constitutes a request for proposals to provide long term care, acute medical and mental health services to Arizona Long Term Care System (ALTCS) eligible members in Apache, Coconino, Gila, Graham, Greenlee, La Paz, Mohave, Navajo, Santa Cruz and Yuma Counties. Services are to be performed in accordance with the directives set forth in this document, Rules pertaining to the ALTCS program, the ALTCS Program Management Manual and Federal and State statutes pertaining to the ALTCS program. Offerors are expected to be completely familiar with the program requirements set forth in these program documents.

2.      ORGANIZATION OF THIS RFP

        For ease of use, this document is divided into five parts:

        Part One is the Introduction. This section provides a schedule of critical dates for the RFP process, an overview and the Offeror's responsibilities if awarded a contract.

        Part Two is the Instructions to Offerors. This section covers the basic conditions and requirements for submitting proposal information, the process AHCCCSA will use in evaluating offers and contract selection and finalization.

        Part Three is the Program Requirements. This section contains a brief description of the program and management services the Offeror is expected to provide and the location of instructions on compliance requirements.

        Part Four is the Preparation of the Proposal and the Comprehensive Service and Delivery Plan (CSDP) Material. This section contains the forms and the directives for providing information on the Offeror's organization and network. The information provided on the forms and the responses will be used to make up the final contract and the Offeror's CSDP.

        Part Five is the Attachments. This includes a sample Contract, demographic data, network standards, grievance report and sample certificate of insurance and Financial Management forms.

3.      SCHEDULE OF MAJOR EVENTS

        RFP Release Date                                       April 20, 1993
        Deadline for Pre-Proposal Conference
          Questions                                            April 28, 1993
        Pre-Proposal Conference                                May 5, 1993
        Deadline for Written Questions                         May 12, 1993
        Deadline for Technical Assistance                      May 28, 1993
        Proposal Due Date (except capitation
          rate proposal and Financial Manage-
          ment Forms 2, 3 and 4)                               June 21, 1993
        Fee for Service Rates Announced                        June 29, 1993
        Capitation Rate Proposal and Financial
          Management Forms 2, 3 and 4 Due Date                 July 6, 1993
        Evaluation of Responses                                June 21 through August 6, 1993
        Contract Negotiations*                                 June 21 through August 16, 1993

        Award of Contract                                      August 16 through August 20, 1993
        Contract Services Begin                                October 1, 1993

        * See Part Four, Section 6 for more detail

4.      OVERVIEW OF ALTCS

        4.1 The Arizona Health Care Cost Containment System Administration (AHCCCSA) is responsible for administering and regulating ALTCS. The AHCCCSA may contract with the Offeror to provide Title XIX (Medicaid) long-term care, acute medical services and mental health services. A contract is first offered to a county that submits an acceptable proposal. If a county elects not to be a Program Contractor, or does not submit an acceptable proposal (excluding Pima and Maricopa counties), private entities are provided an opportunity to respond to an RFP and, if awarded a contract, shall provide services to eligible members residing in that county.

               The critical features of ALTCS are:

               4.1.1 Capitation of the Program Contractor for long-term care, acute medical and mental health services as opposed to fee-for-service reimbursement;

               4.1.2 Operation of a capitated ventilator-dependent program for Program Contractors with 500 or more members;

               4.1.3 Bundling of long term care, acute medical and mental health services for effective program management;

               4.1.4 Uniform medical eligibility determination through use of a pre-admission screening process performed by AHCCCSA; and

               4.1.5 Use of case management services to increase the coordination and effectiveness of services provided to members by the Program Contractor.


        4.2 ALTCS is funded through a combination of Federal, State, and county monies. Federal funding through Title XIX is provided by the Health Care Financing Administration (HCFA). All health care benefits for elderly and physically disabled and ALTCS members are funded substantially by Federal and county monies. The Offeror must recognize that county governments are financing a portion of this program. However, if a county government waives its right to be an ALTCS Program Contractor, they are not responsible for delivering Title XIX services to ALTCS members. This becomes the responsibility of the Program Contractor awarded the contract for that county. The Program Contractor is cautioned to take contractual and performance direction only from AHCCCSA. Should the Program Contractor take such direction from another party, the Program Contractor shall be solely responsible for the consequences.

5.      COMPREHENSIVE SERVICE AND DELIVERY PLAN (CSDP)

        5.1 Arizona Revised Statutes (ARS) Section 36-2940(C) requires that ALTCS Program Contractors (Offerors who are awarded a contract shall be known as Program Contractors) which deliver ALTCS services shall annually submit a "comprehensive plan of service delivery". An essential part of this RFP is the Offeror's response to information which will become the CSDP. This will include at a minimum:

             5.1.1  A description of the Offeror's financial viability;

             5.1.2  The Offeror's medical services network;

             5.1.3  The Offeror's Case Management system;

             5.1.4  The Offeror's Quality Management Review capabilities; and

             5.1.5  The support services made available by the Offeror.

        5.2 This information along with program narratives will constitute the Program Contractor's CSDP. The CSDP will be incorporated by reference into the Program Contractor's contract with AHCCCSA.

        5.3 The finalized contract shall be controlling and shall supersede the provisions of this document or the Program Contractor's submissions, where provisions are in conflict or inconsistent. This document supercedes the Program Contractor's submission in the case of provisions not addressed in the final contract.

6.      CONTRACT AWARD

        6.1 AHCCCSA will make final contract award determinations on or about August 16-20, 1993. Resulting contracts will be subject to the terms and conditions contained within this RFP and certain special conditions designed to bring the Program Contractor into full compliance with program standards.

        6.2 Contracts will begin on October 1, 1993, and terminate on September 30, 1994. These contracts may be renewed for two (2) additional one (1) year periods. The decision to renew any contract is reserved for the Director of AHCCCSA.

        6.3 AHCCCSA will submit an annual request for renewal of the contract and the CSDP. It will be a contract obligation of the Program Contractor to respond within the timelines specified.

        6.4 AHCCCSA will make no payment to the Program Contractor for services beginning October 1, 1993, who has failed to execute a written contract with AHCCCSA by August 31, 1993.

        6.5 The Program Contractor shall accept and execute a written contract amendment for the renewal period no later than July 15 of each year. AHCCCSA reserves the right to negotiate with another offeror when a Program Contractor fails to accept and execute a written agreement by July 15.

7.      CONTRACT CONTENT

        A sample contract is included as an exhibit in Part Five. The contract contains the Contract General Provisions which informs Offerors of essential contract elements. The General Provisions are supplemented by Contract Special Provisions. Additional Special Provisions may be developed during the RFP proposal review and evaluation process.

         PART TWO
         INSTRUCTIONS TO OFFERORS

1.      PREPARATION OF PROPOSAL

        1.1 Unless otherwise specified, the proposal shall be submitted on the forms provided in Part Four and Part Five of this RFP package. It is permissible to duplicate these forms if necessary. Electronically transmitted proposals, modifications, or withdrawals will not be considered.

        1.2 All pages shall be typewritten or machine printed. Each part of the proposal shall be legible and of sufficient print quality to allow copying of the document.

        1.3 Erasures, interlineations or other modifications in the proposal shall be initialed in original ink by the authorized person.

        1.4 For an offer to be considered by AHCCCSA, please label the lower left hand corner of the package in which your proposals are delivered with the following:

                           Request for Proposal No.:  YH3-0028
                           Closing Date:   June 21, 1993
                           Time:   3:00 P.M., Arizona Time
                           Sealed Proposal - Do Not Open

            Failure to perform as required may result in premature disclosure of your proposal and disqualification of your offer.

        1.5 To the extent possible, the Offeror shall review all applicable Federal and State laws and rules to gain a better understanding of AHCCCSA. Copies of State and Federal laws may be obtained from the Department of Library, Archives and Public Records, 1700 West Washington Street, Old Capitol Building, 3rd floor, Phoenix, Arizona 85007. The phone number is (602)542-3701. Copies of State rules may be obtained from the Office of the Secretary of State, 1700 West Washington Street, State Capitol West Wing, Room 101, Phoenix, Arizona 85007. The phone number is (602)542-4086. The State and Federal laws and the State Rules may also be found in the Bidder's Library described in 1.6 below.

        1.6 In addition to the material addressed in 1.5 above, a document entitled, "Overview", which provides a summary of AHCCCSA, may be obtained from AHCCCSA's Public Information Office. The phone number is (602)254-5522, extension 4099. The following documents may be viewed in the Bidders' Library, located at 801 E. Jefferson, Contracts and Purchasing Office, Phoenix, Arizona:

            1.6.1  ALTCS Program Management Manual;
            1.6.2  AHCCCS Mental Health Policy Manual;
            1.6.3  AHCCCSA Encounter Reporting User Manual;

            1.6.4 ALTCS Uniform Accounting and Reporting System and Guide for Audits of ALTCS Contractors and Providers;
            1.6.5  Technical Interface Guidelines;
            1.6.6 Statement of Requirements for ALTCS Quality Management
Program;
            1.6.7 Code of Federal Regulation (CFR), Titles 42 and 45; and
            1.6.8 Arizona Revised Statutes
            1.6.9 ALTCS Rules;
            1.6.10   AHCCCS Rules;
            1.6.11   ALTCS Data Validation Reports; and
            1.6.12   Other Material as Appropriate.

        1.7 AHCCCSA shall not provide any reimbursement for the cost of developing or submitting a proposal in response to this RFP.

2.      TECHNICAL ASSISTANCE

        2.1 AHCCCSA may provide technical assistance, but this shall not relieve the Offeror from performing as specified and required by this RFP. AHCCCSA staff who may provide technical assistance are not empowered to accept, approve, or reject any offer. Additionally, they are not able to change or amend any terms or conditions of this RFP.

        2.2 If there should be a conflict between any technical assistance provided and this RFP, the specifications of this RFP shall control unless and until this RFP is formally amended. Nothing in this section shall remove the responsibility of the Offeror to prepare its proposal in accordance with all the specifications and requirements of this RFP or any amendment(s) hereto.

        2.3 All requests for technical assistance must be submitted in writing to:

                 Larry Gavel
                 Division of Business, Finance and Research
                 Arizona Health Care Cost Containment System
                 801 East Jefferson
                 Phoenix, Arizona 85034

        2.4 Requests for technical assistance will be accepted through close of business on May 28, 1993.

3.      PROPRIETARY INFORMATION

        All proposals shall become the property of AHCCCSA. The Offeror may designate certain information to be proprietary in nature by printing the word "proprietary" on top of any page for which nondisclosure is requested. Final determinations of nondisclosure rest with AHCCCSA. However, all portions of the Offeror's proposal, including those which are proprietary, may be provided to the HCFA and its evaluation contractor.

4.      RFP AMENDMENTS AND RULES FOR WITHDRAWAL OF PROPOSAL

        4.1 AHCCCSA shall communicate changes to this RFP by an amendment process. Amendments will be sent to any party that has requested an RFP package. ALL AMENDMENTS SHALL BE SIGNED, DATED, AND RETURNED WITH THE OFFEROR'S PROPOSAL.

        4.2 If explicitly requested and approved by AHCCCSA, amendments, revisions, and alterations of a submitted proposal shall be accepted after the proposal is received provided such acceptance is prior to the date for proposal submission.

        4.3 The Offeror may withdraw its proposal provided a written request is received by AHCCCSA prior to the closing date and time for receipt of proposals. Telegraphic, mailgram, or facsimile withdrawal will not be considered.

5.      QUESTIONS

        5.1 The Offeror shall have two (2) opportunities to submit written questions related to this RFP to AHCCCSA. Questions to be answered at the pre-proposal conference shall be submitted no later than 3:00 P.M., Arizona Time, on April 28, 1993. Questions following the pre-proposal conference shall be submitted no later than 3:00 P.M., Arizona Time, on May 12, 1993. Questions shall be submitted to the following address:

                 Larry Gavel
                 Division of Business, Finance and Research
                 Arizona Health Care Cost Containment System
                 801 East Jefferson
                 Phoenix, AZ  85034;  or
                 Fax:  602-258-5943


        5.2 To facilitate AHCCCSA's preparation of responses to the Offeror's questions, the following process will be followed:

            5.2.1 Each question shall be submitted in writing and must be preceded by a specific reference to the RFP section and page number related to the question;

            5.2.2 All questions shall be submitted on consecutively numbered pages;

            5.2.3 Each page shall contain a header indicating the name of the Offeror submitting the question;

            5.2.4 General questions unrelated to a specific RFP section shall be labeled as such; if there are multiple general questions, these may be submitted on the same page or consecutively numbered pages.

        5.3 If amendments are issued in response to the questions, AHCCCSA may, at its option, consolidate and paraphrase questions for clarity.

        5.4 The Offeror's questions shall be faxed or submitted in an envelope which is clearly marked in the lower left corner with the following:

                 Questions - RFP No. YH3-0016
                 Closing Date - April 28, 1993
                 Time - 3:00 P.M., Arizona Time

6.      LATE PROPOSALS

        Proposals or modifications received by AHCCCSA after the time and date specified on the cover page of this RFP shall not be considered except as provided in A.A.C. R9-28-604 and shall be returned unopened to the Offeror.

7.      SUBMISSION OF INITIAL PROPOSAL ON MOST FAVORABLE TERMS

        AHCCCSA reserves the right to award any resulting contract without negotiation and based solely on the price and terms of the proposal as initially submitted. The Offeror is cautioned to submit its proposal initially on the most favorable basis.

8.      PROPOSAL DEADLINE AND PLACE OF ACCEPTANCE

        Unless specified in an amendment, no exceptions shall be made as to the deadline for proposal submission. The proposal shall be mailed or delivered to the location stated on the cover page of this RFP.

9.      PROPOSAL OPENING

        Proposals shall be opened publicly immediately following the proposal due date and time. The name of each Offeror shall be read publicly and recorded, but prices shall NOT be read. All other information contained in the proposals shall be confidential so as to avoid disclosure of contents prejudicial to competing Offerors during the process of negotiation. Proposals shall not be subject to public inspection until after contract award.

10.     PROPOSAL DISCUSSIONS

        10.1 For the purpose of clarification to ensure full understanding of, and responsiveness to this RFP, discussions may be conducted with a responsible Offeror who submits a proposal determined to be reasonably acceptable for contract award. As used herein, "responsible Offeror" shall mean an Offeror that has the capability to perform the contract requirements and also has the integrity and reliability to assure good faith performance. "Responsive Offeror" shall mean an Offeror who submits a proposal which conforms in all material respects to this RFP.

        10.2 The Offeror shall be accorded fair treatment with respect to any opportunity for discussion and revision of its proposal. Such revisions shall be permitted after submission and before contract award for the purpose of obtaining best and final offers. In conducting discussions, there shall be no disclosure of any information derived from proposals submitted by competing Offerors. AHCCCSA shall be the sole authority for selection of proposal discussion items and such discussions may include interviews or be in writing.

11.     BEST AND FINAL OFFERS

        AHCCCSA may issue a written request for Best and Final Offers (BFO). The request shall set forth the date, time, and place. If AHCCCSA makes a determination that it is advantageous to AHCCCSA to conduct further discussions or change AHCCCSA's requirements, a second BFO may be requested. After a second BFO, no further BFO's will be requested. After the second BFO round, if the Offeror has not submitted an acceptable offer, the Offeror will be offered the middle of the range for any component where there was no acceptable bid.

12.     CONTRACT AWARD

        12.1 Award shall be made to the most responsive and responsible Offeror whose proposal is determined to be the most advantageous to AHCCCSA based on the evaluation criteria set forth in this RFP.

        12.2 Notwithstanding any other provision of the RFP, AHCCCSA expressly reserves the right to:

             12.2.1 Waive any immaterial defect or informality; or
             12.2.2 Reject any or all proposals, or portions thereof; or
             12.2.3 Reissue an RFP.

        12.3 The Offeror awarded a contract shall provide contract services as an independent contractor and not as an employee or agent of AHCCCSA or the State of Arizona.

13.     PROTESTS

        13.1 Protests shall be filed, and shall be resolved, in accordance with A.A.C. R9-28-605 A protest shall be in writing and shall be filed with the AHCCCSA Contracts and Purchasing Administrator. A protest of a solicitation shall be received at AHCCCSA before the proposal opening date. A protest of a proposed award or of an award shall be filed within ten (10) days after the protester knows or should have known the basis of the protest.
A protest shall include:

             13.1.1 The name, address and telephone number of the protester;
             13.1.2 The signature of the protester or its representative;
             13.1.3 Identification of the purchasing agency and the solicitation or contract number;
             13.1.4 A detailed statement of the legal and factual grounds of the protest including copies of relevant documents; and
             13.1.5 The form of relief requested.

        13.2 Protests shall be submitted to:

             Arizona Health Care Cost Containment System Administration 801 East Jefferson
             Phoenix, Arizona 85034

             Attention:  Contracts and Purchasing Administrator

        13.3 An appeal of a decision issued by the AHCCCSA Contracts and Purchasing Administrator shall be filed with the Director of AHCCCSA within five
(5) days from the date the decision is received. The appellant shall also file a copy of the appeal with the AHCCCSA Contracts and Purchasing Administrator.

14.     INSURANCE REQUIREMENTS

        14.1 As part of an Offeror's proposal, a completed Certificate of Insurance shall be submitted to AHCCCSA for review. Before the award of a contract with AHCCCSA, a Certificate of Insurance naming the State of Arizona and AHCCCSA as the "additional insured" shall be submitted. However, the "additional insured" Certificate is not required for the submittal in response to this RFP. Written verification from your insurance agency to AHCCCSA may be acceptable to meet this requirement until a Certificate of Insurance is available. The Certificate of Insurance shall be sent to AHCCCSA within ten (10) days of notification of Contract award by the Contracts and Purchasing Administrator, and prior to commencement of any services under this Contract.

        14.2 The following types and levels of insurance coverage are required for all contracts with AHCCCSA:

             14.2.1 Commercial General Liability: Provides coverage for bodily injury and property damage to others as a result of accidents on the premises or from operations of the Program Contractor.

                 The coverage provided by the Commercial General Liability policy includes:

                 14.2.1.1       Premises/Operations Liability
                 14.2.1.2       Products/Completed Operations Liability
                 14.2.1.3       Contractual Liability
                 14.2.1.4       Personal and Advertising Injury Liability
                 14.2.1.5       Independent Contractors Liability
                 14.2.1.6       Fire Damage Legal Liability
                 14.2.1.7       Broad Form Property Damage Liability
                 14.2.1.8       Host Liquor Liability (When Necessary)
                 14.2.1.9 Underground, Explosion, Collapse Liability (When Necessary)

                 Limits: $1,000,000 Combined Single Limit (CSL) each occurrence - minimum limits [higher limits may be suggested by the Risk Management Division, Arizona Department of Administration, depending on the exposure created by the service(s)].

             14.2.2 Commercial Automobile Liability: Provides coverage for bodily injury and property damage to others resulting from accidents caused by owned, non-owned or hired vehicles of the Program Contractor. THIS COVERAGE SHALL BE PROVIDED WHENEVER VEHICLES ARE ASSIGNED TO OR USED BY THE PROGRAM CONTRACTOR IN CONNECTION WITH THE CONTRACT.

                    Limits: $1,000,000 CSL each occurrence - minimum limits.

             14.2.3 Workers Compensation: Provides coverage to employees of the Program Contractor for injuries sustained in the course of their employment. Coverage shall meet the obligations imposed by Federal and State statutes having jurisdiction and should also include Employer's Liability. Evidence of qualified self-insured status shall also be accepted.

                    Limits: Statutory Requirement - $100,000 (minimum) - Employer's Liability.

             14.2.4 Professional Liability: Provides coverage for alleged professional misconduct or lack of ordinary skills in the performance of a professional act or service. Depending on the type of service performed, coverage should be one of the following types of professional liability policies:

                    1-Errors and Omissions       5-Architects Professional
                    2-Lawyers Professional       6-Accountants Professional
                    3-Medical Malpractice        7-Teachers Professional
                    4-Engineers Professional     8-Social Workers Professional
                                                 9-Other Professional not
                                                   listed above

             14.2.5 Limits: $1,000,000 Combined Single Limit (CSL) each occurrence

        14.3 Acceptable forms of Certificates of Insurance:

             14.3.1 The State of Arizona Certificate of Insurance form, Attachment 4 in Part Five. This form has the special conditions which are required by the Contract already preprinted on the form. The Program Contractor's agent or broker shall fill in the pertinent policy information and see that the required special conditions are actually endorsed onto the Program Contractor's policy; or

             14.3.2 A standard insurance industry Certificate of Insurance called the Acord form. The Acord form Certificate of Insurance does not contain the preprinted special conditions. These conditions shall be typed in by the agent or broker. The special conditions are as follows:

                    "State of Arizona and Arizona Health Care Cost Containment System Administration are added as additional insureds. It is agreed that coverages afforded under this Certificate shall be primary and any insurance carried by the State or any of its agencies, boards, departments or commissions shall be excess and not contributory insurance to that provided by the named insured. It is further agreed that no policy shall expire, be canceled or materially changed to affect the coverage available to the State without thirty
(30) days written notice to the State. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE INSURANCE COMPANY."

        14.4 In all the above situations, except for Workers Compensation, the State of Arizona and AHCCCSA shall be named as additional insured as its interest may appear.

        14.5 Any exclusions, restrictions or limitations of any of the coverages listed above shall be indicated as such on the Certificate of Insurance or by addendum.

        14.6 Insurance must be provided by carriers rated as "A+" or higher by A.M. Best rating service.

15.     EVALUATION CRITERIA

        15.1 Evaluation of proposals is conducted in two steps. First, an initial review for basic responsiveness to the RFP, where those proposals classified as "potentially acceptable" are eligible for the second step. In the second step proposals are evaluated to assess the Offeror's capability to deliver the proposed services in accordance with the terms and conditions set forth in this RFP. In the case of multiple, noncounty offerors, this evaluation is comparative. The award by county will be made to the responsible Offeror whose proposal is determined to be the most advantageous to AHCCCSA, based on the following evaluation criteria and corresponding weights:

             CRITERIA              WEIGHT
             --------              ------

             Network               30%
             Capitation            30%
             Program               20%
             Organization          20%

             The remainder of this section describes in detail the elements considered within each of the four evaluation criteria. For each criteria, AHCCCSA will rely on Offeror's submittal and on AHCCCSA experience with Offeror. For existing Offerors this includes, but is not limited to, the results of the Operational and Financial Review and the Case Management Services Reviews. For new Offerors, this includes the readiness review to be conducted by the AHCCCSA Office of Managed Care.

        15.2 Network

             The evaluation of Offeror's Network will include two (2) major components;

             The Offeror's responsiveness to a network development component, and responsiveness to a network management component. These components are described below.

             15.2.1 Network Development

                    This evaluation component examines the network scope, or range of services included in the Network proposed by the Offeror. Services proposed are measured against the Covered Services to be offered. It also examines the extent of the provider network offered through letters of intent submitted with the proposal. The Offeror must have and demonstrate a network that meets or exceeds AHCCCS standards.

             15.2.2 Network Management

                    This evaluation component examines several factors, including the geographic accessibility of the network, operational hours, waiting times and availability of appointments within specified time frames in terms of compliance with standards specified in this RFP, etc.

             15.2.3 The evaluation of the network management component will also examine the criteria and process established by the Offeror to select the initial network, the subcontracting process and subcontract terms, the methods and information Offeror will use to improve the network on an ongoing basis, and the demonstrated commitment of the proposed network to the Offeror as evidenced by letters of intent.

             15.2.4 The capacity of the network will be evaluated (how many individuals can be served and how many services can be rendered) against the expected member demand. Offerors who provide insufficient network information to evaluate capacity will be scored low on this element.

             15.2.5 Network selection is expected to consider price and quality. Networks established through competitive processes and negotiation are expected.

             15.2.6 The terms of the subcontracts must include all mandatory provisions. Handling of special terms will also be evaluated.

             15.2.7 The Offeror's plans for ongoing management of the network will also be evaluated, including how the network is kept informed regarding program changes, how quality and utilization and price information is used to make additions/deletions from the network, and how gaps in the network are addressed.

        15.3 Capitation

             The evaluation of the Offeror's capitation proposal will include both an overall evaluation of the long term care, acute and mental health bids against a range established by county as well as an examination by component as described below. Where applicable, both an overall and by component evaluation is conducted of the ventilator dependent capitation. The component evaluation is comprised of ten (10) elements.

             15.3.1 Nursing Facility (Gross Institutional) Component

                    The gross institutional component bid will be evaluated based on a range established around the fee-for-service rate for geographic areas (Maricopa, Pima, Yuma and Other). The range is overall not by level of care. Actual member mix for small counties may be used to alter the range for a particular county if the mix is stable over time.

             15.3.2 Share of Cost

                    Share of cost proposals will be evaluated against the actual share of cost experience for the six (6) month period beginning October 1, 1992 to March 31, 1993. Known increases in share of cost that result from Social Security increases will be factored into the evaluation.

             15.3.3 Capitation Lag Factor

                    The capitation lag factor will be based on actual placement information from the day of enrollment to the day of placement. AHCCCSA will continue the policy of paying only acute (and mental health) and case management for individuals not placed in the first 30 days. The factor is a statewide calculation.

             15.3.4 Medicare/Third Party Liability (TPL)

                    Medicare/TPL deductions proposed by the Offeror are evaluated against a statewide range established by the actuary.

             15.3.5 Home and Community Based Services (HCBS)

                    HCBS per person proposed spending is evaluated against a range established by the actuary. The range is based on historical experience in geographic areas and across areas measured by encounter data adjusted by clinical and pricing reasonableness tests. Payments to HCBS providers will be limited to a range around fee for service rates. The range will consider market availability.

             15.3.6 HCBS Mix

                    HCBS mix is evaluated based on a range of acceptable mix. Higher HCBS mix proposals are weighted more favorably in the evaluation. Program Contractors must continue to place appropriate members in HCBS even if the proposed mix is exceeded. (See Part 5 Appendix B of the Contract, for HCBS requirements).

             15.3.7 Case Management

                     Case management fees per member per month that are proposed by Offeror will be evaluated by AHCCCSA based on required caseloads. Final case management rates will be set consistent with caseload requirements. The rate is initially indexed to the HCBS mix. No adjustment is made, however, during HCBS mix reconciliation as discussed in Part 5, Appendix B of the Contract. Offeror will be evaluated as to its capacity to meet the caseload standards.


             15.3.8  Administration, Profit and Contingencies

                     Public Offerors are limited to specified percent for administration. A range will be set by the actuary for private offerors for administration, profit and contingencies.

             15.3.9  Acute Care

                     Acute care will be evaluated against a range established by the actuary based on study of encounter data and contractor pricing.

             15.3.10 Mental Health

                     Mental Health will be evaluated against a range established by the actuary.

                     For all components the range established by the actuary may examine price, utilization and number of users as well as per capita expense.

        15.4 Program

             The evaluation of Offeror's program will examine each program requirement specified in Part Three including: case management, quality management, utilization management, membership management (including grievances, enrollment and handbook), and third party liability collection plans. Most important among these program elements are case management, quality management and utilization management.

             AHCCCSA will use its experience with the Offeror including the results of the Operational and Financial Review and the Case Management Services Review as a factor in evaluation of the Offeror's program.

        15.5 Organization

             Evaluation of the Offeror's organization includes four (4) elements: financial evaluation; systems and reporting evaluation; staff evaluation; and organizational evaluation.

             15.5.1 Financial

                    The financial evaluation includes an evaluation of the adequacy of the Offeror's accounting system, financial stability and compliance with minimum financial requirements, related party standards and disclosures.

             15.5.2 Systems and Reporting

                    This evaluation component examines Offeror's systems and reporting capability to meet the data management and reporting requirements of ALTCS. Management systems including the Client Assessment Tracking System (CATS) interface, claims processing and encounter reporting must be responsive and capable of providing timely, accurate, and complete information.

             15.5.3 Staff

                    This component examines the Offeror's staff and supervisory and management structure against the requirements imposed by this RFP. While the entire staff and management structure is evaluated, three (3) areas receive greater weight: case management; quality and utilization management; and financial management. The Offeror must demonstrate that the staff are in place to comply with AHCCCSA case management staffing ratios. Quality and utilization management must have appropriate medical direction and staff capacity for all functions.

             15.5.4 Organization

                    This component examines the extent to which Offeror's :

                    management functions and responsibilites are clearly identified and appropriate lines of authority are delineated;

                    organizational and administrative structure are appropriate to ALTCS responsibilities; and

                    operations provide for appropriate information flow from one part of the organization to another.

         PART THREE
         PROGRAM REQUIREMENTS
 1.     OVERVIEW

        1.1 AHCCCSA is a Title XIX demonstration project (operated under Section 1115 of the Social Security Act) originally designed to test alternative methodologies for provision and financing of acute medical services for Title XIX eligible members. ALTCS is an extension of this demonstration project under the federal waiver authority and provides long term care to eligible members.

        1.2 ALTCS was implemented in December 1988 for the developmentally disabled (DD) population and in January 1989 for the elderly and physically disabled population (EPD).

        1.3 Title XIX long term care services include institutional and home and community based services. ALTCS services represents a bundling of all acute medical services, long term care services and mental health services. Currently, only ALTCS members under the age of twenty-one (21) are eligible for mental health services. For the purposes of this proposal submission, Offerors should assume that mental health services for those individuals 65 years of age and over will be covered for the entire contract year. If legislative authority to revoke the implementation of mental health services for this population is not passed, the program requirements and capitation will be adjusted accordingly. ALTCS recipients may also be eligible to receive additional benefits under Qualified Medicare Beneficiary as discussed in section 2.4 below.

        1.4 The ALTCS population consists of individuals who are either DD or EPD. The Department of Economic Security is the Program Contractor for the developmentally disabled and the counties or private Program Contractors will serve the EPD population.

        1.5 Both the DD and EPD populations may have individuals who are identified as ventilator dependent members. These are individuals who are medically dependent on a ventilator for life support at least six (6) hours per day and who have been dependent on ventilator support as an inpatient in a hospital or nursing facility for thirty (30) consecutive days.

        1.6 The total ALTCS population has grown from a total of 11,441 in its first year of operation to a total of 17,113 in January 1993, representing a fifty percent overall increase. Sixty-five percent (11,167) of the ALTCS population as of January 1993, are EPD; less than 1% of these are ventilator



                                     III-1
dependent members. Ninety percent (27 of 30) of the EPD ventilator dependent members reside in Maricopa and Pima counties. The yearly growth rate of the EPD population is as follows:

            Month & Year        Number     Number Increase   Percentage of Growth
            ------------        ------     ---------------   --------------------

            January, 1990       7,675
            January, 1991       8,568         +   893                 11.6%
            January, 1992       9,543         +   975                 11.4%
            January, 1993      10,905         +  1362                 14.3%

        1.7 Attachments 2.a., 2.b., 2.c., and 2.d. in Part Five, of this RFP, provide a breakdown of the ALTCS population by age group as of February 1, 1993, growth of the EPD population by county for the last year and a chart illustrating the number of the ventilator dependent clients by county.

 2.     ELIGIBILITY AND ENROLLMENT

        2.1 Introduction

            AHCCCSA will be responsible for eligibility determinations and enrollment of ALTCS members.

            ALTCS serves those individuals who are found eligible for long term care based on Title XIX eligibility requirements, including both financial and medical criteria.

        2.2 Financial Eligibility

            An application for ALTCS may be made at any of AHCCCSA's fourteen
(14) ALTCS eligibility offices located throughout the State. Requests for applications may be made in person, by phone, or by written request. A face-to-face interview shall be completed and specific financial eligibility information shall be collected from the applicant or their authorized or legal representative at that time. All financial eligibility information shall be verified through appropriate sources.

            2.2.1 The determination of financial eligibility actually includes financial and non-financial criteria. The non-financial criteria includes state residency, citizenship/alien status, application for or verification of a social security number, application for benefits for which they are potentially eligible except for needs- based programs, assignment of third party rights or medical support and either be age 65 or over, age 18 or under, disabled, blind, pregnant



                                     III-2
or a parent of a child who is deprived of parental support and care. The financial criteria require that specific income and resource limits shall be met. Chapter 1600 of the ALTCS Program Management Manual, Policy and Procedure, provides a detailed discussion of financial and non-financial eligibility criteria.

            2.2.2 AHCCCSA shall redetermine the member's eligibility as established by AHCCCSA guidelines, or at any time when a change in the member's circumstances warrants a review.

        2.3 Medical Eligibility

            2.3.1 In order to be eligible for Title XIX benefits in the ALTCS program, the applicant shall need a level of care comparable to that provided in a nursing facility, but below that of an acute care setting (hospitalization or intense rehabilitation) and above that of a supervisory/personal care setting (intermittent outpatient medical intervention or benevolent oversight).

            2.3.2 In the aggregate, the eligible ALTCS member shall have a functional and/or medical condition that is so impaired as to interfere substantially with the capacity to remain in the community, and results in long term limitation of capacity for self care. An individual who meets ALTCS criteria for Title XIX eligibility shall present with a combination of the following needs or impairments:

                    2.3.2.1 Requires nursing care by or under the supervision of a nurse on a daily basis;
                    2.3.2.2 Requires regular medical monitoring;
                    2.3.2.3 Impaired cognitive functioning;
                    2.3.2.4 Impaired self care activities of daily living;
                    2.3.2.5 Impaired continence; and/or
                    2.3.2.6 Psychosocial deficits.

            2.3.3 ALTCS eligible individuals have a wide range of functional and medical problems. Because of this, the Program Contractor shall provide for a wide range of health related services above the level of room and board, including medically related social services and mental health services as defined in ALTCS covered services. ALTCS members enrolled with the Program Contractor shall generally require one or more long term care services to maintain or increase functions, protect from infection and injury, prevent decubitus ulcers and deformities, assist and/or train the member in self care, and/or provide palliative care during the terminal stages of an illness.



                                     III-3

            2.3.4 Medical eligibility will be determined initially and redetermined pursuant to guidelines established by AHCCCSA. Medical eligibility is determined only on those members determined to be financially eligible for ALTCS. Chapter 200 of the ALTCS Program Management Manual outlines the medical eligibility process, i.e., the Pre-Admission Screening (PAS) process, and Appendix A of the ALTCS Program Management Manual contains a copy of the multidimensional assessment tool used. The manual is available for review in the bidders library.

        2.4 Qualified Medicare Beneficiary (QMB) Program

            The Medicare Catastrophic Coverage Act (MCCA) of 1988 mandated a program whereby individuals, including ALTCS eligible members, may be eligible for additional benefits if found eligible for QMB. ALTCS members shall be entitled to Medicare Part A if the individual meets certain income and resource limits. These QMB program limits are discussed in Chapter 1600 of the ALTCS Program Management Manual.

            2.4.1 An ALTCS/QMB member is entitled to payment of the Part A
(if liable for payment) and Part B premiums and shall not be assessed any charges related to Medicare cost sharing. Medicare cost sharing is defined as Medicare coinsurance and deductibles or Medicare Health Maintenance Organization/Competitive Medical Plan (HMO/CMP) co-payments, deductibles and/or premiums. For a QMB who is enrolled with a Program Contractor, the Program Contractor shall pay Medicare coinsurance and deductibles or, in the event that the QMB is enrolled with a Medicare HMO/CMP, the Program Contractor shall pay the Medicare HMO/CMP co-payments, deductibles and/or premiums.

            2.4.2 The Program Contractor shall ensure that any required Medicare service which is covered by ALTCS is provided to the member by the Medicare HMO/CMP and not the Program Contractor.

            2.4.3 Appendix A of the Contract, found in Part five identifies the additional Medicare covered services that are available to ALTCS/QMB members.

        2.5 Enrollment and Disenrollment

            AHCCCSA shall be responsible for enrolling and disenrolling an ALTCS member with or from a Program Contractor.



                                     III-4

            2.5.1 Program Contractors shall adhere to the policies and procedures regarding the enrollment and disenrollment processes described in Chapter 1600 of the ALTCS Program Management Manual.

            2.5.2 Enrollment and disenrollment actions shall be effective three (3) days prospective from the date the action is input into the computer system by AHCCCSA. Exceptions are discussed in Chapter 1600 of the ALTCS Program Management Manual.

        2.6 Request for Change in Enrollment

            If an ALTCS member moves to another county which is not in the current Program Contractor's service area, the current Program Contractor may request a Program Contractor change by submitting a Program Contractor Change Request Form (DE-621) to the Program Contractor responsible for the county to which the member moved and request that the second Program Contractor agree to accept the ALTCS member. If the second Program Contractor agrees to accept the member, the agreement (DE-621) will be sent to AHCCCSA for processing.

            If the second Program Contractor does not agree to accept the ALTCS member, the current Program Contractor may request AHCCCSA to review the request. AHCCCSA will make the final decision. For more detailed information, refer to Chapter 1600 of the ALTCS Program Management Manual.

        2.7 Reporting Changes/Corrections in the ALTCS Eligible Members Circumstances

            The ALTCS Member Change Report Form (7240T) provides the Program Contractor with a method for notifying the ALTCS eligibility offices and/or AHCCCSA of changes or corrections to the ALTCS member's information or circumstances. This includes but is not limited to changes in: demographic information; placement/living arrangement; third party insurance payor; share of cost; income; resources; and, a medical condition which could impact medical eligibility. Refer to Chapter 1600 of the ALTCS Program Management Manual for more detailed information.

        2.8 Out of State Placement/Service

            2.8.1 The Program Contractor shall obtain approval from AHCCCSA prior to placing an ALTCS member out of state.

            2.8.2 ALTCS members who are temporarily absent from Arizona are eligible for acute emergency services only. The Program Contractor shall report temporary


                                     III-5
absences from the state to the ALTCS eligibility office for a determination of continued eligibility.

 3.     COVERED SERVICES REQUIREMENTS

        3.1 ALTCS integrates long term care, acute medical and mental health into a single package to maximize the cost effectiveness of service provision and continuity of care. The purpose of this section is to define the "covered services" required to be made available, or provided if medically necessary, to each ALTCS member. These covered services represent the benefit package for all ALTCS members. It is the responsibility of the Program Contractor to provide all covered services and meet all network requirements. Additional information regarding covered services is included in ALTCS Rules, Article 2, Covered Services; (R9-28-202, R9-28-204, R9-28-206 and R9-28-1104).

        3.2 Acute Medical Services shall include the following services:

            3.2.1 Inpatient and outpatient hospital;
            3.2.2 Emergency room;
            3.2.3 Physician;
            3.2.4 Outpatient Health Services, including those services that may be provided in a Rural Health Clinic or Federally Qualified Health Center;
            3.2.5 Laboratory, X-Ray and medical imaging;
            3.2.6 Pharmacy;
            3.2.7 Medical supplies, durable medical equipment and prosthetic devices;
            3.2.8 Emergency Ambulance;
            3.2.9 Medically necessary transportation;
            3.2.10 Family Planning, including drugs, supplies, devices and surgical procedures provided to delay or prevent pregnancy;
            3.2.11 Therapies which include, physical, occupational, respiratory, audiology and speech therapies;
            3.2.12   Podiatry;
            3.2.13   Private Duty Nursing for ventilator dependent members;
            3.2.14 Early and periodic screening, diagnosis and treatment services for members under the age of 21. These services include all medically necessary Title XIX services, including dental services, vision services and organ transplantations and immunosuppressant medications;
            3.2.15 Organ Transplantations which are medically necessary are limited to the following services for members 21 years and older: kidney and related immunosuppressant medications; cornea, bone, heart with related immunosuppressant medications; autologous and allogenic bone marrow with related chemotherapy or radiotherapy;


                                     III-6

            3.2.16 Eyeglasses and contact lenses for members 21 years and older as the sole prosthetic device after a cataract extraction; and,
            3.2.17 Emergency dental care, extractions and medically necessary dentures for members 21 years and older.

        3.3 Long term care services shall include case management and the following services:

            3.3.1 Nursing Facility, including Christian Science Sanitoria and nursing:
            3.3.2 Hospice;
            3.3.3 Adult Day Health;
            3.3.4 Home Delivered Meals;
            3.3.5 Home Health Agency Services, including nursing services and home health aid;
            3.3.6 Homemaker;
            3.3.7 Personal Care
            3.3.8 Respite Care
            3.3.9 Group Respite as an alternative to Adult Day Health;
            3.3.10   Attendant Care;
            3.3.11 Environmental Modifications; and,
            3.3.12 Other services, if approved by HCFA and the Director of AHCCCSA.

        3.4 Mental Health Services

            ALTCS mental health services for members 21 through 64 years of age are limited to 72 hours of inpatient services per acute mental health episode, not to exceed 12 days per contract year. Members who are under the age of 21 or 65 years and older may receive the following mental health services:

            3.4.1 Inpatient hospital;
            3.4.2 Inpatient Psychiatric Facility for members under 21 years;
            3.4.3 Institution for Mental Diseases for members 65 years and older;
            3.4.4 Individual therapy and counseling;
            3.4.5 Group and/or family therapy and counseling;
            3.4.6 Emergency crisis mental health care;
            3.4.7 Evaluation and diagnosis; and,
            3.4.8 Psychotropic medications.

        3.5 Qualified Medicare Beneficiary Services



                                     III-7

            For a QMB member who is enrolled with a Program Contractor, the Program Contractor shall provide all appropriate ALTCS services as well as Medicare covered services that are not covered under ALTCS. The additional Medicare services include, but not limited to, chiropractic services and Medicare mental health services for members who are between the ages of 21 through 64 years.

        3.6 Exclusions and limitations for ALTCS covered services are discussed in regulations found at A.A.C. R9-22-203 and R9-28-203.

        3.7 Therapeutic Leave and Bed Hold. Nursing facilities may also receive payments for securing their bed during member absences from the nursing facility for therapeutic leave or for hospitalization. Therapeutic leave shall not exceed nine (9) days and bed hold twelve (12) days per year. The Program Contractor has some flexibility in determining therapeutic leave and bed hold and shall describe proposed coverage and limitations in the proposal. The proposal shall include a statement that members may, in most cases, return to the same bed.

 4.     CASE MANAGEMENT

        4.1 The Program Contractor shall have an adequate supervisory and management structure to ensure compliance with policies contained in the ALTCS Program Management Manual and revisions thereto.

            4.1.1 The Program Contractor shall ensure adequate staffing to meet the case management requirements. Caseloads per case manager shall not exceed, in the aggregate, 1:55 for HCBS members and 1:120 for institutionalized members, in accordance with Chapter 300 of the ALTCS Program Management Manual and revisions thereto. For a mixed population, the number of case managers shall be based on a weighted average of the case manager to member ratios for HCBS and institutional members. The weighting factor shall be the number of members in each setting (HCBS and institutional). No individual case manager shall serve more than 55 HCBS members or 120 institutionalized recipients, or more than 95 members in a mixed population without prior approval of AHCCCSA. Furthermore, case managers shall not provide direct care services to ALTCS members and shall not have non-case management duties and responsibilities which exceed 15 percent of their time. Staffing must be sufficient to meet case management requirements during periods of case manager absenteeism (for whatever reason) and turnover. Staffing shall be sufficient to provide case management to out-of-county members enrolled with the Program Contractor under the county of fiscal responsibility requirements, as defined in Chapter 300 of the ALTCS Program Management Manual.


                                     III-8

            4.1.2 The Program Contractor shall be responsible for ensuring its case managers are sufficiently oriented and trained to carry out their responsibilities.

            4.1.3 The Program Contractor shall ensure complete, correct, and timely entry of data related to placement history, cost effectiveness studies, and service plans into the Client Assessment and Tracking System (CATS). With the exception of Program Contractors who currently transmit data to CATS via tape submission, all data entry shall be on-line. Timely shall mean within 14 working days of the event which gave rise to the transaction, e.g., service approval by the case manager, placement change, etc. Those Program Contractors not utilizing on line update to CATS shall have a systems interface in place to update case management information in CATS. For Program Contractors who are not on line, case management data shall be updated and monitored within the following guidelines:

                  4.1.3.1 Updates shall be made to CATS no less than twice per calendar month.
                  4.1.3.2 The acceptable reject rate of data is five percent (5%) for each submission. All rejects shall be corrected prior to the next submission of data to CATS.

            4.1.4 The Program Contractor shall have an internal monitoring process which evaluates compliance with ALTCS case management requirements and follow-up on areas of non-compliance to ensure timely correction. The approach to the internal monitoring process shall be determined by the Program Contractor. However, AHCCCSA reserves the right to require changes in the process in the event the process is ineffective in bringing about needed changes.

        4.2 The Program Contractor shall have a structure and process in place which ensures that appropriate and cost effective services are identified, planned, obtained, and monitored by qualified case managers for eligible and enrolled members.

            4.2.1 Case manager means a person who is either a social worker, licensed registered nurse, or an individual with a minimum of two years experience in providing case management services to EPD or DD persons. Case management of ventilator dependent members shall be performed by a dual disciplinary team consisting of a licensed registered nurse and a social worker. Case management of eligible members requiring mental health services shall be performed by an individual who meets the qualifications of a mental health


                                     III-9
professional, unless an initial and quarterly consultation with a qualified mental health professional is obtained by the case manager.

             4.2.2 The case manager shall adhere to policies contained in Chapter 300 of the ALTCS Program Management Manual and revisions thereto. Such policies require initial contact with a member within five (5) days of enrollment with the Program Contractor, initial on-site contact with the member within ten (10) days of enrollment with the Program Contractor, implementation of services within 30 days of enrollment with the Program Contractor, and periodic placement and service reviews in accordance with ALTCS policy, i.e., every 30 days for ventilator dependent members (on site), every 90 days for members in an HCBS setting (on site), and members eligible for acute care only services (telephone or on site), and 180 days for members in an institutional setting (on site).

             4.2.3 The case manager shall be responsible for developing and maintaining the member's placement history, developing a cost effective individualized service plan, providing assistance in resolving problems related to access to and delivery of services necessary to maintain or improve the member's health status and functioning and assuring delivery of services.

             4.2.4 The case manager shall be responsible for the transition of and discharge planning for members transferred to another Program Contractor or terminated from the ALTCS program.

        4.3. The Program Contractor shall correct areas of deficiency identified by AHCCCSA through the case management services review process, shall ensure members have covered services authorized and on the service plan, and shall ensure data entry is timely as specified in Section 4.1.3. The Program Contractor shall submit a corrective action plan to resolve areas of non-compliance identified in the case management services review. Once the corrective action plan is approved by AHCCCSA, the corrective action plan shall be implemented by the Program Contractor. Modifications to the corrective action plan shall be mutually agreed to by AHCCCSA and the Program Contractor. It is the expectation of AHCCCSA that the corrective action plans actually result in the resolution of problems identified.

             4.3.1 The case management services review (CMSR) is an ongoing series of ALTCS Program Contractor reviews that assess the client placement process, service provision, and case management throughout the ALTCS network. The CMSR is designed to systematically and routinely assess compliance with ALTCS program requirements, document the type and level of client resource need and consumption and compliance with ALTCS performance standards, document the implementation of



                                     III-10
the Program Contractor's corrective action plan (if any), and assess the effectiveness of the Program Contractor's corrective action plan.

        4.4 The Program Contractor shall ensure that services are provided within 30 days of enrollment. AHCCCSA will determine compliance requirements through the CMSR and/or monitoring of CATS data on a monthly basis through the generation of the No Service Line Report. The No Service Line Report shall be sent to the Program Contractor for review and follow-up corrective action.

        4.5 AHCCCSA will generate a late placement report and send it to the Program Contractor on a quarterly basis. This report will list ALTCS members enrolled with the Program Contractor who, according to the AHCCCSA CATS System, have not been placed after 30 days. The Program Contractor will be requested to provide a written explanation of the reason the client has not been placed. If the reason for the non-placement is valid, no action will be taken. If there is no valid reason, the long term care portion of the capitation for each non-placed member for which there was no valid reason will be recouped from the Program Contractor.

            AHCCCSA will determine the validity of the reason for non-placement on a case by case basis prior to any recoupment of capitation.

        4.6 The Program Contractor shall ensure enrolled ALTCS members have the Preadmission Screening and Annual Resident Review (PASARR) Level I and, if needed, Level II screenings prior to admission to a nursing facility. Level I is the identification of all individuals who are suspected of having mental illness or mental retardation, as defined in 42 CFR 483.102. Level II is the function of evaluating and determining whether nursing facility services and specialized services are needed. Training on the PASARR requirements shall be provided to representatives of the Program Contractors and other involved parties, e.g., nursing facilities, by AHCCCSA prior to implementation of the requirements. Failure to have the proper PASARR screening prior to placement of ALTCS members in a nursing facility may result in federal financial participation (FFP) being withheld from AHCCCSA. Should withholding of FFP occur, AHCCCSA shall recoup the withholding from the Program Contractor's capitation payment. The Program Contractor may, at its option, recoup the withholding from the nursing facility which admitted the member without the proper PASARR.

        4.7 The case manager shall be responsible for determining appropriate level of care based on member acuity.



                                     III-11

        4.8 In those cases in which the Program Contractor fails to meet the performance standards specified in 4.2., 4.3. and/or 4.4., a financial penalty may be imposed on the Program Contractor by AHCCCSA in an amount of one percent (1%) of the Program Contractor's monthly capitation for each day the Program Contractor fails to met the standard, not to exceed $2,500 per standard for each day the Program Contractor is not in compliance. The penalty shall be withheld from the Program Contractor's capitation payment.

 5.     PROVIDER NETWORK DEVELOPMENT AND MANAGEMENT

               NETWORK DEVELOPMENT

        5.1 As a contract requirement, DES/DDD shall develop an adequate network that meets AHCCCSA requirements and member needs. The successful Offeror shall also demonstrate the capability to manage the network in its contract service area. The Offeror shall submit, for each service area in which it seeks to provide ALTCS services, letters of intent to contract for the services listed in Part Five, Attachment 3, ALTCS Minimum Network Service Area Standards. CSDP's shall be evaluated on the development of the network submitted with the CSDP, as well as DES/DDD policies and procedures related to network management. The successful offeror shall submit to AHCCCSA, on a quarterly basis, any changes in its network. These changes are to be in a format specified in Part Three,
Section 10.6. Provider Affiliation process.

        5.2 DES/DDD must develop and maintain a network capable of delivering ALTCS covered services to members. Services must be accessible with reasonable promptness, with respect to geographic location and hours of operation. The delivery system shall provide available, accessible, and adequate numbers of facilities, services, locations, professional, allied and para-medical personnel and personnel for the provision of all covered services, including all emergency medical care on a 24-hour-a-day, 7-day-a-week basis. The proposed network, throughout the term of the contract, shall be sufficient to support and maintain the provision of contract services to ALTCS members within appropriate timeframes. These timeframes include case manager contact within five (5) days of enrollment, service provision within thirty (30) days, and service provision to ventilator dependent members within ten (10) days. The network must also be maintained to ensure availability of emergency appointment the same day, urgent care appointments within two (2) days, and routine care appointments within 3 weeks. The Offeror shall have, or provide the following at a minimum:

            5.2.1 A designated emergency services facility providing care on a 24-hour-a-day, 7-day-a-week basis, accessible to members in each contracted



                                     III-12
service area. One or more physicians and one (1) nurse shall be on call or on duty at such facility at all times.

            5.2.2 An emergency services system employing at least one (1) physician, registered nurse, physician's assistant or nurse practitioner, accessible to members by telephone 24-hours-a-day, 7-days-a-week, for information in the event of any emergency, as defined by ALTCS rules, and to providers who need verification of patient membership and treatment authorization.
            5.2.3 An emergency services call log containing: member's name, address, telephone number, date of call, time of call, nature of complaint or problem, and instructions given to the caller.

            5.2.4 A written procedure plan for the communication of emergency services information to the member's primary care physician and other appropriate organization units.

        5.3 In submitting its proposed network and the Offeror's letters of intent, consistent with the requirements in Attachment 3, Minimum Service Area Standards, the Offeror must provide the name, address, telephone number and AHCCCSA provider ID number for each proposed provider in the network.

        5.4 The services the provider network shall be responsible for providing are identified in Part Three, Section 3, Covered Services Requirements.

        5.5 An Offeror which intends to use a related party subcontracted service provider shall obtain prior approval from AHCCCSA.

            NETWORK MANAGEMENT

        5.6 One of the essential features of the ALTCS program is the Offeror's system for network management and control. Critical to assessing the Offeror's network management capabilities will be the Offeror's policies and procedures for several key areas. These critical areas are as follows:

            5.6.1 Ensure that the network of providers meets all service specifications outlined in the Appendices of the ALTCS Program Management Manual (place emphasis on PCP and HCBS providers);

            5.6.2 Communicate with the network regarding contractual changes and requirements;


                                     III-13

            5.6.3. Monitor and control network compliance with AHCCCSA and Offeror's policies and rules;

            5.6.4. Determine the quality of services delivered by the network (focus on PCP, HCBS providers, and nursing facilities); and

            5.6.5. Provide or arrange for medically necessary covered services should the network be insufficient within the contracted service area.

            5.6.6 Ensure that the network is of sufficient scope to provide all covered services;

            5.6.7 Have mechanisms in place to ensure service accessibility, including policies and procedures for monitoring appointment procedures standards, appointment waiting times, and service provision standards;

            5.6.8 Monitor network capacity to ensure that there are sufficient providers (PCPs and other providers) to handle the volume of members;

            5.6.9 Have procedures in place for recruitment, selection, and contracting of providers, that incorporates quality management, utilization, and pricing information.

        5.7 DES/DDD shall specify in the contract or agreement with each hospital, nursing facility, provider of home health care or personal care services, hospice program and health plan that each provider complies with the Federal and State law on advance directives for adult members. At a minimum, the identified providers shall:

            5.7.1 Maintain written policies for adult members receiving care through their organization and the member's ability to make decisions about medical care, including the right to accept or refuse medical care and the right to execute an advance directive;

            5.7.2 Provide written information to adult members on the provider's policies concerning the advance directives;

            5.7.3 Document whether or not the adult member has executed an advance directive;

            5.7.4 Note condition the provision of care or discriminate against a member based on the member's decision to execute or not execute an advance directive; and



                                     III-14

            5.7.5 Provide education for staff on issues concerning advance directives.

 6.     QUALITY MANAGEMENT

        6.1 The ALTCS Program provides a capitated structure of delivery for both long term care and acute medical services for its enrolled members. It is essential in a managed care environment that Program Contractors maintain an effective quality management (QM) system.

        6.2 Quality management combines, under a single umbrella, activities traditionally referred to as quality assurance, utilization review and risk management. Also included in QM are newer concepts referred to as continuous quality assessment and improvement. Planning, assessment, intervention, continuous monitoring, evaluation, and a feedback loop are critical activities in the QM process, ensuring improvement of the entire service delivery system.

        6.3 Quality management consists of steps taken by DES/DDD to ensure the quality of its own activities and the oversight of the quality of services delivered by its providers. The scope of these QM activities involves, 1) internal operations, 2) HCBS, 3) nursing facility care, 4) acute and ambulatory care, and 5) mental health services. DES/DDD shall develop a QM plan to systematically monitor and improve these areas.

        6.4 To be effective, QM must be integrated with all aspects of a Program Contractor's operations, and must ensure participation of appropriate persons in the process. QM is both a process and an outcome. As such, it must be linked with service authorization, case management, network development and management, credentialling, financial and utilization management, risk management and strategic planning.

        6.5 There are three levels of organization and operation participating in the management of the quality of service delivery to ALTCS members:

            6.5.1 AHCCCS/ALTCS;
            6.5.2 Program Contractors; and
            6.5.3 Providers/Subcontractors (e.g., nursing facilities, home health agencies, durable medical equipment suppliers, HCBS, ambulatory and acute care providers)


                                     III-15

        6.6 In an effort to develop efficient, cost effective, and nonduplicative QM, a Program Contractor must also interface with other participating agencies including, but not limited to: the AHCCCS acute care health plans, contracted facilities' quality assurance committees, Arizona Department of Health Services, and Adult Protective Services.

        6.7 Quality Management consists of steps taken by DES/DDD to ensure the quality of its own activities and the oversight of the quality of services delivered by its providers. A Program Contractor shall set QM standards that are consistent with AHCCCSA requirements. The components of Program Contractor Quality Management shall include:

            6.7.1 Development and submittal of an annual QM plan;

            6.7.2 Development of a QM structure within DES/DDD that ensures the involvement of appropriate clinical, analytic and administrative staff;

            6.7.3 Continuous monitoring and improvement of DES/DDD operations, including, but not limited to case management, PCP gate-keeping, utilization management, provider network management, and financial and information management;

            6.7.4 Continuous monitoring and improvement of the services of DES/DDD's provider network, including nursing facilities, HCBS, acute and ambulatory services, and mental health services;

            6.7.5 Implementation of QM interface with acute care services;

            6.7.6 Continuous monitoring and improvement of member outcomes;

            6.7.7 Development of a system to track and resolve member problems;

            6.7.8 Development of a utilization and risk management plan that:
1) is integrated into the QM program, 2) provides appropriate system controls for detecting under and over-utilization, 3) ensures compliance with Federal and State requirements, and 4) compares the practice patterns of providers; and

            6.7.9 Quarterly reporting to AHCCCSA on QM activities.

        6.8 The Offeror shall develop and submit a proposed QM Plan with its initial proposal. Thereafter, an annual QM plan that addresses the components and requirements specified in the Statement of Requirements for ALTCS Program


                                     III-16

Contractor's Quality Management Program. The QM plan and any subsequent modifications to the plan shall be submitted to AHCCCSA for review and approval.

        6.9 DES/DDD shall have a utilization management plan which controls and improves utilization to ensure that the overall system is efficient and cost effective. The utilization management plan must, at a minimum, clearly show the relationship between utilization and QM and ensure compliance with Federal requirements. Utilization management includes the following activities:

              6.9.1 Prior authorization (7 days a week, 24 hours a day);
              6.9.2 Concurrent review;
              6.9.3 Discharge planning;
              6.9.4 Level of care placement review;
              6.9.5 Referral management;
              6.9.6 Claims review;
              6.9.7 Cost effectiveness studies;
              6.9.8 Placement and service review;
              6.9.9 Case management review;
              6.9.10   Provider profiling for pricing and practice patterns;
              6.9.11   Review of prescription patterns and drug utilization;
and
              6.9.12   Review of prescriptions of Durable Medical Equipment.

        6.10 DES/DDD shall attach to its utilization management plan clearly-defined policies and procedures regarding: 1) authorization and referral requirements; 2) clinical standards used; 3) restrictions on settings for care; and, 4) the qualifications of individuals performing utilization management. Changes in QM policies and procedures will be reported to AHCCCSA.

        6.11 DES/DDD's QM program shall be regulated by AHCCCSA. AHCCCSA will establish standards for this program and assist DES/DDD in achieving the standards. However, AHCCCSA shall enforce the provisions of ALTCS rules and policies and procedures when the situation warrants such action.

        6.12 Preadmission Screening (PAS) is conducted by AHCCCSA and provides the parameters of the member's needs for institutionalization. As such, it is the first line for utilization review. The results of PAS can be used for both medical eligibility and case management. PAS provides indicators of the level of placement and the services needed. This, coupled with the case manager's service plan, provides a baseline for DES/DDD's quality management program. DES/DDD, in designing a program, shall incorporate PAS and use it as a primary building block.

                                     III-17

        6.13 Inspection of Care (IOC) is another primary building block for DES/DDD's QM program. Like PAS, IOC will be conducted by AHCCCSA, and the results will be made available to DES/DDD. IOC is both a utilization and a quality of care review which consists of an on-site, individual member assessment. AHCCCSA shall be responsible for determining the appropriateness of services and quality of care. IOC results can be used by DES/DDD as an indicator of medical management issues which should be addressed by either the quality assurance or utilization review programs. In effect, IOC is a feedback activity to advise DES/DDD on the effectiveness of the QM programs.

        6.14  The following reports are required of DES/DDD:

                             REPORTS             DUE DATE        SANCTIONS
                             -------             --------        ---------

             6.14.1       Quality Management     30 days        $2,500 or
                          Plan Annual            after          1% of monthly
                          Revision/Update        contract       capitation,
                                                 effective      per month
                                                 date           whichever is
                                                                less

              6.14.2      Quarterly Quality      30 days        $2,500 or
                          Management Report      after          1% of monthly
                                                 the end        capitation,
                                                 of the         per month
                                                 quarter        whichever is
                                                                less

              6.14.3      Submission of Plan     30 days        $2,500 or
                          of Correction          after          1% of monthly
                                                 receipt of     capitation,
                                                 Corrective     per month
                                                 Actions        whichever is
                                                 (unless        less
                                                 otherwise
                                                 requested)

              6.14.4      Quarterly Inpatient    15 days        $2,500 or
                          Showing Reports        after          1% of monthly
                                                 the end        capitation,
                                                 of the         per month
                                                 quarter        whichever is
                                                                less


                                     III-18

 7.     THIRD PARTY LIABILITY REQUIREMENTS

        7.1 AHCCCSA reserves the right to expand third party liability activities. A Program Contractor may have a role in those activities and shall cooperate in third party collection activities as determined necessary by AHCCCSA.

        7.2 The Program Contractor shall identify and pursue collection of reimbursement from all probable sources of third party liability, except for uninsured and underinsured motorists insurance, first and third party liability insurance and tort feasors, unless referred by the AHCCCSA for collection.

        7.3 The Program Contractor shall identify and notify AHCCCSA in accordance with A.A.C. R9-28-902 Subsection D, of the potential liability of uninsured and underinsured motorist insurance, first and third party liability insurance and tort feasors.

        7.4 AHCCCSA shall pursue collection from uninsured and underinsured motorists insurance, first and third party liability insurance and tort feasors. The Program Contractor shall cooperate with AHCCCSA or its contractor in its collection efforts.

        7.5 AHCCCSA may retain its third party collections up to 100% of capitation payments, fee-for-service and reinsurance payments.

        7.6 The Program Contractor may retain up to 100% of its third party collections provided that:

            7.6.1 Total payments received do not exceed the total amount of the Program Contractor's financial liability (total expenditures minus any recipient share of cost) for the recipient;

            7.6.2 ALTCS fee-for-service and reinsurance benefits have not duplicated the recovery;

            7.6.3 Such recovery is not prohibited by State or Federal law; and

            7.6.4 The payments are reflected in capitation rates. AHCCCSA may require Program Contractor to reimburse AHCCCSA up to 100% of third party payments collected which are not reflected in capitation rates.


                                     III-19

        7.7 The disbursement of funds collected from third parties shall be in accordance with ALTCS rules or policies and procedures.

        7.8 The Program Contractor shall report to AHCCCSA the amounts of third party collections in the form and frequency as may be required by AHCCCSA.

        7.9 The Program Contractor shall report to AHCCCSA the payment amounts made to service providers for hospital or medical care and treatment rendered to enrolled members for injuries involving liable third parties in the form and frequency as may be required by AHCCCSA.

        7.10 The Program Contractor shall identify any liable third party for enrolled members.

        7.11 The Program Contractor shall communicate any previously unknown third party liability information to AHCCCSA not later than 30 days from the date of discovery in a form consistent with AHCCCSA standards.

        7.12 The Program Contractor shall reject any or all claims that are subject to third party payment but do not include an explanation of medical benefits form.

        7.13 Work performed by the Program Contractor shall comply with all State and Federal laws, AHCCCSA and ALTCS rules, and administrative policies and procedures applicable to third party liability.

 8.     SHARE OF COST REQUIREMENTS

        8.1 ALTCS members may be required to contribute toward the cost of their long term care and institutional mental health services. This is the member's share of cost.

        8.2 AHCCCSA is responsible for determining each member's share of cost. The share of cost is generally calculated by taking the member's gross income and subtracting certain allowable deductions. The allowable deductions will differ for members residing in an institutional facility from those residing in HCBS settings. Most ALTCS members approved for HCBS will not have a share of cost. Chapter 1600 of the ALTCS Program Management Manual provides additional information on the share of costs calculations.

        8.3 The Program Contractor shall be responsible for collecting and accounting for the member's share of cost during any month in which there is at


                                     III-20
least one day of enrollment with the Program Contractor. The Program Contractor has the option of collecting the share of cost from the member or having the facility collect from the member.

        8.4 The Program Contractor shall be responsible for reporting changes in the member's circumstances impacting share of cost to AHCCCSA in a timely manner.

        8.5 The Program Contractor shall adhere to policies and procedures provided in Chapter 1600 of the ALTCS Program Management Manual, which provides a more detailed discussion of share of cost requirements.

        8.6 Attachment 8 in Part Five of this RFP provides a breakdown of the average share of cost by fiscal county for the EDP population.

 9.     FINANCIAL MANAGEMENT REQUIREMENTS

        9.1 Financial management and reporting is used to ensure the financial integrity of spending under any program and to provide information necessary for sound program management. Both AHCCCSA and HCFA mandate specific financial management and reporting standards applicable to Program Contractors to protect the financial integrity of spending. In addition, financial information must be available for the Program Contractor to manage the program on an ongoing operational basis to assess its own financial risk and to determine if members are receiving necessary services. The Program Contractor shall use such information to initiate corrective action on an ongoing basis.

        9.2 The Program Contractor shall develop a useful and responsive accural-based financial management and reporting system. Three major data sources must be integrated to properly account for services provided to members and reimbursement made to providers:

            9.2.1 The Program Contractor shall develop, maintain, and transmit a long term care service plan for each member which specifies placement and the services received by each member.

            9.2.2 Actual claims payment for services to providers is the second source of data necessary for financial management and reporting.

            9.2.3 Financial management data systems provide the final source of information.

        9.3 At a minimum, the Program Contractor's system shall:


                                     III-21

            9.3.1 Integrate program planning assumptions with case-mix (as used here, the age and sex of the population and utilization rates);

            9.3.2 Gather and report data on critical financial indicators (i.e., Incurred But Not Reported Claims);

            9.3.3 Establish and maintain a financial information base to support current operations;

            9.3.4 Provide information regarding financial status, including all reporting mandated by law and accounting of HCBS expenditures, to internal management and AHCCCSA on a regular basis;

            9.3.5 Make records available for independent audit;

            9.3.6 Ensure that subcontractors and other provider claims are reimbursed adequately and in a timely manner; and

            9.3.7 Monitor nursing facilities, Institution for Mental Disease
(IMD) for members age 65 and older, inpatient psychiatric facilities for members under age 21, and hospice accounting activities (e.g., trust fund accounting, member share of cost collection, etc.,) and ensure the financial integrity of these activities and that records are monitored as required by 42 C.F.R. 483.10.

        9.4 In addition to these overall requirements, the Program Contractor's financial management systems shall meet specific uniform financial management system standards established by HCFA. These are specified in Federal regulations in 45 CFR, Part 74. These standards relate to financial reporting on an accrual basis, adequate identification of the source and application of funds, and establishment of internal controls and procedures for determining reasonableness, allowability, and allowability of cost with accounting records supported by source documentation. These Federal guidelines are incorporated, by reference, in the contract between Program Contractors and AHCCCSA. The Program Contractor shall meet these standards in all aspects of its financial management system.

        9.5 The Federal Regulations, Disclosure of Information by Providers and Fiscal Agents at 42 CFR 455.100 through 455.106, sets forth the minimum information required on ownership and control, related party transactions and persons convicted of crimes. The Program Contractor is responsible for disclosing all required information and justifying all related party transactions reported. The Chief Executive Officer shall certify to the accuracy and


                                     III-22
completeness of the disclosures made. The Program Contractor shall demonstrate that transactions occurring between the provider and a related party-in-interest are: (1) reasonable, (2) will not adversely impact the fiscal soundness of the Program Contractor, and (3) were without conflict of interest. The proof submitted shall relate to the Program Contractor's marketplace and demonstrate that the transactions are no more than the economic reality which the marketplace requires.

        9.6 Submission requirements for Disclosure of Information are as follows:

            9.6.1 Annually, at fiscal year end, as part of the annual reporting requirements. Disclosure must be received by AHCCCSA not later than 35 days after the last day of the fiscal year;

            9.6.2 Prior to AHCCCSA entering into or renewing the Program Contractor's contract;

            9.6.3 When a change is contemplated in ownership and control information previously submitted to AHCCCSA. A change in ownership and/or control requires the prior approval of the Director of AHCCCSA;

            9.6.4 Prior to or upon entering into any related party transaction not previously reported to AHCCCSA. This requirement is limited to the transaction(s) involved. Except when advance administrative review is required, disclosure must be received by AHCCCSA not later then 35 days after the date of the transaction.

            9.6.5 Upon written request of the Director of AHCCCSA. This requirement is limited to the scope of the request. Disclosure must be received by AHCCCSA not later than 35 days after the date of the request.

        9.7 In addition to the Federal requirements relating to financial management and reporting, ALTCS rules R9-28 502 through 512, establish reporting criteria for all ALTCS Program Contractors. These reporting criteria are codified in the General Provisions of the contract between Program Contractors and AHCCCSA and in the ALTCS Uniform Accounting and Reporting System and Guide for Audits of ALTCS Contractors and Providers; specifically, these two documents, along with the AHCCCSA rules, contain the financial management and reporting requirements related to an ALTCS contract.

        9.8 It is critical that the Program Contractor adhere to generally accepted accounting procedures and practices in its design of the systems intended to


                                     III-23
provide these data. Failure to meet the minimum requirements established by HCFA and AHCCCSA may result in the imposition of financial sanctions by AHCCCSA. Failure to satisfy these requirements also endangers the health and well-being of ALTCS members. Should the Program Contractor fail to integrate financial and service plan data, there is a risk that the member might not receive quality services in a timely fashion. In any event, the maintenance of sound financial management data should be a primary component in any successful operation.

        9.9 If an Offeror intends to subcontract for management services in its administration of the ALTCS program, then copies of the subcontract shall be submitted to AHCCCSA for prior approval. The Offeror shall submit all forms identified in Part Four, Section 11.3 of this RFP at the time of proposal. In addition to these forms, the Offeror shall submit the most current audited financial statement for all management services subcontractors. If the Offeror is considering more than one subcontractor for a given management service, forms shall be submitted on all subcontractors under consideration. A management services subcontractor is defined as a marketing organization or any other organization or person agreeing to perform any administrative function on service for the Program Contractor specifically related to securing or fulfilling the Program Contractor's obligations to AHCCCSA under the terms of the contract. This shall include, but not be limited to, third-party administrators, firms or persons who manage operations of the Program Contractor such as marketing, data processing, claims processing, prior authorization, and other management functions.

10.     DATA MANAGEMENT

        10.1 The Program Contractor shall have and demonstrate the capability to handle all required technical interfaces with AHCCCSA via the media identified in the following interfaces (refer to the Technical Interface Guidelines document in the bidder's library for further information. This document, which will include more specific guidelines, will be provided to Program Contractor upon contract finalization.)

        10.2 DAILY ROSTER PROCESS

             10.2.1 Introduction

                    Daily rosters are produced (seven days-a-week) for each Program Contractor under contract with AHCCCSA. Rosters identify: (1) new additions (members) to a Program Contractor for which the Program Contractor will be responsible in three days, (2) persons newly disenrolled or deceased for whom the Program Contractor is no longer responsible, and (3) changes to member's


                                     III-24
demographic data such as name, address or date of birth. Other changes, such as share of cost and rate code changes, are also communicated via the daily rosters. Capitation through the end of the month is calculated for all new enrollments. Since capitation is paid prospectively (see 10.3, Monthly Roster Process), recoupments are made for any disenrollments for the remainder of the month.

                    Rosters are produced in data file format. Program Contractors, or their service bureaus, have the option of either dialing in to the AHCCCSA computer system and downloading the data file for batch processing or having the data transmitted directly to their computer system. Some Program Contractors also receive paper rosters.

             10.2.2 Processing Requirements:

                    Media

                    Roster data files for Program Contractors, or service bureaus, choosing to dial in to the AHCCCSA computer system are downloaded from the Arizona Department of Administration, Data Center (ADOA-DC) mainframe to the AHCCCSA Wang VS7310 or VS7150 minicomputers. Program Contractors can then dial into the VS7310/VS7150 and initiate the transmission of their roster file to their own computer system.

                    Direct roster transmission files for Program Contractors, or their service bureaus, choosing host-to-host transmissions are held on the ADOA-DC mainframe and are transmitted via a dedicated data communication link to the Program Contractor/service bureau's computer.

             Reporting

             In addition to the daily roster, a Rate Code Summary report is produced. The Rate Code Summary roster provides total dollar amounts by rate code, and is distributed by AHCCCSA, Division of Business, Finance and Research (DBF&R) with the capitation checks/remittances.

             Testing

             Roster file transmissions must be tested in coordination with AHCCCSA, Information Services Division (ISD) operations staff prior to production implementation of a new Program Contractor or change in service bureau, or as a result of roster changes. Typical testing of roster file transmission takes approximately one week and must be completed prior to implementation of any new processing arrangement.



                                     III-25

             Notes

             Roster data, once delivered to the Program Contractor, is considered legal notification of the Program Contractor's responsibility for provision of care to AHCCCSA members.

             Special attention should be given to the daily capitation process immediately preceding the monthly capitation, as well as to the daily capitation process run on the last two days of the month. The daily capitation process which runs prior to the monthly is referred to as the 'last daily' and will contain all rate code changes made for the month, as well as any new enrollment, and disenrollments for the next month. It is important that this last daily be processed by the Program Contractors before attempting to run the monthly reconciliation process (see 10.3 Monthly Roster Process.)

        10.3 MONTHLY ROSTER PROCESS

             10.3.1 Introduction

                    Monthly rosters are produced the last day of every month for each Program Contractor under contract with AHCCCSA. Rosters will identify the total active population for each Program Contractor as of the first of the next month. Capitation for the next prospective month is calculated for each enrolled member as of the first of that month. This capitation is always for the full month; capitation for subsequent terminations is recouped through the daily roster process. The Program Contractor shall be responsible for maintaining an accurate data file of all of their members and should be prepared to complete an official reconciliation with AHCCCSA on a quarterly basis. The monthly capitation roster, in addition to providing the next prospective month's capitation, will be used to reconcile the Program Contractor's member file against that of AHCCCSA. In order for this reconciliation to be successful, it is important that all daily transmission files, including the last daily, be processed prior to the monthly reconciliation. Monthly rosters are produced in data file format only. Program Contractors, or their service bureaus, have the option of receiving the monthly rosters on reel or cartridge tape.

             10.3.2 Processing Requirements

                    Media


                                     III-26

                    Monthly rosters and monthly rate code summary are available on reel or cartridge tape.

                    Reporting

                    In addition to the monthly roster, a Rate Code Summary report which provides the total dollar amounts by rate code will be produced and distributed by DBF&R with the capitation checks/remittances. The Rate Code Summary is also available in electronic format (tape).

                    Testing

                    Roster file transmissions must be tested in coordination with the AHCCCSA ISD operations staff prior to production implementation of a new Program Contractor, change in service bureau, or as a result of roster changes. Typical testing of roster file transmission takes approximately one week and must be completed prior to implementation of any new processing arrangement.

                    Notes

                    Roster data, once delivered to the Program Contractor, is considered legal notification of the Program Contractor's responsibility for provision of care to AHCCCSA members.

        10.4 MASS ADJUSTMENT PROCESS

             10.4.1 Introduction

                    The mass adjustment process is used as a tool for administrative adjustment of contracted rates. Previously paid amounts are recouped, and then repaid at the new rate. From the Program Contractors' perspective, the mass adjustment resembles the daily roster process in that it is transaction driven. Special disenroll mass adjustment transactions identify recoupment, and enroll transactions identify repayment. The mass adjustment transmission file is identical to that produced via the daily roster process. A mass adjustment roster, which is different from the daily roster, is also produced. This roster lists recoupment/repayment amounts and associated dates by member. Program contractors are notified in writing prior to procuring.

             10.4.2 Processing Requirements


                                     III-27

                    Media

                    Mass adjustment files are available on tape: either reel or cartridge.

                    Reporting

                    Along with the mass adjustment roster, a mass adjustment rate code summary report is available. The mass adjustment rate code summary report is distributed by DBF&R with checks/remittances.

                    Testing

                    See 10.2 Daily Roster Process.

        10.5   ENCOUNTER DATA SUBMISSION PROCESS

             10.5.1 Introduction:

                    An encounter is a record of a medically related service (or visit) rendered by a provider registered with AHCCCSA to a member who is enrolled with a Program Contractor on the date of service. The encounter record includes (but is not limited to) all services for which the Program Contractor incurred any financial liability. Denied claims, or claims paid entirely by a third party, should not be reported as encounters. Submission of encounter data to the AHCCCSA is a mandatory requirement established by HCFA. The data contained on an encounter record must meet the requirements as prescribed by HCFA and accepted by the AHCCCSA.

                    Encounter data is reported by the Program Contractors on three different form types: (1) the HCFA-1500 (Form A), (2) the UB-82 (Form B) and (3) the Universal Drug Form (Form C). Program Contractors are required to submit encounters for all three (3) form types. Program Contractors are also required to submit the amount paid for mental health encounters. Paid amount may be submitted for all encounters. When reporting Encounter data to AHCCCSA, Program Contractors shall adhere to the tape specifications and guidelines specified in the AHCCCSA Encounter Reporting User Manual. Changes in or amendments to the Encounter Reporting User Manual will be distributed as revised requirements.


                                     III-28

                    Encounter data must be reported to AHCCCSA within certain timelines. Encounter data for inpatient hospital charges, i.e. room and board and ancillary services, requiring medicare filing, must be received by the AHCCCSA no more than one hundred and eighty (180) days from the end of the month in which the service was rendered.

                    All other encounters must be received by the AHCCCSA no more than one hundred and twenty (120) days from the end of the month in which the service was rendered.

             10.5.2 Processing Requirements

                    Media

                    AHCCCSA requires all Program Contractors to use magnetic tape as the medium to submit encounter data. The use of paper media is not acceptable. Program Contractors shall use the proper transmittal form when submitting encounter data to AHCCCSA. The transmittal form provides authorization for acceptance of the data by AHCCCSA and provides a receipt for the Program Contractor.

                    Reporting

                    Refer to the AHCCCSA Encounter Reporting User Manual for the encounter reports that are available to the Program Contractors.

                    Testing

                    To ensure the success of encounter data submission, a new Program Contractor must complete a successful testing phase with AHCCCSA before submitting official ("production") encounter data.

                    To initiate the test phase with AHCCCSA, the Program Contractor shall notify the AHCCCSA Encounter Manager and the ISD Encounter Team Project Leader of its readiness to begin testing tapes.

                    A minimum of five (5) working days will be required for AHCCCSA to complete the processing of each tape submitted. All test tapes must be identified with the word "Test" on the external label.

                    Technical Assistance and Training:


                                     III-29

                    To assist Program Contractors in submitting encounter data, the AHCCCSA Encounter Unit offers training on how to submit tapes, prepare labels and process paperwork. Trainings are also offered on how to read and interpret the reports provided by AHCCCSA, and how to use the reports to understand the status of encounter submissions and pending encounters. Trainings are offered on common edit problems, and suggestions on how to resolve these edits are provided. In addition, the Encounter Unit offers on-going technical assistance to Program Contractors. Inquiries can be made by telephone, fax, or memorandum. The Encounter Unit also offers specific analysis of pending encounter files at the request of Program Contractors.

        10.6 PROVIDER AFFILIATION PROCESS

             10.6.1 Introduction

                    Provider Affiliation data is required from the Program Contractor every quarter. This data, which defines the Program Contractor's provider network by county, is used by AHCCCSA to verify a Program Contractor's ability to provide adequate care as specified in the contract between AHCCCSA and the Program Contractor. Each Program Contractor to provider affiliation record is defined with a begin date, an end date, and specifies whether the provider is a Primary Care Physician, OB/GYN, or provides Early Periodic Screening, Detection and Treatment services. Providers may be specified as none, one, or several of these categories. Specialty codes, representing specialties such as allergist, optician, or gerontologist may also be submitted, but are not required.

                    Provider Affiliation tapes shall be submitted every quarter, and shall specify provider networks for the next quarter. These tapes are edited, errors written to an exception report, and accepted data added to the AHCCCSA database. The exception report is sent to the appropriate Program Contractor to be used in data correction. All tapes submitted to AHCCCSA, including correction tapes, must be full-file tapes.

             10.6.2 Processing Requirements

                    Schedules

                    Provider Affiliation tapes are required at the beginning of every quarter for the upcoming quarter. The first tape should be received by AHCCCSA operations (801 E. Jefferson, Phoenix, 4th floor) by October 1 of each year, and subsequent tapes on January 1, April 1 and July 1. Correction tapes (full file) shall be submitted as soon as possible after the exception reports



                                     III-30
have been received by the Program Contractor, and the erroneous records corrected.

                    Media

                    Provider Affiliation data must be submitted on tape, either reel or cartridge. External labels should contain the Program Contractor name, contents of the tape ("Provider Affiliation"), the quarter for which the data is being submitted (1st quarter is Oct. 1 through Dec. 31), the blocksize, the volume serial number (VOL-SER), and whether the tape includes an internal label.

                    Reporting

                    The Program Contractor Provider Exception report is produced each time a tape is received from a Program Contractor. It lists errors (if any) and is forwarded to the appropriate Program Contractor as a confirmation that its tape was processed and to aid in error correction (if required).

                    Testing

                    A clearly labeled provider affiliation tape ("Test") must be received by AHCCCSA ISD Operations prior to the first production tape submission. This test tape should be submitted at least one week prior to the submission of the production tape.

        10.7 MONTHLY PROVIDER TAPE

             10.7.1 Introduction

                    AHCCCSA produces a monthly magnetic tape which contains all providers registered with the program. This includes all active, terminated, and suspended providers. For each provider on the tape, information is included related to demographic data, provider status, categories of service, service rates, licenses and certifications, specialties, Medicare coverage, restrictions and service and billing addresses used by the provider. 10.7.2 Processing Requirements

                    Media

                    The Monthly Provider data is available on magnetic tape only.


                                     III-31

                    Reporting

                    None

        10.8 CASE MANAGEMENT DATA SUBMISSION PROCESS

             10.8.1 Introduction

                    Case management data is a record of the member's cost-effectiveness study, the case manager, placement history, case management review dates, and Title XIX services authorized for and provided to the member, including third party services. This includes any institution to which room and board is paid.

                    Those Program Contractors not utilizing online update to CATS shall have this system interface in place to update case management information in CATS.

             10.8.2 Processing Requirements

                    Media

                    Direct case management transmission files for Program Contractors choosing host-to-host transmissions take place on the ADOA-DC mainframe and are transmitted via a dedicated data communication link from the Program Contractor service bureau's computer.

                    Magnetic tape is also an acceptable medium for case management data to be given to AHCCCS.

                    Reporting

                    The following reports which identify case management interface errors are available to the Program Contractors:

                    10.8.2.1 Program Contractor Transaction Exception Detail Report - lists all transaction lines with error code(s) received

                    10.8.2.2 Program Contractor Transaction Error Summary Report
- - - lists all error codes received with the occurrence per code


                                     III-32

                       10.8.2.3 Program Contractor Transaction Summary Report - shows percentage of rejects per type of transaction as well as overall reject rate

                       Testing

                       Program Contractor Interfaces must be tested in coordination with the AHCCCSA/ISD/ALTCS staff prior to production implementation of a new Program Contractor's batch interface.

        10.9   MONTHLY PROCEDURE CODE (HCPCS) TAPE

               10.9.1  Introduction

                       AHCCCSA produces a monthly procedure code (HCPCS) tape for all Program Contractors. The data on the tape includes all active procedure codes which have effective end dates on or after January 1, 1989. For each such procedure code various records are included indicating the procedure description, pricing information and AHCCCSA coverage information.

               10.9.2  Processing Requirements

                       Media

                       The Monthly Procedure Code data is sent on magnetic tape only.

                       Reporting

                       None

        10.10 PROGRAM CONTRACTOR TO AHCCCSA HOST COMMUNICATIONS

              10.10.1 Responsibility for computer terminal hardware and data communications equipment enabling a Program Contractor access to relevant AHCCCSA data will be handled in the following manner.

              10.10.2 Equipment, materials and labor costs required to establish initial data access at a primary location will be furnished by AHCCCSA. AHCCCSA will also be responsible for the on-going maintenance expense associated with the primary installation.



                                     III-33

              10.10.3 Cost for additional equipment (including maintenance) at the primary site and any additional equipment (except modems) at any other site shall be the responsibility of the Program Contractor. AHCCCSA will provide modems for the primary site as well as any additional sites, end-to-end installation and on-going maintenance for each modem at each site. At the Program Contractor's request, AHCCCSA will provide assistance in coordinating with the phone company for the purpose of ordering any additional data circuits, however the installation cost and the on-going monthly charges will be the responsibility of the Program Contractor. Any and all additional equipment must be pre-approved by AHCCCSA prior to installation.

              10.10.4  Primary site equipment and services provided by AHCCCSA;

                       10.10.4.1 Modems at both ends (and any additional locations),
                       10.10.4.2 One 4 port communications controller (3x74 compatible),
                       10.10.4.3 One CRT (3270 compatible dumb terminal),
                       10.10.4.4 One printer (3287 compatible dot matrix),
                       10.10.4.5 One 9.6 analog data circuit,
                       10.10.4.6 All labor and materials to complete initial installation,
                       10.10.4.7 On-going maintenance on AHCCCSA provided equipment,
                       10.10.4.8 On-going monthly cost of primary site 9.6 analog data circuit,
                       10.10.4.9 On-going maintenance for all AHCCCSA installed modems.

        10.11 ELIGIBILITY VERIFICATION SYSTEM (EVS)

                 The automated Eligibility Verification System (EVS) at AHCCCSA is a service available to AHCCCS providers for obtaining member eligibility and enrollment verification. AHCCCSA contracts with an outside vendor who provides terminals in providers' offices. Through these terminals, providers can obtain specific eligibility and Program Contractor enrollment data without contacting the AHCCCSA Communications Center. An automated audit trail and a paper printout are available to the provider for record keeping. This service is available 24 hours a day, and is limited only by downtime required by AHCCCSA production.

11.     MEMBER HANDBOOK REQUIREMENTS

        11.1 The Program Contractor shall produce and provide printed information materials to each enrolled member within ten (10) days of enrollment. All



                                     III-34
informational materials prepared by the Program Contractor shall be approved by AHCCCSA prior to distribution to members. Information shall be provided in English and a second language when two-hundred (200) members or five percent (5%) of the enrolled population, speak the same non-English language. When AHCCCSA requires the Program Contractor to change covered services, notification will be provided to the affected member as soon as possible.

        11.2 The Member Handbook shall be written at the fourth grade level. AHCCCSA advises the Program Contractor to investigate the following resources to determine whether it is meeting the requirements stated in 11.1 above:

             11.2.1 Fry Readibility Index;

             11.2.2 PROSE, the Readability Analyst (Software developed by Education Activities, Inc.);

             11.2.3 Gunning FOG Index; and

             11.2.4 McLaughlin SMOG Index.

        11.3 The Member Handbook shall be required to meet AHCCCSA rules for printed information. The Member Handbook shall include a table of contents, administrative information explaining operations of the Program Contractor appointment procedures for, and both covered and non-covered ALTCS services.

        11.4 The Member Handbook shall address what to do in case of an emergency and shall include names, addresses and telephone numbers for members to receive instructions on obtaining care in case of an emergency. Information shall be included to explain how to obtain out-of-county moves, grievances, advance directives and contributions the member can make towards his/her own health.

        11.5 At a minimum, the Member Handbook shall contain the following language regarding questions, problems and grievances. These items are required by HCFA.

             11.5.1 Q. WHAT IF I HAVE QUESTIONS, PROBLEMS, OR COMPLAINTS ABOUT (PROGRAM CONTRACTOR NAME)

                    A. If you have a question or problem, please call __________
_______________________.
                       If you have a specific complaint about your medical care, the Case Manager will help you.


                                     III-35

             11.5.2 Q. WHAT IF I AM NOT HAPPY WITH THE HELP GIVEN TO ME BY THE CASE MANAGER?

                    A. If you do not agree with the answer you receive, you can tell the Case Manager you want to file a written or oral grievance. The grievance shall be filed no later than 35 days after the date of the action, decision, or incident.

                       (Program Contractor Name) shall make a final decision for grievances within 30 days of getting your written grievance. A letter will be mailed to you stating the Program Contractor decision and the reason for the decision. The letter will tell you how you can appeal the decision if you are still unhappy. You shall let the Program Contractor know you want to appeal the decision letter within fifteen (15) days.

                    A. If you are appealing the Program Contractor decision, (Program Contractor Name) will send your request for appeal to the AHCCCSA. You will receive information from AHCCCSA on how your appeal will be handled. The AHCCCSA will then decide if the Program Contractor decision was correct under the circumstances.

12.     STAFF AND SUPPORT SERVICE REQUIREMENTS

        12.1 The Program Contractor shall have in place the organizational and administrative system capable of implementing ALTCS contractual obligations which shall include, but not be limited to, the following:

             12.1.1 An Administrator to oversee the Program Contractor's business system;

             12.1.2 A Medical Director to ensure that medical decisions are made by qualified medical personnel;

             12.1.3 Sufficient clerical support staff to conduct daily business;

             12.1.4 A Grievance Coordinator to investigate AHCCCSA member and provider complaints and grievances against the Program Contractor;

             12.1.5 A Financial Officer to oversee the budget and accounting system implemented by the Program Contractor;



                                     III-36

             12.1.6 Case Managers to coordinate the provisions of services to clients in HCBS and institutional settings;

             12.1.7 Provider representative(s) to coordinate communications between the Program Contractor, subcontractors, other Program Contractors, and AHCCCSA;

             12.1.8 Claims processors to ensure the timely and accurate processing and adjudication of original claims, claims corrections letters
(CCLs), resubmission and overall disposition of all claims;

             12.1.9 Encounter processors to ensure the timely and accurate submission of encounter data to AHCCCSA;

             12.1.10 Support services staff to ensure the timely and accurate processing of support service reports/requests (i.e., telephone systems, MIS, etc.);

             12.1.11 A QM Management Coordinator who is a registered nurse with a current Arizona license;

             12.1.12 Prior Authorization staff to authorize medical care; and

             12.1.13 A registered nurse with a current Arizona license to conduct inpatient concurrent review.

        12.2 It is the Program Contractor's responsibility to ensure that all staff have appropriate training, education and experience to fulfill the requirements of the position. Furthermore, the Program Contractor shall have an organization capable of supporting these personnel.

13.     GRIEVANCE AND APPEALS REQUIREMENTS

        13.1 The grievance process represents a vital component of the ALTCS program as it ensures the operational integrity of the health care delivery system and the provision of quality health care. By affording expeditious review, the grievance process provides an alternative resolution of disputes and disagreements for all participants. State law, as well as Federal law, mandates implementation of and adherence to a grievance mechanism.

        13.2 The Program Contractor shall have a grievance policy for members and providers which defines their rights regarding any adverse action by the Program Contractor. The purpose of this section is to define the minimum requirements of


                                     III-37
the Program Contractor's grievance policy. The Program Contractor shall develop and maintain a written grievance policy that, at a minimum includes, but is not limited to, the following:

             13.2.1 The grievance procedure shall be provided to members upon enrollment, to all subcontractors at time of contract, and to non providers within ten (10) days of the date of receipt of a claim;

             13.2.2 The member grievance procedure shall be written in English and a second language when two hundred (200) members or five (5) percent of the enrolled population, speaks the same non-English language.

             13.2.3 Each nursing facility shall inform each member of the member's rights and responsibilities in conformity with 42 C.F.R., Part 483 Subpart B.

             13.2.4 The nursing facility shall maintain a grievance procedure consistent with AHCCCSA policies. The grievant in nursing facility grievances shall be informed that appeals to the Program Contractor are available.

             13.2.5 The grievance procedure shall specify that all grievances, except those challenging claim denials, shall be filed with the Program Contractor no later than thirty-five (35) days after the date of adverse action and that all grievances challenging claim denials shall be filed in writing with the Program Contractor no later than twelve (12) months from the date of service for which payment is claimed.

             13.2.6 Specific individuals shall be appointed with authority to require corrective action to administer the grievance policy.

             13.2.7 A log shall be maintained for all grievances containing sufficient information to identify the grievant, date of receipt, nature of the grievance and the date grievance is resolved. The member grievance log shall be maintained separately from all other logs.

             13.2.8 Within five (5) working days of receipt, the grievant shall be informed by letter that the grievance has been received. This letter shall be in English and a second language as described in Section 13.2.2 above.

             13.2.9 Privacy of the grievance records shall be maintained at all times, including the transmittal of medical records, if required.



                                     III-38

             13.2.10 Each grievance shall be thoroughly investigated using the applicable statutory, regulatory and contractual provisions as well as the Program Contractor's policies/procedures, ensuring that facts are gathered from all parties.

             13.2.11 All documentation received and mailed by the Program Contractor during the grievance process shall be dated.

             13.2.12 All grievances shall be filed in a secure, designated area and be retained for five (5) years following the final decision, judicial appeal or close of a grievance.

             13.2.13 If the Program Contractor's final decision is appealed, all supporting documentation shall be forwarded to AHCCCSA, Office of Grievance and Appeals. Such appeal shall be received by AHCCCSA no later than five (5) working days from the date the Program Contractor receives the appeal or the date of the oral request from AHCCCSA, Office of Grievance and Appeals. The appeal file must contain a cover letter that includes, as applicable:

                     13.2.13.1 Member's or provider's name;

                     13.2.13.2 Member's or provider's AHCCCSA ID number;

                     13.2.13.3 Member's or provider's address;

                     13.2.13.4 Phone number (if available);

                     13.2.13.5 Date of receipt of grievance and appeal; and

                     13.2.13.6 Summary of the Program Contractor's actions undertaken to resolve the grievance and basis thereof.

             13.2.14 The following material shall be included in the appeal file:

                     13.2.14.1 Written request of the member or provider asking for the appeal;

                     13.2.14.2 Copies of the entire file which include the investigations and/or medical records;

                     13.2.14.3 Other information that would be necessary for resolution of the grievance by AHCCCSA (i.e., claim forms evidencing dates of



                                     III-39
receipt; claims summaries indicating submissions, denials, dates, and reasons for denial; contracts; policies, procedures; phone logs; case notes, etc.).

        13.3 A Quarterly Grievance Report shall be submitted to AHCCCSA, Office of Grievance and Appeals, using the format reflected in Part Five, Attachment 5 to this RFP. Failure to submit the Quarterly Grievance Report within forty-five
(45) days from the end of the quarter shall result in a sanction.

        13.4 Any Program Contractor submitting grievances which fail to comply with one or more of the above-mentioned grievance standards (i.e., failure to issue a determination within the appropriate time frame, failure to specify the appropriate appeal time frame, etc.) shall be sanctioned in the amount of $500.00 per grievance.

        13.5 All Program Contractors shall maintain grievance standards in compliance with the contract provision and ALTCS policies to ensure that both member and provider disputes are handled competently, expeditiously, and equitably. Inquiries, i.e., requests for information, are NOT grievances, and therefore, the grievance standards do not apply.

        13.6 The Program Contractor may attempt to use alternative resolution procedures to resolve disputes presented to the Program Contractor verbally or in writing. If the Program Contractor elects to use an alternative resolution process, it shall be administered equally and fairly, and shall be completed within ten (10) days from receipt of the dispute. If the matter is not resolved to the member's or provider's satisfaction within the ten (10) day period, or if the Program Contractor fails to act upon the matter within the ten (10) day period, the dispute shall be treated as a grievance. The Program Contractor shall complete the alternative resolution process, if it elects to use such, and any resulting grievance within a maximum of thirty (30) days, from the date of the filing of the grievance or dispute, and in no event shall any grievance process exceed beyond thirty (30) days, whether the Alternative Resolution Process is utilized or not.

        13.7 For member grievances, a notice shall be given to the member when he or she enrolls and where there is an adverse action affecting his claim (i.e., a denial, reduction or suspension of medical services). This notice shall include what action is being taken; reasons for the action; specific regulation references; a statement of the member's right to a grievance process with the Program Contractor and a right to an appeal to AHCCCSA for an evidentiary hearing; the method by which a member can file a grievance with the Program


                                     III-40

Contractor and appeal for a hearing to AHCCCSA; a statement that the applicant/member can represent himself or herself, have legal counsel, a relative, friend or other spokesperson represent him or her; and an explanation that services will continue pending a timely request for hearing.

        13.8 No later than ten (10) days from the date that a dispute is initially presented to the Program Contractor, the Program Contractor shall inform the member or provider of the Program Contractor's resolution and ask a member or provider if the resolution is acceptable. In addition:

             13.8.1 If acknowledged as acceptable, the matter may be closed; and

             13.8.2 If the member or provider states that the resolution is unacceptable, the Program Contractor shall then treat the dispute as a grievance where all grievance standards apply, e.g., the dispute is logged in as a grievance, acknowledgment letters are mailed, a decision is issued within the appropriate time frames, appeal rights are provided.

        13.9 For all disputes where an alternative resolution is proposed, the Program Contractor shall maintain a permanent record which contains at a minimum, the following:

             13.9.1 The name of the member and provider;

             13.9.2 Telephone number and address;

             13.9.3 Date the dispute was presented;

             13.9.4 Date the resolution was communicated to the member and provider;

             13.9.5 Nature of the dispute;

             13.9.6 The resolution offered; and

             13.9.7 Whether resolution is accepted or rejected.


                                     III-41

         PART FOUR
         PREPARATION OF THE PROPOSAL AND THE COMPREHENSIVE SERVICE AND DELIVERY PLAN MATERIAL

 1.   Proposal Content and Format

      The Offeror's proposal shall include a detailed description of the techniques and procedures to be used in performing the functions and services defined in this RFP. This section of the RFP contains essential information for Offerors in preparing a response to the RFP. The section focuses on the content of the response; instructions related to the physical submittal of the response are located in Part Two. The Offeror's proposal shall present sufficient information to reflect a thorough understanding of the organizational requirements and a detailed approach and plan for addressing each element identified below. Proposals that merely paraphrase this RFP or any part(s) thereof or use such phrases as "will comply" or "standard techniques will be employed" may be considered unresponsive and may be so rejected.

      1.1 One original and nine (9) copies of each proposal shall be submitted on the forms provided or by following the instructions provided in Part Four. Proposals shall be submitted in the following order:

            1.1.1 Table of Contents for the Proposal;

            1.1.2 RFP Transmittal Letter;

            1.1.3 RFP Response Checklist;

            1.1.4 Contract Signature Sheet;

            1.1.5 Appendix A of the Contract;

            1.1.6 Rate Development Sheets;

                        1.1.6.1 Nursing Facilities CRCS Non-Ventilator Dependent Clients;

                        1.1.6.2 Nursing Facilities CRCS Ventilator Dependent Clients;

                        1.1.6.3 Capitation Lag Factor Worksheet;

                        1.1.6.4 HCBS CRCS Non-Ventilator Dependent Clients;

                        1.1.6.5 HCBS CRCS Ventilator Dependent Clients;

                        1.1.6.6 HCBS Average Daily Census Worksheet Non-Ventilator Dependent Clients;

                        1.1.6.7 HCBS Average Daily Census Worksheet Ventilator Dependent Clients;

                        1.1.6.8 Case Management Capitation Rate Calculation
Sheet;

                        1.1.6.9 Acute Care CRCS Members Without Medicare, Ventilator Dependent Rate Code Classification;

                        1.1.6.10 Acute Care CRCS Members Without Medicare, Non-Ventilator Dependent Rate Code Classification;

                        1.1.6.11 Acute Care CRCS Members With Medicare, Non-Ventilator Dependent Rate Code Classification;

                        1.1.6.12 Acute Care CRCS Members With Medicare, Non-Ventilator Dependent Rate Code Classification;

                        1.1.6.13 Acute Medical CRCS Aggregate Rate Calculation Sheet Non-Ventilator Dependent;

                        1.1.6.14 Acute Medical CRCS Aggregate Rate Calculation Sheet Ventilator Dependent;

                        1.1.6.15 Mental Health Capitation Rate Calculation
Sheet;

                        1.1.6.16 Mental Health Capitation Rate Worksheet for Evaluation/Diagnosis;

                        1.1.6.17 Mental Health Capitation Rate Worksheet for Avoided Long Term Care Cost;

                        1.1.6.18 Aggregate Capitation PMPM and Administrative Cost Factors;

                        1.1.6.19 Rate Sheet for Net PMPM Capitation;

                        1.1.6.20 Capitation Rate Sheet Summary;

            1.1.7       Program Description;

            1.1.8       Case Management Plan;

            1.1.9       Service Provider Network Information;

                        1.1.8.1     Letters of Intent;

                        1.1.8.2     Subcontracts;

                        1.1.8.3     Narrative Description;

                        1.1.8.4     Network Policies and Procedures;

                        1.1.8.5     Form C, (if applicable);

            1.1.10 Quality Management Plan (Including utilization management plan);

            1.1.11 Financial Management Questionnaire Forms 1 through 9 and Forms 10 to 19 (if applicable);

            1.1.12 Data Management Questionnaire;

            1.1.13 Grievance and Appeals Questionnaire;

            1.1.15 Member Handbook;

            1.1.16 Third Party Liability Questionnaire;

            1.1.17 Supportive Housing Questionnaire (for Maricopa County only);

            1.1.18 Certificate of Insurance;

            1.1.19 Conflict of Interest Form (if necessary); and

            1.1.20 Amendment(s) (if applicable).

      1.2 It is permissible to photocopy the forms that follow or otherwise duplicate them in the format presented herein.

      1.3 Items 1.1.4 and 1.1.5 shall become part of the final contract. Items
1.1.6 through 1.1.16 shall be used to evaluate the Offeror's ability to deliver the covered services and shall become the Program Contractor's CSDP.

      1.4 The instructions for completing the required forms and providing the necessary information follow.

 2.   RFP Transmittal Letter

      A sample transmittal letter can be found in Part Five as Attachment 6 of this RFP. The Offeror shall submit a letter following this format.

 3.   RFP Response Checklist

      The Offeror shall complete the RFP checklist found in Part Five, Attachment 7 of this RFP.

 4.   Contract Signature Sheet

      The contract signature sheet is the first page of the contract found in Part Five, Attachment 1 of this RFP. The Offeror shall fill in its name and address and the individual authorized to obligate the Offeror shall sign and date the signature sheet. If the Offeror's proposal is accepted, the sheet will be completed on behalf of AHCCCSA and shall be returned to the Offeror, thereinafter known as the Program

Contractor, with the General and Special Provisions, Appendix A, B and C. This shall constitute the entire contract.

 5.   Appendix A - Program/Administration

      Appendix A is part of the contract found in Part Five, Attachment 1 of this RFP. The Offeror shall complete Sections 1, 5 and 6 as appropriate for its proposal.

 6.   Rate Development

      6.1   Overview

            The Offeror is advised that the bids submitted with the RFP is inclusive of mental health services for the elderly and physically disabled
(EPD) as defined in Section 3.2, Part Three of this document, ventilator dependent services, nursing facility services, HCBS and acute medical services. Two capitation payments are developed: one for the ventilator dependent population and a second for all other elderly and physically disabled. Program contractors who expect to have fewer than 500 ALTCS members may propose alternative payment methods to full capitation for ventilator dependent members in their proposals. The Program Contractor will be reimbursed in accordance with the contract provisions of Appendix B.

      6.2   Bid Components

            The Offeror's bids for services are comprised of the following components:

            6.2.1 Estimated contracted nursing facility rates adjusted for patient mix;

            6.2.2 HCBS persons allowable within the HCFA-imposed HCBS cap and HCBS per capita expenses, including over-the-counter drugs, medical supplies, and customized Durable Medical Equipment;

            6.2.3 A Capitation Lag factor reflecting service delay between enrollment date and placement date as reflected on CATS data. The Capitation Lag factor considers the period between enrollment and placement up to 30 days. Delays in placement beyond 30 days are not considered in the Capitation Lag factor;

            6.2.4 Medicare/Third Party recoveries;

            6.2.5 Client Share of Cost [based on Assigned Share of Cost, not actual collections, from the Long Term Care Eligibility Determination System
(LEDS) information for the first six months of FY 1993];

            6.2.6 Administration, profit, and contingencies;

            6.2.7 Case management expenses;

            6.2.8 Acute medical service expenses with Medicare and without Medicare, including therapies; and

            6.2.9 Expenses for mental health services provided to members less than 21 years of age and members 65 years of age and over.

      6.3   Capitation Worksheets

            The Offeror shall complete a capitation work sheet for each county in which they propose to provide ALTCS services since an award will be made to a single Program Contractor in each county. AHCCCS is aware that certain program elements may be more readily managed across counties. In the evaluation, a capitation element, e.g. HCBS mix, may be weighted across counties in which a Program Contractor proposes, in addition to evaluation by county.

      6.4   Capitation Bid Schedule of Events

            AHCCCSA releases information on level of May 21 care and nursing minutes for institutional clients

            Capitation Bids Submitted                      June 21

            Letters of Intent Submitted                    June 21

            Evaluation of Capitation Worksheets            June 21-25

            Other Feedback                                 July 6

            First BFO Due to AHCCCS (If required)          July 1
            Second BFO Due to AHCCCS (If required)         July 15

            Publication of Fee-for-Service Nursing         July 20
             Facility and HCBS Rates

            Contracted Nursing Facility                    August 1
             Rates and HCBS Agency
             Rates Submitted

            Nursing Facility Subcontract
             Agreements Submitted                          August 1

            Contracts Awarded                              August 16 -
                                                           August 20



      6.5   Nursing Facility Requirements

            One key component of the capitation bid is the amount for nursing facility services. In previous years AHCCCSA has required that the rates negotiated with subcontracting facilities be included in the capitation proposal submitted by Offerors. This is no longer a requirement. However, the following are required:

            6.5.1. The Program Contractor shall have in place a mechanism for competitive, bona fide negotiations with subcontractors. This shall include the opportunity for face-to-face negotiations. This process shall be consistent with the process described in this section.

            6.5.2. The Offeror shall submit with its bid, letters of intent from nursing facilities expressing their willingness to engage in contract discussions. Letters of intent from other categories of providers shall also be submitted as described in Section 4.1. of Part Three.

            6.5.3. The Offeror shall submit a proposed gross institutional component of the capitation rate based on three factors: (1) The offeror's estimate of the rates which will be paid to subcontracted nursing facilities;
(2) The Offeror's anticipated patient mix as measured by the PAS; and (3) The Offeror's mix of clients across facilities.

            6.5.4. As a result of OBRA 1987, The Offeror shall not pay a nursing facility based on the facility's classification as skilled nursing facility or intermediate care facility. Payment must reflect patient characteristics in lieu of nursing facility characteristics. The Offeror is also mandated to reflect related OBRA 1987 expenses in payment rates, including those associated with training and testing of nurse aides. Payment of a single composite payment rate to a nursing facility, based on patient mix, is acceptable as an alternative to distinct payments for each patient class.

            6.5.5 The Offeror shall accept the risk if rates ultimately are not consistent with the capitation payment finally negotiated with the AHCCCSA program. There will be no adjustments to the gross institutional line, up or down, based on actual subcontractor rates.

            6.5.6 Rates ultimately negotiated with sub- contractors must be submitted to AHCCCS for informational purposes by August 1 of the initial year and each renewal year.

      6.6   Renewal

            AHCCCSA will consider negotiating an overall rate of change in the capitation rate with the Program Contractor for the renewal year. In developing the overall rate of change, AHCCCSA shall use applicable inflation factors, quarterly and annual audited financial statements submitted by the Program Contractor, and increases in the nursing facility fee-for-service rates. The latter will be used to compute the increase in the gross institutional line for capitation. The computation will examine each individual in the Program Contractor county (rural counties may be combined) and assign a nursing services cost to the individual. These data will be summed across individuals and will have capital and other fee-for-service cost components added to them. This may include add-ons to compensate facilities for new requirements.

            6.6.1 Program Contractors are required, in the case of a nursing facility whose rate of payment in the renewal year is less than the fee-for-service rate, to pass on the gross institutional line increase amount at least to the extent that the fee-for-service rate for the renewal year is reached. Program Contractors may provide higher rates of increase.

            6.6.2 Program Contractors are required to specify in the initial contracts with nursing facilities the mechanism or methods they will employ to adjust rates for nursing facilities in the renewal periods. The agreement may be changed by mutual consent of the Program Contractor and the nursing facility. This agreement must be in place no later than October 1, 1993.

            6.6.3 Program Contractors shall have the ability to negotiate multiple year contracts with nursing facilities subject to performance requirements.

            6.6.4 AHCCCSA may in a renewal year use quarterly or annual audited financial data in lieu of the previous year's capitation component for the gross institutional line and any other capitation component.

      6.7   Share of Cost/ Medicare/Other Third-Party Collections

            This section clarifies Offeror responsibilities pertaining to share of cost collections, Medicare, and other third-party collections.

            6.7.1 Share of Cost

                  The Offeror receives capitation payments which deduct the share of cost which individuals are to contribute to the cost of care. Offerors may transfer this responsibility to nursing care facilities, Institutions for Mental Disease for those 65 years of age and older, and Inpatient Psychiatric

Facilities for those less than 21 years of age, and compensate these facilities net of the share of cost amount.

            6.7.2 Medicare/TPL

                  The Offeror shall maximize collection of Medicare and other third party payors on behalf of ALTCS members. The capitation calculation deducts an estimate of the amount which can be expected to be collected.

      6.8   Contractor Payment

            6.8.1 The Offeror receives a single weighted rate reflecting the acute medical services rate with and without Medicare. The composite rate is based on the two rates weighted for the appropriate Medicare and non-Medicare percentages. The section entitled "Capitation Proposal Worksheet and Instructions" is used by the Offeror to construct the capitation proposal. The Offeror submits two proposals, one for ventilator dependent members and one for all other ALTCS members. Offerors which expect to serve fewer than 500 members are not required to submit a capitation proposal for ventilator dependent members if they are proposing an alternative to capitation.

            6.8.2 Acute Medical Services Only Capitation

                  For members entitled to acute medical services only, payment for acute care and mental health services will be combined into one rate.

            6.8.3 For a discussion of the HCBS assumed mix, see Part 5, Appendix B of the Contract.

            6.8.4 ALTCS capitation may be recouped for members not placed after 30 days. Members not placed shall be paid in accordance with item 6.8.2, "Acute Medical Services Only Capitation," above.

            6.8.5 Capitation may be recouped for duplicate capitation payments or back to the date of a member's death. In no case will capitation be recouped any further back than the contract year prior to the current contract year.

            6.8.6 Approval of Capitation Rates by HCFA

                  Under the terms of the agreement with the Health Care Financing Administration (HCFA), capitation rates to Offerors are subject to approval by HCFA.

            6.8.7 Reconciliation of Capitation

                  Reconciliation occurs only for the number of member months both in total and against the HCBS cap and Share of Cost as described in Appendix B of the Contract. No other reconciliation of capitation shall occur unless specifically required by HCFA or otherwise addressed in this section.


      6.9   Civil Monetary Penalties

            Under the authority of A.R.S. Section 36-2957, the Director may assess civil penalties against any person whom he determines has presented or caused to be presented a claim for an item or service:

            6.9.1 That the person knew or had reason to know was not provided as a claim, or

            6.9.2 For which the person knew or had reason to know was false or fraudulent, that no payment could be made by the system because:

                        6.9.2.1 The member receiving the claimed services was not a member on the date for which the claim is being made, or

                        6.9.2.2 The item or service claimed is substantially in excess of the needs of the member or of a quality that fails to meet professionally recognized standards of health care.

               6.9.3 For which the person knew or had reason to know that no payment could be made by the system because the request for payment is in violation of an agreement between the person and AHCCCSA or the Offeror.

               6.9.4 Relating to or incidental to a physician's service, for which the person knew or had reason to know that the individual who furnished or supervised the furnishing of service was not licensed as a physician, misrepresented to the patient medical specialty board certification or obtained a license through a material misrepresentation.

               A person who knowingly violates this provision is subject, in addition to any other penalties available by law, to a civil penalty of $2,000 or less for each item or service claimed and is additionally subject to an assessment not to exceed twice the amount claimed for each item or service.

               The Director shall make the determination to assess civil penalties and collect assessment amounts pursuant to ALTCS Rule 9-28-1002. Any person adversely affected by the Director's final decision is subject to a judicial review in accordance with A.R.S. Section 12-901, et seq. Any civil penalty or assessment imposed by the Director which remains unpaid shall be collected by the State or AHCCCSA in Maricopa County Superior Court. Matters which were raised or could have been raised in a hearing before the Director or in an appeal pursuant to A.R.S. Section 12-90, et seq., may not be raised as a defense to this civil action.

         CAPITATION PROPOSAL WORKSHEETS AND INSTRUCTIONS

1.    Overview

      It is the intent of AHCCCSA to award contracts to Offerors capable of providing all covered services to ALTCS members. Contracts are to be awarded on a county-wide-service (full county) basis.

      This section presents the format and instructions for the Offeror to prepare and submit its capitation proposal. The

Offeror is cautioned to carefully review this section and follow all instructions. The forms and format presented in this section must be used by the Offeror in preparing and submitting the capitation proposal. Failure to perform as specified may result in rejection of the Offeror's proposal as unresponsive.

      In order for an Offeror to be awarded a contract, the Offeror shall submit and AHCCCSA shall accept a capitation proposal for each service category as described below. The Offeror shall be reimbursed a single capitation amount regardless of the long term care placement or acute medical or mental health services utilization. This reimbursement shall also cover case management and administrative costs. The Offeror shall be at risk for ALTCS services, except for the provision of reinsurance for acute medical services which is risk sharing with the Offeror.

      The forms and service categories presented in this section are mandatory. An Offeror who changes or adjusts this format may have its proposal rejected as unresponsive.

      In developing its bid proposal, the Offeror is instructed to ignore the new provisions of 2.4.1 and 2.4.2 including:

      - The requirement that Program Contractors pay the Medicare HMO/CMP copayments, deductibles, and/or premiums for members enrolled in Medicare HMOs/CMPs; and,

      - The requirement that Program Contractors shall require members enrolled in Medicare HMOs/CMPs to seek required Medicare services before receiving ALTCS services.

      These two new requirements will be handled as a program change.

      All assumptions must be fully documented. This includes complete supporting documentation and rationale. At a minimum such documentation and rationale shall be:

      1. Logical and supported by evidence provided by the Offeror;

      2. Clearly stated with all assumptions supported by evidence provided by the Offeror; 3. Consistent with the assumptions and evidence provided by the Offeror;

      4. Comprehensive and complete with current information used as support;
and

      5. Linked to the Offeror's financial plan with cash flow analysis where necessary to support either the assumptions or the rationale.

      The Offeror shall demonstrate that the capitation rates proposed are actuarially sound. The Offeror may require assistance from an actuary to develop some of the fundamental assumptions for meeting the criteria defined above.

      All attachments shall be clearly identified and included with each completed form. An Offeror submitting proposals for multiple counties which merely photocopies its documentation may have its proposal rejected as unresponsive. Each form (except the final rate form) must have a full and complete set of assumptions.

The Offeror shall complete and submit a capitation proposal rate sheet for each service category identified below:

      -  Nursing Facilities and Specialty Units

      -  HCBS

      -  Case Management

      -  Acute Medical Services

      - Mental Health Services for members 65 years of age and older and for members less than 21 years of age

      -  Administration (includes profit, risk, and contingencies)

The net capitation rate from each service category will be combined in the final form to develop the single capitation rate.

The first set of capitation proposal rate sheets to be completed is for the nursing facilities and specialty units service category.

         NURSING FACILITIES CAPITATION RATE CALCULATION SHEET

1.    Overview

      The nursing facilities LTC CRCS is used to present the Offeror's capitation proposal for services delivered in nursing facilities at Class I, II, III levels of care, institutional hospice and Specialty Care. There are four elements: (1) Identification (2) Service Cost Calculation (3) Adjustments, and
(4) Net Capitation Rate. The Identification section is used to indicate the county for which the CRCS was prepared.

      The Service Cost Calculation section is used to compute the per member per month (PMPM) service cost for Class I, II, III, institutional hospice (general inpatient and/or respite), and Specialty Care. Expected average daily census and per diem costs are developed for each type of nursing facility identified above. This data must reconcile with the average daily census and per diem cost information included in the financial plan.

      In preparing the entry for average daily census, the following information may be of assistance. Average daily census is the number of specific type of beds that may be filled by ALTCS members during a month. The average daily census is influenced by the needs of members for a certain level of care. AHCCCSA's PAS findings may be used as the primary determinant of initial placement level. In addition, the Program Contractor is required to change the level of care based on the individual's medical and functional needs. The Offeror shall manage actual utilization and change in placement through the case manager. To be competitive, the Offeror shall understand effective utilization management in the long-term care environment and be sensitive to quality of care issues. This understanding must be reflected in the capitation proposal.

      In preparing the per diem cost entry, the following information may be of assistance. The per diem cost is the average daily cost for the provision of the specific level of service (Class I, II, III institutional hospice, and Specialty
Care). The average per diem cost entered is based on an analysis of the Offeror's approach to placement of members and the distribution of high to low cost facilities.

      Determining the distribution of members is necessary because the placement of members between Class I, II, III, institutional hospice, and Specialty Care must be accounted for to enable AHCCCSA to evaluate the strategy of the Offeror. The expected distribution percentage to be used is based on the Offeror's assumptions regarding the placement of members between the different levels of care. In preparing the entry for unit cost, the following information may be of assistance. The unit cost is the average cost for the provision of the specific service. The unit cost is dependent on the type of contracts and contract reimbursement methodology the Offeror negotiated with the provider. The unit cost data entered must be based on these factors.

2. Copayments and Reinsurance

      There are no co-payments or reinsurance for nursing facility services.

3.    Adjustments

      The Adjustment section is composed of two items in preparing the adjustment data; the Offeror should carefully review ALTCS policies and this RFP request regarding this item.

      a.       Member Share of Costs

               The first adjustment item is member share of cost. The Offeror is advised to review the RFP items related to member share of cost, and to review Chapter 1600 of the ALTCS Program Management Manual as it relates to Share of Cost, and prepare an entry for this adjustment.

      b.       Third-Party Recoveries

               The second adjustment item is recoveries due to third- party liability (TPL). Approximately 86 percent of ALTCS members will be Medicare eligible. The Offeror shall be required to pursue these benefits of Medicare, private long term care insurance, Veterans Administration, Medigap and other health insurance. The member may also have other insurance that will be available to offset the cost of long term care services. The Offeror shall have a well managed system for maximizing TPL revenues.

4.    Instructions

      The following instructions are to be used for completing the nursing facility CRCS. The Offeror shall complete a nursing facility CRCS for each service area for which a proposal is submitted. The Offeror shall complete an nursing facility CRCS for ventilator dependent members as well as non-ventilator dependent members, unless the Offeror expects to have fewer than 500 ALTCS members and is proposing an alternative to capitation for ventilator dependent members.

      The following line by line instructions should be followed when completing each nursing facility CRCS:

         Non-Ventilator Dependent Members Nursing Facility CRCS Instructions

LINE                     DESCRIPTION


1. Average daily census shall be entered for Class I members. The Offeror's estimated average expected per diem cost (or rate) that will be contracted for with these facilities is entered (attach assumptions).

2. Average daily census shall be entered for Class II members. The Offeror's estimated average expected per diem cost (or rate) that will be contracted for with these facilities is entered (attach assumptions).

3. Average daily census shall be entered for Class III members. The Offeror's estimated average expected per diem cost (or rate) that will be contracted for with these facilities is entered (attach assumptions).

4. Average daily census shall be entered for Specialty Care. The Offeror's estimated expected per diem cost (or rate) that will be contracted for with these facilities is entered (attach assumptions).

5. Average daily census shall be entered for members receiving institutional hospice (general inpatient or short term respite) services. The Offeror's estimated average expected per diem cost (or rate) that will be contracted for with these providers is entered (attach assumptions). Offerors must separate payments for those members with Medicare and those without. Payments here are gross amounts, not net of Medicare.

      In preparing the institutional hospice line item, the following information may be useful. Per HCFA, Program Contractors may negotiate rates with hospice providers and are not required to pay the Medicare rates.

6. Add the average daily census from lines 1, 2, 3, 4, 5a and 5b. Enter the sum here.

7. Add the monthly cost from lines 1, 2, 3, 4, 5a and 5b. Enter the sum here.

8. Divide line 7 (total monthly cost) by line 6 (total members) and enter the result here. This is the Per Member Per Month (PMPM) rate for these members.

9. Enter capitation lag factor from worksheet here.

10 Multiply line 9 by line 8.

11. Adjustment shall be entered for member share of cost and Medicare TPL.

12. Add lines 11a and 11b3. Enter the sum here.

13. Subtract line 12 from line 10, and enter the difference here.

         Ventilator Dependent Members Nursing Facility CRCS Instructions

LINE                     DESCRIPTION


Note: There are no Class I, II or III placements for Ventilator Dependent members. Other than this change, the instructions for Ventilator and Non-Ventilator Dependent CRCSs are the same.

1. Average daily census shall be entered for Class IV members. The Offeror's estimated average expected per diem cost (or rate) that will be contracted for with these facilities is entered (attach assumptions).

2. Average daily census shall be entered for Specialty Care. The Offeror's estimated expected per diem cost (or rate) that will be contracted for with these facilities is entered (attach assumptions).

3. Average daily census shall be entered for ventilator dependent members receiving institutional hospice (general inpatient or short term respite) services. The Offeror's estimated average expected per diem cost (or rate) that will be contracted for with these providers is entered (attach assumptions). Offerors must separate payments for those members with Medicare and those without. Payments here are gross amounts, not net of Medicare.

      In preparing the institutional hospice line item, the following information may be useful. Per HCFA, Program Contractors may negotiate rates with hospice providers and are not required to pay the Medicare rates.

4. Add the average daily census from lines 1, 2, 3a and 3b. Enter the sum here.

5. Add the monthly cost from lines 1, 2, 3a and 3b. Enter the sum here.

6. Divide line 5 (total monthly cost) by line 4 (total members) and enter the result here. This is the PMPM rate for these members.

7. Enter capitation lag factor from worksheet here.

8 Multiply line 7 by line 6.

9. Adjustment shall be entered for member share of cost and Medicare TPL.

10. Add lines 9a and 9b3. Enter the sum here.

11. Subtract line 10 from line 8, and enter the difference here.

         NURSING FACILITIES CRCS

         NON VENTILATOR DEPENDENT CLIENTS

                                               AVERAGE
                                                DAILY                PER DIEM
TYPE OF PLACEMENT                               CENSUS                 COST
- - -----------------                               ------                 ----
                                            MONTHLY COST
                                            ------------
1.    Class I                                   x               x       30.4 =
                                       --------       ---------                 ----------

2.    Class II                                  x               x       30.4 =
                                       --------       ---------                 ----------

3.    Class III                                 x               x       30.4 =
                                       --------       ---------                 ----------

4.    Specialty Care                            x               x       30.4 =
                                       --------       ---------                 ----------

5. a. Institutional Hospice                     x               x       30.4 =
        with Medicare                  --------       ---------                 ----------

   b. Institutional Hospice                     x               x       30.4 =  ----------
        without Medicare               --------       ---------

6.   Total Members                                             -------------

7.   Total Monthly Cost                                        -------------

8.   Facility Costs PMPM:    (line 7 divided by line 6)        -------------

9.   Capitation Lag Factor                                     -------------
     * see capitation lag worksheet

10.  Total Facility Costs PMPM (line 8 mult. by line 9)        -------------

11.  Adjustments

     a.   Member share of Cost                                 -------------

     b.   Medicare/TPL                                         -------------

          1) For Hospice with Medicare                         -------------

          2) For Other Medicare/TPL                            -------------

          3) Total = 1) plus 2)                                -------------

12.  Net Adjustments                                           -------------

13.  NET NURSING FACILITY CAPITATION RATE = (10) - (12)        -------------



- - -----------------------------------------------------          -------------
Prepared by                                                       Date

County
       ----------------------------------------------

         NURSING FACILITIES CRCS
         VENTILATOR DEPENDENT CLIENTS


                                                AVERAGE
                                                DAILY                PER DIEM
TYPE OF PLACEMENT                               CENSUS                 COST
- - -----------------                               ------                 ----
                                            MONTHLY COST
                                            ------------
1.   Class IV                                    x              x      30.4 =
                                        --------      ---------               ----------

2.   Specialty Care                              x              x      30.4 =
                                        --------      ---------               ----------

3. a. Institutional Hospice                      x              x      30.4 = ----------
        with Medicare                   --------      ---------

   b. Institutional Hospice                      x              x      30.4 =
        without Medicare                --------      ---------                ----------

4.   Total Members                                                -----------

5.   Total Monthly Cost                                           -----------

6.   Facility Costs PMPM:      (line 5 divided by line 4)         -----------

7.   Capitation Lag Factor                                        -----------
     * see capitation lag worksheet

8.   Total Facility Costs PMPM (line 6 mult. by line 7)           -----------

9.   Adjustments

     a.   Member share of Cost                                    -----------

     b.   Medicare/TPL                                            -----------

          1) For Hospice with Medicare                            -----------

          2) For Other Medicare/TPL                               -----------

          3) Total = 1) plus 2)                                   -----------

10.  Net Adjustments

11.  NET NURSING FACILITY CAPITATION RATE = (8) - (10)            -----------





- - -----------------------------------------------------          -------------
Prepared by                                                       Date

County
       ----------------------------------------------

         CAPITATION LAG FACTOR WORKSHEET

This factor is needed to adjust for the time period between the date a new member is enrolled with a Program Contractor and the date that member enters a nursing facility. In other words, capitation is based upon providing full nursing facility services each day, but this usually will not be true in the first month for a new member. The key parameters that have to be established are:

      1. The average number of days between enrollment and placement for a new member (NOTE: this cannot exceed 30 days)

      2. The average number of new members each month (or else the converse - the average turnover each month)

      3. The average date of enrollment - assume this is the middle of the month

For example, if 2.5 percent of the member population is new each month, with average lag time of four days before placement, then the lag factor would be:


      11 days out of
      15 days possible  x     2.5%(new)              .0183
+
      30 days out of
      30 days possible  x     97.5%(continuing)      .9750
                                                     -----
                              Capitation Lag Factor  .9933
                                                     =====

Please complete the following:

         days out of
      *15 days possible x    _____________% (new)                 ----------
+
      30 days out of
      30 days possible  x    _____________% (continuing)          ----------

                              Capitation Lag Factor               ==========

* Assuming that there are new members throughout the month, the average day clients would enter the plan is the 15th of the month.


         HCBS CAPITATION RATE COST SHEET

1.    Overview

      The HCBS CRCS is used to present the Offeror's capitation proposal for services delivered in an HCBS setting. There are four (4) elements: (1) Identification, (2) Service Cost Calculation, (3) Adjustments, and (4) Net Capitation Rate. The Identification section is used to indicate the county for which the CRCS was prepared.

      The Service Cost Calculation section is used to compute the per member per month (PMPM) service cost for HCBS delivered in an adult foster care, home or approved alternative setting. Expected units of service and unit cost are developed for each HCBS component identified on the form. The aggregate HCBS data must reconcile with the information included in the Offeror's financial plan.

      In preparing the entry for units of service, the following information may be of assistance. A unit of service is a method to identify the discreet number of services to be provided to an average (or typical) ALTCS member in any given month. The units of service delivered to an average member are influenced by the needs of the member for a certain level of care. In certain counties, the units of service will be dependent on the availability of the services. The case manager will also influence utilization in the way the available resources are tapped. To be competitive, the Offeror must understand effective utilization management in the long term care environment and be sensitive to quality of care issues. The final influence on HCBS is the cap imposed by HCFA (on HCBS). AHCCCS assumes the cap on HCBS mix is 35%. Offerors may use this assumption in preparing their bids. For a discussion of the cap and of HCBS assumed mix, see
Part 5, Appendix B of the Contract.

      The following unit of service definitions must be used by the Offeror in preparing its proposal:

      HCBS COMPONENT                     UNIT OF SERVICE MEASUREMENT

      a.    Adult Day Health                         Hour
      b.    Home Delivered Meals                     Meal
      c.    Home Health
            1.    Aide                               Visit
            2.    Skilled Nurse                      Visit
      d.    Homemaker                                Hour
      e.    Respite Care                             Hour
      f.    Transportation                           Trips per day
      g.    Personal Care                            Hour
      h.    Hospice                                  Day
      i.    Attendant Care                           Hour
      j.    Group Respite                            Hour
      k.    Non-customized DME                       Item
      l.    Incontinent supplies                     Item
      m.    Nutritional supplements                  Item
      n.    Over the counter medications             Item
      o.    Other HCBS                               Specify unit(s)
                                                     as appropriate

      Therapies are not reported on the HCBS CRCS; they are reported on the Acute Care CRCS.

      In preparing the unit cost entry, the following information may be useful. The unit cost is the average cost (per unit, i.e., hour, day, meals, trip) for provision of the type of HCBS. This cost includes all covered services that may be provided. The unit cost is dependent on the type of contract, contract reimbursement methodology and number of contracts the Offeror has negotiated to provide HCBS services. The average cost per unit entered is based on an analysis of the Offeror's network, distribution of members within the service area, and any cost control techniques that can be effectively used.

      In preparing the entry for outpatient hospice (routine or continuous home care), the Offeror should review the discussion of average daily census and average per diem cost in the section titled "Nursing Facilities CRCS."

2.    Copayments and Reinsurance

      There are no co-payments or reinsurance for HCBS.

3.    Adjustments

      In preparing the entry for the Adjustment section, the Offeror should review the discussion of adjustment in the section titled "Nursing Facilities CRCS".

4. Room and Board is not covered for any HCBS setting. Do not include Room and Board costs in your estimates.

5. In developing the unit cost portion of the proposed rate, the following information may be useful. Payments to HCBS providers will be limited to a range around FFS rates. The range will consider market availability.

6. The term "Approved Alternative Settings" refers to the following:

      a. Behavioral Health Levels 1 and 2 other than Institutions for Mental Disease for members age 65 and older and Inpatient Psychiatric Facilities for members under 21 years of age.

      b. Group Home for Traumatic Brain Injured clients, approved by AHCCCSA on a case by case basis.

      c. Supported Living Project (Maricopa County only)

7. Instructions

      The following instructions are to be used for completing the HCBS CRCS. The Offeror shall complete an HCBS CRCS in each service area for which a proposal is submitted.

      The Offeror shall complete an HCBS CRCS for ventilator dependent members as well as non ventilator dependent members, unless the Offeror expects to have fewer than 500 ALTCS members and is proposing an alternative to capitation for ventilator dependent members.

      The following instructions are to be used for completing both the ventilator dependent and non-ventilator dependent HCBS CRCS:

      LINE                    DESCRIPTION

      1. Units of service and unit cost are entered for the adult day health component of adult foster care, at home, and approved alternative settings (attach assumptions).

      2. Unit of service and unit cost are entered for the home delivered meals component of adult foster care, at home and approved alternative settings (attach assumption).

      3. Units of services and unit cost are entered for the home health services component of adult foster care, at home, and approved alternative settings. The service component includes aide and skilled nursing.

      4. Units of service and unit cost are entered for the homemaker component of adult foster care, at home, and approved alternative settings (attach assumption).

      5. Units of service and unit cost are entered for the respite care component of adult foster care, at home, and approved alternative settings (attach assumptions).

      6. Units of service and unit cost are entered for the transportation component of adult foster care, at home, and approved alternative settings (attach assumptions). This is to include only transportation for HCBS. Other medically necessary transportation is to be included in the acute care component of the capitation rate.

      7. Units of service and unit cost are entered for the personal care component of adult foster care, at home, and approved alternative settings (attach assumptions).

      8. Units of service and unit cost are entered for the hospice care component of adult foster care, at home and approved alternative settings (attach assumptions). Information must be entered separately for clients with and without Medicare. In preparing the outpatient hospice line item, the following information may be useful. Per HCFA, Program Contractors may negotiate rates with hospice providers and are not required to pay the Medicare rates.

      9. Units of service and unit cost are entered for the attendant care component of adult foster care, at home and approved alternative settings (attach assumption). Offerors should note that the unit of service for attendant care is one hour.

      10. Units of service and unit cost are entered for the group respite component of adult foster care, at home, and approved alternative settings (attach assumptions).

      11. Units of service and unit cost are entered for the non- customized DME component of adult foster care, at home, and approved alternative settings (attach assumptions).

      12. Units of service and unit cost are entered for the incontinent supplies component of adult foster care, at home, and approved alternative settings (attach assumptions).

      13. Units of service and unit cost are entered for the nutritional supplements component of adult foster care, at home, and approved alternative settings (attach assumptions).

      14. Units of service and unit cost are entered for the over the counter medications component of adult foster care, at home, and approved alternative settings (attach assumptions).

      15. Units of service and unit cost are entered for the other HCBS component of adult foster care, at home, and approved alternative settings. If "other services" are entered, the Offeror shall develop a summary worksheet which itemizes these services and provides sufficient cost data to allow examination and verification by AHCCCSA. "Other HCBS" services shall not duplicate services listed in 1-14 above.

      16. Add the PMPM for lines 1-15 and enter the sum for adult foster care, at home and approved alternative settings in the appropriate space.

      17a. Enter the PMPM rate from line 16 for adult foster care and the expected percentage from the HCBS average daily census worksheet and proceed as indicated to obtain weighted cost.

      17b. Enter the PMPM rate from line 16 for approved alternative settings and the expected percentage from the HCBS average daily census worksheet and proceed as indicated to obtain weighted cost.

      17c. Enter the PMPM rate from line 16 for at home care and the expected percentage from the HCBS average daily census worksheet and proceed as indicated to obtain weighted cost.

      17d. Add the weighted cost from lines 17a, 17b, and 17c and enter the sum here.

      18.   Adjustment shall be entered for TPL.

      19.   Subtract line 18c from line 17d and enter the difference here.

         HCBS CRCS
         NON VENTILATOR DEPENDENT CLIENTS


                                                                          APPROVED
                          ADULT FOSTER CARE          AT HOME         ALTERNATIVE SETTINGS

                          UNITS OF    UNIT     UNITS OF    UNIT      UNITS OF     UNIT
                          SERVICE  COST PMPM   SERVICE   COST PMPM   SERVICE    COST PMPM
1.  ADULT DAY HEALTH          X     = [   ]        X      = [   ]        X     =  [   ]
                          ---   ---            ---   ---             ---   ---

2.  HOME DELIVERED
    MEALS                     X     = [   ]        X      = [   ]        X     =  [   ]
                          ---   ---            ---   ----            ---   ---

3.  HOME HEALTH:

    a. AIDE                   X     = [   ]        X      = [   ]        X     =  [   ]
                          ---   ---            ---   ----            ---   ---
    b. SKILLED NURSE          X     = [   ]        X      = [   ]        X     =  [   ]
                          ---   ---            ---   ----            ---   ---

4.  HOMEMAKER                 X     = [   ]        X      = [   ]        X     =  [   ]
                          ---   ---            ---   ----            ---   ---

5.  RESPITE CARE              X     = [   ]        X      = [   ]        X     =  [   ]
                          ---   ---            ---   ----            ---   ---

6.  TRANSPORTATION*           X     = [   ]        X      = [   ]        X     =  [   ]
                          ---   ---            ---   ----            ---   ---

7.  PERSONAL CARE             X     = [   ]        X      = [   ]        X     =  [   ]
                          ---   ---            ---   ----            ---   ---

8.  NON-INSTITUTIONAL
    HOSPICE CARE

    a. HOSPICE WITH           X     = [   ]        X      = [   ]        X     =  [   ]
       MEDICARE           ---   ---            ---   ----            ---   ---

    b. HOSPICE WITHOUT        X     = [   ]        X      = [   ]        X     =  [   ]
       MEDICARE           ---   ---            ---   ----            ---   ---


9.  ATTENDANT CARE            X     = [   ]        X      = [   ]        X     =  [   ]
                          ---   ---            ---   ----            ---   ---

10.GROUP RESPITE CARE         X     = [   ]        X      = [   ]        X     =  [   ]
                          ---   ---            ---   ----            ---   ---

11.NON CUSTOMIZED DME         X     = [   ]        X      = [   ]        X     =  [   ]
                          ---   ---            ---   ----            ---   ---

12.INCONTINENT                X     = [   ]        X      = [   ]        X     =  [   ]
    SUPPLIES              ---   ---            ---   ----            ---   ---


13.NUTRITIONAL                X     = [   ]        X      = [   ]        X     =  [   ]
    SUPPLEMENTS           ---   ---            ---   ----            ---   ---


14.OVER THE COUNTER           X     = [   ]        X      = [   ]        X     =  [   ]
    MEDICATIONS           ---   ---            ---   ----            ---   ---


15.OTHER HCBS                 X     = [   ]        X      = [   ]        X     =  [   ]
                          ---   ---            ---   ----            ---   ---


16. SUBTOTALS            [        ]            [        ]          [        ]

= SEE OUTPATIENT WORKSHEET

                                                           EXPECTED**     WTD
                                              PMPM       DISTRIBUTION =   PMPM
17.AGGREGATE HCBS COST

    a. PMPM FOR ADULT FOSTER CARE             [    ]   X   [    ]     =
                                                                        -------
    b. PMPM FOR APPROVED                      [    ]  X    [    ]     =
       ALTERNATIVE SETTINGS                                             -------

    c. PMPM FOR AT HOME CARE                  [    ]  X    [    ]     =
       SETTINGS                                                         -------

    d. AGGREGATE GROSS RATE (HCBS)                                       [    ]

       = SEE WORKSHEET

18.ADJUSTMENT MEDICARE/THIRD PARTY LIABILITY (TPL)

    a. FOR HOSPICE WITH MEDICARE                                         [    ]

    b. FOR ALL OTHER MEDICARE/TPL                                        [    ]

    c. TOTAL ADJUSTMENT = A + B                                          [    ]


19.NET HCBS CAPITATION RATE = (17D) - (18C)                              [    ]


*   REFERS TO TRANSPORTATION FOR HCBS ONLY.
** SEE HCBS AVERAGE DAILY CENSUS WORKSHEET


COUNTY
       -------------------------------

         HCBS CRCS
         VENTILATOR DEPENDENT CLIENTS

                                                                          APPROVED
                          ADULT FOSTER CARE          AT HOME         ALTERNATIVE SETTINGS

                          UNITS OF    UNIT     UNITS OF    UNIT      UNITS OF      UNIT
                          SERVICE  COST PMPM   SERVICE   COST PMPM   SERVICE    COST PMPM
1.  ADULT DAY HEALTH        X     = /   /         X     = /   /           X     = /   /
                        ---   ---   -----     ---   ---   -----       ---   ---   -----

2.  HOME DELIVERED
    MEALS                   X     = /   /         X     = /   /           X     = /   /
                        ---   ---   -----     ---   ---   -----       ---   ---   -----

3.  HOME HEALTH:

    a. AIDE                 X     = /   /         X     = /   /           X     = /   /
                        ---   ---   -----     ---   ---   -----       ---   ---   -----

    b. SKILLED NURSE        X     = /   /         X     = /   /           X     = /   /
                        ---   ---   -----     ---   ---   -----       ---   ---   -----


4.  HOMEMAKER               X     = /   /         X     = /   /           X     = /   /
                        ---   ---   -----     ---   ---   -----       ---   ---   -----

5.  RESPITE CARE            X     = /   /         X     = /   /           X     = /   /
                        ---   ---   -----     ---   ---   -----       ---   ---   -----

6.  TRANSPORTATION*         X     = /   /         X     = /   /        X     = /   /
                        ---   ---   -----     ---   ---   -----    ---   ---   -----

7.  PERSONAL CARE           X     = /   /         X     = /   /        X     = /   /
                        ---   ---   -----     ---   ---   -----    ---   ---   -----

8.  NON-INSTITUTIONAL
    HOSPICE CARE

    a. HOSPICE WITH         X     = /   /         X     = /   /        X     = /   /
       MEDICARE         ---   ---   -----     ---   ---   -----    ---   ---   -----


    b. HOSPICE WITHOUT      X     = /   /         X     = /   /        X     = /   /
       MEDICARE         ---   ---   -----     ---   ---   -----    ---   ---   -----

9.  ATTENDANT CARE          X     = /   /         X     = /   /        X     = /   /
                        ---   ---   -----     ---   ---   -----    ---   ---   -----

10. GROUP RESPITE CARE      X     = /   /         X     = /   /        X     = /   /
                        ---   ---   -----     ---   ---   -----    ---   ---   -----

11. NON CUSTOMIZED DME      X     = /   /         X     = /   /        X     = /   /
                        ---   ---   -----     ---   ---   -----    ---   ---   -----

12. INCONTINENT             X     = /   /         X     = /   /        X     = /   /
       SUPPLIES         ---   ---   -----     ---   ---   -----    ---   ---   -----


13. NUTRITIONAL             X     = /   /         X     = /   /        X     = /   /
       SUPPLEMENTS      ---   ---   -----     ---   ---   -----    ---   ---   -----


14. OVER THE COUNTER        X     = /   /         X     = /   /        X     = /   /
       MEDICATIONS      ---   ---   -----     ---   ---   -----    ---   ---   -----


15. OTHER HCBS              X     = /   /         X     = /   /        X     = /   /
                        ---   ---   -----     ---   ---   -----    ---   ---   -----

16. SUBTOTALS                      /    /                 /    /               /    /
                                   -----                  -----                -----

= SEE OUTPATIENT WORKSHEET

                                                 EXPECTED**    WTD
                                      PMPM     DISTRIBUTION =  PMPM
17. AGGREGATE HCBS COST

    a. PMPM FOR ADULT FOSTER CARE     /    /  X  /     /  =
                                      ------     ------      ------
    b. PMPM FOR APPROVED              /    /  X  /     /  =
       ALTERNATIVE SETTINGS           ------     ------      ------

    c. PMPM FOR AT HOME CARE          /    /  X  /     /  =
       SETTINGS                       ------     -------     ------


    d. AGGREGATE GROSS RATE (HCBS)                /     / = SEE WORKSHEET
                                                  ------


18. ADJUSTMENT MEDICARE/THIRD PARTY LIABILITY (TPL)

    a. FOR HOSPICE WITH MEDICARE                               /    /
                                                               ------
    b. FOR ALL OTHER MEDICARE/TPL                             /    /
                                                               ------
    c. TOTAL ADJUSTMENT = a + b                               /    /
                                                              -----


19. NET HCBS CAPITATION RATE = (17D) - (18C)                  /     /
                                                              ------

*   REFERS TO TRANSPORTATION FOR HCBS ONLY.

** SEE HCBS AVERAGE DAILY CENSUS WORKSHEET


COUNTY
       ---------------------------------

         HCBS AVERAGE DAILY CENSUS WORKSHEET INSTRUCTIONS




    THE HCBS AVERAGE DAILY CENSUS WORKSHEET IS USED TO ITEMIZE THE OFFEROR'S ASSUMPTIONS FOR PLACEMENT OF MEMBERS. THERE ARE TWO (2) ELEMENTS: (1) AVERAGE DAILY CENSUS, AND (2) TOTAL AVERAGE DAILY CENSUS. THE AVERAGE DAILY CENSUS
SECTION IS USED TO INDICATE THE EXPECTED PLACEMENT IN THE HCBS SERVICE TYPE. AVERAGE DAILY CENSUS IS THE NUMBER OF MEMBERS TO RECEIVE A SPECIFIC TYPE OF HCBS (ADULT FOSTER CARE, AT HOME AND APPROVED ALTERNATIVE SETTINGS) DURING A MONTH. THEREFORE, THE AVERAGE DAILY CENSUS IS THE NUMBER OF MEMBERS EXPECTED TO RECEIVE THE SPECIFIED SERVICES ON ANY GIVEN DAY DURING A MONTH. OFFERORS ARE ADVISED THAT TOTAL MEMBER AVERAGE DAILY CENSUS FOR HCBS SHOULD NOT EXCEED 35% OF TOTAL MEMBERS, CONSISTENT WITH THE EXPECTED HCFA IMPOSED HCBS CAP.

    THE PURPOSE OF THIS FORM IS FOR THE OFFEROR TO PRESENT ITS BREAKDOWN OF THE DISTRIBUTION OF MEMBERS BETWEEN ADULT FOSTER CARE, HCBS AT HOME AND APPROVED ALTERNATIVE SETTINGS. DETAILED INSTRUCTIONS WILL NOT BE NECESSARY BECAUSE OF THE DESIGN OF THE FORM.

    THE OFFEROR SHALL COMPLETE AND SUBMIT THIS FORM FOR EACH SERVICE AREA (COUNTY) FOR WHICH A PROPOSAL IS SUBMITTED. THE OFFEROR SHALL COMPLETE THIS FORM FOR VENTILATOR DEPENDENT CLIENTS AS WELL AS NON VENTILATOR DEPENDENT CLIENTS, UNLESS THE OFFEROR EXPECTS TO HAVE FEWER THAN 500 ALTCS MEMBERS AND IS PROPOSING AN ALTERNATIVE TO CAPITATION FOR VENTILATOR DEPENDENT CLIENTS.

         HCBS AVERAGE DAILY CENSUS WORKSHEET

         NON VENTILATOR DEPENDENT CLIENTS



                                    Average
                                    Daily      Total Average     Expected
                                    Census     Daily Census      Percentage




1.  ADULT FOSTER CARE                            /              =
                                    --------   -------------     ----------
2.  HCBS AT HOME                                 /              =
                                    --------   -------------     ----------
3.  ALTERNATIVE                                  /              =
    APPROVED SETTINGS               --------   -------------     ----------

4.  TOTAL AVERAGE DAILY CENSUS
                                   ---------------------------------

ENTER EXPECTED PERCENTAGE , EXPRESSED AS A DECIMAL ON THE HCBS CRCS: LINE 17A FOR ADULT FOSTER CARE, LINE 17B FOR APPROVED ALTERNATIVE SETTINGS, AND LINE 17C FOR HCBS AT HOME.



COUNTY:
       ---------------------------------

         HCBS AVERAGE DAILY CENSUS WORKSHEET

         VENTILATOR DEPENDENT CLIENTS



                                    Average
                                    Daily      Total Average     Expected
                                    Census     Daily Census      Percentage




1.  ADULT FOSTER CARE                            /              =
                                    --------   -------------     ----------
2.  HCBS AT HOME                                 /              =
                                    --------   -------------     ----------
3.  ALTERNATIVE                                  /              =
    APPROVED SETTINGS               --------   -------------     ----------

4.  TOTAL AVERAGE DAILY CENSUS
                                   ---------------------------------

ENTER EXPECTED PERCENTAGE , EXPRESSED AS A DECIMAL ON THE HCBS CRCS: LINE 17A FOR ADULT FOSTER CARE, LINE 17B FOR APPROVED ALTERNATIVE SETTINGS, AND LINE 17C FOR HCBS AT HOME.



COUNTY:
       ---------------------------------

         CASE MANAGEMENT CAPITATION PROPOSAL


1.  OVERVIEW

    THE CASE MANAGEMENT CRCS IS USED TO PRESENT THE OFFEROR'S CAPITATION PROPOSAL FOR CASE MANAGEMENT SERVICES DELIVERED TO ALTCS MEMBERS. THERE ARE FOUR
(4) ELEMENTS: (1) IDENTIFICATION, (2) SERVICE COST CALCULATION, (3) ADJUSTMENTS, AND (4) NET CAPITATION RATE. THE IDENTIFICATION SECTION IS USED TO INDICATE THE COUNTY FOR WHICH THE CM CRCS WAS PREPARED.

    THE CASE MANAGEMENT RATE IS ALL INCLUSIVE, ENCOMPASSING ALL MEMBERS (INCLUDING VENTILATOR DEPENDENT MEMBERS, MEMBERS RECEIVING MENTAL HEALTH SERVICES, MEMBERS RECEIVING ACUTE MEDICAL SERVICES ONLY, PLUS ALL OTHERS) IN ALL SETTINGS. EXPECTED HOURS PER MONTH AND HOURLY RATES (UNIT COSTS) ARE DEVELOPED FOR EACH CASE MANAGEMENT COMPONENT. SINCE ACUTE SERVICES WILL BE COMMON TO ALL MEMBERS, THE COST OF PROVIDING CASE MANAGEMENT FOR ACUTE SERVICES IS TO BE INCLUDED IN YOUR HOURS PER MONTH ASSUMPTIONS.

    IN PREPARING THE ENTRY FOR HOURS PER MONTH, THE FOLLOWING INFORMATION MAY BE OF ASSISTANCE. THE NUMBER OF HOURS ENTERED SHOULD BE CONSISTENT WITH THE OFFEROR'S EXPECTATIONS FOR THE NUMBER OF ALTCS MEMBERS, THE NUMBER OF MEMBERS RECEIVING MENTAL HEALTH SERVICES, THE DISTRIBUTION OF MEMBERS BETWEEN NURSING FACILITY (CLASS I, II, III, INSTITUTIONAL HOSPICE, SPECIALTY CARE) AND HCBS (ADULT FOSTER CARE, AT HOME AND APPROVED ALTERNATIVE SETTINGS), VENTILATOR DEPENDENT AND ACUTE MEDICAL CARE ONLY AND THE OFFEROR'S CASE LOAD FOR EACH CASE MANAGER. ESTIMATES MUST BE CONSISTENT WITH THE CASE MANAGEMENT REQUIREMENTS SET FORTH IN PART THREE. FURTHERMORE, THIS NUMBER WILL BE INFLUENCED BY THE DEGREE TO WHICH THE OFFEROR'S STAFF IS FAMILIAR WITH THE LONG TERM CARE SERVICE ENVIRONMENT. TO BE COMPETITIVE, THE OFFEROR SHALL EMPLOY CASE MANAGERS WHO UNDERSTAND AND CAN REACT TO THE CHANGING NEEDS OF THE ALTCS MEMBER. THE ROLE OF THE CASE MANAGER IS DEFINED IN THE ALTCS PROGRAM MANAGEMENT MANUAL, CHAPTER 300, CASE MANAGEMENT POLICIES AND PROCEDURES, AND SHOULD BE REVIEWED PRIOR TO PREPARING THIS ENTRY. WHEN ESTIMATING THE HOURS PER MONTH, THE OFFEROR IS

CAUTIONED NOT TO IGNORE OR UNDERESTIMATE THE BENEFITS OF PAS AND THE DATA AVAILABLE FROM LEDS/CATS; THESE ELEMENTS, IF PROPERLY UTILIZED, WILL HELP THE OFFEROR CONTROL THE HOURS EXPENDED FOR EACH AREA. DO NOT LOAD THESE HOURS FOR CLERICAL OR OTHER OVERHEAD; THESE ELEMENTS ARE INCLUDED IN THE ADMINISTRATIVE COST SECTION. IF CONTRACT NURSES OR SOCIAL WORKERS ARE TO BE USED (TO INCLUDE NURSE REGISTRY), THE OFFEROR SHALL ATTACH A SUPPLEMENTAL DOCUMENT WHICH DETAILS THAT COST COMPONENTS IN THIS (THESE) CONTRACT(S).

    IN COMPUTING TRAVEL COSTS, THE OFFEROR SHALL USE THE IRS REIMBURSEMENT RATE OF 28 CENTS PER MILE. IF THE OFFEROR IS LOCATED IN ANOTHER COUNTY, THE EMPLOYEE'S PRIMARY OFFICE SITE IS TO BE EITHER THE EMPLOYEE'S HOME, THE COUNTY SEAT, OR THE LOCATION WHERE AT LEAST 51 PERCENT OF THE EMPLOYEE'S TIME IS SPENT WHEN IN THE COUNTY FOR WHICH A PROPOSAL IS SUBMITTED.

2.  COPAYMENTS AND REINSURANCE

    THERE ARE NO CO-PAYMENTS OR REINSURANCE FOR CASE MANAGEMENT SERVICES.

3.   INSTRUCTIONS

     THE FOLLOWING INSTRUCTIONS SHALL BE USED FOR COMPLETING THE CASE MANAGEMENT CRCS. THE OFFEROR MUST COMPLETE A CASE MANAGEMENT CRCS FOR EACH SERVICE AREA FOR WHICH A PROPOSAL IS SUBMITTED (THERE IS NO WITH OR WITHOUT MEDICARE DISTINCTION). SINCE THE CASE MANAGEMENT CRCS IS INCLUSIVE OF VENTILATOR DEPENDENT CLIENTS, IT IS NOT NECESSARY TO SUBMIT A SEPARATE CASE MANAGEMENT CRCS FOR VENTILATOR DEPENDENT CLIENTS, EVEN IF A VENTILATOR DEPENDENT CAPITATION RATE IS PROPOSED.

     THE TERM "MENTAL HEALTH FACILITY" REFERS TO INSTITUTION FOR MENTAL DISEASE FOR THOSE AGE 65 AND OVER, AND INPATIENT PSYCHIATRIC FACILITY FOR THOSE LESS THAN AGE 21.

     THE FOLLOWING LINE BY LINE INSTRUCTIONS SHALL BE FOLLOWED WHEN COMPLETING EACH CASE MANAGEMENT CRCS:

     LINE                      DESCRIPTION

     1. HOURS PER MONTH AND THE HOURLY RATE (ADJUSTED - IF A COMBINATION OF NURSE(S) AND SOCIAL WORKER(S) IS USED) FOR INITIAL REVIEWS IN THE NURSING FACILITY, HCBS, ACUTE MEDICAL SERVICES ONLY, VENTILATOR DEPENDENT, AND MENTAL HEALTH FACILITY COMPONENT OF ALTCS IS ENTERED (ATTACH ASSUMPTIONS). IN THE ASSUMPTIONS, PLEASE STATE THE NUMBER OF NEW MEMBERS EXPECTED AND THE HOURS REQUIRED PER MEMBER FOR AN INITIAL REVIEW.

     2. HOURS PER MONTH AND HOURLY RATE FOR PERIODIC REVIEW (ADJUSTED - IF A COMBINATION OF NURSE(S) AND SOCIAL WORKER(S) IS USED) IN THE NURSING FACILITY, HCBS, ACUTE MEDICAL SERVICES ONLY, VENTILATOR DEPENDENT AND MENTAL HEALTH FACILITY COMPONENT OF ALTCS IS ENTERED (ATTACH ASSUMPTIONS).

     3. HOURS PER MONTH AND HOURLY RATE FOR OTHER ONGOING ACTIVITIES (ADJUSTED - IF A COMBINATION OF NURSE(S) AND SOCIAL WORKER(S) IS USED) IN THE NURSING FACILITY, HCBS, ACUTE MEDICAL SERVICES ONLY, VENTILATOR DEPENDENT, AND MENTAL HEALTH FACILITY COMPONENT OF ALTCS IS ENTERED (ATTACH ASSUMPTIONS).

      4. ADD LINES, 1, 2, AND 3 FOR HOURS PER MONTH AND COST AND ENTER THE SUM IN THE APPROPRIATE SPACE.

     5A. ENTER THE NURSING FACILITY AVERAGE DAILY CENSUS (LINE 4 FROM NURSING FACILITY WITH MEDICARE AND WITHOUT MEDICARE CRCS) AND THE COST SUBTOTAL FROM LINE 4 (NURSING FACILITY) ABOVE.

     5B. ENTER THE HCBS AVERAGE DAILY CENSUS (LINE 4 FROM HCBS AVERAGE DAILY CENSUS WORKSHEET) AND THE COST SUBTOTAL FROM LINE 4 (HCBS) ABOVE.

     5C. ENTER THE ACUTE MEDICAL SERVICES ONLY DAILY CENSUS (LINE 4 FROM ACUTE MEDICAL SERVICES ONLY AVERAGE DAILY CENSUS WORKSHEET) AND THE COST SUBTOTAL FROM LINE 4 (ACUTE MEDICAL ONLY) ABOVE.

     5D. ENTER THE VENTILATOR DEPENDENT AVERAGE DAILY CENSUS AND THE COST SUBTOTAL FROM LINE 4 (VENTILATOR DEPENDENT) ABOVE.

      5E. ENTER THE MENTAL HEALTH FACILITY AVERAGE DAILY CENSUS AND THE COST SUBTOTAL FROM LINE 4 (MENTAL HEALTH FACILITY) ABOVE.

     6. ADD AVERAGE DAILY CENSUS LINES 5A, 5B, 5C, 5D AND 5E AND ENTER THE SUM IN THE APPROPRIATE SPACE. ADD THE MONTHLY COST (PRODUCT OF AVERAGE DAILY CENSUS TIMES COST) FROM LINES 5A, 5B, 5C, 5D AND 5E AND ENTER THE SUM IN THE APPROPRIATE SPACE. DIVIDE THE MONTHLY COST BY THE AVERAGE DAILY CENSUS AND ENTER THE RESULT IN THE APPROPRIATE SPACE (THIS IS THE PMPM).

RESERVE FOR CASE MANAGEMENT CRCS FORM

         ACUTE CARE CRCS



      THE ACUTE MEDICAL SERVICES CAPITATION RATE CALCULATION SHEET (AC CRCS) SHALL BE USED TO PRESENT THE OFFEROR'S CAPITATION PROPOSAL FOR EACH RATE CODE CLASSIFICATION. THE AC CRCS IS COMPOSED OF FOUR ELEMENTS: (1) IDENTIFICATION,
(2) SERVICE COST CALCULATION, (3) ADJUSTMENTS, AND (4) NET CAPITATION RATE. THE IDENTIFICATION SECTION IS USED TO INDICATE THE COUNTY AND RATE CODE CLASSIFICATION FOR WHICH THE AC CRCS WAS PREPARED.

1.    OVERVIEW

      THE SERVICE COST CALCULATION SECTION IS USED TO COMPUTE THE PER MEMBER PER MONTH (PMPM) SERVICE COST FOR THE NINE SERVICE TYPES SPECIFIED:

      a.    HOSPITAL INPATIENT
      b.    HOSPITAL OUTPATIENT
      c.    EMERGENCY ROOM
      d.    PRIMARY CARE PHYSICIAN
      e.    REFERRAL PHYSICIAN
      f.    SURGICAL SERVICES
      g.    PHARMACY
      h.    THERAPIES
      i. OTHER SERVICES, INCLUDING EMERGENCY AND MEDICALLY NECESSARY TRANSPORTATION

      EXPECTED UTILIZATION AND UNIT COST DATA SHALL BE DEVELOPED AND INCLUDED FOR REQUIRED SERVICE TYPES IDENTIFIED ABOVE. THESE DATA SHALL RECONCILE WITH THE UTILIZATION AND UNIT COST INFORMATION INCLUDED IN THE FINANCIAL PLAN.

      IN PREPARING THE ENTRY FOR UTILIZATION, THE FOLLOWING INFORMATION MAY BE OF ASSISTANCE. UTILIZATION IS THE NUMBER OF SPECIFIC SERVICES (I.E., HOSPITAL DAYS OR PHYSICIAN VISITS) PROVIDED DURING A GIVEN TIME PERIOD. UTILIZATION RATES ARE EXPRESSED PER 1,000 MEMBERS FOR WHICH THE OFFEROR EXPECTS TO RECEIVE CAPITATION FOR THE GIVEN TIME PERIOD. UTILIZATION RATES

ARE AFFECTED BY ACTUAL UTILIZATION SYSTEMS, UTILIZATION CONTROL AND MONITORING THE INTENSITY OF SERVICES. THE UTILIZATION DATA ENTERED IN EACH AC CRCS SHOULD TAKE THESE FACTORS INTO ACCOUNT. TO BE COMPETITIVE, THE OFFEROR SHALL DEMONSTRATE THE ABILITY TO EFFECTIVELY MANAGE UTILIZATION AND THUS REDUCE COSTS.

      IN PREPARING THE ENTRY FOR UNIT COST, THE FOLLOWING INFORMATION MAY BE OF ASSISTANCE. UNIT COST IS THE AVERAGE COST FOR THE PROVISION OF THE SPECIFIC SERVICE (TYPE OF SERVICES). THIS INCLUDES ALL COVERED SERVICES THAT MAY BE PROVIDED AND IS EXPRESSED AS THE AVERAGE EXPECTED PAYMENT. THE UNIT COST IS DEPENDENT ON THE TYPE OF CONTRACT AND CONTRACT REIMBURSEMENT METHODOLOGY THE OFFEROR NEGOTIATED WITH A SUBCONTRACTOR OR PROVIDER (I.E., HOSPITAL, PRIMARY CARE PHYSICIAN, PHARMACY, ETC.). THE UNIT COST DATA ENTERED IN EACH AC CRCS SHALL BE BASED ON THE REIMBURSEMENT METHOD(S) NEGOTIATED WITH SUBCONTRACTORS OR PROVIDERS.

2. CO-PAYMENTS

      IN PREPARING THE ENTRY FOR CO-PAYMENTS THE OFFEROR SHALL USE THE FOLLOWING. THE OFFEROR SHALL BE RESPONSIBLE FOR THE COLLECTION OF CO-PAYMENTS. THE FOLLOWING ARE EXEMPT FROM COPAYMENT REQUIREMENTS:

      1. PRENATAL CARE INCLUDING ALL OBSTETRICAL VISITS.

      2. WELL BABY, EPSDT CARE.

      3. MEMBERS IN NURSING FACILITIES, INSTITUTION FOR MENTAL DISEASE FOR THOSE AGE 65 AND OLDER, AND INPATIENT PSYCHIATRIC FACILITY FOR THOSE LESS THAN AGE 21.

      4. VISITS SCHEDULED BY A PRIMARY CARE PHYSICIAN OR PRACTITIONER, AND NOT AT THE REQUEST OF A MEMBER.

      5. DRUGS AND MEDICATION.

      THE OFFEROR AND MEMBERS SHALL COMPLY WITH THE FOLLOWING CO- PAYMENT
SCHEDULES:

                  COVERED SERVICES                   CO-PAYMENT
                  ----------------                   ----------
            DOCTOR'S OFFICE OR HOME VISIT AND
            DIAGNOSTIC AND REHABILITATIVE X-RAY        $1.00
            AND LABORATORY SERVICES ASSOCIATED WITH
            SUCH VISIT.

                  COVERED SERVICES                   CO-PAYMENT
                  ----------------                   ----------
                 NON-EMERGENCY SURGERY                $5.00 PER
                                                       PROCEDURE

            NON-EMERGENCY USE OF THE EMERGENCY ROOM   $5.00 PER
                                                       VISIT


      THE PROGRAM CONTRACTOR SHALL NOT DENY SERVICES DUE TO A MEMBER'S INABILITY TO PAY A CO-PAYMENT.

3.    ADJUSTMENTS

      THE ADJUSTMENTS SECTION IS COMPOSED OF SIX ITEMS. IN PREPARING THE ADJUSTMENT DATA THE OFFEROR SHALL CAREFULLY REVIEW THE SPECIFICATION OF THIS RFP REGARDING ANY SPECIFIC ITEM. THE SERVICE OF AN ACTUARY MAY BE USEFUL TO SOME OFFERORS IN PREPARING THESE DATA.

      THE ADJUSTMENT ITEMS ARE REINSURANCE, THIRD PARTY RECOVERIES (TPL), ADMINISTRATION, RISK/CONTINGENCIES, PROFIT AND SERVICES COVERED BY EITHER A NURSING FACILITY OR HCBS PROVIDER. AHCCCSA IS SELF-INSURED FOR PURPOSES OF REINSURANCE. THE "INSURED PARTY" IS THE OFFEROR. THE REINSURANCE LEVEL WILL BE SET TO BEGIN OCTOBER 1, 1993. REINSURANCE LEVELS WILL BE IN EFFECT FOR ONE YEAR.

      a.    REINSURANCE

            THE OFFEROR, IN PREPARING THE ADJUSTMENT FOR REINSURANCE MAY FIND THE FOLLOWING INFORMATION USEFUL AND THIS INFORMATION SHALL CONSTITUTE AHCCCSA'S POLICY ON REINSURANCE.

            DEDUCTIBLES:

           MARICOPA COUNTY AND PIMA COUNTY

            1. WITH MEDICARE PART A: $12,000 PER MEMBER PER CONTRACT YEAR.

            2. WITHOUT MEDICARE PART A: $20,000 PER MEMBER PER CONTRACT YEAR.

                  OTHER COUNTIES

            1. WITH MEDICARE PART A: $5,000 PER MEMBER PER CONTRACT YEAR.

            2. WITHOUT MEDICARE PART A: $9,000 PER MEMBER PER CONTRACT YEAR. THE DEDUCTIBLE SHALL BE CALCULATED BASED ON THE AMOUNT ACTUALLY PAID OR ADJUDICATED BY THE PROGRAM CONTRACTOR.

            REIMBURSEMENT:

                  AHCCCS WILL REIMBURSE THE PROGRAM CONTRACTOR AT EIGHTY PERCENT (80%) OF THE PROGRAM CONTRACTOR'S PAYMENT FOR COVERED SERVICES (LESS THIRD PARTY LIABILITY COLLECTIONS). THE PROGRAM CONTRACTOR SHALL BE RESPONSIBLE FOR THE REMAINING 20%.

            NOTIFICATION:

            THE PROGRAM CONTRACTOR MUST NOTIFY THE DEFERRED LIABILITY /REINSURANCE UNIT IN THE OFFICE OF THE MEDICAL DIRECTOR OF AHCCCSA IN WRITING WITHIN TWO (2) WORKING DAYS WHEN CHARGES REACH SIXTY PERCENT (60%) OF THE APPLICABLE DEDUCTIBLE LEVEL; FAILURE TO TIMELY NOTIFY AHCCCSA MAY RESULT IN DENIAL OF REINSURANCE CLAIMS. AHCCCSA, VIA A CONTRACT, MAY PERFORM CONCURRENT REVIEW TO DETERMINE APPROPRIATE LEVEL OF UTILIZATION. THE PROGRAM CONTRACTOR MUST COMPLY WITH ALL PROCEDURES REGARDING SUBMISSION OF REINSURANCE CLAIMS; FURTHERMORE, THE PROGRAM CONTRACTOR MUST INCLUDE A DISCHARGE SUMMARY WITH ALL CLAIMS, AN ITEMIZED STATEMENT OF HOSPITAL CLAIMS OVER THE REINSURANCE LEVEL AND OTHER MEDICAL DOCUMENTATION AS REQUIRED BY AHCCCSA'S OFFICE OF THE MEDICAL DIRECTOR. THE PURPOSE OF THIS NOTIFICATION IS TO ALLOW AHCCCSA AN OPPORTUNITY FOR UTILIZATION REVIEW.

            ANY COLLECTIONS FROM A THIRD PARTY PAYOR SHALL BE USED TO OFF-SET ALTCS REIMBURSEMENT UNDER THIS POLICY.

            REINSURANCE COVERS ONLY THE FOLLOWING SERVICES:

            a. ACUTE INPATIENT HOSPITALIZATIONS

            b. EMERGENCY SERVICES LEADING TO AN ACUTE INPATIENT HOSPITALIZATION.

            c. KIDNEY DIALYSIS SERVICES THAT ARE NOT COVERED BY TITLE XVIII (MEDICARE)

            d. TOTAL PARENTERAL NUTRITION (TPN) APPROVED IN WRITING BY THE AHCCCS MEDICAL DIRECTOR. WRITTEN APPROVAL, WHICH MUST ACCOMPANY CLAIMS SUBMISSION, SHALL BE BASED UPON MEDICAL DOCUMENTATION SUBMITTED BY THE PROGRAM CONTRACTOR.

            e. CHEMOTHERAPY

            f. RADIATION THERAPY

            g. SERVICES TO ELIGIBLE MEMBERS UNDERGOING HEART, LIVER, OR BONE MARROW TRANSPLANTATION IN ACCORDANCE WITH AHCCCS OMD ACUTE CARE POLICIES.

            h. SERVICES TO MEMBERS WITH ACQUIRED IMMUNE DEFICIENCY SYNDROME
(AIDS).

            SEE THE AHCCCS OMD POLICY ON ALTCS REINSURANCE FOR A LISTING OF SERVICES INCLUDED. THIS POLICY IS LOCATED IN THE BIDDER'S REFERENCE LIBRARY.

            EXCLUDED SERVICES: THOSE SERVICES COVERED UNDER THE USUAL LONG TERM CARE RATE. ALL LTC SERVICES ARE EXCLUDED INCLUDING SUBACUTE CARE, OTHER NURSING FACILITY CARE, AND HCBS. REINSURANCE IS APPLICABLE ONLY TO ACUTE MEDICAL CARE SERVICES. CATASTROPHIC REINSURANCE IS EXCLUDED EFFECTIVE OCTOBER 1, 1993.

            MEMBERS SHALL NOT BE DISENROLLED OR PROVIDED LESS THAN THE SCOPE OF ALTCS COVERED SERVICES BECAUSE OF THEIR NEED FOR ALTCS SERVICES IN EXCESS OF THE APPLICABLE REINSURANCE DEDUCTIBLE LEVEL.

      b.    MEDICARE/TPL

            THIRD-PARTY RECOVERIES IS THE SECOND ADJUSTMENT ITEM. APPROXIMATELY EIGHTY-SIX PERCENT (86%) OF ALTCS MEMBERS WILL BE MEDICARE ELIGIBLE. THE OFFEROR SHALL PURSUE THESE BENEFITS. EVEN IF A MEMBER DOES NOT HAVE MEDICARE COVERAGE, THERE MAY BE OTHER TPL AVAILABLE. FOR EXAMPLE, THE MEMBER MAY HAVE INSURANCE PURCHASED BY EITHER THEMSELVES OR A RELATIVE. THE OFFEROR IS REQUIRED TO PURSUE THESE ADDITIONAL BENEFITS. THE OFFEROR SHALL HAVE A WELL-MANAGED SYSTEM FOR MAXIMIZING TPL REVENUE.

      c.    OTHER FACILITY PROVIDED SERVICES

            THIS ADJUSTMENT IS RELATED TO SERVICES THAT ARE ORDERED BY A PRIMARY CARE PHYSICIAN BUT ARE PROVIDED BY A NURSING FACILITY OR HCBS CONTRACTOR AND ARE INCLUDED IN THE REIMBURSEMENT RATE PAID TO THAT FACILITY OR CONTRACTOR. SUCH SERVICES MAY INCLUDE MEDICAL EQUIPMENT, NURSING FACILITY SERVICES OR PHYSICAL, OCCUPATIONAL OR SPEECH THERAPY (WHICH MAY BE REIMBURSED UNDER A SEPARATE CONTRACT). THE VALUE OF THESE SERVICES SHALL BE DEDUCTED FROM THE GROSS CAPITATION RATE.

      d. THERE ARE THREE ADMINISTRATIVE ADJUSTMENTS TO THE AGGREGATE CAPITATION RATE: ADMINISTRATIVE CHARGES, PROFIT AND RISK CHARGES AND CONTINGENCIES. THE ADMINISTRATIVE CHARGE ADJUSTMENT IS USED TO PRESENT THE OFFEROR'S COST OF ADMINISTERING THE CONTRACT. THESE CHARGES INCLUDE THE COST OF MAINTAINING OFFICES, COMPUTER SYSTEMS, MEETING REPORTING REQUIREMENTS, SUPERVISORY/MANAGEMENT COST AND OTHER CHARGES NORMALLY ACCEPTED IN THE HEALTH CARE BUSINESS. THE OFFEROR IS REQUIRED TO PRESENT A DETAILED BREAKDOWN OF THOSE CHARGES AS AN ATTACHMENT; THIS BREAKDOWN MUST BE SUFFICIENT FOR THE ADMINISTRATION TO EVALUATE THE OFFEROR'S COST STRUCTURE. FAILURE TO PROVIDE A COMPLETE AND COMPREHENSIVE BREAKDOWN (TO THE POINT OF ITEMIZATION OF CHARGES) MAY RESULT IN REJECTION OF YOUR PROPOSAL AS UNRESPONSIVE.

            THE PROFIT AND RISK CHARGE ADJUSTMENT IS USED TO PRESENT THE OFFEROR'S ASSESSMENT OF PROFIT RATE NEEDED AND THE RISK OF THIS CONTRACT AS A FUNCTION OF THIS PROFIT RATE. THIS ADJUSTMENT IS NOT TO BE VIEWED AS A PROFIT GUARANTEE CHARGE BUT AS A FACTOR TO BE CONSIDERED BY THE OFFEROR IN DEVELOPING THE TOTAL CAPITATION PROPOSAL.

            THE CONTINGENCIES ADJUSTMENT IS USED TO PRESENT ANY AMOUNT DEEMED NECESSARY FOR CONTINGENCIES. THIS ADJUSTMENT IS A FUNCTION OF THE PREVIOUS ADJUSTMENTS AND IS USED TO ALLOCATE A CERTAIN AMOUNT OF THE CAPITATION RATE TO ACCOUNT FOR CHANGES IN RISK OR OPERATIONS.

            THE ADMINISTRATION'S INTENT IS THAT REASONABLE ADJUSTMENTS WILL BE PERMITTED. IN THIS SENSE, REASONABLE MEANS THAT WHICH IS USUAL, CUSTOMARY OR GENERALLY AN ACCEPTED PRACTICE. HOWEVER, THE ADMINISTRATIVE ADJUSTMENTS MUST BE SUPPORTABLE, PROPERLY CLASSIFIED (TO AN ACCOUNT OR A COST CENTER) APPROPRIATE FOR THE MEMBER POPULATION AND SERVICE DELIVERY REQUIREMENTS. ADMINISTRATIVE ADJUSTMENTS ENTERED MUST BE DIRECTLY RELATED TO THE ACTUAL COST OF PROVIDING ACUTE CARE SERVICES TO ALL MEMBERS, INCLUDING THOSE RECEIVING ACUTE MEDICAL SERVICES ONLY.

4.    INSTRUCTIONS

      THE FOLLOWING INSTRUCTIONS ARE TO BE USED FOR COMPLETING THE AC CRCS. THE OFFEROR SHALL COMPLETE AN AC CRCS FOR EACH RATE CODE CLASSIFICATION IN EACH SERVICE AREA FOR WHICH A PROPOSAL IS SUBMITTED. THE RATE CODE CLASSIFICATIONS ARE AS FOLLOWS:

            MEMBERS WITHOUT MEDICARE
            MEMBERS WITH MEDICARE

      FOR EACH OF THE TWO RATE CODE CLASSIFICATIONS, THE OFFEROR SHALL SUBMIT ONE CRCS (PER SERVICE AREA) FOR VENTILATOR DEPENDENT MEMBERS AND ONE CRCS FOR ALL OTHER MEMBERS.

      THE FOLLOWING LINE-BY-LINE INSTRUCTIONS SHOULD BE FOLLOWED WHEN COMPLETING EACH AC CRCS. EACH COLUMN SHALL BE COMPLETED FOR NURSING FACILITY MEMBERS, HCBS MEMBERS, AND MEMBERS IN OTHER PLACEMENTS, INCLUDING ACUTE MEDICAL SERVICES ONLY AND MENTAL HEALTH FACILITY.

LINE                         DESCRIPTION

 1. HOSPITAL INPATIENT UTILIZATION IS TO BE ENTERED BY AVERAGE NUMBER OF DAYS PER 1,000 MEMBERS. THE UNIT COST IS THE AVERAGE EXPECTED DAILY PAYMENT OR PER DIEM RATE THAT HAS BEEN CONTRACTED FOR WITH A HOSPITAL (ATTACH ASSUMPTIONS).

 2. THE HOSPITAL OUTPATIENT UTILIZATION IS MEASURED BY NUMBER OF OUTPATIENT VISITS PER 1,000 MEMBERS. THE UNIT COST IS THE AVERAGE PAYMENT PER VISIT OR CONTRACTED RATE (ATTACH ASSUMPTIONS).

 3. EMERGENCY ROOM UTILIZATION IS MEASURED BY NUMBER OF VISITS PER 1,000 MEMBERS. THE UNIT COST IS THE AVERAGE PAYMENT PER VISIT OR CONTRACT RATE. THERE IS A $5.00 CO-PAYMENT FOR EMERGENCY ROOM SERVICES. AN ADJUSTMENT FOR THIS CO-PAYMENT SHALL BE ENTERED (ATTACH ASSUMPTIONS).

 4. PRIMARY CARE PHYSICIAN SERVICES INCLUDE OFFICE VISITS AND ANY DIAGNOSTIC AND X-RAY SERVICES PERFORMED WITHIN THE OFFICE. THE UTILIZATION IS MEASURED BY NUMBER OF VISITS PER 1,000 MEMBERS. THE UNIT COST IS THE AVERAGE PAYMENT PER VISIT OR CONTRACT RATE. CO-PAYMENT OF $1.00 WILL BE REQUIRED FOR COVERED PHYSICIAN SERVICES. THE APPLICABLE CO-PAYMENT ADJUSTMENT MUST BE ENTERED (ATTACH ASSUMPTION).

 5. REFERRAL PHYSICIAN SERVICES INCLUDE ALL SPECIALISTS OR OTHER PHYSICIAN SERVICES THAT ARE INCURRED AS A RESULT OF REFERRAL BY THE PRIMARY CARE PHYSICIAN. UTILIZATION AND UNIT COSTS ARE MEASURED IN THE SAME WAY AS PRIMARY CARE PHYSICIAN SERVICES. AN ADJUSTMENT FOR ALL APPLICABLE CO-PAYMENTS MUST BE ENTERED (ATTACHED ASSUMPTION).

 6. SURGICAL UTILIZATION IS THE NUMBER OF SURGICAL PROCEDURES PER 1,000 MEMBERS. THE UNIT COST IS THE AVERAGE PAYMENT PER PROCEDURE. A $5.00 CO-PAYMENT FOR ALL NON-EMERGENCY SURGERIES IS REQUIRED. THE APPLICABLE ADJUSTMENT MUST BE ENTERED (ATTACH ASSUMPTIONS).

7. PHARMACY UTILIZATION IS MEASURED BY NUMBER OF PRESCRIPTIONS PER 1,000. THE UNIT COST IS THE AVERAGE PAYMENT PER PRESCRIPTION. THERE IS NO CO-PAYMENT FOR PHARMACY SERVICES (ATTACH ASSUMPTIONS).

8. THERAPIES IS MEASURED BY THE NUMBER OF VISITS PER 1,000. THE UNIT COST IS THE AVERAGE PAYMENT PER VISIT. THERE IS NO CO- PAYMENT FOR THERAPY SERVICES.

 9. OTHER SERVICES INCLUDES ALL THOSE COVERED SERVICES NOT INCLUDED ABOVE. THERE WILL NOT BE UTILIZATION FACTORS AND UNIT COST FOR THIS LINE. OTHER SERVICES SHALL INCLUDE EMERGENCY TRANSPORTATION AND OTHER MEDICALLY NECESSARY TRANSPORTATION. IF "OTHER SERVICES" ARE ENTERED, THE OFFEROR SHALL DEVELOP AND ATTACH A SUMMARY WORKSHEET WHICH ITEMIZES THESE SERVICES AND PROVIDES SUFFICIENT COST DATA TO ALLOW EXAMINATION AND VERIFICATION BY AHCCCSA.

10. THE GROSS CAPITATION RATE IS THE SUM OF THE SERVICE COSTS FOR LINES 1 THROUGH 9 WEIGHTED FOR LTC MEMBERS, HCBS PLACED MEMBERS, AND MEMBERS IN OTHER PLACEMENTS, INCLUDING ACUTE MEDICAL SERVICES ONLY AND MENTAL HEALTH FACILITIES.
11. EACH OF THE FOLLOWING ADJUSTMENTS SHALL BE ENTERED ON THE CALCULATION SHEET ON A PER MEMBER PER MONTH BASIS.

      a. FOR THE PURPOSE OF AHCCCSA REINSURANCE, THE INSURED PARTY IS THE PROGRAM CONTRACTOR. THE REINSURANCE DEDUCTIBLE WILL BE DETERMINED AS PREVIOUSLY DESCRIBED IN THIS SECTION (ATTACH ASSUMPTIONS).

      b. ADJUSTMENT SHALL BE ENTERED FOR THIRD-PARTY RECOVERIES. THIS ADJUSTMENT WILL BE DETERMINED AS PREVIOUSLY DESCRIBED IN THIS SECTION (ATTACH ASSUMPTIONS).

      c. THE VALUE OF ACUTE MEDICAL SERVICES THAT MAY BE PROVIDED BY A NURSING FACILITY OR HCBS CONTRACTOR.

      d. ADJUSTMENT SHALL BE ENTERED FOR ADMINISTRATION. THIS ADJUSTMENT WILL BE DETERMINED AS PREVIOUSLY DESCRIBED IN THIS SECTION (ATTACH ASSUMPTIONS).

      e. ADJUSTMENT SHALL BE ENTERED FOR RISK/CONTINGENCIES. THIS ADJUSTMENT WILL BE DETERMINED AS PREVIOUSLY DESCRIBED IN THIS SECTION (ATTACH ASSUMPTIONS).

      f. ADJUSTMENT SHALL BE ENTERED FOR PROFIT. THIS ADJUSTMENT WILL BE DETERMINED AS PREVIOUSLY DESCRIBED IN THIS SECTION (ATTACH ASSUMPTIONS).

12.   THE NET ADJUSTMENT IS THE SUM OF ALL ADJUSTMENTS MADE IN LINES 11A-F.

13. THE NET CAPITATION RATE IS THE GROSS CAPITATION RATE (LINE 10) PLUS THE NET ADJUSTMENT (LINE 12).

ACUTE CARE CRCS PAGE 1

ACUTE CARE CRCS PAGE 2

ACUTE CARE CRCS PAGE 3

ACUTE CARE CRCS PAGE 4

ACUTE CARE CRCS PAGE 5

ACUTE CARE CRCS PAGE 6

ACUTE CARE CRCS PAGE 7

ACUTE CARE CRCS PAGE 8

         ACUTE MEDICAL CRCS AGGREGATE RATE CALCULATION SHEET

         COUNTY
                -----------------------------------

NON VENTILATOR DEPENDENT MEMBERS


1. NET CAPITATION RATE FOR MEMBERS               X .14* =
   WITHOUT MEDICARE (FROM THE AC CRCS)   -------           -------


2. NET CAPITATION RATE FOR MEMBERS               X .86* =
   WITH MEDICARE (FROM THE AC CRCS)      -------           -------


3. AGGREGATE RATE** (SUM OF                                -------
   WEIGHTED CAPITATION ITEMS 1 AND 2)


* THE PERCENTAGES .14 AND .86 ARE THE PROJECTED PROPORTIONAL SPLITS BETWEEN THE MEMBERS WITHOUT AND WITH MEDICARE.

** THE AGGREGATE RATE WILL BE THE RATE USED TO DETERMINE THE SINGLE CAPITATION RATE.

         ACUTE MEDICAL CRCS AGGREGATE RATE CALCULATION SHEET

         COUNTY
                ----------------------

VENTILATOR DEPENDENT MEMBERS


1. NET CAPITATION RATE FOR MEMBERS               X .14* =
   WITHOUT MEDICARE (FROM THE AC CRCS)   -------           -------


2. NET CAPITATION RATE FOR MEMBERS               X .86* =
   WITH MEDICARE (FROM THE AC CRCS)      -------           -------


3. AGGREGATE RATE** (SUM OF                                -------
   WEIGHTED CAPITATION ITEMS 1 AND 2)




* THE PERCENTAGES .14 AND .86 ARE THE PROJECTED PROPORTIONAL SPLITS BETWEEN THE MEMBERS WITHOUT AND WITH MEDICARE.

** THE AGGREGATE RATE WILL BE THE RATE USED TO DETERMINE THE SINGLE CAPITATION RATE.

         MENTAL HEALTH CRCS


1.    INSTRUCTIONS

THE FOLLOWING INSTRUCTIONS ARE TO BE USED FOR COMPLETING THE MH CRCS. THE OFFEROR MUST COMPLETE AN MH CRCS IN EACH SERVICE AREA FOR WHICH A PROPOSAL IS SUBMITTED. THE MH CRCS IS INCLUSIVE OF MENTAL HEALTH SERVICES PROVIDED TO VENTILATOR DEPENDENT AND NON VENTILATOR DEPENDENT CLIENTS. UTILIZATION FACTORS SHALL BE ENTERED PER USER PER MONTH, I.E., PER MEMBER (AGE LESS THAN 21 OR AGE 65 OR OLDER) WHO IS IN NEED OF MENTAL HEALTH SERVICES. LINES 10 THROUGH 12 ON THE CRCS TRANSLATE THE COST PER USER PER MONTH INTO A COST PER MEMBER PER MONTH, I.E., "SPREAD ACROSS" THE WHOLE POPULATION. THE SERVICES THAT ARE INCLUDED IN EACH SERVICE CATEGORY ARE AS FOLLOWS:

      CATEGORY                       SERVICES                       UNITS
      --------                       --------                       -----
INPATIENT HOSPITAL                                                 PER DAY

INSTITUTION FOR MENTAL DISEASE                                     PER DAY
FOR PEOPLE 65 YEARS AND OLDER

INPATIENT PSYCHIATRIC FACILITY                                     PER DAY
FOR PEOPLE LESS THAN 21 YEARS
OF AGE.

INDIVIDUAL THERAPY                  PSYCHIATRIST/                20-30 MIN
                                    PSYCHOLOGIST                 45-50 MIN
                                                                    60 MIN

                                    OTHER
                                    MENTAL HEALTH
                                    PRACTITIONER                    15 MIN

GROUP THERAPY                       PSYCHIATRIST/FAMILY
                                    PSYCHOLOGIST GROUP              15 MIN

                                    OTHER                           FAMILY
                                    MENTAL HEALTH                    GROUP
                                    PRACTITIONER                    15 MIN

EMERGENCY/CRISIS MENTAL HEALTH
CARE IN A NON-HOSPITAL SETTING                                      15 MIN

PSYCHOTROPIC MEDICATIONS            PRESCRIPTIONS               PER SCRIPT
                                    LABORATORY                    PER TEST


EVALUATION AND COMPREHENSIVE        OTHER MENTAL                  PER HOUR
      CLINICAL ASSESSMENT           HEALTH
                                    PRACTITIONER

PSYCHOLOGICAL EVALUATION            PSYCHOLOGIST                  PER HOUR

PSYCHIATRIC EVALUATION              PSYCHIATRIST                  PER HOUR

CERTIFICATION OF NEED               PSYCHIATRIST                  PER HOUR

SERVICES DUPLICATED BY OTHER ALTCS ACUTE OR LONG TERM CARE SERVICES SHALL BE INCLUDED IN THE APPROPRIATE ACUTE OR LONG TERM CARE CRCS, AND SHALL NOT BE INCLUDED IN THE MENTAL HEALTH CRCS. THESE DUPLICATED SERVICES INCLUDE:

1. HOSPITAL EMERGENCY ROOM SERVICES;

2. THE FIRST 3 DAYS OF PSYCHIATRIC HOSPITALIZATION;

3. SERVICES PROVIDED TO CLIENTS WITH ORGANIC MENTAL DISEASE EXCEPT FOR THERAPIES WHICH WILL BE REIMBURSED UNDER MENTAL HEALTH CAPITATION;

4. MEDICALLY NECESSARY TRANSPORTATION.


THE FOLLOWING LINE-BY-LINE INSTRUCTIONS SHOULD BE FOLLOWED WHEN COMPLETING EACH MH CRCS.


LINE                          DESCRIPTION

 1. HOSPITAL INPATIENT UTILIZATION IS TO BE ENTERED BY NUMBER OF PSYCHIATRIC HOSPITAL DAYS PER USER PER MONTH. THE UNIT COST IS THE AVERAGE EXPECTED DAILY PAYMENT OR PER DIEM RATE THAT HAS BEEN CONTRACTED FOR WITH A HOSPITAL (ATTACH ASSUMPTIONS).

 2. INSTITUTION FOR MENTAL DISEASE FOR THOSE 65 YEARS OF AGE AND OLDER IS TO BE ENTERED BY NUMBER OF DAYS PER USER PER MONTH. THE UNIT COST IS THE AVERAGE EXPECTED DAILY PAYMENT OR PER DIEM RATE THAT HAS BEEN CONTRACTED FOR WITH AN IMD.

 3. INPATIENT PSYCHIATRIC FACILITY FOR THOSE LESS THAN 21 YEARS OF AGE IS TO BE ENTERED BY NUMBERS OF DAYS PER USER PER MONTH. THE UNIT COST IS THE AVERAGE EXPECTED DAILY PAYMENT OR PER DIEM RATE THAT HAS BEEN CONTRACTED FOR WITH AN RTC.

 4. EVALUATION/DIAGNOSIS REFERS TO THE ASSESSMENT OF THE ELIGIBLE PERSON'S PSYCHIATRIC, PSYCHOLOGICAL, OR SOCIAL CONDITIONS TO DETERMINE IF A MENTAL DISORDER EXISTS AND IF SO, TO PROVIDE

DIAGNOSIS FOR DIRECTION OF CARE. UTILIZATION IS MEASURED BY NUMBER OF HOURS PER USER PER MONTH. THE UNIT COST IS THE WEIGHTED AVERAGE PAYMENTS OR CONTRACTED RATE BY PSYCHIATRIST, PSYCHOLOGIST, OR OTHER MENTAL HEALTH PRACTITIONER.

 5. INDIVIDUAL THERAPY SERVICES INCLUDE VISITS TO EITHER A
PSYCHIATRIST/PSYCHOLOGIST OR OTHER MENTAL HEALTH PRACTITIONER. UTILIZATION IS MEASURED BY NUMBER OF VISITS PER USER PER MONTH. THE UNIT COST IS THE WEIGHTED AVERAGE PAYMENT OR CONTRACT RATE, BY LENGTH OF VISIT AND BY
PSYCHIATRIST/PSYCHOLOGIST OR OTHER MENTAL HEALTH PRACTITIONER, PER VISIT (ATTACH ASSUMPTIONS).

 6. GROUP THERAPY SERVICES INCLUDE VISITS TO EITHER A PSYCHIATRIST/PSYCHOLOGIST OR OTHER MENTAL HEALTH PRACTITIONER. UTILIZATION IS MEASURED BY NUMBER OF VISITS PER USER PER MONTH. THE UNIT COST IS THE WEIGHTED AVERAGE PAYMENT OR CONTRACT RATE PER VISIT (ATTACH ASSUMPTIONS).

 7. EMERGENCY/CRISIS UTILIZATION IS MEASURED BY NUMBER OF 15 MINUTE UNITS PER USER PER MONTH. THE UNIT COST IS THE AVERAGE PAYMENT PER 15 MINUTE UNIT OR CONTRACT RATE (ATTACH ASSUMPTIONS).

 8. PSYCHOTROPIC MEDICATION INCLUDES BOTH PRESCRIPTIONS AND LABORATORY. UTILIZATION IS MEASURED BY THE NUMBER OF PRESCRIPTIONS AND LAB TESTS PER USER PER MONTH. THE UNIT COST IS THE WEIGHTED AVERAGE PAYMENT PER UNIT OR CONTRACT RATE (ATTACH ASSUMPTIONS).

9. THE GROSS CAPITATION RATE IS THE SUM OF THEIR SERVICE COSTS FOR LINES 1 THROUGH 8.

10. ADJUSTMENTS:

      EACH OF THE FOLLOWING ADJUSTMENTS SHOULD BE ENTERED ON THE CALCULATION SHEET ON A PER MEMBER PER MONTH BASIS.

      a. IN PREPARING THE ENTRY FOR ADJUSTMENTS, THE FOLLOWING INFORMATION MAY BE OF ASSISTANCE. THERE ARE THREE ADMINISTRATIVE ADJUSTMENTS TO THE AGGREGATE CAPITATION RATE: ADMINISTRATIVE CHARGES, PROFIT AND RISK CHARGES AND CONTINGENCIES. THE ADMINISTRATIVE CHARGE ADJUSTMENT IS USED TO PRESENT THE OFFEROR'S COST OF ADMINISTERING THE CONTRACT. THESE CHARGES INCLUDE THE

COST OF MAINTAINING OFFICES, COMPUTER SYSTEMS, MEETING REPORTING REQUIREMENTS, SUPERVISORY/MANAGEMENT COST AND OTHER CHARGES NORMALLY ACCEPTED IN THE HEALTH CARE BUSINESS. THE OFFEROR IS REQUIRED TO PRESENT A DETAILED BREAKDOWN OF THOSE CHARGES AS AN ATTACHMENT; THIS BREAKDOWN MUST BE SUFFICIENT FOR THE ADMINISTRATION TO EVALUATE THE OFFEROR'S COST STRUCTURE. FAILURE TO PROVIDE A COMPLETE AND COMPREHENSIVE BREAKDOWN (TO THE POINT OF ITEMIZATION OF CHARGES) MAY RESULT IN REJECTION OF YOUR PROPOSAL AS UNRESPONSIVE.

            THE PROFIT AND RISK CHARGE ADJUSTMENT IS USED TO PRESENT THE OFFEROR'S ASSESSMENT OF PROFIT RATE NEEDED AND THE RISK OF THIS CONTRACT AS A FUNCTION OF THIS PROFIT RATE. THIS ADJUSTMENT IS NOT TO BE VIEWED AS A PROFIT GUARANTEE CHARGE BUT AS A FACTOR TO BE CONSIDERED BY THE OFFEROR IN DEVELOPING THE TOTAL CAPITATION PROPOSAL.

            THE CONTINGENCIES ADJUSTMENT IS USED TO PRESENT ANY AMOUNT DEEMED NECESSARY FOR CONTINGENCIES. THIS ADJUSTMENT IS A FUNCTION OF THE PREVIOUS ADJUSTMENTS AND IS USED TO ALLOCATE A CERTAIN AMOUNT OF THE CAPITATION RATE TO ACCOUNT FOR CHANGES IN RISK OR OPERATIONS.

            AHCCCSA'S INTENT IS THAT REASONABLE ADJUSTMENTS WILL BE PERMITTED. IN THIS SENSE, REASONABLE MEANS THAT WHICH IS USUAL, CUSTOMARY OR GENERALLY AN ACCEPTED PRACTICE. HOWEVER, THE ADMINISTRATIVE ADJUSTMENTS MUST BE SUPPORTABLE, PROPERLY CLASSIFIED (TO AN ACCOUNT OR A COST CENTER) APPROPRIATE FOR THE MEMBER POPULATION AND SERVICE DELIVERY REQUIREMENTS. ADMINISTRATIVE ADJUSTMENTS ENTERED MUST BE DIRECTLY RELATED TO THE ACTUAL COST OF PROVIDING MENTAL HEALTH SERVICES TO PERSONS LESS THAN 21 YEARS OF AGE AND PERSONS 65 YEARS OF AGE AND OLDER. NOTE THAT ONLY MENTAL HEALTH ADMINISTRATIVE EXPENSE IS ENTERED ON THIS SHEET.

      b.    MEMBER SHARE OF COST:

            FOR MENTAL HEALTH SERVICES, SHARE OF COST APPLIES ONLY TO: A. IMD FOR 65 OR OLDER (E.G. ASH) AND B. INPATIENT PSYCHIATRIC FACILITY FOR LESS THAN 21 YEARS OF AGE.

            THE OFFEROR IS ADVISED TO REVIEW THE RFP ITEMS RELATED TO MEMBER SHARE OF COST AND PREPARE AN ENTRY FOR THIS ADJUSTMENT.

      c. APPROXIMATELY 86 PERCENT OF ALTCS MEMBERS WILL BE MEDICARE-ELIGIBLE. THE OFFEROR WILL BE REQUIRED TO PURSUE THESE BENEFITS OF MEDICARE, PRIVATE LTC INSURANCE, VETERANS ADMINISTRATION, MEDIGAP AND OTHER HEALTH INSURANCE.

      d. THE MEMBER MAY ALSO HAVE OTHER INSURANCE THAT WILL BE AVAILABLE TO OFFSET THE COST OF MH SERVICES. THE OFFEROR MUST HAVE A WELL-MANAGED SYSTEM FOR MAXIMIZING TPL RECOVERIES.

      e. THE ADJUSTMENT FOR AVOIDED LONG TERM CARE COST IS MADE TO ACCOUNT FOR THE FACT THAT A MEMBER PLACED IN A MENTAL HEALTH FACILITY WILL NOT RECEIVE FULL LONG TERM CARE SERVICES. FOR EXAMPLE, IF A MEMBER PLACED IN A MENTAL HEALTH FACILITY WOULD OTHERWISE HAVE BEEN A NURSING FACILITY RESIDENT, THE CONTRACTOR WILL EXPEND THE PER DIEM FOR THE MENTAL HEALTH FACILITY, BUT SAVE THE PER DIEM FOR THE NURSING FACILITY. TO CALCULATE THIS ADJUSTMENT, REFER TO THE WORKSHEET ENTITLED "MENTAL HEALTH CAPITATION RATE WORKSHEET FOR AVOIDED LONG TERM CARE COST."

11. THE NET ADJUSTMENT IS THE SUM OF ALL ADJUSTMENTS MADE IN 10A THROUGH 10E.

12. THE NET CAPITATION RATE IS THE GROSS CAPITATION RATE MINUS THE NET ADJUSTMENTS.

13. a. ENTER THE NUMBER OF MEMBERS AGE 65 OR OLDER WHO WILL NEED MENTAL HEALTH SERVICES, PLUS THE NUMBER OF MEMBERS LESS THAN AGE 21 WHO WILL NEED MENTAL HEALTH SERVICES.

    b. ENTER THE ESTIMATED TOTAL NUMBER OF ALTCS MEMBERS.

    c. DIVIDE a BY b. THIS FIGURE REPRESENTS MEMBERS WHO WILL NEED MENTAL HEALTH SERVICES AS A PERCENT OF TOTAL ESTIMATED MEMBERS.

14. FINAL MENTAL HEALTH CAPITATION = 12 X 13 c.

EVALUATION/DIAGNOSIS

EVALUATION/DIAGNOSIS FOR MENTAL HEALTH SERVICES IS COMPRISED OF FOUR DIFFERENT
SERVICES:

1. THE TERM "OTHER MENTAL HEALTH PRACTITIONER" REFERS TO A MENTAL HEALTH PRACTITIONER OTHER THAN A PSYCHOLOGIST OR A PSYCHIATRIST. EVALUATION AND CLINICAL ASSESSMENT UTILIZATION BY OTHER MENTAL HEALTH PRACTITIONER IS MEASURED BY THE NUMBER OF HOURS PER USER PER MONTH. THE UNIT COST IS THE AVERAGE CHARGE PER EVALUATION OR CONTRACT RATE (ATTACH ASSUMPTIONS).

2. PSYCHOLOGICAL EVALUATION UTILIZATION IS MEASURED BY THE NUMBER OF HOURS PER USER PER MONTH. THE UNIT COST IS THE AVERAGE CHARGE PER EVALUATION OR CONTRACT RATE (ATTACH ASSUMPTIONS).

3. PSYCHIATRIC EVALUATION UTILIZATION IS MEASURED BY THE NUMBER OF HOURS PER USER PER MONTH. THE UNIT COST IS THE AVERAGE CHARGE PER EVALUATION OR CONTRACT RATE (ATTACH ASSUMPTIONS).

4. CERTIFICATION OF NEED UTILIZATION IS MEASURED BY THE NUMBER OF HOURS PER USER PER MONTH. THE UNIT COST IS THE AVERAGE CHARGE PER CERTIFICATION OR CONTRACT (ATTACH ASSUMPTIONS).

SUB TOTAL EVALUATION/DIAGNOSIS IS THE SUM OF LINES 1 - 4.

         MENTAL HEALTH CAPITATION RATE CALCULATION SHEET

                          UTIL FACTOR PER PMPM
    SERVICES                 USER PER MONTH         UNIT COST                     SERV COST
 1. INPATIENT HOSPITAL         ----------      X     ----------         =        ----------

 2. IMD FOR 65+                ----------      X     ----------         =        ----------

 3. INPATIENT                  ----------      X     ----------         =        ----------
    PSYCHIATRIC FACILITY
     FOR LESS THAN 21

 4. EVALUATION/DIAGNOSIS       ----------      X     ----------         =        ----------
     (FROM WORKSHEET)

 5. INDIVIDUAL THERAPY         ----------      X     ----------         =        ----------

 6. GROUP THERAPY              ----------      X     ----------         =        ----------

 7. EMERGENCY/CRISIS           ----------      X     ----------         =        ----------

 8. PSYCHOTROPIC               ----------      X     ----------         =        ----------
      MEDICATION

 9. GROSS CAPITATION                                   PMPM
                              ---------------


10. ADJUSTMENTS

    a. ADMIN, RISK/CONTINGENCIES, PROFIT (+)               ------------
    b. SHARE OF COST (-)                                   ------------
    c. MEDICARE (-)                                        ------------
    d. TPL (-)                                             ------------
    e. AVOIDED LTC COST (-) (FROM WORKSHEET)               ------------

11. NET ADJUSTMENTS                                        ============  PMPM

12. NET CAPITATION                                         ============


13.a.  ESTIMATED NUMBER OF MEMBERS AGE 65 OR OLDER OR
       LESS THAN 21 YEARS OF AGE WHO WILL NEED MENTAL
       HEALTH SERVICES                                     ------------
    b. ESTIMATED TOTAL MEMBERS                             ------------
    c. DIVIDE a. BY b.                                     ------------

14. FINAL MENTAL HEALTH CAPITATION   13c    X    12   =    ============

         MENTAL HEALTH CAPITATION RATE WORKSHEET FOR EVALUATION/DIAGNOSIS



                          UTIL FACTOR PER PMPM
    SERVICES                 USER PER MONTH         UNIT COST      SERV COST


EVALUATION/DIAGNOSIS


1. EVALUATION AND              ----------      X     ----------         =

    CLINICAL ASSESSMENT --
    OTHER MENTAL HEALTH
    PRACTITIONER

2. PSYCHOLOGICAL               ----------      X     ----------         =
    EVALUATION

3. PSYCHIATRIC                 ----------      X     ----------         =
    EVALUATION

4. CERTIFICATION               ----------      X     ----------         =
    OF NEED


- - --------------------------------
  SUB TOTAL EVALUATION/DIAGNOSIS

         MENTAL HEALTH CAPITATION RATE WORKSHEET FOR
          AVOIDED LONG TERM CARE COST

                                    HCBS             Nursing Facility


1.    NUMBER OF CLIENTS TO
      BE PLACED IN MENTAL
      HEALTH FACILITIES*         -----------          -----------------

2.    MONTHLY COST PER CLIENT
      AVOIDED BY PLACEMENT       -----------          -----------------

3.    MULTIPLY 1 X 2             -----------          -----------------

4.    SUM 3 FOR HCBS PLUS 3 FOR                       -----------------
      INSTITUTIONAL

5.    ENTER TOTAL ESTIMATED NUMBER OF CLIENTS         -----------------

6.    DIVIDE 4 BY 5.
      THIS IS THE NET PMPM ADJUSTMENT.                -----------------


* REFERS TO INSTITUTION FOR MENTAL DISEASE FOR THOSE AGE 65 AND OLDER, AND TO INPATIENT PSYCHIATRIC FACILITY FOR THOSE LESS THAN AGE 21.

         AGGREGATE CAPITATION PMPM AND ADMINISTRATIVE COST FACTORS


1.    OVERVIEW

      THE AGGREGATE CAPITATION RATE SHEET IS USED TO PRESENT THE OFFEROR'S PMPM CAPITATION PROPOSAL FOR ACUTE MEDICAL SERVICES, MENTAL HEALTH FOR MEMBERS 65 YEARS OF AGE AND OLDER, MENTAL HEALTH SERVICES FOR MEMBERS LESS THAN 21 YEARS OF AGE, LONG TERM CARE, AND CASE MANAGEMENT SERVICES. IT IS THE SUM OF THESE PMPM RATES THAT WILL HAVE THE ADMINISTRATIVE COST FACTORS INCLUDED TO DETERMINE THE NET PMPM CAPITATION RATE. THERE ARE FOUR ELEMENTS: (1) IDENTIFICATION, (2) AGGREGATE CAPITATION RATE (PMPM) CALCULATION, (3) ADJUSTMENT AND (4) NET CAPITATION RATE. THE IDENTIFICATION SECTION IS USED TO INDICATE THE COUNTY FOR WHICH THE NET CAPITATION RATE CALCULATION SHEET WAS PREPARED.

      THE AGGREGATE CAPITATION RATE (PMPM) CALCULATION SECTION IS USED TO COMPUTE THE PMPM COST FOR ACUTE CARE, MENTAL HEALTH FOR MEMBERS 65 YEARS OF AGE AND OLDER, MENTAL HEALTH SERVICES FOR MEMBERS LESS THAN 21 YEARS OF AGE, LONG TERM CARE, AND CASE MANAGEMENT. THE AGGREGATE CAPITATION RATES FROM EACH SECTION ARE ENTERED TO BUILD THE PMPM COST OF ALTCS.

2.    ADJUSTMENTS

      IN PREPARING THE ENTRY FOR ADJUSTMENTS, THE FOLLOWING INFORMATION MAY BE OF ASSISTANCE. THERE ARE THREE ADMINISTRATIVE ADJUSTMENTS TO THE AGGREGATE CAPITATION RATE: ADMINISTRATIVE CHARGES, PROFIT AND RISK CHARGES AND CONTINGENCIES. THE ADMINISTRATIVE CHARGE ADJUSTMENT IS USED TO PRESENT THE OFFEROR'S COST OF ADMINISTERING THE CONTRACT. THESE CHARGES INCLUDE THE COST OF MAINTAINING OFFICES, COMPUTER SYSTEM, MEETING REPORTING REQUIREMENTS, SUPERVISORY/MANAGEMENT COST AND OTHER CHARGES NORMALLY ACCEPTED IN THE HEALTH CARE BUSINESS. THE OFFEROR IS REQUIRED TO PRESENT A DETAILED BREAKDOWN OF THOSE CHARGES AS AN ATTACHMENT; THIS BREAKDOWN MUST BE SUFFICIENT FOR AHCCCSA TO EVALUATE THE OFFEROR'S COST STRUCTURE. FAILURE TO PROVIDE A COMPLETE AND COMPREHENSIVE BREAKDOWN (TO THE POINT OF

ITEMIZATION OF CHARGES) MAY RESULT IN REJECTION OF YOUR PROPOSAL AS
UNRESPONSIVE.

      THE PROFIT AND RISK CHARGE ADJUSTMENT IS USED TO PRESENT THE OFFEROR'S ASSESSMENT OF PROFIT RATE NEEDED AND THE RISK OF THIS CONTRACT AS A FUNCTION OF THIS PROFIT RATE. THIS ADJUSTMENT IS NOT TO BE VIEWED AS PROFIT GUARANTEE CHARGE BUT AS A FACTOR TO BE CONSIDERED BY THE OFFEROR IN DEVELOPING THE TOTAL CAPITATION PROPOSAL.

      THE CONTINGENCIES ADJUSTMENT IS USED TO PRESENT ANY AMOUNT DEEMED NECESSARY FOR CONTINGENCIES. THIS ADJUSTMENT IF A FUNCTION OF THE PREVIOUS ADJUSTMENTS AND IS USED TO ALLOCATE A CERTAIN AMOUNT OF THE CAPITATION RATE TO ACCOUNT FOR CHANGES IN RISK OR OPERATION.

      AHCCCSA'S INTENT IS THAT REASONABLE ADJUSTMENTS WILL BE PERMITTED. IN THIS SENSE, REASONABLE MEANS THAT WHICH IS USUAL, CUSTOMARY OR GENERALLY AN ACCEPTED PRACTICE. HOWEVER, THE ADMINISTRATIVE ADJUSTMENTS SHALL BE SUPPORTABLE, PROPERLY CLASSIFIED (TO AN ACCOUNT OR A COST CENTER) APPROPRIATE FOR THE MEMBER POPULATION AND SERVICE DELIVERY REQUIREMENTS. ADMINISTRATIVE ADJUSTMENTS ENTERED MUST BE DIRECTLY RELATED TO THE ACTUAL COST OF PROVIDING THESE SERVICES.

3.    INSTRUCTIONS

      THE FOLLOWING INSTRUCTIONS ARE TO BE USED FOR COMPLETING THE RATE CALCULATION SHEET FOR NET PMPM CAPITATION RATE. THE OFFEROR SHALL COMPLETE A RATE CALCULATION SHEET FOR EACH SERVICE AREA (COUNTY) FOR WHICH A PROPOSAL IS SUBMITTED. SEPARATE SHEETS FOR VENTILATOR DEPENDENT CLIENTS ARE REQUIRED UNLESS THE OFFEROR EXPECTS TO SERVE FEWER THAN 500 MEMBERS.

THE FOLLOWING LINE-BY-LINE INSTRUCTIONS SHOULD BE FOLLOWED WHEN COMPLETING EACH OF THESE FORMS:

LINE                   DESCRIPTION

      1. ENTER THE AVERAGE DAILY CENSUS FOR NURSING FACILITIES (LINE 6 FROM NURSING FACILITY CRCS FOR NON VENTILATOR DEPENDENT

CLIENTS AND LINE 4 FROM NURSING FACILITY CRCS FOR VENTILATOR DEPENDENT CLIENTS):
ENTER PMPM COST FROM NURSING FACILITY AGGREGATE RATE CALCULATION SHEET. MULTIPLY THESE TWO AND ENTER THE PRODUCT IN THE APPROPRIATE SPACE.

      2. ENTER THE AVERAGE DAILY CENSUS FROM HCBS (LINE 4 FROM HCBS AVERAGE DAILY CENSUS WORKSHEET). ENTER PMPM COST FROM HCBS CRCS (LINE 19). MULTIPLY THESE TWO AND ENTER THE PRODUCT IN THE APPROPRIATE SPACE.

      3. ADD THE AVERAGE DAILY CENSUS AMOUNTS (LINE 1 AND 2) AND ENTER THE SUM IN THE APPROPRIATE SPACE. ADD THE WEIGHTED COSTS (FROM LINES 1 AND 2) AND ENTER THE SUM IN THE APPROPRIATE SPACE.

      4. ENTER THE AVERAGE DAILY CENSUS FROM LINE 3, ENTER THE WEIGHTED COST FROM LINE 3. DIVIDE THE WEIGHTED COST BY THE AVERAGE DAILY CENSUS AND ENTER THE RESULT IN THE APPROPRIATE SPACE.

      5. ENTER THE PMPM CAPITATION RATE FROM THE CASE MANAGEMENT CRCS.

      6. ADD LINES 4 AND 5 AND ENTER THE SUM HERE.

      7a. THE CHARGES FOR ALL ADMINISTRATIVE EXPENSES, OTHER THAN THOSE ASSOCIATED WITH MENTAL HEALTH AND ACUTE CARE SERVICES, THAT ARE EXPECTED TO BE INCURRED BY THE OFFEROR IN THE ADMINISTRATION OF ITS OPERATION ARE ENTERED HERE (ATTACH ASSUMPTIONS).

      7b. ALL PROFIT AND RISK CHARGES MUST BE ENTERED HERE (ATTACH ASSUMPTIONS).

      7c. ANY AMOUNT DEEMED NECESSARY FOR CONTINGENCIES MUST BE ENTERED HERE (ATTACH ASSUMPTIONS).

      8.    ADD LINES 7A, 7B, AND 7C AND ENTER THE SUM HERE.

      9. ENTER THE PMPM ACUTE MEDICAL CARE AGGREGATE CAPITATION RATE FROM THE ACUTE CARE AGGREGATE CRCS.

      10.   ENTER THE PMPM MENTAL HEALTH RATE FROM THE MH CRCS.

      11. ADD LINES 6, 8, 9 AND 10 AND ENTER THE SUM HERE. THIS IS THE SINGLE PMPM YOU PROPOSE AS REIMBURSEMENT.

         RATE SHEET FOR NET PMPM CAPITATION

                                  Average Daily
                                     Census

                                                                 PMPM

WEIGHTED

  COST


1.    AVERAGE DAILY CENSUS    -------- X PMPM      -------- = ----------

            FOR NURSING FACILITIES  (FROM NURSING FACILITY AGGREGATE
                                          RATE CALCULATION SHEET)

2.    AVERAGE DAILY CENSUS    -------- X PMPM      -------- = ----------

                                      HCBS

3.    SUBTOTAL      ----------------         ----------------

4.    ------------------------ / ------------------------ =   -------------
       WEIGHTED COST                         AVERAGE          WEIGHTED PMPM

                                  DAILY CENSUS

5.    ENTER CASE MANAGEMENT CAPITATION RATE PMPM        --------------

6.    GROSS CAPITATION RATE                             --------------

7.    ADJUSTMENTS

      a.    ADMINISTRATIVE CHARGES  +                   --------------

      b.    PROFIT AND RISK CHARGES +                   --------------

      c.    CONTINGENCIES           +                   --------------

8.    NET ADJUSTMENTS                                   --------------

9.    ENTER AGGREGATE CAPITATION RATE (PMPM) FROM       --------------
      ACUTE CARE AGGREGATE RATE CALCULATION SHEET

10. ENTER MENTAL HEALTH SERVICES CAPITATION RATE (PMPM) -------------- FROM THE MENTAL HEALTH CAPITATION RATE CALCULATION
      SHEET.

11.   NET CAPITATION RATE (PMPM)                          ==============


COUNTY:
        ----------------------------

         CAPITATION RATE SHEET SUMMARY FORM

COMPLETE CAPITATION RATE SHEET SUMMARY.

TO COMPLETE THIS FORM, ENTER IN THE APPROPRIATE ROW THE COUNTY(IES) FOR WHICH THE OFFEROR IS SUBMITTING A PROPOSAL. ENTER IN THE COLUMNS THE APPROPRIATE CAPITATED RATE FOR EACH ELIGIBILITY CATEGORY.

7. PROGRAM OPERATIONS NARRATIVE

   THE OFFEROR SHALL SUBMIT A DESCRIPTION OF ITS PROPOSED PROGRAM OPERATION INCLUDING MANAGEMENT APPROACH AND OPERATIONAL STRUCTURE. THE NARRATIVE SHOULD INCORPORATE OPERATIONAL COMPONENTS OF SERVICE DELIVERY, FINANCIAL MANAGEMENT AND REPORTING AND QUALITY MANAGEMENT.

8. CASE MANAGEMENT PLAN

   THE OFFEROR SHALL DESCRIBE HOW THEY WILL MEET THE CASE MANAGEMENT REQUIREMENTS SPECIFIED IN PART THREE, SECTION 4. THE DESCRIPTION SHALL INCLUDE THE NUMBER OF CASE MANAGERS, HOW PROTOCOLS ARE COMMUNICATED AND THE MONITORING PROCESS TO ENSURE COMPLIANCE WITH PROTOCOLS, PROTOCOLS FOR A PLACEMENT DECISIONS (INCLUDING ANY PREFERENCE FOR PARTICULAR PROCEDURES), HOW CASE MANAGERS WILL COORDINATE WITH PRIMARY CARE PHYSICIANS AND PRIOR AUTHORIZATION STAFF, AND HOW OUT-OF-COUNTY CLIENTS WILL BE MANAGED.

9. SERVICE PROVIDER NETWORK

      9.1 THE OFFEROR SHALL SUBMIT, FOR EACH SERVICE AREA IN WHICH IT SEEKS TO PROVIDE ALTCS SERVICES, SIGNED LETTERS OF INTENT TO CONTRACT FOR THE SERVICES LISTED IN PART FIVE, ATTACHMENT 3, ALTCS MINIMUM NETWORK STANDARDS FOR SERVICE AREAS.

      9.2 THE OFFEROR SHALL SUBMIT SUBCONTRACTS OR MODELS OF SUBCONTRACTS FOR THE FOLLOWING SERVICES:

            9.2.1 CONTRACTS BETWEEN RELATED PARTIES;

            9.2.2 SUBCONTRACTS FOR FULL OR PARTIAL RISK;

            9.2.3 INTERGOVERNMENTAL OR INTERAGENCY AGREEMENTS;

            9.2.4 CONTRACTS FOR MANAGEMENT INFORMATION SYSTEMS OR DATA MANAGEMENT FIRMS;

            9.2.5 NURSING FACILITIES;

            9.2.6 HCBS PROVIDERS (HOME HEALTH NURSING, ADULT DAY HEALTH CARE, ADULT FOSTER CARE, HOME HEALTH AIDE);

            9.2.7 TITLE XVIII MEDICARE CERTIFIED HOME HEALTH AGENCIES (HHA) (WHEN A MEDICARE CERTIFIED HOME HEALTH AGENCY DOES NOT EXIST IN THE CONTRACTED SERVICE AREA, SUBMIT STATE LICENSED HHA. IF NEITHER MEDICARE CERTIFIED OR STATE LICENSED HHA EXISTS IN THE SERVICE AREA, SUBMIT INDEPENDENT REGISTERED NURSE CONTRACT FOR PROVIDING SUCH SERVICES.);

            9.2.8 ACUTE CARE HOSPITALS;

            9.2.9 MENTAL HEALTH PROVIDERS; AND

            9.2.10 PRIMARY CARE PHYSICIANS.

      9.3 THE OFFEROR SHALL SUBMIT A NARRATIVE DESCRIPTION OF HOW IT WILL MEET THE NETWORK MANAGEMENT REQUIREMENTS SPECIFIED IN PART THREE, SECTION 5, PROVIDER NETWORK DEVELOPMENT AND MANAGEMENT. THIS DESCRIPTION MUST ADDRESS EACH OF THE NINE (9) CRITICAL AREAS LISTED. THE OFFEROR IS ALSO STRONGLY ENCOURAGED TO SUBMIT POLICIES AND PROCEDURES RELATED TO HOW IT WILL MANAGE EACH OF THESE AREAS. ADDITIONAL CONSIDERATION IN EVALUATING THE NETWORK MANAGEMENT FACTOR SHALL BE GIVEN TO OFFERORS WHO PROVIDE AHCCCSA WITH A DEFINED PLAN AND COMMITMENT FOR IMPROVING THE PROVIDER NETWORK WITHIN THE CONTRACTED SERVICE AREA. WHERE THERE ARE NETWORK GAPS IN THE SERVICE AREA, OFFERORS MAY IDENTIFY THOSE GAPS IN SERVICE AVAILABILITY AND ACCESSIBILITY AND DEVELOP AND DOCUMENT A PLAN FOR IMPROVING THE NETWORK.

      9.4 BY AUGUST 1, 1993, THE OFFEROR SHALL SUBMIT DATA ON ACTUAL RATES TO BE PAID TO SUBCONTRACTORS ON FORM A FOR NURSING FACILITIES AND INPATIENT PSYCHIATRIC FACILITIES AND FORM B FOR: HOME HEALTH AGENCIES; ADULT DAY HEALTH PROVIDERS; HOSPICE PROVIDERS, INCLUDING INPATIENT AND OUTPATIENT HOSPICE; AND, MENTAL HEALTH PROVIDERS, EFFECTIVE OCTOBER 1, 1993. THIS INFORMATION SHALL BE SUBMITTED ON AUGUST 1 OF EACH RENEWAL YEAR FOR THE CONTRACT YEAR
BEGINNING OCTOBER 1.

      9.5 IF THE OFFEROR PLANS TO USE RELATED PARTY SUBCONTRACTING SERVICE PROVIDERS, IT MUST SUBMIT FORM C.

      9.6 BY OCTOBER 15 OF EACH RENEWAL YEAR, THE PROGRAM CONTRACTOR MUST SUBMIT DOCUMENTATION OF THE RENEWAL YEAR AGREEMENTS IT HAS REACHED WITH SUBCONTRACTING NURSING FACILITIES IN ACCORDANCE WITH THE ABOVE.

         FORM A
         Rates Paid to Subcontracting Nursing Facilities

Time Period:  October 1, 199    to September 30, 199

                   PER DIEM       PER DIEM     PER DIEM                                         PROJECTED
 PROJECTED         PROJECTED
                   RATE           RATE         RATE         CENSUS*     CENSUS*     CENSUS*     CENSUS
                   CENSUS         CENSUS
NURSING HOME       LEVEL 1        LEVEL 2      LEVEL 3      LEVEL 1     LEVEL 2     LEVEL 3     LEVEL 1
LEVEL 2            LEVEL 3
- - ------------       -------        --------     -------      -------     -------     -------     -------
- - ------------       -------        --------     -------      -------     -------     -------     -------
- - ------------       -------        --------     -------      -------     -------     -------     -------
- - ------------       -------        --------     -------      -------     -------     -------     -------
- - ------------       -------        --------     -------      -------     -------     -------     -------

- - ------------    -------     --------     -------     -------    -------     -------     -------
- - ------------    -------     --------     -------     -------    -------     -------     -------
- - ------------    -------     --------     -------     -------    -------     -------     -------
- - ------------    -------     --------     -------     -------    -------     -------     -------


* ACTUAL AVERAGE DAILY CENSUS FOR TIME PERIOD.



         FORM A
         Rates Paid to Subcontracting Nursing Facilities
         For Specialty Services

Time Period:  October 1, 199    to September 30, 199

SPECIALTY SERVICES:
                     ------------------------------------------------------

                   PER DIEM       PER DIEM       PER DIEM                                                       PROJECTED
 PROJECTED         PROJECTED
                   RATE           RATE           RATE            CENSUS*        CENSUS*         CENSUS*         CENSUS
                   CENSUS         CENSUS
NURSING HOME       LEVEL 1        LEVEL 2        LEVEL 3         LEVEL 1        LEVEL 2         LEVEL 3         LEVEL 1
LEVEL 2            LEVEL 3
- - ------------       -------        --------       -------         -------        -------         -------         -------

- - ------------       -------        --------       -------         -------        -------         -------         -------

- - ------------       -------        --------       -------         -------        -------         -------         -------

- - ------------       -------        --------       -------         -------        -------         -------         -------


- - ------------       -------        --------       -------         -------        -------         -------         -------

- - ------------       -------        --------       -------         -------        -------         -------         -------

- - ------------       -------        --------       -------         -------        -------         -------         -------


* ACTUAL AVERAGE DAILY CENSUS FOR TIME PERIOD.


         FORM A
         Rates Paid to
         Subcontracting Inpatient Psychiatric Facilities

                 FACILITY           PER DIEM RATE     PROJECTED CENSUS


         ----------------------    ---------------    ---------------------

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         FORM B
         Other Subcontracting Providers


1. THIS FORM IS TO BE COMPLETED FOR:

      1.1   HOME HEALTH AGENCIES;
      1.2   ADULT DAY HEALTH PROVIDERS;
      1.3   HOSPICE PROVIDERS (INCLUDING INPATIENT AND OUTPATIENT)
      1.4   MENTAL HEALTH PROVIDERS.

2. FOR EACH PROVIDER, PLEASE LIST ALL SERVICES RENDERED BY THAT PROVIDER, AND THE RATE FOR EACH.

               PROVIDER                SERVICE           UNIT PRICE                   UNIT NAME


         ----------------------    ---------------    ---------------------    ---------------------

         ----------------------    ---------------    ---------------------    ---------------------

         ----------------------    ---------------    ---------------------    ---------------------

         ----------------------    ---------------    ---------------------    ---------------

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         ----------------------    ---------------    ---------------------    ---------------

                            RFP/Contract No. YH3-0026
                                            -----------

- - --------------------------------   -------      --------------    --------------

- - --------------------------------   -------      --------------    --------------

- - --------------------------------   -------      --------------    --------------

- - --------------------------------   -------      --------------    --------------


         Note: Per HCFA, Program Contractors may negotiate rates with hospice providers and are not required to pay the Medicare rates.

         FORM C

         Related Party Service Provisions *1

Offeror:
        ------------------------------------------------------------------------
Subcontractor:
              ------------------------------------------------------------------
Time Period:  October 1, 199    to September 30, 199
                            --                      --

           (1)                (2)                   (3)                     (4)                  (5)*3                   (6)*2

                           RFP/Contract No. YH3-0026
                                           ----------

                           HCPC/CPT-4              AHCCCS
         Service              Code              Fee Schedule                 Fee               Method of
       Description        for Service              Amount                  Proposed       Provider Selection          Justification


- - ---------------------    --------------        --------------            -----------      -------------------        --------------


- - ---------------------    --------------        --------------            -----------      -------------------        --------------


- - ---------------------    --------------        --------------            -----------      -------------------        --------------


- - ---------------------    --------------        --------------            -----------      -------------------        --------------


- - ---------------------    --------------        --------------            -----------      -------------------        --------------


- - ---------------------    --------------        --------------            -----------      -------------------        --------------

*1 This form must be completed for all related party subcontractors. This is in addition to disclosures required in your Annual Disclosure Statement.

                           RFP/Contract No. YH3-0026
                                           ----------

*2 If the price listed in column (4) exceeds that in column (3), attach a detailed justification. The justification shall include an explanation of why it is cost effective to provide the service at a price exceeding the AHCCCS fee schedule. In addition, identify fees charged for similar services from at least two other non-related parties.

*3 How was the provider selected? Was the provider selected through competitive bid? If not, what selection method was used and why?

 10.  Quality Management
      ------------------

         10.1 The Offeror shall submit a quality management plan consistent with the requirements specified in Statement of Requirements for ALTCS Quality Management Program. This plan should include the Offeror's utilization management plan. Attach utilization management policies and procedures for 1) prior authorization and referral requirements; 2) clinical standards used; 3) restrictions on settings for care; 4) and the qualifications of individuals performing utilization management activities.

11.   Financial Management Questionnaire
      ----------------------------------

         11.1 The Offeror shall be able to demonstrate initial and continuing financial viability in order to be awarded a contract. To demonstrate financial viability, the Offeror shall submit a comprehensive financial plan for the year ending September 30, 1994 as part of their proposal. This plan shall include initial financial viability as of October 1, 1993. The development and

                           RFP/Contract No. YH3-0026
                                           ----------
submission of a comprehensive financial plan is necessary for AHCCCSA to assess the Program Contractor's prospects of financial viability. This financial plan shall also provide the Offeror with a tool to plan and evaluate their operations. The Offeror's projected operating statements shall include all revenues and expenses which are expected to accrue to the Program Contractor.

         11.2 The financial plan shall be logical, consistent, computable, accurate, documented, understandable and realistic. Nursing facility, HCBS, and physician operating costs shall be consistent with the Offeror's contractual arrangements. The financial plan shall be compatible with AHCCCSA's standards and requirements. The computations within the plan shall be accurate; computations shall be proofed and verified. The justifications for all assumptions (i.e., institutional per diem costs shall reflect either past performance, negotiated per diem rates, or accepted community rates) included in the financial plan shall be documented. The financial plan shall be understandable: the financial plan shall lend itself to self-explanation with concise and complete narratives and cross references. The methodologies and assumptions shall be realistically given to the Offeror's current financial condition, competition, institutional/physician contracts, effectiveness of prior authorization system and other critical elements. Failure to meet these standards may result in the Offeror's proposal being rejected as unresponsive or more comprehensive financial data may be required to be submitted prior to contract award.

                           RFP/Contract No. YH3-0026
                                           ----------

Methodology for projection of assets and liabilities shall be included in the Notes and Disclosures to Financial Statements.

         11.3 The basic elements of the financial plan are Forms 1 through 9, listed below. Forms 1 through 9 can be found in Part 5 of this RFP.

            11.3.1 - Form 1 - Financial Questionnaire
            11.3.2 - Form 2 - Balance Sheet
            11.3.3 - Form 3 - Statement of Revenues and Expenses
            11.3.4 - Form 4 - Financial Performance Measures
            11.3.5 - Form 5 - Offeror Disclosure Statement
            11.3.6 - Form 6 - Organization Specification Questionnaire
            11.3.7 - Form 7 - Financial Disclosure Information
            11.3.8 - Form 8 - Background Check Information
            11.3.9 - Form 9 - Related Party Transaction Questionnaire

         11.4 If the Offeror chooses to utilize a management services subcontractor the following forms shall be completed (the definition of management services can be found in Part Three, Section 9.9). Forms 10 through 19 can be found in Part 5 of this RFP.

         11.6.1 Form 10 - Subcontractor Management Services Descriptive Data

                           RFP/Contract No. YH3-0026
                                           ----------

            11.6.2   Form 11 - Subcontractor Organizational Structure
            11.6.3   Form 12 - Subcontractor Customer Description
            11.6.4   Form 13 - Subcontractor Controlling
            11.6.5   Form 14 - Subcontractor Financial Questionnaire
            11.6.6   Form 15 - Subcontractor Background Check
            11.6.7   Form 16 - Subcontractor Competitive Bid Certificate
            11.6.8   Form 17 - Subcontractor Reimbursement Questionnaire
            11.6.9   Form 18 - Subcontractor Personnel Experience
            11.6.10  Form 19 - Subcontractor Statement

         12. DATA MANAGEMENT QUESTIONAIRE

              The Offeror shall complete the following questionaire:

         12.1 List the type of computer system(s) currently used (in-house or contracted), e.g. IBM 3090 Compatible.


- - -------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------

                           RFP/Contract No. YH3-0026
                                           ----------

         12.2 What technical media can each of your system(s) or contracted system(s) currently handle? Please check all types of media under each type of data that can be received/provided.


MEDIA       ROSTER   >CONTRACT >ENCOUNTER >PROVIDER >PROCEDURE >CASE MANAGEMENT
SERVICE      DATA    > RATES   >  DATA    > NETWORK > NETWORK  >      DATA
PLAN        MEMBER   >         >          >         >          >
          ENROLLMENT >         >          >         >          >
             ETC.    >         >          >         >          >
                     >         >          >         >          >
- - --------------------- --------- ---------- --------- ---------- ---------------
                     >         >          >         >          >
PC                   >         >          >         >          >
Diskette             >         >          >         >          >
- - --------------------- --------- ---------- --------- ---------- ---------------
                     >         >          >         >          >

                           RFP/Contract No. YH3-0026
                                           ----------

Magnetic             >         >          >         >          >
Tape                 >         >          >         >          >
- - --------------------- --------- ---------- --------- ---------- ----------
                     >         >          >         >          >
                     >         >          >         >          >
Cartridge            >         >          >         >          >
- - --------------------- --------- ---------- --------- ---------- ----------
                     >         >          >         >          >
Host                 >         >          >         >          >
to Host              >         >          >         >          >
- - --------------------- --------- ---------- --------- ---------- ----------
                     >         >          >         >          >
Other                >         >          >         >          >
Please List          >         >          >         >          >
- - --------------------- --------- ---------- --------- ---------- ----------
                     >         >          >         >          >
                     >         >          >         >          >
- - --------------------- --------- ---------- --------- ---------- ----------

                     >         >          >         >          >
                     >         >          >         >          >
 -------------------- --------- ---------- --------- ---------- ----------

         12.3 Please attach a description of how you will meet the data management requirements specified in Part III, Section 10. If not currently able to meet requirements, give timeframes for start-up.

 13. Grievance and Appeals Questionnaire

         Describe how you will meet the Grievance and Appeals requirements specified in Part Three, Section 13, of this RFP.

14.   Member Handbook

         Submit a copy of the Member Handbook you propose to utilize, which meets the Member Handbook requirements specified in Part Three, Section 11, of this RFP.

15.   Third Party Liability Questionnaire

         The Offeror shall describe how they will meet the third party liability requirements specified in Part Three, Section 7 of this RFP. The description shall include how the Offeror will: identify liable third parties for enrolled recipients; pursue

                           RFP/Contract No. YH3-0026
                                           ----------

collection from potentially liable third parties (except uninsured and underinsured motorist insurance, first and third party liability insurance, and tort feasors); notify AHCCCSA of the potential liability of uninsured and underinsured motorist insurance, first and third party liability insurance, and tort feasors; determine its financial liability for a recipient; disburse funds collected from third parties; and reject claims that are subject to third party payments, but do not include an explanation of medical benefits form.

16.   Supportive Housing Questionaire (For Maricopa County Only)

         16.1 Maricopa County shall submit the following information regarding supportive housing services, as identified in House Bill 2126;

         16.1.1 A list of the supportive housing facilities with which Maricopa County has contracts and the facilities certification from the Office of Health Care Licensure, Arizona Department of Health Services; and

         16.1.2 A copy of the monthly report that will be submitted to the Long Term Care Services Review Committee (are identified in HB 2126).

17.   Certificate of Insurance

                           RFP/Contract No. YH3-0026
                                           ----------

         The Offeror must complete a Certificate of Insurance, Attachment 3, in Part Five of this RFP, in the amounts stipulated in Part Two, Insurance Requirements.

18.   Amendments

         Any amendments to the RFP must be signed, dated and returned with the proposal.

                   ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
                          SOLICITATION, OFFER AND AWARD

Contract No:      RFP No:     YH6-0012          Date Issued:   APRIL 1, 1996

Issued by:        AHCCCSA                           Subject of Solicitation:
                  Contracts and Purchasing
                  701 E. Jefferson Ave.         LONG-TERM CARE SERVICES
                  Phoenix, AZ  85034            FOR CY  97   (10/1/96 - 9/30/97)

================================================================================
I.   SOLICITATION

Sealed offers (original and 5 copies) for providing the services described herein will be received at the issuing office (above) until 3:00 p.m. local time June 14, 1996. For information call:

Mark Renshaw, Contracts and Purchasing             Phone:  (602) 417-4577

==================================================================================================================
                                                TABLE OF CONTENTS
A.    SOLICITATION, OFFER AND                               F.     LIST OF ATTACHMENTS.....................     48
      AWARD FORM................................      1     G.     REPRESENTATIONS &
B.    RATES ....................................      2            CERTIFICATIONS..........................  49-57
C.    DEFINITIONS...............................    3-7     H.     INSTRUCTIONS TO OFFERORS................  58-66
D.    PROGRAM REQUIREMENTS......................   8-38     I.     EVALUATION FACTORS .....................  67-69
E.    CONTRACT CLAUSES..........................  39-47     INDEX .........................................  70-71

==================================================================================================================

II.   OFFER   (Must be fully completed by Offeror)

The undersigned Offeror hereby agrees, if this offer is accepted within 120 days of bid opening to provide all services in accordance with the terms and requirements stated herein, including all attachments, amendments, and best-and-final offer (if any).

NAME OF OFFEROR:____________________            PHONE:_________________________

ADDRESS:_____________________________

CITY/STATE:________________Zip: _______

NAME OF PERSON AUTHORIZED
TO SIGN OFFER:_____________________________     TITLE:_________________________

OFFEROR'S SIGNATURE:_______________________DATE:_______________________________

===============================================================================
III. AWARD   (To be completed by AHCCCSA)

The offer, including all attachments, amendments and best-and-final offer (if any), contained herein, is accepted.

NAME OF AHCCCSA CONTRACTING OFFICER:     Michael Veit  DATE:___________________

SIGNATURE OF AHCCCSA CONTRACTING OFFICER:______________________________________

===============================================================================

                          SECTION B - CAPITATION RATES

The Program Contractor shall provide services as described in this solicitation. In consideration for these services, the Program Contractor will be paid as shown below. (The Offeror must enter below its proposed monthly capitation rates for each county bid.)


                            PROPOSED CAPITATION RATES
                             (Per member per month)
               ------------------- ---------------------
               COUNTY:             PROPOSED RATE (PMPM):
               ------------------- ---------------------
               Apache                   $
               ------------------- ---------------------
               Cochise*                 $
               ------------------- ---------------------
               Coconino                 $
               ------------------- ---------------------
               Gila                     $
               ------------------- ---------------------
               Graham                   $
               ------------------- ---------------------
               Greenlee                 $
               ------------------- ---------------------
               La Paz                   $
               ------------------- ---------------------
               Maricopa**               $
               ------------------- ---------------------
               Mojave                   $
               ------------------- ---------------------
               Navajo                   $
               ------------------- ---------------------
               Pima**                   $
               ------------------- ---------------------
               Pinal*                   $
               ------------------- ---------------------
               Santa Cruz               $
               ------------------- ---------------------
               Yavapai*                 $
               ------------------- ---------------------
               Yuma                     $
               ------------------- ---------------------

* By statute, this county has the right of first refusal to act as sole program contractor for the county. It has indicated its intention to continue functioning in this capacity for Contract Year 96-97 and no competing offers will be considered at this time.

** By statute, this county is required to act as sole program contractor for the county. No competing offers will be considered at this time.

                                          SECTION C - DEFINITIONS

ABUSE (OF MEMBER)                         Intentional infliction of physical,
                                          emotional or mental harm, caused by
                                          negligent acts or omissions,
                                          unreasonable confinement, sexual abuse
                                          or sexual assault. (See ARS
                                          Section 46-451.)

ABUSE  (BY PROVIDER)                      Provider practices that are
                                          inconsistent with sound fiscal,
                                          business or medical practices, and
                                          result in an unnecessary cost to the
                                          AHCCCS program, or in reimbursement
                                          for services that are not medically
                                          necessary or that fail to meet
                                          professionally recognized standards
                                          for health care. It also includes
                                          recipient practices that result in
                                          unnecessary cost to the AHCCCS
                                          program. (See 42 CFR 455.2)

ADHS                                      Arizona Department of Health Services.

ADULT CARE HOME                           An ALTCS HCBS approved alternative
                                          residential setting that is licensed
                                          by the Arizona Department of Health
                                          Services to provide room, board,
                                          supervision, personal care and/or
                                          custodial care services for up to 10
                                          adults. (AHCCCS Medical Policy Manual,
                                          Section 1230)

ADULT DAY HEALTH                          A program that provides planned care
                                          and supervision, recreation and
                                          socialization, personal care, personal
                                          living skills training, group meals,
                                          health monitoring and various
                                          preventive, therapeutic and
                                          restorative health care services.

ADULT FOSTER CARE                         An ALTCS HCBS approved alternative
                                          residential setting which is certified
                                          by the ADHS to provide room, board,
                                          supervision and coordinaion of
                                          necessary ALTCS HCBS services within a
                                          family type environment for up to four
                                          adult residents. (AHCCCS Medical
                                          Policy Manual, Section 12030)

AGENT Any person who has been delegated the authority to obligate or act on behalf of another person or entity.

AHCCCS Arizona Health Care Cost Containment System as defined by ARS 36-2901, et seq.

AHCCCSA                                   Arizona Health Care Cost Containment
                                          System Administration

ALTCS The Arizona Long Term Care System (ALTCS), a program under AHCCCSA that delivers long term, acute and behavioral health care services to eligible members, as authorized by ARS 36-2931 et seq.

AMPM                                      AHCCCS Medical Policy Manual

ATTENDANT CARE                            A service wherein a certified trained
                                          attendant provides assistance with
                                          homemaking, personal care, general
                                          supervision and companionship.

BEHAVIORAL HEALTH,  LEVEL I               A behavioral health service agency
                                          licensed by ADHS to provide a
                                          structured treatment setting with
                                          24-hour supervision, on-site medical
                                          services and an intensive behavioral
                                          health treatment program. These
                                          facilities are the highest level of
                                          inpatient behavioral health services
                                          (other than psychiatric
                                          hospitalization) and when considered
                                          an alternative residential setting may
                                          provide mental health crisis
                                          stabilization and/or substance abuse
                                          detoxification.

BEHAVIORAL HEALTH,                        A behavioral health service agency
                                          licensed by ADHS to provide a

LEVEL II structured residential setting with 24-hour supervision and counseling or other therapeutic activities for individuals who do not require the intensity of treatment services or on-site medical services found in a Level I behavioral health facility.

BIDDERS' LIBRARY                          A repository of manuals, statutes,
                                          rules and other reference material
                                          referred to in this RFP, located at
                                          AHCCCS Contracts and Purchasing, 701
                                          E. Jefferson, Phoenix, AZ.

CAPITATION                                Payment to contractor by AHCCCSA of a
                                          fixed monthly payment per person in
                                          advance for which the contractor
                                          provides a full range of covered
                                          services.

CATEGORICALLY ELIGIBLE MEMBER             A member eligible for Medicaid under
                                          ARS 36-2901(4)(b) and 36-2931(5).

CONTINUING OFFEROR                        An existing ALTCS program contractor
                                          who submits a response to this
                                          solicitation.

CONTRACT YEAR  (CY)                       Corresponds to federal fiscal year
                                          (Oct. 1 through Sept. 30). For
                                          example, Contract Year 97 is 10/1/96 -
                                          9/30/97.

CONVICTED                                 A judgment of conviction has been
                                          entered by a federal, state or local
                                          court, regardless of whether an appeal
                                          from that judgment is pending.

CO-PAYMENT                                An amount which the member pays
                                          directly to a contractor or provider
                                          at the time covered services are
                                          rendered.

COST AVOIDANCE                            The process of identifying and
                                          utilizing all sources of third-party
                                          benefits BEFORE SERVICES ARE RENDERED
                                          by the Program Contractor or before
                                          payment is made by the Program
                                          Contractor. (This assumes the Program
                                          Contractor can avoid costs by not
                                          paying until the third party has paid
                                          what it covers first, or having the
                                          third party contracted provider render
                                          the service so that the Program
                                          Contractor is only liable for
                                          coinsurance and/or deductibles.)

COVERED SERVICES                          ALTCS services to be delivered by the
                                          Program Contractor which are so
                                          designated in Section D of this
                                          contract and the Arizona
                                          Administrative Code R9-28-201 et seq.

CRS                                       Children's Rehabilitative Services

DAYS                                      Calendar days unless otherwise
                                          specified.

DME Durable medical equipment; an item that can withstand repeated use such as hospital beds, wheelchairs, crutches.

DUAL ELIGIBLE QUALIFIED                   A person, eligible under ARS
MEDICARE BENEFICIARY                      36-2971(4), who is entitled to
                                          Medicare Part A insurance, meets
                                          certain income, resource and residency
                                          requirements of the Qualified Medicare
                                          Beneficiary program, and who has been
                                          determined categorically eligible for
                                          full AHCCCS acute, behavioral health
                                          and/or long-term care benefits.

ENCOUNTER                                 An encounter is a record of a
                                          medically related service rendered by
                                          a provider or providers registered
                                          with AHCCCSA to a member who is
                                          enrolled with a program contractor on
                                          the date of service. It includes all
                                          services for which the program
                                          contractor incurred any financial
                                          liability.

ENROLLMENT                                The process by which a person who has
                                          been determined eligible becomes a
                                          member with a program contractor
                                          subject to the limitations specified
                                          in the AHCCCS Rules.

EPSDT Early and Periodic Screening, Diagnosis and Treatment services for persons under 21 years of age as described in AHCCCS Rules R9-22-101 and R9-22-213.

FEE-FOR-SERVICE  (FFS)                    A method of payment to registered
                                          providers on an amount-per-service
                                          basis.

FFP Federal financial participation (FFP) refers to the contribution that the federal government makes to the Title XIX program portion of AHCCCS as described in AHCCCS Rule R9-28-101
                                          (26).

FISCAL YEAR (STATE)                       July 1 through June 30.

FISCAL YEAR (FEDERAL)                     October 1 through September 30.

FRAUD An intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit to himself or some other person. It includes any act that constitutes fraud under applicable state or federal law. (42 CFR 455.2)

HCBS                                      Home and community-based services.
                                         (See Section D.)

HCFA Health Care Financing Administration, an organization within the U.S. Department of Health and Human Services which administers the Medicare and Medicaid programs.

HEALTH MAINTENANCE ORGANIZATION (HMO)     Various forms of plan organization,
                                          including staff and group models, that
                                          meet the HMO licensing requirements of
                                          the federal and/or state government
                                          and offer a full array of health care
                                          services to members on a capitated
                                          basis.

HOME DELIVERED MEALS                      A service that provides a nutritious
                                          meal containing at least one-third of
                                          the federal recommended daily
                                          allowance for the member, delivered to
                                          the member's place of residence.

HOMEMAKER SERVICE                         Assistance in the performance of
                                          routine household activities such as
                                          shopping, cooking, running errands,
                                          etc.

HOSPICE A program that provides care to terminally ill patients who have six months or less to live. A participating Hospice must meet Medicare requirements and have a written provider contract with the Program Contractor.

IBNR Incurred But Not Reported liabilities for services rendered for which claims have not been received.

IHS Indian Health Service; a division of the U.S. Public Health Service. It administers a system of hospitals and health centers providing health services to Native Americans and Native Alaskans.

MANAGEMENT SERVICES SUBCONTRACTOR         A person or organization who agrees
                                          to perform any administrative service
                                          for the Program Contractor related to
                                          securing or fulfilling the Program
                                          Contractor's obligations to AHCCCSA
                                          under the terms of the contract.

MATERIAL OMISSION                         A fact, data or other information
                                          excluded from a report, contract, etc.
                                          the absence of which could lead to
                                          erroneous conclusions following
                                          reasonable review of such report,
                                          contract, etc.

MEDICAID A federal/ state program authorized by Title XIX of the Social Security Act, as amended, which provides federal matching funds for a medical assistance program for recipients of federally aided public assistance and SSI benefits and other specified groups. Certain minimum populations and services must be included to receive FFP; however, a state may, at its option, include additional populations and services at state expense and also receive FFP.

MEDICARE A federal program authorized by Title XVIII of the Social Security Act, as amended.

MEMBER For purposes of this solicitation, a person eligible for ALTCS who is enrolled with a program contractor.

OFFEROR The organization, entity or person which submits a proposal in response to this AHCCCS Request for Proposal. An offeror who is awarded a contract becomes a program contractor.

PAS Pre-admission screen; diagnostic tool administered by an AHCCCS DMS social worker or nurse to assess, or refer to a physician for assessment, the functional, medical, nursing and social needs of the member.

PASARR Preadmission Screening and Annual Resident Review. Assessment required prior to admission to a nursing facility. Level I is the identification of members who are suspected of having mental illness or mental retardation. Level II determines whether nursing facility or specialized services are needed.

PAY AND CHASE                             Recovery method used by the Program
                                          Contractor to collect from legally
                                          liable third parties AFTER the Program
                                          Contractor pays the member's medical
                                          bills. The service may be provided by
                                          a contracted or noncontracted
                                          provider. Regardless of who provides
                                          the service, pay and chase assumes
                                          that the Program Contractor will pay
                                          the provider, then seek reimbursement
                                          from the third party.

PERSONAL CARE                             A service that provides assistance
                                          with personal physical needs such as
                                          washing hair, bathing and dressing.

PRIMARY CARE PROVIDER/                    An individual responsible for the
  PRACTITIONER (PCP)                      management of the member's health care
                                          that includes, but is not limited to,
                                          a physician who is a family
                                          practitioner, general practitioner,
                                          pediatrician, general internist,
                                          obstetrician, gynecologist, certified
                                          nurse practitioner or, under the
                                          supervision of a physician, a
                                          physician's assistant. The PCP must be
                                          an individual, not a group or
                                          association of persons such as a
                                          clinic.

REINSURANCE                               A risk-sharing program provided by
                                          AHCCCSA to program contractors for the
                                          reimbursement of certain contract
                                          service costs incurred by a member
                                          beyond a certain monetary threshold.

RELATED PARTY                             A party that has, or may have, the
                                          ability to control or significantly
                                          influence a program contractor, or a
                                          party that is, or may be, controlled
                                          or significantly influenced by a
                                          program contractor. "Related parties"
                                          include, but are not limited to,
                                          agents, managing employees, persons
                                          with an ownership or controlling
                                          interest in the disclosing entity, and
                                          their immediate families,
                                          subcontractors, wholly-owned
                                          subsidiaries or suppliers, parent
                                          companies, sister companies, holding
                                          companies, and other entities
                                          controlled or managed by any such
                                          entities or persons.

RESPITE CARE                              A service that provides short-term
                                          care and supervision to relieve
                                          primary caregivers. It is available
                                          24-hours per day and is limited to 30
                                          days per year.

RFP Request For Proposal; document prepared by AHCCCSA which describes the services required and which instructs prospective offerors how to prepare a response (proposal).

STATE PLAN                                The written agreement between the
                                          State of Arizona and HCFA which
                                          describes how the AHCCCS program meets
                                          HCFA requirements for participation in
                                          the Medicaid program.

SUBCONTRACT                               An agreement entered into by a program
                                          contractor with a provider of health
                                          care services who agrees to furnish
                                          covered services to members, or with
                                          any other organization or person who
                                          agrees to perform any administrative
                                          function or service for a program
                                          contractor specifically related to
                                          fulfilling the program contractor's
                                          obligations to AHCCCSA under the terms
                                          of this contract.

SUBCONTRACTOR                             (1) A (1) A person, agency or
                                          organization to which a program
                                          contractor has contracted or delegated
                                          some of its management functions or
                                          responsibilities to provide covered
                                          services to its members; or (2) A
                                          person, agency or organization with
                                          which a fiscal agent has entered into
                                          a contract, agreement, purchase order
                                          or lease (or leases of real property)
                                          to obtain space, supplies, equipment
                                          or services provided under the AHCCCS
                                          agreement.

SUPPORTIVE RESIDENTIAL LIVING CENTER      Supportive Residential Living Center
                                          -- An ALTCS HCBS approved alternative
                                          residential setting composed of
                                          individual apartments licensed by ADHS
                                          to provide room, board and general
                                          supervision, as well as coordinate
                                          supportive living services to members
                                          on a 24-hour basis. (AHCCCS Medical
                                          Policy Manual, Section 1230)

THIRD PARTY                               A person, program or entity that
                                          is or may be, by agreement,
                                          circumstance or otherwise, liable to
                                          pay all or part of the medical
                                          expenses incurred by an AHCCCS member.

THIRD PARTY LIABILITY                     Resources available from a person,
                                          program or entity that is or may be,
                                          by agreement, circumstance or
                                          otherwise, liable to pay all or part
                                          of the medical expenses incurred by an
                                          AHCCCS member.

TRAUMATIC BRAIN INJURY TREATMENT FACILITY An ALTCS HCBS approved alternative residential setting which is licensed
                                          by the ADHS as an Unclassified Health
                                          Care Facility and whose purpose is to
                                          provide services for the treatment of
                                          people with traumatic brain injuries.

VENTILATOR DEPENDENT                      An ALTCS member who is dependent on a
                                          ventilator for respiratory support at
                                          least six hours per day for at least
                                          30 consecutive days.

                                END OF SECTION C]

                                         SECTION D - PROGRAM REQUIREMENTS

                                                 TABLE OF CONTENTS

1.  Covered Services...........................................................................................  12
2.  Behavioral Health Services
3.  Therapeutic Leave And Bed Hold
4.  Dental Services............................................................................................  13
5.  Family Planning............................................................................................  14
6.  Emergency Services.........................................................................................  14
7.  Children's Rehabilitative Services (Crs)...................................................................  14
8.  Altcs Transitional Program.................................................................................  15
9.  Case Management............................................................................................  15
10  Pre-Admission Screening And Annual Resident Review   (Pasarr)..............................................  17
11. Quality Management/ Utilization Management.................................................................  17
12. Quality Management/ Utilization Management Reports.........................................................  18
13. Denials Of Services Requiring Prior Authorization..........................................................  18
14. Member Handbook And Member Communications..................................................................  19
15. Enrollment And Disenrollment...............................................................................  20
16. Request For Change In Enrollment...........................................................................  20
17. Reporting Changes In Members' Circumstances................................................................  20
18. Out-Of-State Placement And Medical Services................................................................  21
19. Advance Directives.........................................................................................  21
20. Staff Requirements And Support Services....................................................................  21
21. Medical Director...........................................................................................  22
22. Written Policies, Procedures And Job Descriptions..........................................................  23
23. Provider Manual............................................................................................  23
24. Network Development........................................................................................  24
25. Network Management.........................................................................................  24
26. Provider Registration......................................................................................  25
27. Network Deficiencies.......................................................................................  25
28. Appointment Standards......................................................................................  25
29. Fraud And Abuse............................................................................................  25
30. On-Site Reviews............................................................................................  26
31. Operational And Financial Readiness Reviews................................................................  27
32. Patient Trust Account Monitoring...........................................................................  27
33. Financial Management.......................................................................................  27
34. Required Financial Reports.................................................................................  28
35. Performance Bond Or Bond Substitute........................................................................  28
37. Financial Viability Criteria And Performance Measures......................................................  29
38. Advances, Distributions And Loans..........................................................................  29
39. Accumulated Fund Deficit...................................................................................  30
40. Hcbs Assumed Mix And Recoupment............................................................................  30
41. Hospital Reimbursement.....................................................................................  30
42. Ventilator Dependent Reimbursement Rates...................................................................  31
43. Reinsurance................................................................................................  31
44. Coordination Of Benefits/  Third Party Liability...........................................................  32
45. Medicare Services And Cost Sharing.........................................................................  34
46. Member  Share Of Cost......................................................................................  34
47. Management Services And Distribution Of Funds..............................................................  35
48. Management Services Subcontractor Audits...................................................................  35
49. Merger, Reorganization And Change Of Ownership.............................................................  35
50. Related Party Transactions.................................................................................  36

51. Requests For Information.....................................................................................36
52. Data Management..............................................................................................36
53. Data Exchange Requirement....................................................................................36
54. Encounter Data Reporting.....................................................................................36
55. Specialty Contracts..........................................................................................37
56. Sanctions....................................................................................................37
57. Term Of Contract  And  Option To Renew.......................................................................38
58. Grievance Process And Standards..............................................................................38
59. Quarterly Grievance Report...................................................................................38
60. Legislative Issues...........................................................................................38

                        SECTION D - PROGRAM REQUIREMENTS

BACKGROUND AND INTRODUCTION

1982 - ARIZONA JOINS MEDICAID

In 1982 Arizona introduced its Medicaid program by establishing the Arizona Health Care Cost Containment System (AHCCCS), a demonstration program based on principles of managed care. In 1987, the State passed legislation to add long-term care services to the AHCCCS program by establishing the Arizona Long Term Care System (ALTCS). Before the ALTCS program was introduced, nursing facility care for the elderly and physically disabled was provided primarily through the state's various county governments while the Arizona Department of Economic Security, in coordination with the Area Agencies on Aging, provided home and community based services and case management.

ALTCS officially began accepting developmentally disabled members in December 1988; the Department of Economic Security is, by law, the program contractor for this population. The program for the elderly and physically disabled (EPD) population was added January 1, 1989. The ALTCS program now administers acute, long term and behavioral health services in both institutional and home and community based settings, and provides case management services.

AHCCCSA'S MISSION

The AHCCCS Administration's mission is to administer innovative managed care programs effectively and efficiently, and to continually improve the accessibility and delivery of quality health care to members. To do this, AHCCCSA annually evaluates the performance of its program contractors in the following areas:

          Executive management                    Case management
          Medical direction                       Provider services
          Network management                      Member services
          Behavioral health services              Quality management
          Utilization management                  Grievance and appeals
          Accounting systems                      Claims and encounter systems

In the future, performance will be measured against clinical quality management indicators once baselines are established by the Administration.

WHO'S ELIGIBLE FOR ALTCS? First,the person must be financially eligible.

Anyone may apply for ALTCS at any of the 15 AHCCCS eligibility offices located throughout the state. The applicant must either be age 65 or older, disabled, under 18, or pregnant. The applicant must be an Arizona resident, a U.S. citizen or legal alien, and have countable income and resources below certain thresholds. Chapter 1600 of the ALTCS Eligibility Policy and Procedures Manual provides a detailed discussion of all eligibility criteria.

Second, the person must be medically eligible.

Once a person's financial eligibility has been established, a preadmission screen (PAS) is conducted by an AHCCCS registered nurse, social worker or, by referral, a physician to evaluate the person's medical status. The PAS is also used initially to determine whether the person should be placed, or is at risk of being placed, in a nursing facility or an intermediate care facility for the mentally retarded. In most cases, AHCCCS will re-evaluate each ALTCS member annually.

THE GROWTH OF THE ALTCS PROGRAM

ALTCS services are provided in the 15 counties by program contractors under contract with AHCCCS. Program contractors coordinate, manage and provide long-term care services to ALTCS members. Unlike the acute care program, however, there is currently only one ALTCS program contractor in each county.

The ALTCS population has grown from a total of 9,989 in its first full year to 21,356 as of February 1996, a 114% increase. Of this population, 64% are EPD and less than 1% of these are ventilator dependent members. The yearly growth of the EPD population is as follows:

                      STATE
                      FISCAL YEAR         NUMBER       INCREASE        % INCREASE
                      1990                6,142
                      1991                7,971        1,829           +29.8 %
                      1992                8,954          983           +12.3 %
                      1993                10,145       1,191           +13.3 %
                      1994                10,984         839           + 8.3 %
                      1995                12,084       1,100           +10.0 %
                      1996 (as of 2/96)   13,751       1,667           +13.8%

THE GROWTH OF Home and Community Based Services (HCBS)

ALTCS members are considered to be "at risk" of institutionalization. Alternative residential settings have recently been developed, however, in which some of these members can be safely cared for in a less restrictive setting. These HCBS alternative residential settings allow placement options other than the traditional nursing home when the member can no longer safely live at home. (See Section D, Paragraph 1, for a listing of the alternative settings available through the ALTCS program.) At first, because of its concern about an unmanageable surge in demand, HCFA limited the amount Arizona could spend on HCBS services to 5% of the total ALTCS budget. This limit was later changed from a cap on spending to a limitation on member months. HCFA has since allowed ALTCS to increase the HCBS cap by approximately 5% per year so that the cap is now at 40% for HCBS placements. As of December 1995, HCBS members comprised approximately 35% of the ALTCS EPD population.

HCBS:  THE FUTURE OF ALTCS

AHCCCS has supported and encouraged the growth of HCBS in the ALTCS program through the Supportive Residential Living and Adult Care Home pilot programs. The growth of HCBS has given members a variety of residential options to choose from beyond the traditional nursing home. To encourage further growth and expansion in this area, AHCCCS has established HCBS percentages and a reimbursement method that rewards those program contractors who excel in the development and expansion of these settings. In addition, AHCCCSA has requested federal approval for removing the percentage cap entirely on HCBS placements.

1.      COVERED SERVICES

The Program Contractor shall, at a minimum, be responsible for providing the following acute, long term and behavioral health services in accordance with the AHCCCS Medical Policy Manual:

ACUTE CARE SERVICES           (REF. AHCCCS RULE R9-22-202)

        Inpatient and outpatient hospital

        Emergency room

        Physician

        Outpatient, including those AHCCCS covered services that may be provided in a rural health clinic or Federally Qualified Health Center

        Laboratory, x-ray and medical imaging Prescription drugs, including psychotropic medications

        Medical supplies, durable medical equipment and prosthetic devices

        Emergency transportation

        Medically necessary transportation

        Family Planning, including drugs, supplies, devices and surgical procedures provided to delay or prevent pregnancy

        Medically Necessary Abortions, when the pregnancy would endanger the life of the mother if the fetus were carried to term, or if the pregnancy is a result of rape or incest Therapies (physical, occupational, respiratory, audiologic, speech)

        Podiatry

        Private Duty Nursing for ventilator dependent members

        Early and periodic screening, diagnosis and treatment services for members under the age of 21. These services include all medically necessary Title XIX services.

        Organ transplants deemed medically necessary are limited to the following services:

               kidney, cornea, bone, heart, lung, heart/lung, liver, autologous and allogeneic bone marrow with related chemotherapy or radiotherapy

        Eyeglasses and contact lenses for members 21 years and older as the sole prosthetic device after a cataract extraction

        Emergency dental care, extractions and medically necessary dentures for members 21 years and older.

ACUTE CARE SERVICES - BEHAVIORAL HEALTH(REF. AHCCCS RULE R9-28-1104)

        Inpatient hospital

        Inpatient Psychiatric Facility for members under 21 years

        Institution for mental diseases for members 65 years and older

        Individual therapy and counseling

        Group and family therapy and counseling

        Partial care (Basic and Intensive)

        Emergency crisis mental health care

        Behavior management

        Evaluation

        Psychotropic medications, including adjustment and monitoring

LONG TERM CARE SERVICES (REF. AHCCCS RULE R9-28-202)

        Nursing Facility, including Christian Science sanitoria and nursing Hospice

        Adult Day Health

        Home Delivered Meals

        Home Health Agency, including nursing services and home health aide

        Homemaker

        Personal Care

        Respite Care

        Group Respite as an alternative to Adult Day Health

        Attendant Care

        Environmental modifications

LONG TERM CARE - INSTITUTIONAL SETTINGS

        Nursing facility

        Institution for Mental Disease (for age 65 and over)

        Inpatient Psychiatric Residential Treatment Center (under age 21)

LONG TERM CARE - HCBS ALTERNATIVE  RESIDENTIAL SETTINGS

        Adult Care Home

        Adult Foster Care

        Behavioral health, Level I and Level II (Residential Treatment Center; licensed by ADHS; under age 21) Supportive Residential Living centers (certified by ADHS - Maricopa County pilot program)

        Traumatic Brain Injury treatment facility

Other services and settings, if approved by HCFA and/or the Director of AHCCCSA, may be added as appropriate. Exclusions and limitations of ALTCS covered services are discussed in AHCCCS and ALTCS Rules and the AHCCCS Medical Policy Manual.

2.       BEHAVIORAL HEALTH SERVICES

The Program Contractor shall provide medically necessary Title XIX (Medicaid) behavioral health services to all members in accordance with the AHCCCS Medical Policy Manual.

Referral for behavioral health services may be made by the Primary Care Provider, case manager, nursing facility staff, family, guardian, the member, or by any health care professional in coordination with the case manager assigned to the member.

The Program Contractor shall develop, monitor and continually evaluate its processes for timely referral, screening, evaluation and treatment planning for behavioral health services. The Program Contractor is responsible for training case managers and providers to identify and screen for members' behavioral health needs. The initial behavioral health screen for HCBS members must be performed within seven days of referral. There shall be procedures in place for ensuring that members' behavioral health services are appropriately provided, coordinated and tracked by the case manager, PCP and behavioral health providers and included in the member's individual service plan. Quality management for behavioral health services must be included in the Program Contractor's Quality Management Plan and shall meet the quality management requirements of AHCCCSA. Behavioral health utilization reports shall be submitted quarterly in a format to be determined by AHCCCSA.

3.      THERAPEUTIC LEAVE AND BED HOLD

For therapeutic leave and bed hold policies, refer to the AHCCCS Medical Policy Manual, Section 1620-21.

4.       DENTAL SERVICES

The Program Contractor shall ensure that members under age 21 have direct access to dental providers. Members may also be referred by their PCPs. Members over age three and under 21 shall be screened annually by a dentist who will perform an evaluation and report findings and treatment to the member's PCP or the Program Contractor. Members under age three shall be screened by their PCP and referred to a dentist when medically necessary. Dental standards may be found in the AHCCCS Medical Policy Manual, Section 310.

5.       FAMILY PLANNING

The Program Contractor shall provide Family Planning services in accordance with the AHCCCS Medical Policy Manual, Section 420, to members who choose to delay or prevent pregnancy. The Program Contractor is responsible for annually notifying members of reproductive age (12-55 years) of the availability of Family Planning services.

6.      EMERGENCY SERVICES

The Program Contractor shall provide the following at a minimum:

a. A designated emergency services facility providing care on a 24-hour-a-day, 7-day-a-week basis, accessible to members in each contracted service area. One or more physicians and one nurse shall be on call or on duty at such facility at all times.

b. An emergency services system employing at least one physician, registered nurse, physician's assistant or nurse practitioner, accessible to members by telephone 24-hours-a-day, 7-days-a-week, for information in the event of any emergency and to providers who need verification of patient membership and treatment authorization.

c. An emergency services telephone log containing member's name, address, telephone number, date of call, time of call, nature of complaint or problem, and instructions given to the caller.

d. A written procedure for the communication of emergency services information to the member's primary care physician and other appropriate network elements.

7.       CHILDREN'S REHABILITATIVE SERVICES  (CRS)

CRS, a program administered by the Arizona Department of Health Services (DHS), is designed to provide specialty medical and surgical care of a comprehensive and rehabilitative nature to children who meet CRS financial and medical eligibility criteria. CRS is not an emergency services program. While attempts will be made by CRS administrators to accommodate emergency referrals, the Program Contractor remains ultimately responsible for the provision of all covered services to its members.

Since CRS is not an entitlement program and eligibility is based on medical judgment, there is no guarantee that CRS administrators will accept responsibility for treatment. The Program Contractor shall refer potentially eligible children to CRS administrators. The referral process is discussed in the CRS Policy and Procedures Manual, a copy of which may be obtained through the Contracts and Purchasing Office. The CRS program provides a comprehensive multi-disciplinary approach to management of CRS-covered conditions, but does not provide primary care. Eligibility criteria for these services include:

a. Child has a CRS-covered condition as defined in the CRS Policy and Procedures Manual.
b.       Child requires comprehensive multi-disciplinary care.
c.       Child has a reasonable potential for rehabilitation.

CRS-covered services will ordinarily include the planned management of the covered condition, including inpatient care, surgery, therapy, limited DME and home health care, and social and educational services, as well as periodic follow-up. Emergency services are not ordinarily covered by CRS, nor is initial care of newborn infants.

8.       ALTCS TRANSITIONAL PROGRAM

         The ALTCS Transitional Program is available for members (both institutional and HCBS) who, at the time of medical reassessment, have improved either medically, functionally or both to the extent that they no longer need institutional care, but who still need significant long term care services. For those members who are living in a medical institution when determined eligible for the ALTCS Transitional program, the Program Contractor shall arrange for home and community based placement as soon as possible, but not later than 90 days after the effective date of eligibility.

ALTCS Transitional members are entitled to all ALTCS covered services except for institutional care* which is not covered unless it's medically necessary. In such situations, the period of institutionalization may not exceed 90 days. If institutional care is expected to exceed 90 days, the Program Contractor shall request a medical eligibility reassessment (PAS). ALTCS Transitional members determined by the PAS to be at risk of institutionalization will be transferred from the ALTCS Transitional Program to the regular ALTCS program effective the first of the month following the PAS reassessment decision date.

EPD institutionalized members will continue to be considered institutional placement until the member is placed in an HCBS setting or expiration of the 90 day period, whichever occurs first. HCBS members will continue to be HCBS placed. For ALTCS Transitional members who remain institutionalized after the 90 day period, member months will be considered as HCBS member months for the HCBS recoupment process. (See Section D, Paragraph 40, HCBS Assumed Mix and Recoupment, for a discussion of the HCBS recoupment process.) Program Contractor compliance with this program will be monitored through the AHCCCS Office of Managed Care and the Office of the Medical Director.

9.      CASE MANAGEMENT

The Program Contractor shall ensure adequate staffing to meet case management requirements. The case management caseload size for HCBS and mixed has been revised and caseload limits have been established for acute care only, ventilator dependent and hospice. The case management caseload sizes effective October 1, 1996 are as follows:

____________________________________

* I.e., nursing facility, institution for mental diseases for persons age 65 or older, inpatient psychiatric facility for persons under the age of 21 or intermediate care facility for the mentally retarded.

HCBS or Acute1:48                   CM visit every 90 days
Nursing Facility (NF)               1:120            CM visit every 180 days
Vent. Dep. and/or Hospice           1:16             CM visit every 30 days

Over a 180 day time period, one case manager could perform 96 HCBS or acute care visits, 120 NF visits, or 96 ventilator dependent or hospice visits.

The formula for the mixed caseload assumes the following:

1. 96 HCBS or Acute visits (48 members) = 120 NF visits (120 members) = 96 VD or Hospice visits (16 members)

2.       The equivalency of the factors used in the mixed caseload formula are:

                  HCBS or Acute:            96 /  48 = 2
                  NF:96 / 120 = .8
                  VD or Hospice:            96 /  16 = 6

In order to calculate a mixed case load the following formula is used:

   (# of HCBS and Acute clients x 2) + (# of NF clients x .8) + (# of VD and
    Hospice clients x 6)  =  96 or  less

As an example of the formula above:

         (30 HCBS x 2)  +  (22 NF x .8)  +  (3 VD x 6)  =   95.6
            60          +      17.6      +      18      =   95.6

Case management ratios will be reviewed annually to determine if adjustment is warranted. "Case manager" means a person who is either a degreed social worker, licensed registered nurse, or one with a minimum of two years experience in providing case management services to EPD or DD persons. Case managers shall not provide direct care services to members and shall not spend more than 15 % of their time on Title XIX activities other than case management. Staffing must be sufficient to cover case manager absenteeism, turnover and out-of-county members.

The case manager shall make initial contact with the member within five days of enrollment, initial on-site contact with the member within 10 days of enrollment, and ensure initiation of necessary services and placement within an appropriate setting within 30 days of enrollment. The case manager shall also conduct periodic placement and service reviews every 30 days for ventilator dependent members (on-site), every 30 days for Adult Care Home, and every 90 days for HCBS (on-site) or acute care only members (telephone or on-site), and 180 days for members in an institutional setting (on-site). The case manager shall be responsible for determining placement based on member acuity with input from the member (or member's representative), the Primary Care Provider, the Program Contractor's Medical Director and/or the PAS. The case manager shall also develop and maintain the member's placement history, a cost-effective individualized service plan, and help resolve problems in the delivery of needed services.

The case manager shall be responsible for the transition of and discharge planning for members transferred to another Program Contractor or disenrolled from the ALTCS program.

Case management of ventilator dependent members shall be performed by a team consisting of a licensed registered nurse and a social worker. Case management of members requiring behavioral health services shall be performed by a behavioral health professional unless the case manager obtains an initial and quarterly consultation with a qualified behavioral health professional.

The Program Contractor shall ensure complete, correct and timely entry of data related to placement history, cost effectiveness studies and service plans into the Client Assessment and Tracking System (CATS). "Timely" shall mean within 14 days of the event which gave rise to the transaction (e.g., service approval by the case manager, placement change). Unless the Program Contractor is currently transmitting data to CATS by tape, all data entry shall be on-line. If the Program Contractor is not currently on-line, it must have a systems interface in place so it can update the case management information no less than twice per month. The acceptable reject rate of data is 5% for each submission. All rejects must be corrected prior to the next submission of data to CATS.

The Program Contractor shall provide AHCCCSA a description of the internal monitoring of its case management program and shall include the results of this monitoring covering the previous 12 months. The Program Contractor shall include those findings where improvement was indicated and the steps it has taken to resolve deficiencies. Both the internal monitoring process and results will be evaluated by AHCCCSA during on-site reviews.

AHCCCSA will generate a late placement report and send it to the Program Contractor on a quarterly basis. This report will list members enrolled with the Program Contractor who, according to the AHCCCSA CATS System, have not been placed within 30 days of enrollment with the Program Contractor. The Program Contractor will be requested to provide a written explanation of the reason the client has not been placed. If the reason for the non-placement is deemed valid, no action will be taken. If there is insufficient reason, or no long-term care services were provided, the Program Contractor will be paid for acute care services, case management services and administration only for each unplaced member retroactive to the date of enrollment. If late placement or initiation of service becomes a persistent problem with the Program Contractor, AHCCCSA reserves the right to impose sanctions for non-compliance.

Even though the Program Contractor has up to 30 days to initiate services and place a new member, AHCCCSA's performance standard is two weeks. For future awards and contract renewals, AHCCCSA will evaluate the Program Contractor against the two-week standard. For details on Case Management requirements, see the AHCCCS Medical Policy Manual, Chapters 1200, 1500, 1600 and Appendix F.

10.      PRE-ADMISSION SCREENING AND ANNUAL RESIDENT REVIEW (PASARR)

The Program Contractor shall ensure members have the Preadmission Screening and Annual Resident Review (PASARR) Level I and, if needed, Level II screenings prior to admission to a nursing facility. Level I is the identification of members who are suspected of having mental illness or mental retardation. Level II determines whether nursing facility or specialized services are needed. Failure to have the proper PASARR screening prior to placement of members in a nursing facility may result in federal financial participation (FFP) being withheld from AHCCCSA. Should withholding of FFP occur, AHCCCSA will recoup the withheld amount from the Program Contractor's next capitation payment. The Program Contractor may, at its option, recoup the withholding from the nursing facility which admitted the member without the proper PASARR.

11.     QUALITY MANAGEMENT/ UTILIZATION MANAGEMENT

The Program Contractor shall maintain an AHCCCSA-approved internal quality management/ utilization management system and plan in accordance with ALTCS Rules, the AHCCCS Medical Policy Manual and federal regulations found at 42 CFR
434.34 and Part 456; this RFP document does not contain all the QM/UM requirements. The Program Contractor shall respond to quality of care issues in accordance with the time limits specified in AHCCCSA correspondence concerning the individual issues.

The Program Contractor shall ensure all EPSDT eligible children receive services in accordance with the AHCCCS Medical Policy Manual, Chapter 400, including the required EPSDT screens. The Program Contractor shall participate in any annual study requested by AHCCCSA and shall cooperate in the collection of quality indicator data as needed, including chart reviews. AHCCCSA reserves the right to add required clinical indicators and set standards for compliance. The current ALTCS quality indicators are:

               Influenza immunization among nursing facilities
               Sacral/ Coccygeal pressure ulcers
               Psychotherapeutic agents
               Hospitalization and emergency room utilization
               Activities of daily living
               Fractures related to falls

The Program Contractor shall monitor activities related to the performance of the provider network. These activities shall include, but not be limited to, provider profiling in the areas of emergency room, hospital and pharmacy utilization. The Program Contractor shall share provider profiling and utilization information on a regular basis with individual providers. The Program Contractor shall comply with all other medical audit provisions as required by AHCCCS Rule R9-28-513.

12.     QUALITY MANAGEMENT/ UTILIZATION MANAGEMENT REPORTS

The Program Contractor shall submit the following periodic reports:

REPORT:                                             DUE DATE:
QM/ UM Plan                                         45 days after contract effective date
QM/ UM Plan Evaluation                              November 15, each year
Quarterly Inpatient Showing Reports                 15 days after the end of each quarter
Submission of Plan of Correction                    30 days after receipt of notice to correct
AIDS/ HIV Notification                              Telephone as each case is identified or report all cases 30 days after the end of each quarter
EPSDT Progress Report                               First day of each quarter
Maternity Care Plan                                 November 1, each year
EPSDT Participation Plan                            November 1, each year
Pregnancy Termination Report                        End of the month following pregnancy termination
Behavioral Health Utilization Report                30 days after the end of each quarter
Provider Affiliation Tape                           30 days after the end of each quarter

13.     DENIALS OF SERVICES REQUIRING PRIOR AUTHORIZATION

When a service requiring prior authorization is denied, the Program Contractor shall ensure the member is notified of the reasons for the denial. This notification must be given to the member verbally or mailed to the member within three working days from the date the decision to deny is made. Chapter 300 of the AHCCCS Medical Policy Manual contains further detail on notification requirements. AHCCCSA reserves the right to change the notification requirements at any time during the term of this contract.

14.     MEMBER HANDBOOK AND MEMBER COMMUNICATIONS

All member informational materials (e.g. member handbooks, newsletters, brochures) prepared by the Program Contractor shall be approved by AHCCCSA prior to distribution to members. Information shall be provided in English and a second language when 200 members or 5% of the Program Contractor's enrolled population, whichever is greater, speak the same non-English language. The Program Contractor is solely responsible for determining the necessity of this second-language requirement. All written communications shall be written at the fourth grade level. Suggested reference material to determine whether this requirement is being met are:

        Fry Readability Index
        PROSE, the Readability Analyst (Software developed by Education
          Activities, Inc.)
        Gunning FOG Index
        McLaughlin SMOG Index.

When there are program or service changes, the Program Contractor will provide notification to the affected members at least 14 days before the change goes into effect.

The Program Contractor shall produce and provide a Member Handbook to each member within 10 days of enrollment. The Member Handbook shall be prepared in accordance with AHCCCSA rules for printed information and shall explain, at a minimum, the following:

a.      A table of contents
b.      Covered and non-covered services
c.      Operations of the Program Contractor
d.      How to contact Member Services and a description of its function
e.      How to contact the case manager
f.      How to select and change PCPs
g.      Appointment procedures
h. What to do in case of an emergency including names, addresses and telephone numbers for members to call for instructions. In a life-threatening situation, the member handbook should instruct members to use the emergency medical services (EMS) available and/or activate EMS by dialing 9-1-1.
i.      Out-of-county  and out-of-state moves
j.      Grievance process and procedures
k.      Advance directives
l.      Contributions the member can make towards his or her own health
m. How to obtain emergency transportation and medically necessary transportation.
n.      EPSDT services
o.      Maternity and family planning services
p.      Behavioral health services
q.      Coordination with Medicare and other potentially liable third parties
r. For members with Medicare coverage: indicate Medicare additional covered services, services not generally covered by Medicare, reference to the Medicare handbook "Other Things You Should Know About Medicare" which describes dual coverage (Medicare/Medicaid, QMB's, etc.)

s.      Member's share of cost

Regardless of the format chosen by the Program Contractor, the member handbook must be written in a type-style and size that can be easily read by members of varying degrees of visual impairment. At a minimum, the member handbook shall also contain the following questions and answers, along with the two paragraphs that follow.

These items are required by HCFA:

         Q. What if I have questions, problems, or complaints about [Program Contractor ]?

         A. If you have a question or problem, please call ___________. If you have a specific complaint about your medical care, the Case Manager will help you.

         Q.       What if I am not happy with the help given to me by the Case
Manager?

         A. If you do not agree with the answer you receive, you may tell the Case Manager you want to file a written or oral grievance. The grievance must be filed no later than 35 days after the date of the action, decision, or incident.

[Program Contractor name] will make a final decision within 45 days of getting your written grievance. A letter will be mailed to you stating our decision and the reason for the decision. The letter will tell you how you can appeal the decision if you are still unsatisfied. You must let us know you want to appeal within 15 days of being notified of our decision.

If you decide to appeal, we will send your request for appeal to AHCCCS. You will receive information from AHCCCS on how your appeal will be handled. AHCCCS will then decide if our decision was correct under the circumstances.

15.     ENROLLMENT AND DISENROLLMENT

AHCCCSA is responsible for enrolling and disenrolling ALTCS members and for providing notification of same to the Program Contractor. The effective date of enrollments and disenrollments with the Program Contractor is two days after the date the Program Contractor receives notification. Exceptions to the disenrollment policy are discussed in ALTCS Eligibility Policy and Procedures Manual, Chapter 1600.

16.     REQUEST FOR CHANGE IN ENROLLMENT

If a member moves out of the current Program Contractor's service area, the current Program Contractor may request a program contractor change by submitting a Program Contractor Change Request Form (DE-621) to the program contractor responsible for the member's new county of residence and request that the new program contractor agree to accept the member. If the new program contractor agrees to accept the member, the DE-621 will be sent to AHCCCSA for processing. If the new program contractor does not agree to accept the ALTCS member, the current program contractor may request AHCCCSA to review the request. AHCCCSA will make the final decision. The Program Contractor shall comply with all timelines as required in AHCCCS policy. For more detailed information, refer to the ALTCS Eligibility Policy and Procedures Manual, chapter 1600.

17.     REPORTING CHANGES IN MEMBERS' CIRCUMSTANCES

The ALTCS Member Change Report Form (7240T) provides the Program Contractor with a method for notifying the ALTCS eligibility offices and AHCCCSA of changes or corrections to the member's circumstances. This includes but is not limited to changes in residence, living arrangements, third party payers, share of cost, income or resources; a medical condition which could affect eligibility, or the member's death. See the ALTCS Eligibility Policy and Procedures Manual, chapter 1600.


18. OUT-OF-STATE PLACEMENT AND MEDICAL SERVICES

The Program Contractor shall obtain prior written approval from AHCCCSA before placing a member in an institutional setting outside the state and notify AHCCCSA once placement has been completed. ALTCS members who are temporarily absent from Arizona are eligible for acute emergency services only. The Program Contractor shall report temporary absences from the state to the ALTCS eligibility office for a determination of continued eligibility.

19.     ADVANCE DIRECTIVES

The Program Contractor shall specify in its contracts or agreements with each hospital, nursing facility, home health agency and hospice program that each provider comply with federal and state law on advance directives for adult members. At a minimum, the identified providers shall:

a. Maintain written policies and provide written information for adult members regarding their ability to make decisions about medical care, including the right to accept or refuse medical care and the right to execute an advance directive

b. Document whether or not the adult member has executed an advance directive

c. Not condition the provision of care or discriminate against a member because of the member's decision to execute or not execute an advance directive

d.       Provide education for staff on issues concerning advance directives

20.     STAFF REQUIREMENTS AND SUPPORT SERVICES

The Program Contractor shall have in place the organizational, management and administrative systems capable of fulfilling all contract requirements. At a minimum, the following staff are required:

a. A full-time ADMINISTRATOR to oversee the entire operation of the Program Contractor

b. A MEDICAL DIRECTOR who is an Arizona-licensed physician. The Medical Director shall be actively involved in all major clinical program components of the Program Contractor. The Medical Director shall devote sufficient time to the Program Contractor's operations to ensure timely medical decisions, including after-hours consultation as needed

c. A full-time FINANCIAL OFFICER to oversee the budget and accounting systems implemented by the Program Contractor

d. A QUALITY MANAGEMENT/ UTILIZATION MANAGEMENT COORDINATOR who is an Arizona-licensed registered nurse, physician or physician's assistant

e. A BEHAVIORAL HEALTH COORDINATOR who has a combination of a minimum of a bachelors degree in a behavioral health related field as well as a minimum of two years training and experience in actual behavioral health services delivery

f. PRIOR AUTHORIZATION STAFF to authorize medical care 24 hours per day, 7 days per week. This staff shall be directly supervised by an Arizona-licensed registered nurse, physician or physician's assistant

g. CONCURRENT REVIEW STAFF to conduct inpatient concurrent review. This staff shall consist of an Arizona-licensed registered nurse, physician, physician's assistant or an Arizona-licensed practical nurse experienced in concurrent review and under the direct supervision of a registered nurse, physician or physician's assistant.

h. CASE MANAGEMENT COORDINATOR (OR MANAGER) or CASE MANAGERS to coordinate the provision of services to members in HCBS and institutional settings

i. PROVIDER SERVICE STAFF to coordinate communications between the Program Contractor and its subcontractors. There shall be sufficient Provider Services staff to enable providers to receive prompt resolution to their problems or inquiries.

j. CLAIMS ADMINISTRATOR and CLAIMS PROCESSORS to ensure the timely and accurate processing of original claims, claims correction letters, resubmissions and overall adjudication of claims

k. ENCOUNTER PROCESSORS to ensure the timely and accurate processing and submission to AHCCCSA of encounter data and reports

l. A GRIEVANCE COORDINATOR who will manage and adjudicate member and provider grievances

m. CLERICAL AND SUPPORT STAFF as necessary to ensure proper functioning of the Program Contractor's operation.

The Program Contractor shall inform AHCCCSA, Office of Managed Care, in writing within seven days of learning of an intended resignation in any of the following key positions. In addition, AHCCCSA may require the Program Contractor to provide a written plan for filling the vacant position, including expected timelines.

     -      Administrator
     -      Medical Director
     -      Financial Officer
     -      Quality Management Coordinator
     -      Case Management Coordinator
     -      Claims Administrator
     -      Behavioral Health Coordinator
     -      Grievance Coordinator

The Program Contractor shall ensure that all staff have appropriate training, education and experience to fulfill the requirements of the position.

21.  MEDICAL DIRECTOR

The Program Contractor shall have on staff a Medical Director who is currently licensed in Arizona as a Medical Doctor or Doctor of Osteopathic Medicine. The Medical Director shall be responsible for:

a. The development, implementation and medical interpretation of medical policies and procedures to guide and support the provision of medical care to members. This includes, among others, policies pertaining to prior authorization, concurrent review, claims review, discharge planning, credentialling and referral management.

b.       Oversight of provider recruitment activities

c. Reviewing all providers' applications and submit recommendations to those with contracting authority regarding credentialling and reappointment of all physicians prior to the physician's contracting (or renewal of contract) with the Program Contractor

d. Oversight of provider profiling, including utilization management activities. Administration of all medical activities of the Program Contractor

f. Continuous assessment and improvement of the quality of care provided to members (e.g. quality of care issues, quality indicators, annual medical study)

g. The development and implementation of the quality management plan and serving as Chairperson of Quality Management Committee

h.       Oversight of provider education, inservice training and orientation

i. Assuring that adequate staff and resources are available for the provision of proper medical care to members

j.       Attending quarterly ALTCS Medical Director meetings.

During periods when the Medical Director is not available, the Program Contractor shall have adequate back-up physician staff to provide competent medical direction.

22.        WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS

The Program Contractor shall develop and maintain written policies, procedures and job descriptions for each functional area of its health plan, consistent in format and style. The Program Contractor shall maintain written guidelines for developing, reviewing and approving all policies, procedures and job descriptions, as appropriate, in order to ensure all contract requirements are being met.

All policies and procedures shall be reviewed at least annually to ensure that the Program Contractor's current practices reflect written policies. Review dates shall be documented on the policy. Reviewed policies shall be dated and signed by the Program Contractor's appropriate manager, coordinator, director or administrator. All medical and quality management policies must be approved and signed by the Contractor's Medical Director.

Job descriptions shall be reviewed at least annually to ensure that current duties performed by the employee reflect written requirements. Review dates shall be documented on the job descriptions.

23.        PROVIDER MANUAL

The Program Contractor shall develop, distribute and maintain a provider manual. The Program Contractor shall document the approval of the provider manual by its Administrator and Medical Director and shall maintain documentation which verifies that the provider manual is reviewed at least annually. The Program Contractor shall ensure that each provider (individual or group that submits claim and encounter data) is issued a copy of the provider manual. At a minimum, the provider manual must contain information on the following:

a.       A table of contents

b. Introduction to the Program Contractor which explains its organization and administrative structure

c. Provider responsibilities and the Program Contractor's expectation of the provider such as gatekeeping activities, etc.

d. Overview of the Program Contractor's Provider Services department and function

e. Listing and description of covered and non-covered services, requirements and limitations

f. Emergency room utilization (appropriate and non-appropriate use of the emergency room)

g.       Behavioral health services

h.       The Program Contractor's policy regarding PCP assignments

i.       Referrals to specialists and other providers

j.       Grievance process and procedures

k.       Billing and encounter submission information

         - indicate which form, UB92, HCFA 1500, or Form C is to be used for services

         - indicate which fields are required for a claim to be considered acceptable by the Program Contractor. A completed sample of each form shall be included

l. Program Contractor's written policies and procedures which affect the provider(s) and/or the provider network

m.       Claims re-submission policy and procedure

n.       Reimbursement rate

o.       Explanation of remittance advice

p.       Prior authorization procedures

q.       Claims medical review

24.      NETWORK DEVELOPMENT

The Program Contractor shall develop and maintain a provider network that is sufficient to provide all covered services to ALTCS members. It shall ensure covered services are provided promptly and are reasonably accessible in terms of location and hours of operation. There shall be sufficient professional and paramedical personnel for the provision of all covered services, including emergency medical care on a 24-hour-a-day, 7-day-a-week basis. The proposed network shall be sufficient to provide covered services within designated time and distance limits.

If a service or setting is not available or is inadequate, the Offeror must submit with its proposal an action plan for the creation, recruitment or other activities designed to establish the service or setting.

The Program Contractor shall develop and submit with the proposal its plan for the further development and expansion of Home and Community Based Services. This plan must address all HCBS services and settings as described in Section D, Paragraph 1, Covered Services and must be updated annually and submitted to AHCCCSA, Office of Managed Care no later than Oct. 31 each year.

25.      NETWORK MANAGEMENT

The Program Contractor shall have policies and procedures in place that pertain to all service specifications described in the AHCCCS Medical Policy Manual, Chapter 1200. These include, but are not limited to, policies on how the Program Contractor will:

a. Communicate with the network regarding contractual and/or program changes and requirements

b. Monitor and control network compliance with policies and rules of AHCCCSA and the Program Contractor

c.       Evaluate the quality of services delivered by the network

d. Provide or arrange for medically necessary covered services should the network become temporarily insufficient within the contracted service area

e. Monitor network capacity to ensure that there are sufficient providers to handle the volume of members

f.       Provide respite care

g. Ensure service accessibility, including monitoring appointment procedures standards, appointment waiting times, and service provision standards

h. Recruit, select, credential, re-credential and contract with providers in a manner that incorporate quality management, utilization, office audits and provider profiling.

i.       Manage or share risk with providers

j. Provide training for its providers and maintain records of such training

k. Provide eligibility information and prior authorization 24 hours per day, 7 days per week.

The Program Contractor shall comply with the provider network and staffing requirements described in the AHCCCS Medical Policy Manual, Chapter 600.

The Program Contractor shall comply with medical policy and standards related to care coordination described in the AHCCCS Medical Policy Manual, Chapter 500.

           The Program Contractor shall submit monthly to AHCCCSA, Office of Managed Care, a report noting additions and deletions to the provider network.

26.        PROVIDER REGISTRATION

The Program Contractor shall ensure that all its subcontractors have registered with AHCCCSA as approved service providers and have received AHCCCS Provider ID Numbers. A Provider Participation Agreement must be signed with each provider who does not also participate as an AHCCCS FFS provider and retained in Contractor's files. The provider registration process must be completed in order for the Program Contractor to report services a subcontractor renders to enrolled members and for Contractor to be paid reinsurance.

27.     NETWORK DEFICIENCIES

The Program Contractor shall develop and maintain throughout the term of this contract a provider network sufficient to provide all ALTCS covered services and approved settings to members. In the event any network deficiency should occur, i.e. a covered service or setting becomes unavailable, the Program Contractor shall take immediate action to correct it. If the Program Contractor is unable to contract with a provider to remedy the deficiency within 30 days from the date the covered service or setting becomes unavailable, it shall promptly notify the ALTCS Manager, Office of Managed Care, of the circumstances making it unable to correct the network deficiency. Refer to Attachment B, Service Area Minimum Network Standards.

28.     APPOINTMENT STANDARDS

The Program Contractor shall have procedures in place that ensure:

a. Emergency appointments the same day or within 24 hours of the member's phone call or other notification, or as medically appropriate

b.       Urgent care appointments within two days

c.       Routine care appointments within 21 days

d.       Routine dental appointments within 30 days

For SPECIALTY REFERRALS, the Program Contractor shall be able to provide:

a.       Emergency appointments within 24 hours of referral

b.       Urgent care appointments within 3 days of referral

c.       Routine care appointments within 30 days of referral

For BEHAVIORAL HEALTH SERVICES, the Program Contractor shall be able to provide appointments as follows:

a.       Emergency appointments within 24 hours of request

b.       Non-emergency appointments within 7 days of request

If the Program Contractor needs to provide medically-necessary transportation to a member, the Program Contractor shall require its transportation provider to schedule the transportation so that the member arrives no sooner than one hour before the appointment and does not have to wait more than one hour after making the call to be picked up after the appointment.

29.      FRAUD AND ABUSE

The Program Contractor is responsible for reporting all cases of suspected fraud and abuse or inappropriate practices by subcontractors, members or employees. The Program Contractor shall provide written notification of such incidents to AHCCCSA, Internal Audit and Program Investigation Unit. The Program Contractor shall develop programs to detect and prevent fraud and abuse and shall cooperate with AHCCCSA as requested to investigate fraud and abuse cases. For a full description of the Program Contractor's responsibilities, see the AHCCCS Health Plans and Program Contractors - Policy for Prevention, Detection and Reporting of Fraud and Abuse which is available in the Bidders' Library and incorporated herein by reference.

The AHCCCS policy on fraud and abuse is currently under review and will likely be revised to include more specific requirements regarding the prevention and detection of fraud and abuse. Upon contract award the Program Contractor shall participate in a fraud and abuse workgroup which will consist of representatives from acute care health plans, program contractors, AHCCCSA, the Attorney General's office, and the Health Care Financing Administration. The purpose of the workgroup is to explore ways to minimize the occurrence of fraud and abuse within the AHCCCS system and to recommend updates and revisions to the policy.

The population served in the long-term care program is very vulnerable, particularly in the area of abuse. The Program Contractor shall develop specific controls to prevent and detect member abuse.

30.        ON-SITE REVIEWS

In accordance with AHCCCS Rule R9-28-513, AHCCCSA will conduct operational reviews at least once every three years for the purpose of, but not limited to, ensuring program compliance. The type and duration of the review will be solely at the discretion of AHCCCSA. The reviews will identify areas where improvements can be made and make recommendations accordingly, monitor the Program Contractor's progress towards implementing mandated programs and provide the Program Contractor with technical assistance if necessary. Except in cases where advance notice is not possible or advance notice may render the review less useful, AHCCCSA will give the Program Contractor at least two weeks advance notice of the date of the on-site review. AHCCCSA may conduct a review in the event the Program Contractor undergoes a merger, reorganization, changes ownership or makes changes in three or more key staff positions within a 12-month period.

In preparation for the reviews, the Program Contractor shall cooperate fully with AHCCCSA and the AHCCCSA Review Team by forwarding in advance such policies, procedures, job descriptions, contracts, records, logs and other material that AHCCCSA may request. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. Program Contractor personnel as identified in advance shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Program Contractor shall provide the Review Team with work space, access to a telephone, electrical outlets and privacy for conferences.

Certain documentation submission requirements may be waived at the discretion of AHCCCSA if the Program Contractor obtains NCQA accreditation. The Program Contractor must submit the entire NCQA report to AHCCCSA for such waiver consideration.

The operations review is conducted by an AHCCCS review team comprised of staff from the Office of Managed Care, the Office of the Medical Director and Grievance and Appeals. The team will evaluate the Program Contractor's performance and compliance with AHCCCS policies, rules and the terms of this contract. The review will look at all aspects of operations including, but not limited to:

         Case management               Quality management
         Utilization management        Medical direction
         Grievance process             Claims processing
         Encounter reporting           Provider and member services
         Network management            Executive and financial management

Performance will be evaluated by reviewing case files, quality and utilization management plans, meeting minutes, policies, manuals, reports, handbooks and other relevant material. The Program Contractor will be furnished a draft copy of the Review Report and given an opportunity to comment on any review findings prior to AHCCCSA finalizing the report. Where there are outstanding deficiencies, the Program Contractor may be required to submit a corrective action plan without the opportunity to comment on the draft report.

Recommendations made by the Review Team to bring the Program Contractor into compliance with federal, state, AHCCCS, and/or RFP requirements, must be implemented by the Program Contractor. AHCCCSA may conduct a follow-up review or require a corrective action plan to determine the Program Contractor's progress in implementing recommendations and achieving program compliance. Follow-up reviews may be conducted at any time after the initial review.

The Program Contractor shall submit a corrective action plan to improve areas of non-compliance identified in the review. Once the corrective action plan is approved by AHCCCSA, it shall be implemented by the Program Contractor. Modifications to the corrective action plan must be agreed to by both parties. Review findings may be used in the scoring of subsequent bid proposals submitted by that Program Contractor.

31.     OPERATIONAL AND FINANCIAL READINESS REVIEWS

AHCCCSA may conduct Operational and Financial Readiness Reviews on any or all offerors, either before award as part of the proposal evaluation, or after award to assess the new Program Contractor's readiness to provide contract services. A new Program Contractor will be permitted to commence operations only if the Readiness Review factors are met to AHCCCSA's satisfaction.

32.     PATIENT TRUST ACCOUNT MONITORING

The Program Contractor shall monitor trust fund accounts for institutionalized members to ensure that expenditures from a member's trust fund comply with federal and state regulations. Suspected incidents of fraud involving the management of these accounts must be reported in accordance with Section D, Paragraph 29, Fraud and Abuse.

33.     FINANCIAL MANAGEMENT

Both AHCCCSA and HCFA require specific financial management and reporting standards to protect the financial integrity of spending under the ALTCS program. In addition, financial information must be available for the Program Contractor to manage the program, to assess its own financial risk and to determine if members are receiving necessary services. At a minimum, the Program Contractor's system shall:

a. Gather and report data on critical financial indicators (e.g., Incurred But Not Reported Claims)

b. Establish and maintain a financial information base to support current operations

c. Provide information regarding financial status, including all reporting mandated by law and accounting of HCBS expenditures, to internal management and AHCCCSA on a regular basis

d.       Make records available for independent audit

e.       Ensure that subcontractors are reimbursed promptly and correctly

f. Monitor nursing facilities and other institutional patient trust accounts

g.       Monitor records in accordance with 42 CFR 483.10

In addition, the Program Contractor's financial management systems must meet specific standards established by HCFA. These are specified in 45 CFR, Part 74, which is incorporated herein by reference.

34.        REQUIRED FINANCIAL REPORTS

The Program Contractor shall comply with all financial reporting requirements contained in the Reporting Guide for Long-Term Care Program Contractors with the Arizona Health Care Cost Containment System. The Guide, which may be found in the Bidders' Library, contains a complete listing of all monthly, quarterly and annual reporting requirements including due dates for each report.

35.      PERFORMANCE BOND OR BOND SUBSTITUTE

The Program Contractor shall be required to provide a performance bond of standard commercial scope issued by a surety company doing business in this state, an irrevocable letter of credit, or a cash deposit to AHCCCSA for as long as the Program Contractor has AHCCCS-related liabilities of $50,000 or more outstanding, or 15 months following the termination date of this contract, whichever is later, to guarantee: (1) payment of the Program Contractor's obligations to providers, and (2) performance by the Program Contractor of its obligations under this contract. The performance bond shall be in a form acceptable to AHCCCSA and payable to the Arizona Health Care Cost Containment System Administration, an agency of the State of Arizona. In the case of an irrevocable letter of credit the letter shall be issued by:

a. A bank doing business in this state and insured by the Federal Deposit Insurance Corporation, or

b. A savings and loan association doing business in this state and insured by the Federal Savings and Loan Insurance Corporation, or

c. A credit union doing business in this state and insured by the National Credit Union Administration.

In the event of a default by the Program Contractor, AHCCCSA shall, in addition to any other remedies it may have under this contract, obtain payment under the performance bond or substitute security for the purposes of the following:

a. Paying any damages sustained by providers, contracted or otherwise, because of a breach of the Program Contractor's obligations under this contract,

b. Reimbursing AHCCCSA for any payments made by AHCCCSA on behalf of the Program Contractor, and

c. Reimbursing AHCCCSA for any extraordinary administrative expenses incurred by reason of a breach of the Program Contractor's obligations under this contract, including, but not limited to, expenses incurred after termination of this contract for reasons other than the convenience of the state by AHCCCSA.

In the event AHCCCSA agrees to accept substitute security in lieu of the performance bond, irrevocable letter of credit or cash deposit, the Program Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCSA's security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. In the event such substitute security is agreed to and accepted by AHCCCSA, the Program Contractor acknowledges that it has granted AHCCCSA a security interest in such substitute security to secure performance of its obligations under this contract. The Program Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCSA may, after written notice to the Program Contractor, withdraw its permission for substitute security, in which case the Program Contractor shall provide AHCCCSA with a form of security described above.

36.        AMOUNT OF PERFORMANCE BOND

The initial amount of the performance bond shall be equal to 110% of the total capitation payment expected to be paid in the month of November or as determined by AHCCCSA. This requirement must be satisfied by the Program Contractor no later than 15 days after notification by AHCCCSA of the amount required. Thereafter, AHCCCSA shall evaluate the enrollment statistics of the Program Contractor on a monthly basis. If there is an increase in capitation payment that exceeds 10% of the initial performance bond amount, AHCCCSA may require an increase in the amount of the performance bond. The Program Contractor shall have 15 days following notification by AHCCCSA to increase the amount of the performance bond. The performance bond amount that must be maintained after the contract term shall be the lesser of (a) the bond amount on the last day of the contract; or (b) the total amount of AHCCCS-related liabilities outstanding.

37.     FINANCIAL VIABILITY CRITERIA AND PERFORMANCE MEASURES

AHCCCSA has established the following financial viability criteria and performance measures that the Program Contractor shall adhere to. These standards are subject to change as AHCCCSA deems appropriate:

a.   CURRENT RATIO          Standard:  At least 1.00
     (Current assets divided by current liabilities)

b.   EQUITY PER MEMBER      Standard:  At least $2,000
     (Equity, less on-balance sheet performance bond, divided by the number of members at the end of the period.)

c. GROSS MEDICAL EXPENSES PERCENTAGE Standard: No more than 90% (Gross medical expenses divided by total revenue)

d. TOTAL ADMINISTRATIVE COST PERCENTAGE Standard: No more than 8% (Total administrative expenses, excluding income taxes, divided by total revenue.)

e. RECEIVED BUT UNPAID CLAIMS DAYS OUTSTANDING Standard: No more than 30 days (Received but unpaid claims divided by the average daily medical expenses for the period, net of sub-capitation expense)

f. TOTAL MEDICAL CLAIMS DAYS OUTSTANDING Standard: No more than 90 days (Total medical claims liability divided by the average daily medical expenses for the period, net of sub-capitation expense)

38.      ADVANCES, DISTRIBUTIONS AND LOANS

The Program Contractor shall not, without the prior written approval of AHCCCSA, make any advances to a related party, or any distribution, loan or loan guarantee to any entity, including another fund or line of business within its organization. Requests for prior approval shall be submitted to the Office of Managed Care.

39.      ACCUMULATED FUND DEFICIT

The Program Contractor and its owners shall fund any accumulated fund deficit through capital contributions in a form acceptable to AHCCCSA within 60 days after receipt by AHCCCSA of the final audited financial statement. The amount of any accumulated fund deficit will be determined in accordance with the Program Contractor's annual audited financial statements.

40.      HCBS ASSUMED MIX AND RECOUPMENT

The Program Contractor's capitation rate is based in part on the assumed ratio ("mix") of HCBS member months to the total number of member months (i.e. HCBS + institutional). At the end of the contract year, AHCCCSA will compare the actual HCBS member months to the assumed HCBS percentage that was used to calculate the capitation rate for that year. If the Program Contractor's actual HCBS percentage is greater than the assumed percentage, AHCCCSA will recoup (or reimburse) the difference between the institutional capitation rate and the HCBS capitation rate for the number of member months which exceeded (or was less than) the assumed percentage. This reconciliation will be made in accordance with the following schedule:

       Percent in excess of assumed percentage:    Amount to be recouped:

 0 -    .5           percentage points              0% of capitation overpayment
 .51 - 1.99           percentage points             20%            "
2  or more           percentage points             30%            "

If the Program Contractor's actual HCBS percentage is less than the assumed percentage, AHCCCSA will reimburse a portion of the difference between the institutional rate and the HCBS capitation rate for the number of member months lower than the assumed percentage. This reimbursement will be made in accordance with the following schedule:

       Percent lower than assumed percentage:     Amount to be reimbursed:

 0 -    .5           percentage points             0% of capitation underpayment
 .51 - 1.99           percentage points            20%            "
2  or more           percentage points            30%            "

The Program Contractor shall not exceed the statewide cap established by HCFA and shall not implement an HCBS waiting list without prior written approval from AHCCCSA.

41.      HOSPITAL REIMBURSEMENT

The Program Contractor shall reimburse hospitals for member care based on one of the following rate methods:

a.       AHCCCS Fee for Service Hospital Reimbursement Rate

             Inpatient: AHCCCS hospital-specific tiered per diem rates
             Outpatient: AHCCCS hospital-specific cost-to-charge ratio
               multiplied by allowed charges,

                                       OR:

b. Subcontracted rate (The aggregate of subcontracted rates must not exceed what would have been paid had the AHCCCS Fee for Service Hospital Reimbursement rate been used.)

Within seven days of subcontracting with a hospital, the Program Contractor shall submit a copy of the subcontract, including all rates, terms and conditions, to AHCCCSA, Office of Managed Care. This submittal shall include documentation that the negotiated rate will, when considered in the aggregate, be the same or less than what would have been paid under Paragraph a above. To aid in making this determination, the Program Contractor shall require their independent auditor to evaluate the reasonableness of their assumptions as part of the annual audit.

The Program Contractor shall reimburse out of state hospitals at the lowest of the following rates for inpatient and outpatient services:

a.       Negotiated discounted rate, or

b.       Arizona average cost-to-charge ratio multiplied by allowed charges, or

c. Medicaid rate in effect in the state in which the hospital is located at the time services are provided.

The Program Contractor may conduct prepayment and postpayment medical reviews of all hospital claims. Inpatient tiered per diem rates and outpatient cost-to-charge ratios will be adjusted in accordance with ARS 36-2903.01 (J).

For a more complete description of the guidelines for hospital reimbursement, refer to applicable statutes and rules, copies of which may be found in the Bidders' Library.

42.      VENTILATOR DEPENDENT REIMBURSEMENT RATES

The Program Contractor will be paid on a capitated basis for ventilator-dependent (VD) members. Two different capitation rates will be paid, one for members who are placed in Home and Community Based Services, the other for members who are placed in approved ALTCS institutional settings. These rates are set by AHCCCSA and are included on the capitation bid disk. In addition, each ventilator-dependent member shall have an annual evaluation by a pulmonologist to assess the prospects of weaning the member from dependency on the ventilator. A copy of this evaluation shall be promptly forwarded to AHCCCSA's ventilator-dependent coordinator.

AHCCCSA will make capitation payments to the Program Contractor monthly in advance of the performance of services. The capitation rate paid each month will be the capitation rate for ventilator dependent members placed in Home and Community Based Services. On a quarterly basis, AHCCCSA will reimburse the Program Contractor the difference in capitation rates for those ventilator dependent members who were placed in institutions. For example:

      HCBS VD capitation rate:                                  $5,000
      Institutional VD capitation rate:                         $12,000
      Institutional VD member months for quarter                35
      Additional capitation due Program Contractor:
                                   35 x ($12,000 - $5,000) =    $245,000

43.      REINSURANCE

Reinsurance is a stop-loss program provided by AHCCCSA to the Program Contractor for the partial reimbursement of covered inpatient facility medical services incurred for a member beyond an annual deductible. AHCCCSA is self-insured for the reinsurance program which has an initial deductible level and a subsequent coinsurance percentage. For dates of service after 10/1/96 (under regular reinsurance), the Program Contractor will be reimbursed at 75% of allowable charges over the following deductibles:

       Urban county, with Medicare Part A              $12,000
       Urban county, without Medicare                  $20,000
       Rural county, with Medicare Part A              $ 5,000
       Rural county, without Medicare                  $ 9,000
       Behavioral Health/ Traumatic Brain Injury       [To be determined]

Regular reinsurance covers acute inpatient hospitalizations (i.e. anything billed on a UB92). Effective 10/1/96, members considered by the AHCCCS Office of the Medical Director (OMD) to be high-cost behavioral health or Traumatic Brain Injured will be covered under regular reinsurance. Services for these members must be approved in advance by OMD for the Program Contractor to qualify for reinsurance reimbursement. Services to members identified as being catastrophically eligible in accordance with OMD policies will be covered under a special catastrophic program instead of the regular reinsurance program. Catastrophic reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplant services rendered, or 85% of the Contractor-paid amount, whichever is lower. Catastrophic reinsurance for hemophiliacs is covered at 85% of the Contractor-paid amount. The AHCCCS contracted transplantation rates are available in the Bidders' Library.

AHCCCSA uses inpatient encounter data to determine regular reinsurance benefits. Reimbursement for regular reinsurance benefits will be made to the Program Contractor monthly. AHCCCSA will also provide for a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.

Encounter data will not be used to determine catastrophic reinsurance benefits. However, this does not relieve the Program Contractor of the responsibility for submitting encounters for catastrophic reinsurance services. The Program Contractor must submit catastrophic reinsurance claims in accordance with the AHCCCS Reinsurance Policy/Procedure Manual. All catastrophic reinsurance claims shall be subject to medical review by AHCCCSA or its designee.

Medical review on regular reinsurance cases will be determined based on statistically valid random sampling. The AHCCCS Office of the Medical Director will generate the sampling and will notify the Program Contractor of documentation needed for the retrospective medical review process to occur at the Program Contractor's offices. The results of the medical review sampling will be extrapolated to the Program Contractor's entire regular reinsurance reimbursement population. A partial recoupment of reinsurance reimbursements made to the Program Contractor may occur based on the results of the medical review sampling.

44.     COORDINATION OF BENEFITS/  THIRD PARTY LIABILITY

COST AVOIDANCE - The Program Contractor shall cost-avoid all claims or services that are subject to third-party payment and may deny a service to a member if it knows that a third party (i.e. other insurer) will provide the service. However, if the third-party insurer requires the member to pay any co-payments or deductibles, the Program Contractor is responsible for making these payments, even if the services are provided outside of the Program Contractor's network. (The Program Contractor must decide whether it is more cost-effective to provide the service within its network or pay coinsurance and deductibles for a service outside its network. For continuity of care, the Program Contractor may also choose to provide the service within its network.) If the Program Contractor knows that the third party insurer will neither pay for nor provide the covered service, and the service is medically necessary, the Program Contractor shall not deny the service nor require a written denial letter. If the Program Contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the Program Contractor shall contact the third party and determine whether or not such service is covered rather than requiring the member to do so.

The requirement to cost-avoid applies to all AHCCCS covered services. For pre-natal care and preventive pediatric services, AHCCCS may require the Program Contractor to provide such service and then coordinate payment with the potentially liable third party ("pay and chase"). In emergencies, the Program Contractor shall provide the necessary services and then coordinate payment with the third-party payer. The Program Contractor shall also provide medically necessary transportation so the member can receive third-party benefits. Further, if a service is medically necessary, the Program Contractor shall ensure that its cost avoidance efforts do not prevent a member from receiving such service.

COST RECOVERIES - If the Program Contractor was not aware of third-party coverage at the time services were rendered or paid for, or was unable to cost avoid, the Program Contractor shall proceed as follows:

The Program Contractor shall identify all potentially liable third parties and pursue reimbursement from them except in the following circumstances (unless referred to the Program Contractor by AHCCCS or AHCCCSA's authorized representative):

         Uninsured/ underinsured motorist insurance  First and third-party liability insurance
         Tortfeasors                                          Adoption recovery
         Estate recovery                                      Worker's Compensation

The Program Contractor shall, however, report any cases involving the above circumstances to AHCCCSA's authorized representative should the Program Contractor identify such a situation. See AHCCCS Rule R9-28-902, C and D.

The Program Contractor shall cooperate with AHCCCSA's authorized representative in all collection efforts and is encouraged to contract with this representative to better facilitate overall third-party collections. As part of its efforts, the Program Contractor is responsible for performing all research and investigation and payment of lien-filing related costs for total plan cases.

The Program Contractor may retain up to 100% of its third-party collections if all of the following conditions exist:

         1. Total collections received do not exceed the total amount of the Program Contractor's financial liability for the member (total expenditures minus any member share of cost).

         2. There are no payments made by AHCCCS related to fee-for-service, reinsurance or administrative costs (i.e. lien filing, etc.).

         3.       Such recovery is not prohibited by state or federal law

REPORTING - The Program Contractor may be required to report case level detail of third-party collections and cost avoidance. The Program Contractor shall notify AHCCCSA's authorized representative within five working days of the identification of a third-party liability case with known reinsurance (often referred to as joint liability cases). The Program Contractor shall communicate any known change in health insurance information, including Medicare, to the ALTCS local office not later than 10 days from the date of discovery using the form designated in the ALTCS Eligibility Policy and Procedures Manual, Chapter 1600.

45.      MEDICARE SERVICES AND COST SHARING

AHCCCS has members enrolled who are eligible for both Medicare and Medicaid services. These members are referred to as "dual eligibles" and include persons who are Qualified Medicare Beneficiaries (QMB) and non-QMB eligible persons. QMB eligible persons are entitled to all covered Medicaid services and, in addition, may receive the following Medicare services which are not covered by AHCCCS or differ in scope or limitation:

         Chiropractic services
         Inpatient psychiatric services
         Psychological services
         Inpatient and outpatient occupational coverage
         Respite services
         Any new services which are added to the Medicare program and which are not covered by AHCCCS

For all dual eligible persons, the Program Contractor shall be responsible for providing all AHCCCS covered services and pay all Medicare coinsurance and deductibles for Medicare services which are covered by AHCCCS and provided on a fee-for-service basis within the Program Contractor's network.

For QMB eligible persons, the Program Contractor shall be responsible for paying the Medicare coinsurance and deductibles for Medicare services not covered by AHCCCS described above which are provided on a fee-for-service basis.

Since Medicaid is the payer of last resort, all Medicare covered services which are provided to dual eligibles who are not enrolled in a Medicare TEFRA Risk HMO shall be billed to Medicare or any other third party liability source.

If a dual eligible is enrolled with a Medicare TEFRA Risk HMO, Medicare will not reimburse the Program Contractor for Medicare covered services provided by the Program Contractor. Therefore, the Program Contractor shall refer the member to the Medicare TEFRA Risk HMO for all Medicare covered services and shall not be responsible for the payment of any Medicare copayments, deductibles or premiums assessed by the Medicare TEFRA Risk HMO. The Program Contractor shall be responsible for any Medicaid covered services not provided by the Medicare TEFRA Risk HMO.

46.      MEMBER  SHARE OF COST

ALTCS members are required to contribute toward the cost of their care based on their income. Some members, either because of their limited income or the methodology used to determine the share of cost, do not have to pay a share of cost. Generally, only institutionalized ALTCS members currently have a share of cost.

Effective 10/1/96, subject to adoption of administrative rule, the share of cost for members in an HCBS alternative residential setting will allow for a Personal Needs Allowance (PNA). This PNA will be the same as for institutional members. This will allow for a PNA equal to the institutional rate of 15% of the SSI maximum for an individual ($70.50 as of 1/96). This is a reduction from the current PNA rate of 300% of the SSI maximum ($1410 as of 1/96) for members residing in Alternative Residential Settings. A room and board amount as charged, not to exceed $800 per month, and all other share of cost deductions described in ARS 36-2932 (O) will be allowed.

The Program Contractor receives monthly capitation payments which incorporate an assumed deduction for the share of cost which members contribute to the cost of care. The Program Contractor is responsible for collecting their members' share of cost. The Program Contractor has the option of collecting the share of cost or delegating this responsibility to the provider. The Program Contractor may transfer this responsibility to nursing facilities, Institutions for Mental Disease for those 65 years of age and older, or Inpatient Psychiatric Facilities for those under 21 years of age, and compensate these facilities net of the share of cost amount. If the Program Contractor delegates this responsibility to the provider, the provider contract must spell out complete details of both parties' obligations in share of cost collection. The Program Contractor must establish a process for collecting the share of cost from HCBS members.

At the end of the contract year, AHCCCSA will compare actual Share of Cost assignment to the Share of Cost assignment assumed in the calculation of the capitation rate. Assumed Share of Cost will be fully reconciled to actual Share of Cost Assignment, and AHCCCSA will either recoup or refund the total difference, as applicable. This share of cost reconciliation may, at AHCCCSA's sole discretion, be performed more frequently than once per year.

47.     MANAGEMENT SERVICES AND DISTRIBUTION OF FUNDS

All proposed management services subcontracts, MIS subcontracts, corporate cost allocation plans, proposals to adjust management fees, and proposals for the distribution of funds which may affect plan equity must be approved in advance by AHCCCSA, Office of Managed Care. Cost allocation plans must be submitted with the proposed management fee agreement. AHCCCSA reserves the right to perform a thorough review of actual management fees charged and/or corporate allocations made. If the fees or allocations are determined to be unjustified or excessive, amounts may be subject to repayment to the Program Contractor. In addition, the Program Contractor may be placed on monthly financial reporting and financial sanctions may be imposed.

48.     MANAGEMENT SERVICES SUBCONTRACTOR AUDITS

All management services subcontractors are required to have an annual financial audit. A copy of this audit shall be submitted to AHCCCSA, Office of Managed Care, within 120 days after the subcontractor's fiscal year end.

49.     MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization or change in ownership of the Program Contractor shall require prior approval of AHCCCSA and a subsequent contract amendment. The Program Contractor must submit a detailed merger, reorganization and/or transition plan to AHCCCSA, Office of Managed Care, for AHCCCSA review. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity's ability to perform the contract requirements, ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.

50.     RELATED PARTY TRANSACTIONS

Any proposed subcontract involving a related party or entity requires prior approval from AHCCCSA, Office of Managed Care. The minimum information required on ownership and control in related party transactions is set by federal law (42 CFR 455.100 through 455.106) and the Program Contractor shall disclose all required information, justify all related party transactions reported, and certify the accuracy and completeness of the disclosures made. The Program Contractor shall demonstrate that transactions occurring between the provider and a related party-in-interest are reasonable, will not adversely affect the fiscal soundness of the Program Contractor, and do not present a conflict of interest.

51.        REQUESTS FOR INFORMATION

AHCCCSA may, at any time during the term of this contract, request financial or other information from the Program Contractor. Upon receipt of such requests for information, the Program Contractor shall provide complete information as requested no later than 30 days after the receipt of the request unless otherwise specified in the request itself.

52.     DATA MANAGEMENT

The Program Contractor shall have the capability for all required technical interfaces with AHCCCSA. Refer to the AHCCCS Technical Interface Guidelines in the Bidder's Library for further information. A copy of these guidelines will be provided to the Program Contractor upon contract award.

53.     DATA EXCHANGE REQUIREMENT

The Program Contractor shall exchange data with AHCCCSA in accordance with the AHCCCS Technical Interface Guidelines. The Program Contractor is responsible for any incorrect data, delayed encounter data submission and any penalty applied due to error, omission, deletion, or erroneous insert caused by data it submitted. Any data that does not meet the standards required by AHCCCSA shall not be accepted by AHCCCSA. The Program Contractor is responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCSA. If any unreported inconsistencies are subsequently discovered, the Program Contractor shall correct its records at its own expense.

AHCCCSA may require the Program Contractor to provide to AHCCCSA original evidence of service rendered and PCP assignments in a form appropriate for electronic data exchange. The Program Contractor shall be provided with a security code for use in all data transmissions. The Program Contractor agrees that by using its security code, it certifies that any data transmitted is accurate and truthful, to the best of its knowledge.

54.        ENCOUNTER DATA REPORTING

The accurate and timely reporting of encounter data is crucial to the success of the ALTCS program. AHCCCSA uses encounter data to:

           Pay reinsurance benefits
           Set fee-for-service and capitation rates
           Determine disproportionate share payments to hospitals
           Evaluate quality of care through quality indicators developed with encounter data

The Program Contractor shall submit encounter data to AHCCCSA whenever a contract service has been performed and must be provided by electronic media. This requirement is a condition of the HCFA grant award.

Formatting and specific requirements for encounter data are described in AHCCCS Encounter Reporting User Manual and AHCCCS Technical Interface Guidelines, copies of which may be found in the Bidders' Library. Data must be organized into the PMMIS AHCCCSA-supplied formats. The Encounter Record Submission Standards are included herein as Attachment C.

Service codes have been established for all six alternative residential (HCBS) settings. The Program Contractor will be required to use these codes in CATS and with their Encounter reporting effective October 1, 1996. These six settings (and therefore the service codes) are considered to include Title XIX services as follows:

Adult Care Home: Personal care and homemaker services.

Supportive Residential Living:          Personal care, homemaker and nursing
                                        services

Adult Foster Care:                      Personal care and homemaker services;
                                        may include nursing services if the
                                        Adult Foster Care sponsor is a
                                        registered nurse.

Level I Behavioral Health Facility:     Personal care, homemaker, behavior
                                        management and nursing services.

Level II Behavioral Health Facility:    Personal care, homemaker and behavior
                                        management services.

Unclassified Health Care Facility for   Personal care, homemaker and nursing
                                        services. the Treatment of Brain
                                        Injured:

55.      SPECIALTY CONTRACTS

The Director of AHCCCSA may at any time negotiate or contract on behalf of the Program Contractor and AHCCCSA for specialized hospital and medical services such as organ transplants. If the Director has contracted for such specialized services, the Program Contractor may be required to include such services within its delivery networks and make contractual modifications necessary to carry out this section. Specialty contracts shall take precedence over all other contractual arrangements between the Program Contractor and its providers. If the Program Contractor's specialty contracts are less costly than those of AHCCCSA, AHCCCSA may allow the Program Contractor to continue using its specialty contractors.

56.      SANCTIONS

If the Program Contractor violates any provision stated in law, AHCCCS Rules, AHCCCS policies and procedures, or this contract, AHCCCSA may suspend, refuse to renew, or terminate this contract or any related subcontracts in accordance with the terms of this contract and applicable law and regulations, including AHCCCS Rule R9-28-607. AHCCCSA may, in addition to these remedies, impose sanctions in accordance with the provisions of this contract, applicable law and regulations. Written notice will be provided to the Program Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of payment to be withheld.

57.      TERM OF CONTRACT and OPTION TO RENEW

The term of this contract shall be 10/1/96 through 9/30/97. In addition, AHCCCSA reserves the sole option to extend the term of the contract, not to exceed a total contracting period of three years. The terms and conditions of any such contract extension shall remain the same as the original contract, as amended. Any contract extension shall be through contract amendment. During the term of this contract, the total contracting period may be increased through legislative action from three to five years.

When AHCCCSA issues an amendment to extend the contract, the provisions of such extension will be deemed to have been accepted 60 days from the date of mailing by AHCCCSA, even if the extension has not been signed by the Program Contractor, unless within that time the Program Contractor notifies AHCCCSA in writing that it refuses to sign the extension or modification. AHCCCSA will then initiate contract termination proceedings.

58.     GRIEVANCE PROCESS AND STANDARDS

The Program Contractor shall have in place a written grievance policy for members and providers which defines their rights regarding any adverse action by the Program Contractor. This written policy shall be in accordance with applicable federal and state law and AHCCCS Rules and policies including, but not limited to, ALTCS Rules R9-28-802 through 804. Details of the AHCCCS grievance policy requirements and the Alternative Resolution Process are included herein as Attachment H. The Program Contractor shall maintain a complaint log pertaining to its program, services and provision of care.

59.     QUARTERLY GRIEVANCE REPORT

A Quarterly Grievance Report shall be submitted to AHCCCSA, Office of Grievance and Appeals and must be received no later than 45 days after the end of each quarter.

60.        LEGISLATIVE ISSUES

The Arizona Legislature will be considering several bills which will have an impact on AHCCCSA and Program Contractors. AHCCCSA reserves the right to incorporate additional services or programs prior to the award of this contract (through RFP amendment) or subsequent to the awarding of this contract (through contract amendment or a separate RFP). The proposed 1996 AHCCCS Omnibus Bill includes the following provisions:

a. INPATIENT HOSPITAL REIMBURSEMENT - Currently, AHCCCS health plans and program contractors may negotiate inpatient hospital reimbursement rates or default to the AHCCCS tiered per diem rate. Since AHCCCS wants to encourage more competitive rates, the default option will be removed in Maricopa and Pima counties and health plans and program contractors operating in those two counties will be required to negotiate inpatient hospital rates directly with at least one hospital in Maricopa or Pima county, as appropriate.

b. ALTCS PREADMISSION SCREENING PROCESS - This would explicitly allow a physician to review ALTCS eligibility cases and make a final decision based on medical judgment.

c. LUNG AND HEART/LUNG TRANSPLANTS - Various technical amendments to the October 1995 legislation which authorized these transplants and an extended eligibility process will be enacted.

d. SUBMITTAL DATE FOR DISPROPORTIONATE SHARE (DSH) PAYMENT DATA - Currently, DSH payments are based on data received from the health plans and hospitals as of July 1, 1995. AHCCCSA is requesting that this date be changed to December 31 to allow the health plans and hospitals additional time to submit accurate and complete data.

e. MEMBER FRAUD - Current AHCCCS statutes on member fraud will be amended to include criminal and civil penalties for anyone who aids and abets fraudulent activities.

f. CONTRACT STATUTES - Maximum terms for ALTCS and acute care contracts would be extended to five years from the present four years (for acute) and three years (for ALTCS). Also, the term "Invitation For Bid" would be replaced by the more appropriate "Request For Proposal".

g. EXTEND RULE-MAKING EXEMPTION - In 1994, the Legislature authorized a one-year exemption from rule-making so that AHCCCS could implement a Medicare/Medicaid dual eligible waiver and an on-reservation managed care pilot program waiver. Since HCFA has not approved these waivers, AHCCCS will request that the rule-making exemption be extended to June 30, 1997.

h. EFFECTIVE DATE OF ENROLLMENT - Effective date of Program Contractor responsibility would be the date it received notification of the new member from AHCCCSA. Current effective date is two days after the date of notification.

Other AHCCCS-related issues which may be introduced by interested parties will:

- - -        Use tobacco tax money for various reasons. Provide temporary financial assistance to Gila, Cochise, Pinal, and Santa Cruz counties and set up a legislative committee to explore permanent relief.

- - -        Authorize Supported Residential Living Centers as permanent settings under ALTCS.

- - -        Select two AHCCCS health plans in Maricopa County to provide Title XIX and general behavioral health and substance abuse services to AHCCCS eligible persons.

                               [END OF SECTION D]

                          SECTION E - CONTRACT CLAUSES

                                TABLE OF CONTENTS

                         [TO BE REVISED FOR FINAL DRAFT]

Advertising And Promotion Of Contract................................................................................  36
Americans With Disabilities Act......................................................................................  40
Applicable  Law......................................................................................................  34
Assignment And Delegation............................................................................................  35
Audit................................................................................................................  38
Authority............................................................................................................  34
Changes..............................................................................................................  39
Compliance With Applicable  Laws, Rules And Regulations..............................................................  35
Conflict Of Interest.................................................................................................  40
Contract Interpretation And Amendment................................................................................  34
Covenant Against Contingent Fees.....................................................................................  39
Disclosure Of Confidential Information...............................................................................  41
Disputes.............................................................................................................  39
Effective Date.......................................................................................................  38
General Indemnification..............................................................................................  35
Gratuities...........................................................................................................  36
Incorporation By Reference...........................................................................................  39
Indemnification -- Patent And Copyright..............................................................................  35
Insurance............................................................................................................  38
No Guaranteed Quantities.............................................................................................  40
Non-Discrimination...................................................................................................  38
Non-Exclusive Remedies...............................................................................................  38
Payments.............................................................................................................  35
Property Of The State................................................................................................  36
Records..............................................................................................................  34
Relationship Of Parties..............................................................................................  35
Right Of Offset......................................................................................................  37
Right To Assurance...................................................................................................  36
Right To Inspect Plant Or Place Of Business..........................................................................  39
Severability.........................................................................................................  34
Subcontracts.........................................................................................................  35
Suspension Or Debarment..............................................................................................  37
Termination - Availability Of Funds..................................................................................  37
Termination For Conflict Of Interest.................................................................................  36
Termination For Convenience..........................................................................................  37
Termination For Default..............................................................................................  37
Third Party Antitrust Violations.....................................................................................  36
Transition Activities................................................................................................  40
Type Of Contract.....................................................................................................  40

SECTION E - CONTRACT CLAUSES

1.       APPLICABLE  LAW

Arizona Law - The law of Arizona applies to this contract including, where applicable, the Uniform Commercial Code, as adopted in the State of Arizona.

Implied Contract Terms - Each provision of law and any terms required by law to be in this contract are a part of this contract as if fully stated in it.

2.       AUTHORITY

This contract is issued under the authority of the Contracting Officer who signed this contract. Changes to the contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized state employee or made unilaterally by the Program Contractor are violations of the contract and of applicable law. Such changes, including unauthorized written contract amendments, shall be void and without effect, and the Program Contractor shall not be entitled to any claim under this contract based on those changes.

3.       CONTRACT INTERPRETATION AND AMENDMENT

No Parol Evidence - This contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this contract.

No Waiver - Either party's failure to insist on strict performance of any term or condition of the contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the non-conforming performance knows of the nature of the performance and fails to object to it.

Written Contract Amendments - The contract shall be modified only through a written contract amendment within the scope of the contract signed by the procurement officer on behalf of the State.

4.       RECORDS

Under ARS Section 35-214 and Section 35-215 the Program Contractor shall retain, and shall contractually require eacH subcontractor to retain all data and other records relating to the acquisition and performance of the contract for a period of five years after the completion of the contract. All records shall be subject to inspection and audit by the State at reasonable times. Upon request, the Program Contractor shall produce a copy of any or all such records.

5.       SEVERABILITY

The provisions of this contract are severable to the extent that any provision or application held to be invalid shall not affect any other provision or application of the contract which may remain in effect without the invalid provision or application.

6.       RELATIONSHIP OF PARTIES

The Program Contractor under this contract is an independent contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.

7.       ASSIGNMENT AND DELEGATION

The Program Contractor shall not assign any right nor delegate any duty under this contract without prior written approval of the Contracting Officer, who will not unreasonably withhold such approval.

8.       GENERAL INDEMNIFICATION

The Program Contractor shall defend, indemnify and hold harmless the State from any claim, demand, suit, liability, judgment and expense (including attorney's fees and other costs of litigation) arising out of or relating to injury, disease, or death of persons or damage to or loss of property resulting from or in connection with the negligent performance of this contract by the Program Contractor, its agents, employees, and subcontractors or anyone for whom the Program Contractor may be responsible. The obligations, indemnities and liabilities assumed by the Program Contractor under this paragraph shall not extend to any liability caused by the negligence of the State or its employees. The Program Contractor's liability shall not be limited by any provisions or limits of insurance set forth in this contract. The State shall reasonably notify the Program Contractor of any claim for which it may be liable under this paragraph.

9.       INDEMNIFICATION -- PATENT AND COPYRIGHT

The Program Contractor shall defend, indemnify and hold harmless the State against any liability including costs and expenses for infringement of any patent, trademark or copyright arising out of contract performance or use by the State of materials furnished or work performed under this contract. The State shall reasonably notify the Program Contractor of any claim for which it may be liable under this paragraph.

10.      SUBCONTRACTS

All subcontracts entered into by the Program Contractor are subject to prior review and approval by AHCCCSA, Contracts and Purchasing, and shall incorporate by reference the terms and conditions of this contract. Each subcontract must contain verbatim all the provisions of Attachment A, Minimum Subcontract Provisions. In addition, each subcontract must contain the following:

a. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor.

b.       Identification of the name and address of the subcontractor.

c        Identification of the population, to include patient capacity, to be covered by the subcontractor.

d. The amount, duration and scope of medical services to be provided, and for which compensation will be paid.

e. The term of the subcontract including beginning and ending dates, methods of extension, termination and renegotiation.

f. The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability.

g. A description of the subcontractor's patient, medical and cost record keeping system.

h. Specification that the subcontractor shall cooperate with quality assurance programs and comply with the utilization control and review procedures specified in 42 C.F.R. Part 456, as implemented by AHCCCSA.

i. A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third-party liability payment before submitting claims to the Contractor/ Program Contractor.

j. A provision stating that a merger, reorganization or change in ownership of a subcontractor that is related to or affiliated with the Contractor/ Program Contractor shall require a contract amendment and prior approval of AHCCCSA.

k.       Procedures for enrollment or re-enrollment of the covered population.

l. A provision that the subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

m. A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCSA for services provided to eligible and/or enrolled members.

n. A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract.

11.      COMPLIANCE WITH APPLICABLE  LAWS, RULES AND REGULATIONS

The materials and services supplied under this contract shall comply with all applicable federal, state and local laws, and the Program Contractor shall maintain all applicable licenses and permits.

12.      PAYMENTS

The Program Contractor shall be paid as specified in the contract. Payment must comply with requirements of ARS Title 35. AHCCCSA reserves the option to make payments to the Program Contractor by wire or NACHA transfer and will provide the Program Contractor at least 30 days notice prior to the effective date of any such change.

13.      ADVERTISING AND PROMOTION OF CONTRACT

The Program Contractor shall not advertise or publish information for commercial benefit concerning this contract without the prior written approval of the Contracting Officer.

14.      PROPERTY OF THE STATE

Any materials, including reports, computer programs and other deliverables, created under this contract are the sole property of AHCCCSA. The Program Contractor is not entitled to a patent or copyright on those materials and may not transfer the patent or copyright to anyone else. The Program Contractor shall not use or release these materials without the prior written consent of AHCCCSA.

15.      THIRD PARTY ANTITRUST VIOLATIONS

The Program Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Program Contractor toward fulfillment of this contract.

16.      RIGHT TO ASSURANCE

If AHCCCSA, in good faith, has reason to believe that the Program Contractor does not intend to perform or continue performing this contract, the procurement officer may demand in writing that the Program Contractor give a written assurance of intent to perform. The demand shall be sent to the Program Contractor by certified mail, return receipt required. Failure by the Program Contractor to provide written assurance within the number of days specified in the demand may, at the State's option, be the basis for terminating the contract.

17.      TERMINATION FOR CONFLICT OF INTEREST

AHCCCSA may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCSA is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract. The cancellation shall be effective when the Program Contractor receives written notice of the cancellation unless the notice specifies a later time.

18.      GRATUITIES

AHCCCSA may, by written notice to the Program Contractor, immediately terminate this contract if it determines that employment or a gratuity was offered or made by the Program Contractor or a representative of the Program Contractor to any officer or employee of the State for the purpose of influencing the outcome of the procurement or securing the contract, an amendment to the contract, or favorable treatment concerning the contract, including the making of any determination or decision about contract performance. AHCCCSA, in addition to any other rights or remedies, shall be entitled to recover exemplary damages in the amount of three times the value of the gratuity offered by the Program Contractor.

19.      SUSPENSION OR DEBARMENT

AHCCCSA may, by written notice to the Program Contractor, immediately terminate this contract if it determines that the Program Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

20.      TERMINATION FOR CONVENIENCE

AHCCCSA reserves the right to terminate the contract in whole or in part at any time for the convenience of the State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, return receipt requested, to the Program Contractor of the termination at least 90 days before the effective date of the termination. Upon receipt of the written notice, the Program Contractor shall stop all work and immediately notify all subcontractors to do the same. In the event of termination under this paragraph, all documents, data and reports prepared by the Program Contractor under the contract shall become the property of and be delivered to AHCCCSA. The Program Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.

21.      TERMINATION FOR DEFAULT

AHCCCSA reserves the right to terminate the contract in whole or in part due to the failure of the Program Contractor to comply with any term or condition of the contract or to make satisfactory progress in performing the contract. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Program Contractor by certified mail, return receipt requested.

Upon termination under this paragraph, all documents, data, and reports prepared by the Program Contractor under the contract shall become the property of and be delivered to AHCCCSA on demand.

AHCCCSA may, upon termination of this contract, procure, on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Program Contractor shall be liable for any excess costs incurred by AHCCCSA in re-procuring the materials or services.

22.      TERMINATION - AVAILABILITY OF FUNDS

Funds are not presently available for performance under this contract beyond the current fiscal year. No legal liability on the part of AHCCCSA for any payment may arise under this contract until funds are made available for performance of this contract.

23.      RIGHT OF OFFSET

AHCCCSA shall be entitled to offset against any amounts due the Program Contractor any expenses or costs incurred by AHCCCSA concerning the Program Contractor's non-conforming performance or failure to perform the contract.

24.      NON-EXCLUSIVE REMEDIES

The rights and the remedies of AHCCCSA under this contract are not exclusive.

25.      AUDIT

At any time during the term of this contract, the Program Contractor's or any subcontractor's books and records shall be subject to audit by AHCCCSA and, where applicable, the federal government, to the extent that the books and records relate to the performance of the contract or subcontracts.

26.      NON-DISCRIMINATION

The Program Contractor shall comply with State Executive Order No. 75-5, which mandates that all persons, regardless of race, color, religion, sex, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable federal and state laws, rules and regulations, including the Americans with Disabilities Act. The Program Contractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, sex, national origin or disability.

27.      EFFECTIVE DATE

The effective date of this contract shall be the date that the Contracting Officer signs the award page (page 1) of this contract.

28.      INSURANCE

A certificate of insurance naming the State of Arizona and AHCCCSA as the "additional insured" must be submitted to AHCCCSA within 10 days of notification of contract award and prior to commencement of any services under this contract. This insurance shall be provided by carriers rated as "A+" or higher by the A.M. Best Rating Service. The following types and levels of insurance coverage are required for this contract:

a. Commercial General Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others as a result of accidents on the premises of or as the result of operations of the Program Contractor.

b. Commercial Automobile Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others resulting from accidents caused by vehicles operated by the Program Contractor.

c. Workers Compensation: Provides coverage to employees of the Program Contractor for injuries sustained in the course of their employment. Coverage must meet the obligations imposed by federal and state statutes and must also include Employer's Liability minimum coverage of $100,000. Evidence of qualified self-insured status will also be considered.

d. Professional Liability (if applicable): Provides coverage for alleged professional misconduct or lack of ordinary skills in the performance of a professional act of service. The above coverages may be evidenced by either one of the following:

a. The State of Arizona Certificate of Insurance: This is a form with the special conditions required by the contract already pre-printed on the form. The Program Contractor's agent or broker must fill in the pertinent policy information and ensure the required special conditions are included in the Program Contractor's policy.

b. The Acord form: This standard insurance industry certificate of insurance does not contain the pre-printed special conditions required by this contract. These conditions must be entered on the certificate by the agent or broker and read as follows:

The State of Arizona and Arizona Health Care Cost Containment System are hereby added as additional insureds. Coverages afforded under this Certificate shall be primary and any insurance carried by the State or any of its agencies, boards, departments or commissions shall be in excess of that provided by the insured Program Contractor. No policy shall expire, be canceled or materially changed without 30 days written notice to the State. This Certificate is not valid unless countersigned by an authorized representative of the insurance company.

29.      DISPUTES

The exclusive manner for the Program Contractor to assert any claim, grievance, dispute or demand against AHCCCSA shall be in accordance with AHCCCS Rule R9-28-804(C). Pending the final resolution of any disputes involving this contract, the Program Contractor shall proceed with performance of this contract in accordance with AHCCCSA's instructions, unless AHCCCSA specifically, in writing, requests termination or a temporary suspension of performance.

30.      RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS

AHCCCSA may, at reasonable times, inspect the part of the plant or place of business of the Program Contractor or subcontractor which is related to the performance of this contract, in accordance with ARS Section 41-2547.

31.      INCORPORATION BY REFERENCE

This solicitation and all attachments and amendments, the Program Contractor's proposal, best and final offer accepted by AHCCCSA, and any approved subcontracts are hereby incorporated by reference into the contract.

32.      COVENANT AGAINST CONTINGENT FEES

The Program Contractor warrants that no person or agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For violation of this warranty, AHCCCSA shall have the right to annul this contract without liability.

33.      CHANGES

AHCCCSA may at any time, by written notice to the Program Contractor, make changes within the general scope of this contract. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Program Contractor may assert its right to an adjustment in compensation paid under this contract. The Program Contractor must assert its right to such adjustment within 30 days from the date of receipt of the change notice. Any dispute or disagreement caused by such notice shall constitute a dispute within the meaning of Paragraph 29 (this Section ), and be administered accordingly.

34.      TYPE OF CONTRACT

Firm Fixed-Price

35.      AMERICANS WITH DISABILITIES ACT

People with disabilities may request special accommodations such as interpreters, alternative formats or assistance with physical accessibility. Requests for special accommodations must be made with at least three days prior notice by calling (602) 417-4577.

36.      WARRANTY OF SERVICES

The Program Contractor warrants that all services provided under this contract will conform to the requirements stated herein. AHCCCSA's acceptance of services provided by the Program Contractor shall not relieve the Program Contractor from its obligations under this warranty. In addition to its other remedies, AHCCCSA may, at the Program Contractor's expense, require prompt correction of any services failing to meet the Program Contractor's warranty herein. Services corrected by the Program Contractor shall be subject to all of the provisions of this contract in the manner and to the same extent as the services originally furnished.

37.      NO GUARANTEED QUANTITIES

AHCCCSA does not guarantee the Program Contractor any minimum or maximum quantity of services or goods to be provided under this contract.

38.      TRANSITION ACTIVITIES

Upon the expiration of this contract, AHCCCSA anticipates a continued need for the services described herein. In the event the new contract is awarded to a different program contractor, the outgoing Program Contractor shall work closely with the incoming program contractor's personnel and AHCCCSA staff to ensure an efficient transfer of duties and responsibilities. All transition activities will be coordinated by AHCCCSA and a transition plan will be developed to facilitate the transfer. AHCCCSA reserves the right to determine which, if any, unfinished projects will remain with the outgoing Program Contractor for completion.

39.      CONFLICT OF INTEREST

The Program Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of AHCCCSA or the State without prior written approval by AHCCCSA. The Program Contractor shall fully and completely disclose any situation which may present a conflict of interest. If the Program Contractor is now performing or elects to perform during the term of this contract any services for any AHCCCS health plan, provider or Program Contractor or an entity owning or controlling same, the Program Contractor shall disclose this relationship prior to accepting any assignment involving such party

40.      DISCLOSURE OF CONFIDENTIAL INFORMATION

The Program Contractor shall not, without prior written approval from AHCCCSA, either during or after the performance of the services required by this contract, use, other than for such performance, or disclose to any person other than AHCCCSA personnel with a need to know, any information, data, material, or exhibits created, developed, produced, or otherwise obtained during the course of the work required by this contract. This nondisclosure requirement shall also pertain to any information contained in reports, documents, or other records furnished to the Program Contractor by AHCCCSA.

                               [END OF SECTION E]

                         SECTION F - LIST OF ATTACHMENTS

Attachment A -    Subcontract provisions
Attachment B -    Service area minimum network standards
Attachment C -    Encounter record submission standards
Attachment D -    Management services subcontractor statement
Attachment E -    Sample letter of intent
Attachment F -    Instructions for preparing capitation disk
Attachment G -    Instructions for preparing nursing home network disk
Attachment H -    Grievance process and standards
Attachment I -    Service area maps
Attachment J -    Offeror's checklist

                 SECTION G - REPRESENTATIONS AND CERTIFICATIONS

1.         CERTIFICATION OF ACCURACY OF INFORMATION PROVIDED

By signing this offer the Offeror certifies, under penalty of law, that the information provided herein is true, correct and complete to the best of Offeror's knowledge and belief. Offeror also acknowledges that should investigation at any time disclose any misrepresentation or falsification, any subsequent contract may be terminated by AHCCCSA without penalty to or further obligation by AHCCCSA.

2.         CERTIFICATION OF NON-COERCION

By signing this offer the Offeror certifies, under penalty of law, that it has not made to any provider any requests or inducements not to contract with another potential program contractor in relation to this solicitation.

3.      CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK / LABORATORY TESTING

By signing this offer, the Offeror certifies that it has not engaged and will not engage in any violation of the Medicare Anti-Kickback or the "Stark I" and "Stark II" laws governing related-entity and compensation therefrom. If the Offeror provides laboratory testing, it certifies that it has complied with and has sent to AHCCCSA simultaneous copies of the information required to be sent to the Health Care Financing Administration. (See 42 USC Sections 1320a-7b,
PL 101-239, PL 101-432, and 42 CFR Section 411.361.)

4.         AUTHORIZED SIGNATORY

Authorized Signatory for  _____________________________________________________
                                          [OFFEROR'S Name]

_____________________________________ ,          ______________________________
         [INDIVIDUAL'S Name]                               [Title]

is the person authorized to sign this contract on behalf of Offeror.

5.      OFFEROR'S MAILING ADDRESS

AHCCCSA should address all notices relative to this offer to the attention of:

________________________________________________________________________
 Name                                         Title

________________________________________________________________________
Address                                       Telephone Number

________________________________________________________________________
City                          State                   ZIP

6.         ORGANIZATION STRUCTURE

The Offeror must complete and return this questionnaire on organization structure. Include all items requested in this section. Make sure that each questionnaire item is completed and that full disclosure is made. When making attachments to this section, please refer to the question number and the item heading.

a. ORGANIZATION CHART Attach a copy of the Offeror's staff organization chart, setting forth lines of authority, responsibility and communication which will pertain to this proposal. Provide an overall organizational chart and separate organizational charts for each functional area which includes the number of current or proposed full-time employees in each area.

b.       IF OTHER THAN A GOVERNMENT AGENCY, WHEN WAS YOUR ORGANIZATION FORMED?
___________________

c. LICENSE/CERTIFICATION Attach a list of all licenses and certifications (e.g. federal HMO status or State certifications) your organization maintains. Use a separate sheet of paper listing the license requirements and the renewal dates.

Have any licenses in accordance with ARS Section 20-1065 et. seq., been denied, revoked or suspended within the paSt 10 years? Yes _____ No _____ If yes, please explain on a separate sheet.

d. CIVIL RIGHTS COMPLIANCE DATA Has any federal or state agency ever made a finding of noncompliance with any civil rights requirements with respect to your program? Yes _____ No_____ If yes, please explain on a separate sheet.

e. HANDICAPPED ASSURANCE Does your organization provide assurance that no qualified handicapped person will be denied benefits of or excluded from participation in a program or activity because the Offeror's facilities (including subcontractors) are inaccessible to or unusable by handicapped persons? (Note: Check local zoning ordinances for handicapped requirements). Yes____ No____ If yes, describe on a separate sheet how such assurance is provided. If no, describe how your organization is taking affirmative steps to provide assurance.

f. PRIOR CONVICTIONS List on a separate sheet all felony convictions within the past 15 years of any key personnel (i.e., Administrator, financial officers, major stockholders or those with controlling interest, etc.). Failure to make full and complete disclosure shall result in the rejection of your proposal.

g. FEDERAL GOVERNMENT SUSPENSION/EXCLUSION Has Offeror been suspended or excluded from any federal government programs for any reason? Yes_____ No_____ If yes, please explain on a separate sheet.

7.         FINANCIAL PLANNING

a. ORGANIZATIONAL STRUCTURE - The Offeror must describe the entity that is requesting to contract with AHCCCSA. An entity is defined as any unit, existing or to be formed, for which financial statements could be prepared in accordance with generally accepted accounting principles. Offeror's description of the entity shall include, at a minimum, the following:

           The date the entity was or will be formed and its legal status as an entity (i.e., Individual, Partnership, Corporation). Offeror's description should clearly identify the entity's relationship to any other organization.

           The name of accounting firm or individual who performed the audit, if entity is currently audited. Attach a copy of the most recent audited financial statements. If entity has not been audited within the last two years, or has never been audited, please attach a copy of the most recent annual unaudited financial statements.

           Explanation of how the initial capitalization and performance bond requirements, as described in Section D of this solicitation, will be met.

           Description of the principal allocation techniques used or proposed to be used for allocating indirect costs (including administrative costs) reflected in the entity's financial statements.

           A list of the types of liability insurance covering your entity. Include the amount of coverage and the name and address of the carrier.

           A description of any suits, judgments, tax deficiencies, claims or any other contingencies pending against the Offeror. Indicate the assessed and expected financial impact for each item.

           The date and type of each bankruptcy if the Offeror or its owner(s) has ever filed bankruptcy

c.      RECEIVED BUT UNPAID CLAIMS (RBUCS) AND INCURRED BUT NOT RECEIVED (IBNRS)

Describe the method to be used for evaluating the claims liability for claims received by the Offeror but not yet adjudicated. These claims are more commonly referred to by AHCCCSA as Received But Unpaid Claims (RBUCs).

Describe the method to be used for evaluating the claims liability for IBNR claims. This description should address the frequency that projections are performed and major data sources used in the IBNR calculation. The description should also include how the Offeror will validate the accuracy of the IBNR amounts.

The Offeror shall provide a copy of their IBNR procedures and a summary of their IBNR practices. These procedures and practices must adequately support Offeror's response to the above IBNR descriptions.

c. CLAIMS PROCESSING SYSTEM - Describe in detail how you will assure encounter data is submitted to AHCCCSA within the standards established in Attachment C. Describe your claims processing system. Offeror's description shall include a description of:

- - -        Security and access controls to the processing system, both physical and software

- - -        Claim processor edit overrides available and the reporting and monitoring of the use of the overrides, including authorization procedures and procedures for the review of the reported over-rides.

- - -        Use of prior authorizations including authority to make changes to prior authorizations

- - -        Audit trails produced for claims adjustments.

- - -        Timelines for claims payments

- - -        Post-payment review of processed claims

- - -        Medical claims review

- - -        Remittance advice

d. FINANCIAL PROJECTIONS - Offeror must submit prospective financial statements for each of the three years ending September 30, 1997, 1998, and 1999. Additionally, current program contractors responding to this solicitation must also submit prospective financial statements for the year ending September 30, 1996. The prospective financial statements shall include all applicable information on the Balance Sheet, the Statement of Revenue and Expenses and Changes in Plan Equity.

Fields that are not completed on the financial projections will be assumed to be zero. The financial projections must be consistent with the service areas the Offeror has requested and the capitation rates bid by the Offeror for the requested areas. Assumptions used in preparing the financial projections should be clearly stated.

e. WAS AN ACTUARIAL FIRM USED TO ASSIST IN DEVELOPING CAPITATION RATES? Yes_____ No_____

           If yes, what is name of actuary and actuarial firm?_________________

F. DID A FIRM OR ORGANIZATION PROVIDE THE OFFEROR WITH ANY ASSISTANCE IN MAKING THIS OFFER (TO INCLUDE DEVELOPING CAPITATION RATES OR PROVIDING ANY OTHER TECHNICAL ASSISTANCE)? Yes_____ No_____ If yes, what is the name of this firm or organization?

_______________________________________________________________________________
Name

_______________________________________________________________________________
Address                  City                        State

g. HAS THE OFFEROR CONTRACTED OR ARRANGED FOR MANAGEMENT INFORMATION SYSTEMS, SOFTWARE OR HARDWARE, FOR THE TERM OF THE CONTRACT? Yes_____ No_____ If yes, is the Management Information System being obtained from a vendor? Yes _____ No_____ If yes, please provide on a separate sheet the vendor's name, the vendor's background with AHCCCSA, the vendor's background with other HMOs, and the vendor's background with other Medicaid programs.

8.   FINANCIAL DISCLOSURE STATEMENT

Offeror must provide the following information as required by 42 CFR 455.103. This Financial Disclosure Statement shall be prepared as of 3/31/96. However, continuing offerors who have filed the required Financial Disclosure Statement within the last 12 months need not complete this section if no significant changes have occurred since the last filing.

LIST THE NAME AND ADDRESS OF EACH PERSON WITH AN OWNERSHIP OR CONTROLLING INTEREST, AS DEFINED BY 42 CFR 455.101, IN THE ENTITY SUBMITTING THIS OFFER:

                                                       Percent of
Name                    Address                        Ownership or Control

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

LIST THE NAME AND ADDRESS OF EACH PERSON WITH AN OWNERSHIP OR CONTROL INTEREST IN ANY SUBCONTRACTOR IN WHICH THE DISCLOSING ENTITY HAS DIRECT OR INDIRECT OWNERSHIP OF 5% OR MORE:

                                                       Percent of
Name                    Address                        Ownership or Control

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

NAMES OF ABOVE PERSONS WHO ARE RELATED TO ONE ANOTHER AS SPOUSE, PARENT, CHILD OR SIBLING:

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

LIST THE NAME OF ANY OTHER DISCLOSING ENTITY IN WHICH A PERSON WITH AN OWNERSHIP OR CONTROL INTEREST IN THE DISCLOSING ENTITY ALSO HAS AN OWNERSHIP OR CONTROL
INTEREST:

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

LIST THE OWNERSHIP OF ANY SUBCONTRACTOR WITH WHOM THE OFFEROR HAS HAD BUSINESS TRANSACTIONS TOTALING MORE THAN $25,000 DURING THE 12-MONTH PERIOD ENDING ON THE DATE OF THE REQUEST:

Describe Ownership                Type of Business             Dollar Amount
of Subcontractors            Transaction with Provider         of Transaction

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

LIST ANY SIGNIFICANT BUSINESS TRANSACTIONS, AS DEFINED IN 42 CFR 455.101, BETWEEN THE OFFEROR AND ANY WHOLLY-OWNED SUPPLIER OR BETWEEN THE OFFEROR AND ANY SUBCONTRACTOR DURING THE FIVE-YEAR PERIOD ENDING ON THE DATE OF THE OFFER:

Describe Ownership                     Type of Business           Dollar Amount
of Subcontractors                  Transaction with Provider      of Transaction

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

LIST THE NAME OF ANY PERSON WHO HAS OWNERSHIP OR CONTROL INTEREST IN THE OFFEROR, OR IS AN AGENT OR MANAGING EMPLOYEE OF THE OFFEROR AND HAS BEEN CONVICTED OF A CRIMINAL OFFENSE RELATED TO THAT PERSON'S INVOLVEMENT IN ANY PROGRAM UNDER MEDICARE, MEDICAID OR THE TITLE XX SERVICES PROGRAM SINCE THE INCEPTION OF THOSE PROGRAMS:

Name                          Address                         Title

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

LIST NAME AND ADDRESS OF EACH CREDITOR WHOSE LOANS OR MORTGAGES EXCEED 5% OF TOTAL OFFEROR EQUITY AND ARE SECURED BY ASSETS OF THE OFFEROR'S COMPANY.

                                             Description                Amount
Name                          Address          of Debt               of Security

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

9.   RELATED PARTY TRANSACTIONS  OMC]

LIST THE NAMES AND ADDRESSES OF THE BOARD OF DIRECTORS OF THE OFFEROR.

Name/Title                                                          Address

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

LIST NAMES AND TITLES OF THE 10 HIGHEST COMPENSATED MANAGEMENT PERSONNEL INCLUDING BUT NOT LIMITED TO THE CHIEF EXECUTIVE OFFICER, THE CHIEF FINANCIAL OFFICER, BOARD CHAIRMAN, BOARD SECRETARY, AND BOARD TREASURER:

Name                                                        Title

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

DESCRIBE TRANSACTIONS BETWEEN THE OFFEROR AND ANY RELATED PARTY IN WHICH A TRANSACTION OR SERIES OF TRANSACTIONS DURING ANY ONE FISCAL YEAR EXCEEDS THE LESSER OF $10,000 OR 2% OF THE TOTAL OPERATING EXPENSES OF THE DISCLOSING ENTITY. LIST PROPERTY, GOODS, SERVICES AND FACILITIES IN DETAIL NOTING THE DOLLAR AMOUNTS OR OTHER CONSIDERATION FOR EACH TRANSACTION AND THE DATE THEREOF. INCLUDE A JUSTIFICATION AS TO (1) THE REASONABLENESS OF THE TRANSACTION, (2) ITS POTENTIAL ADVERSE IMPACT ON THE FISCAL SOUNDNESS OF THE DISCLOSING ENTITY, AND
(3) THAT THE TRANSACTION IS WITHOUT CONFLICT OF INTEREST:

a)       THE SALE, EXCHANGE OR LEASING OF ANY PROPERTY:

Description of              Name of Related Party            Dollar Amount for
Transaction                   and Relationship                Reporting Period

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

Justification:

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

b)   THE FURNISHING OF GOODS, SERVICES OR FACILITIES FOR CONSIDERATION:

Description of              Name of Related Party             Dollar Amount for
Transaction                   and Relationship                Reporting Period

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

Justification:

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

c) DESCRIBE ALL TRANSACTIONS BETWEEN OFFEROR AND ANY RELATED PARTY WHICH INCLUDES THE LENDING OF MONEY, EXTENSIONS OF CREDIT OR ANY INVESTMENT IN A RELATED PARTY. THIS TYPE OF TRANSACTION REQUIRES REVIEW AND APPROVAL IN ADVANCE BY THE OFFICE OF THE DIRECTOR:

Description of              Name of Related Party              Dollar Amount for
Transaction                    and Relationship                Reporting Period

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

Justification:

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

d) LIST THE NAME AND ADDRESS OF ANY INDIVIDUAL WHO OWNS OR CONTROLS MORE THAN 10% OF STOCK OR THAT HAS A CONTROLLING INTEREST (I.E.FORMULATES, DETERMINES OR VETOES BUSINESS POLICY DECISIONS):

                                                              Has Controlling
                              Owner Or                           Interest?
Name       Address           Controller                         Yes /   No

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

10.        OFFEROR'S ADMINISTRATIVE FUNCTIONS SUBCONTRACTORS

Offeror must identify any organizational or administrative functions (e.g. claims processing, marketing, automated data processing, accounting) or key personnel (e.g. administrator, medical director, chief financial officer, etc.) which are subcontracted.

Subcontractor's Name:__________________________________________________________
Address:_______________________________________________________________________
Method Of Payment:_____________________________________________________________
Function Performed:____________________________________________________________

Estimated Value Of Contract:             10/1/96 - 9/30/97     $_______________
10/1/97 - 9/30/98     $______________________
10/1/98 - 9/30/99     $______________________

Subcontractor's Name:__________________________________________________________
Address:_______________________________________________________________________
Method Of Payment:_____________________________________________________________
Function Performed:____________________________________________________________

Estimated Value Of Contract:             10/1/96 - 9/30/97     $_______________
           10/1/97 - 9/30/98     $______________________
           10/1/98 - 9/30/99     $______________________

Subcontractor's Name:__________________________________________________________
Address:_______________________________________________________________________
Method Of Payment:_____________________________________________________________
Function Performed:____________________________________________________________

Estimated Value Of Contract:              10/1/96 - 9/30/97     $______________
                 10/1/97 - 9/30/98     $______________________
                 10/1/98 - 9/30/99     $______________________

Subcontractor's Name:__________________________________________________________
Address:_______________________________________________________________________
Method Of Payment:_____________________________________________________________
Function Performed:____________________________________________________________

Estimated Value Of Contract:              10/1/96 - 9/30/97     $______________
10/1/97 - 9/30/98     $______________________
10/1/98 - 9/30/99     $______________________

11.  OFFEROR'S KEY PERSONNEL

Indicate the names of the persons filling the following positions and the date (month/year) they began, or will begin, their staff assignment. In addition, the Offeror must attach detailed professional resumes for all key personnel to include, at a minimum, the following:

Position:                          Name:                   Starting Date:                 # of AHCCCS
                                                                                          hours per
                                                                                          week
- - -----------------------------------------------------------------------------------------------------
Administrator
- - -----------------------------------------------------------------------------------------------------
Medical Director
- - -----------------------------------------------------------------------------------------------------
Financial Officer
- - -----------------------------------------------------------------------------------------------------
Quality Mgt. Coordinator
- - -----------------------------------------------------------------------------------------------------
Case Management Coordinator
- - -----------------------------------------------------------------------------------------------------
Claims Administrator
- - -----------------------------------------------------------------------------------------------------
Behavioral Health Coordinator
- - -----------------------------------------------------------------------------------------------------
Grievance Coordinator
- - -----------------------------------------------------------------------------------------------------

                               [END OF SECTION G]

                                       SECTION H - INSTRUCTIONS TO OFFERORS

                                                 TABLE OF CONTENTS

1.  Proposal Content and Format.....................................................                           59
2.  AHCCCSA Bidders' Library........................................................                           59
3.  Proprietary Information.........................................................                           60
4.  Prospective Offerors' Inquiries.................................................                           60
5.  Prospective Offerors' Conference................................................                           60
6.  Federal Deadline for Signing Contract...........................................                           61
7.  Withdrawal of Proposal..........................................................                           61
8.  Amendments to RFP...............................................................                           61
9.  General Matters.................................................................                           61
10. Provider Network and Network Management.........................................                           61
11. Capitation Rate.................................................................                           62
12. Program Operations..............................................................                           62
13. Organization....................................................................                           64
14. Certificate of Insurance........................................................                           65
15. Data Management.................................................................                           65
16. Amendments......................................................................                           65
17. Submission of Initial Proposal on Most Favorable Terms..........................                           66
18. Proposal Opening................................................................                           66
19. Proposal Discussions............................................................                           66
20. Best and Final Offers...........................................................                           66
21. Award of Contract...............................................................                           66
22. RFP Milestone Dates.............................................................                           67

SECTION H - INSTRUCTIONS TO OFFERORS

Note: This RFP document does not describe the entire ALTCS program in complete detail. The Offeror, therefore, is encouraged to make use of the Bidders' Library and review the material incorporated by reference throughout the document. See Paragraph 2 below.

CONTINUING OFFERORS ONLY: For items below followed by an asterisk [*], a continuing ALTCS offeror must submit its proposal for that item only if its most recent operational/ financial review revealed deficiencies and the offeror's subsequent corrective action plan was not approved by AHCCCSA. The continuiing offeror must also submit its proposal for that item if there have been significant changes since the last operational/ financial review.

If the continuing offeror is deferring to its most recen operational/financialreview to meet a requirement shown with an asterisk, it must be indicated by entering "PER REVIEW" in the "Offeror's Page #" column of the Offeror's Checklist. If the continuing offeror is proposing to expand into a new service area, it must submit the asterisked items for the new service area.

1.    PROPOSAL CONTENT AND FORMAT

The Offeror's proposal should present a detailed approach and plan for addressing each element identified and described in this RFP. The information must be presented in the order prescribed in Paragraphs 9 through 15 and again in the Offerors' Checklist (Attachment J). Proposals that merely paraphrase elements of this RFP or use such phrases as "will comply" or "standard techniques will be employed" may be deemed unresponsive. AHCCCSA will not provide any reimbursement for the cost of developing or submitting a proposal in response to this RFP. One original and five copies of each proposal shall be submitted in the format outlined below. Proposals received after the time and date indicated on the front page of this solicitation will not be considered.

All proposals shall be organized as outlined in the checklist, forms and computer disks provided in this solicitation. The checklist will serve as the table of contents and the notes at the beginning of the checklist (Attachment J) give specific instructions for new and continuing offerors. The Offeror must indicate on the checklist the specific page numbers where material may be found on the individual items. All pages of the Offeror's proposal must be numbered consecutively, including attachments, appendices, exhibits, etc. The proposal must be submitted in three-ring loose-leaf binders with the "spine" of each binder clearly labeled to identify the Offeror, the contents of the binder, the inclusive page numbers of that binder, and the number of the binder within the series (e.g. "Vol. 2 of 4").

The binder containing the capitation and provider network computer disks must be clearly identified on the outside of the binder. Sealed proposals must be received at AHCCCSA no later than 3:00 pm, June 14, 1996.

Erasures, interlineations or other modifications in the proposal shall be initialed in ink by the person authorized to sign the offer. AHCCCSA shall not reimburse the Offeror the cost of proposal preparation.

2.      AHCCCSA BIDDERS' LIBRARY

The Bidders' Library contains reference material on AHCCCS and ALTCS policies and performance requirements to assist the Offeror in preparing a thorough and realistic response to this solicitation. References are made throughout this solicitation to materials in the Bidders' Library and all such materials are incorporated into the contract by reference. The Bidders' Library is located at 701 E. Jefferson, Phoenix, AZ. Please contact Mark Renshaw at (602) 417-4577 for further information and appointment times. The following documents are available for viewing or copying in the Bidders' Library:

          ALTCS Eligibility Policy and Procedure Manual

          AHCCCS Medical Policy Manual

          AHCCCS Encounter Reporting User Manual

          ALTCS Uniform Accounting and Reporting System and Guide for Audits of ALTCS Contractors and Providers

          AHCCCS Technical Interface Guidelines

          Statement of Requirements for ALTCS Quality Management Program
          Code of Federal Regulations (CFR), Titles 42 and 45 Arizona Revised Statutes

          ALTCS Rules

          AHCCCS Rules

          AHCCCS Fee-for-Service Capped Fee Schedule

          AHCCCS Policy for Prevention, Detection and Reporting of Fraud and
          Abuse

          AHCCCS Reinsurance Manual

          HCBS Cap Report

          Long-Term Care Placement Report

          Enrollment Report (last two years)

          Transplantation rates

3.      PROPRIETARY INFORMATION

All proposals shall become the property of AHCCCSA. The Offeror may designate certain information to be proprietary in nature by printing the word "proprietary" on top of each page for which nondisclosure is requested. Final determinations of nondisclosure rest with AHCCCSA; however, all portions of the Offeror's proposal, including those which are proprietary, may be provided to the HCFA and its evaluation contractor.

4.      PROSPECTIVE OFFERORS' INQUIRIES

Any questions related to this solicitation must be directed to Mark Renshaw, AHCCCS Contracts and Purchasing, 701 E. Jefferson, Ph. All questions submitted in writing to AHCCCSA, Contracts and Purchasing, by April 19, 1996 will be combined and answered in a single RFP amendment shortly thereafter. oenix, AZ 85034. The Offeror shall not contact or ask questions of other AHCCCSA staff unless authorized to do so by the Contracting Officer. Cite page, section and paragraph number when submitting questions

5.      PROSPECTIVE OFFERORS' CONFERENCE

A Prospective Offerors' Conference will be held on Monday, April 15, 1996 from 1-3 p.m. at the 701 E. Jefferson, 3rd Floor Gold Room. The purpose of this conference will be to clarify the contents of this solicitation, answer questions from prospective offerors, and offer general guidance on the required format of all proposals. Any doubt regarding the contents or requirements of this solicitation or any apparent omission or discrepancy should be presented at or before this conference. AHCCCSA will then determine the appropriate action necessary and issue a written amendment to the solicitation, if appropriate.

6.      FEDERAL DEADLINE FOR SIGNING CONTRACT

The federal Health Care Financing Administration (HCFA) has imposed strict deadlines for finalization of contracts in order to qualify for federal financial participation. This contract, completed and signed by both parties, must be available for submission to HCFA prior to the beginning date of the contract term (Oct. 1, 1996), but in no case later than November 1, 1996. All public entity offerors must ensure that the approval of this contract is placed on appropriate agendas well in advance to ensure compliance with this deadline. Any withholding of federal funds caused by the Offeror's failure to comply with this requirement shall be borne in full by the Offeror.

7.       WITHDRAWAL OF PROPOSAL

At any time prior to the proposal due date and time, the Offeror (or designated representative) may withdraw its proposal. Telegraphic or mailgram withdrawals will not be considered.

8.      AMENDMENTS TO RFP

Amendments may be issued subsequent to the issue date of this solicitation. Receipt of solicitation amendments must be acknowledged by signing and returning the signature page of the amendment to AHCCCSA.

[PARAGRAPHS 9 THROUGH 15 PERTAIN TO THE PROPOSAL REQUIREMENTS AS THEY APPEAR IN ATTACHMENT J, OFFEROR'S CHECKLIST:]

9.      GENERAL MATTERS

Complete and submit the Offeror's signature page (cover page of this document). Complete and submit the Offeror's Checklist. Review and understand the Certification of Non-coercion.

10.     NETWORK

Provider Network - The Offeror shall have in place an adequate network of providers capable of meeting all contract requirements. Attachment B lists the minimum network requirements by service area. The Offeror shall provide in its proposal information concerning its entire provider network for all service areas whether the proposal is for a continuing service area or an expansion of service areas. Submit both the nursing facility network disk and hard copy. A hard copy roster of the acute care, HCBS and behavioral health providers shall be submitted in the format listed below. Signed letters of intent or contract signature pages must accompany the provider listings as evidence of an agreement between the Offeror and provider. Attachment E, Sample Letter of Intent, is the only acceptable format for these letters. AHCCCSA may verify any or all submitted letters of intent or contracts.

Nursing Facility Network - The nursing facility network disk screens contain the names of the nursing facilities listed alphabetically by county. See Attachment G and the network disk for detailed instructions.

Acute care, HCBS and Behavioral Health - The Offeror shall submit a roster by county of acute care, HCBS and behavioral health providers for Contract Year 96-97. In addition to the roster, signed letters of intent or contract signature pages must be submitted in the same order as the names listed on the provider roster. The roster shall appear in the same order and use the same headings as the Sample Letter of Intent provider listing (Attachment E). For example, start with Acute Care Hospital which is #2 on the listed provider types in the Sample Letter of Intent and list all the hospitals for which letters of intent or contracts have been obtained. This should be followed by Psychiatric Hospital which is #3 on the listed provider types in the Sample Letter of Intent. Continue the provider listing through Hospice Service Providers. Include the following information in the roster listing: provider name, address including street, city, state, and zip code and telephone number.

Network Maps (Maricopa And Pima Counties Only) - The Offeror must demonstrate the ability to provide Primary Care Provider (PCP) and pharmacy services in metropolitan Phoenix and Tucson according to certain maximum travel distances. Attachment I to this solicitation consists of two maps (Phoenix and Tucson) each of which shows a geographical boundary. The Offeror's network must be such that a member residing within the boundary area would not have to travel more than five miles to see a PCP or pharmacy. A member residing outside the boundary area (but within the total area shown on the map) must not have to travel more than 10 miles to see such providers. (See Mapping Instructions which follow.)

Mapping Instructions: The Offeror must use the maps provided (Attachment I) to indicate the location of each PCP and pharmacy in its proposed network for metropolitan Phoenix and Tucson. The Offeror should use color coded dots, red for PCP's and green for pharmacies. The Offeror may place one red dot in the zip code with a number indicating the number of proposed subcontracts for PCP's within that zip code. Similarly, the Offeror may place a green dot in the particular zip code with a number indicating the number of pharmacies proposed for that zip code area. Since the color on dots is not distinguishable when photocopied, the Offeror should place colored dots on not only the original but also on all five required copies, or supply colored copies.

Network Development - The Program Contractor must develop and maintain an adequate provider network to provide all covered services. Where there is a deficiency in the provider network, identify the deficiency and submit your plan for correcting it. Submit a description of your current Home and Community Based Services program, as well as your plan for further developing these services. Address, at a minimum, the following areas:

Attendant Care

Personal Care

Homemaker

Adult Day Health

Home Health Agency Services, including nursing and home health aide

Group Respite as an alternative to Adult Day Health

Environmental modifications

Home-delivered meals

Submit a separate description of your proposals for providing alternative residential settings to include, at a minimum:

Adult Foster Care
Adult Care Homes (pilot program)
Supportive Residential Living (pilot program)
Traumatic Brain Injury facilities
Behavioral Health levels I and II

Network Management - Submit a narrative description, or copies of your policies and procedures, indicating how you will meet the network management requirements specified in Section D, Paragraphs 24 through 28. The description must describe in detail the internal monitoring process pertaining to frequency, problem identification, corrective action plan, follow-up, sanctions and cause for provider termination.

Provider manual - Submit one manual in a separate binder labeled "Provider Manual".

11.     CAPITATION RATE

Capitation is a fixed per member monthly payment to the Program Contractor for the provision of covered services to members. It is an actuarially sound amount to cover expected utilization and costs in a risk-sharing managed care environment. In addition, AHCCCSA offers reinsurance programs to protect the Program Contractor from unusual and unforeseen expenses.

The Offeror must demonstrate that the capitation rates proposed are actuarially sound. That is, the Offeror, if awarded a contract, should be able to keep utilization at or below its proposed levels and to subcontract for unit costs that average at or below the amounts shown on its Capitation Rate Calculation Sheet disk. The Offeror may require assistance from an actuary to develop some of the fundamental assumptions for meeting the criteria defined above.

To facilitate the preparation of its capitation proposals, AHCCCSA will provide the offeror with a copy of the Data Supplement Book, to be available April 15 or shortly thereafter. This book should not be used as the sole source of information in preparing the capitation proposal. The Offeror is solely responsible for research, preparation and documentation of its capitation proposal.

The Offeror must submit its capitation proposal using the AHCCCSA capitation bid disk. Attachment F to this RFP contains detailed instructions for using the computer disk program.

12.     PROGRAM OPERATIONS

Medical Director - Submit the position description or a copy of the contract.

Case Management Structure Plan - A new offeror, or a continuing offeror bidding on a new service area, must describe how it will meet ALTCS case management requirements. (See Section D, Paragraph 9, Case Management.) A continuing offeror must submit this case management plan if the 1994-96 case management services review indicated deficiencies and the subsequent corrective action plan was not approved by AHCCCSA. A continuing offeror must also submit its case management plan if there have been significant management or organizational changes since the last services review or plan submittal.

The description shall include the number of case managers, how case management assignments are made and how protocols are communicated. Describe the monitoring process to ensure compliance with protocols of case management ratios, data entry, member contact timelines, member record content, placement decisions (including any preference for particular procedures), how case managers will coordinate with primary care physicians and prior authorization staff, how out-of-county clients will be managed and member transition to AHCCCS acute care health plans.

Quality Management/ Utilization Management - A new offeror, or a continuing offeror bidding on a new service area, must submit a quality management plan addressing the requirements specified in the AHCCCS Medical Policy Manual. (Also see Section D, Paragraph 11, Quality Management/ Utilization Management.) This plan should include the Offeror's utilization management plan. Attach utilization management policies and procedures for (1) prior authorization and referral requirements, (2) clinical standards used, (3) restrictions on settings for care, and (4) the qualifications of individuals performing utilization management activities.

A continuing offeror must submit the quality management plan if the 1994-96 case management services review indicated deficiencies and the subsequent corrective action plan was not approved by AHCCCSA. A continuing offeror must also submit its quality management plan if there have been significant management or organizational changes since the last services review or plan submittal.

Grievance and Appeals - The Offeror must submit specific information describing how it will meet the requirements outlined in Attachment H, Grievance Process and Standards.

Member Transition and Program Contractor Changes policy - Submit relevant policies and procedures.

Member Handbook and Communications - Submit a copy of the current or proposed member handbook.

Behavioral Health Services - Submit the behavioral health services plan that includes, but is not limited to, referral process, treatment planning and coordination, staff and provider training in the identification of and screening for behavioral health needs, quality and utilization management.

13.     ORGANIZATION

Section G - Complete all questionnaire items and submit all materials required in Section G, including authorized signatory, functional organization chart, resumes of key personnel (submit position description if vacant), licenses, certifications, description of organizational entity, description of claims processing, RBUC/ IBNR method, financial projections, financial disclosure statements, administrative functions/ management/ MIS subcontractor statements and related party transactions.

Financial Viability Standards - Calculate and submit the financial viability and performance measures based on your financial projections.

Performance Bond or Bond Substitute - Submit your plan for meeting this requirement including the type of bond to be posted, source of funding and timeline for meeting the requirement.

Patient Trust Account Policy and Procedure - Submit a copy of your policy for monitoring these accounts.

TPL/ COB Procedures - Submit a copy of your policy that addresses third party liability requirements.

Share of Cost Collection Policy - Submit copy of policy that describes the collection of the member's share of cost.

Fraud and Abuse - Submit a copy of your policy pertaining to the prevention and detection of fraud and abuse.

Model Subcontracts - Submit copies of the following model subcontracts:

            a.    Contracts between related parties
            b.    Subcontracts for full or partial risk, or withholds
            c.    Contracts for management information systems or data
                    management firms
            d.    Primary care physicians
            e.    Attendant Care and Home Health agencies
            f.    Behavioral health providers
            g.    Nursing facilities
            h.    Alternative residential care facilities (described in
                    Section D, Paragraph 1, Covered Services)
            i.    Dental services

14.      CERTIFICATE OF INSURANCE

The Offeror shall submit a properly completed Certificate of Insurance in accordance with the requirements of Section E, Paragraph 28, Insurance.

15.      DATA MANAGEMENT

The Offeror shall submit a description of how it will meet the data management requirements specified in Section D, Paragraph 52, Data Management. If not currently able to meet requirements, submit an appropriate timeline for start-up.

16.      AMENDMENTS

The Offeror shall sign and submit with its offer all amendments to this solicitation.

17.      SUBMISSION OF INITIAL PROPOSAL ON MOST FAVORABLE TERMS

AHCCCSA reserves the right to award a contract without negotiation based solely on the price and terms of the proposal as initially submitted. The Offeror is therefore advised to submit its best offer initially.

18.      PROPOSAL OPENING

Proposals will be opened publicly immediately following the proposal due date and time. The name of each offeror will be read publicly and recorded, but no other information contained in the proposals will be disclosed. Proposals will not be available for public inspection until after contract award.

19.      PROPOSAL DISCUSSIONS

Discussions may be conducted with a responsible offeror who submits a proposal determined to be reasonably susceptible of contract award. As used here, "responsible offeror" means an offeror that has the capability to perform the contract requirements and also the integrity and reliability to assure good faith performance. In conducting discussions, there will be no disclosure of any information derived from competing proposals. AHCCCSA will have sole discretion in selecting proposal discussion items and such discussions may include interviews or be in writing. At the end of discussions, the offeror may be permitted the opportunity to revise its proposal for the purpose of obtaining its best and final offer.

20.      BEST AND FINAL OFFERS

If in the best interest of the State, AHCCCSA will issue a written request for a Best and Final Offer (BFO) setting forth the date , time and place for its submission. The purpose of the request for a BFO is to allow the Offeror an opportunity to resubmit bids for rate components not previously accepted by AHCCCSA. In addition, AHCCCSA will disclose to the Offeror which of its bid rate components are acceptable (within or below the actuarial rate range), and which are not acceptable (above the actuarial rate range).

The BFO must be submitted on the computer disk provided by AHCCCSA. The Offeror whose final bid rate components fall below the bottom of the actuarial rate range will have its rates increased to the bottom of the component rate range. The Offeror whose final bid rate components are above the actuarial rate range will be offered a rate in the bottom half of the component rate range. If the Offeror does not submit a notice of withdrawal or a BFO, its immediate previous offer will be considered its best and final offer. The Offeror will not be allowed to adjust upward a previously accepted component rate bid.

21.      AWARD OF CONTRACT

Award will be made to the offeror whose proposal is determined to be the most advantageous to AHCCCSA based on the evaluation factors set forth in Section I of this RFP. Final capitation rates are subject to approval by HCFA. Notwithstanding any other provision of this solicitation, AHCCCSA expressly reserves the right to:

a.   Waive any immaterial mistake or informality;
b.   Reject any or all proposals, or portions thereof; and/or
c.   Reissue a Request for Proposals

A response to this RFP is an offer to contract with AHCCCSA based upon the terms, conditions, scope of work and specifications of the RFP. Proposals do not become contracts unless and until they are accepted by the contracting officer. A contract is formed when the AHCCCSA Contracting Officer provides written notice of award to the successful offeror(s). The final contract consists of the terms and conditions of the RFP, amendments to the RFP, the Offeror's last BFO, and subsequent contract modifications, if any.

22.     RFP MILESTONE DATES

The following is the anticipated schedule of events regarding the solicitation process:

- - ----------------------------------------------------------- --------------------------
                        Activity                            Date
- - ----------------------------------------------------------- --------------------------
Solicitation issued                                         4/1/96
- - ----------------------------------------------------------- --------------------------
Offerors' Conference                                        4/8/96
- - ----------------------------------------------------------- --------------------------
RFP-related questions due (if any)                          4/19/96
- - ----------------------------------------------------------- --------------------------
Technical Assistance Conference                             5/6/96
- - ----------------------------------------------------------- --------------------------
Proposals due                                               6/14/96
- - ----------------------------------------------------------- --------------------------
Awards made                                                 7/15/96
- - ----------------------------------------------------------- --------------------------
Contract term begins                                        10/1/96
- - ----------------------------------------------------------- --------------------------


                               [END OF SECTION H]

     SECTION I - EVALUATION FACTORS  SELECTION PROCESS

AHCCCSA has developed a scoring process which is designed to evaluate fairly an offeror's ability to provide cost-effective, high quality contract services in a managed care setting. The following factors, weighted as shown, will be evaluated.

         Provider Network and Management             30%
         Program                                     30%
         Capitation                                  25%
         Organization                                15%

Provider Network and Capitation will be scored by county. Organization and Program will be scored in the aggregate for all counties bid by the Offeror. Contracts will be awarded to qualified Offerors whose proposals are deemed to be most advantageous to the State in accordance with [Section H, Paragraph 21.]

AHCCCSA will consider its experience with continuing ALTCS Offerors and contracted health plans in evaluating their proposals in the areas of Provider Network, Program and Organization. The results of the most recent Operational and Financial Reviews performed by AHCCCSA through April 1996 will be used in the evaluation process. AHCCCSA may also conduct New Offeror Reviews.

AHCCCSA reserves the right to waive immaterial defects or omissions in this solicitation or submitted proposals.

ALL OF THE COMPONENTS LISTED BELOW WILL BE EVALUATED AGAINST CORRESPONDING STATUTES, AHCCCSA RULES, REGULATIONS, POLICIES AND THE REQUIREMENTS CONTAINED IN THIS RFP. THE OFFEROR'S CHECKLIST (ATTACHMENT J) CONTAINS RFP REFERENCES FOR EACH OF THESE ITEMS:

PROVIDER NETWORK DEVELOPMENT AND MANAGEMENT

The provider network will be evaluated and scored with reference to the Offeror's network development and network management. "Network development" is defined as the process of negotiating contractual relationships with a sufficient number of providers able to competently perform defined covered services within a given area in accordance with AHCCCS standards (e.g. appointment times).

1.    Nursing facility network

AHCCCSA will use the automated Nursing Facility Network Program to evaluate and score the nursing facility network. Within the program, the Offeror must indicate the nursing facilities for which it has signed letters of intent or contracts for Contract Year 96-97. The Offeror must submit the signed letters of intent and/or the contract signature pages for Contract Year 96-97 as part of its proposal.

Extra consideration will be given for letters of intent or contracts that specify payment rates, share of cost collection agreements, and certain types of risk relationships. The share of cost collection agreement will be evaluated based on delineation of responsibility of both parties in the collection of the members' share of cost. Mere delegation of this responsibility to the provider will not result in any extra credit or consideration in the scoring process. The agreement must demonstrate due diligence on the part of both parties. The Offeror will receive extra consideration for entering risk-sharing agreements with its nursing homes. To receive extra consideration, the risk agreement must align the incentives of the Offeror and the nursing home in placing the member at the appropriate level of care, including moving the member to an HCBS setting if appropriate. The risk agreements must not encourage underutilization or violate any federal or state regulations.

2.    Acute, HCBS, behavioral health network

3.    HCBS development plan

4. Provider network deficiency plan - The Offeror's plan will be evaluated to determine if the Offeror has identified network deficiencies and has established an action plan to address the deficiencies.

5.    Network management policies and procedures

6.    Provider Manual

CAPITATION RATE

The Offeror must submit its capitation rate bid by county. The components of this rate bid that will be evaluated and scored are:

1.    Nursing facility

2.    HCBS

3.    Acute care

3.    Administration

4.    Risk, contingencies and profit

The components will be weighted for scoring based upon their relative importance to the overall program. The lowest bid for each component will receive the maximum allowable points. However, if a bid is below the actuarial rate range, the bid will be evaluated as if it is at the bottom of the acruarial rate range. No additional points will be given for bids below the actuarial rate range. Conversely, the highest bid (within or above the actuarial rate range) for each component will receive the least number of points.

PROGRAM OPERATIONS

1.    The Medical Director's job description and/or contract

2.    Case management plan, policies and procedures

3.    Quality Management/Utilization Management plans and policies

4.    Grievance policies

5.    Member transition  policy which includes program contractor changes

6.    Member handbook and communications policies and procedures

7.    Behavioral health services plan and policies

ORGANIZATION

1.    Functional organization chart and resumes of key personnel

2.    Claims and encounter processing system

3.    RBUC/ IBNR methods

4.    Financial projections

5.    Financial viability standards based on the financial projections

6.    Performance bond or bond substitute

7.    Administrative cost allocation

8. Patient Trust Account policy and procedure - Evaluation will consider whether the Offeror has an active role in monitoring patient trust accounts.

9. TPL/COB policies and procedures - Evaluation will consider the Offeror's cost avoidance and cost recovery methods.

10. Share of Cost collection policy - Evaluation will consider whether the Offeror's and provider's responsibility in the collection of the member share of cost is clearly specified.

11.   Fraud and abuse policy

12.   Model subcontracts

                               [END OF SECTION I]

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                       SOLICITATION AMENDMENT                        Page 1 of 2

================================================================================

AMENDMENT NUMBER:  SOLICITATION NUMBER:  EFFECTIVE DATE OF AMENDMENT:   PROGRAM:

      1                 YH6-0012               October 1, 1996          OMC/ LTC
================================================================================

OFFEROR'S NAME AND ADDRESS:



================================================================================
PURPOSE OF AMENDMENT: (1) To clarify which behavioral health and Traumatic Brain Injury costs are covered under reinsurance; (2) to amend the instructions for preparing the nursing home roster (Attachment G) to delete all references to a nursing home network diskette, which will not be used; (3) to change the date of the Technical Assistance Conference.

================================================================================
THE SOLICITATION REFERENCED ABOVE IS AMENDED AS FOLLOWS:

          (1) Page 2 of this amendment contains a revision of Section D, Paragraph 43, Reinsurance. The changes are indicated as either deleted text (shown like this) or added text (shown like this). The purpose of the revision is to clarify that the only behavioral health/TBI costs which qualify for reinsurance are those identified as part of the institutional or HCBS setting, and which have been authorized in advance by AHCCCSA. No other ALTCS covered services (except for acute inpatient hospitalizations) qualify for reinsurance reimbursement.

          (2) Attachment G is replaced in its entirety by Attachment G (First Revision), attached hereto. There will be no nursing facility computer disk issued and offerors will use instead the county-by-county rosters included in the new Attachment G. All references to use or preparation of the nursing facility network disk are hereby deleted.

          (3) The Technical Assistance Conference, if necessary, originally scheduled for Monday, May 6, has been re-scheduled for Friday, May 10 at 3 pm in the Arizona Room (701 E. Jefferson).

NOTE TO OFFERORS:
Please enter name and address above, complete signature block below and send a copy of this page only to:

                                    Mark Renshaw
                                    AHCCCSA, Contracts and Purchasing
                                    701 E. Jefferson
                                    Phoenix, AZ  85034

================================================================================

EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL SOLICITATION REMAIN UNCHANGED AND IN FULL EFFECT.
================================================================================

SIGNATURE OF AUTHORIZED        SIGNATURE OF AHCCCSA CONTRACTING OFFICER:
REPRESENTATIVE:

================================================================================

TYPED NAME:                    TYPED NAME: MICHAEL VEIT

================================================================================
TITLE:                         TITLE: CONTRACTS & PURCHASING ADMINISTRATOR

================================================================================

DATE:                          DATE:

================================================================================

43. REINSURANCE

Reinsurance is a stop-loss program provided by AHCCCSA to the Program Contractor for the partial reimbursement of covered inpatient facility medical services incurred for a member beyond an annual deductible. AHCCCSA is self-insured for the reinsurance program which has an initial deductible level and a subsequent coinsurance percentage. For dates of service after 10/1/96 (under regular reinsurance), the Program Contractor will be reimbursed at 75% of allowable charges over the following deductibles:


         Urban county, with Medicare Part A             $ 12,000
         Urban county, without Medicare                 $ 20,000
         Rural county, with Medicare Part A             $  5,000
         Rural county, without Medicare                 $  9,000
         Behavioral Health/ Traumatic Brain Injury             0
         =======================================================


Regular reinsurance covers acute inpatient hospitalizations (i.e. anything billed on a UB92). Effective 10/1/96, however, members considered by the AHCCCS Office of the Medical Director (OMD) to be high-cost behavioral health or Traumatic Brain Injured (TBI) will also be covered under regular reinsurance. Services Placement into an institutional or HCBS setting for these members must be approved in advance by OMD for the Program Contractor to qualify for reinsurance reimbursement. Behavioral Health/ TBI reinsurance will cover the institutional or HCBS setting only. Acute care services and all other ALTCS services are not covered by reinsurance for this population. The Program Contractor will be reimbursed at 75% of allowable charges with no deductible.

Services to members identified as being catastrophically eligible in accordance with OMD policies will be covered under a special catastrophic program instead of the regular reinsurance program. Catastrophic reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplant services rendered, or 85% of the Contractor-paid amount, whichever is lower. Catastrophic reinsurance for hemophiliacs is covered at 85% of the Contractor-paid amount. The AHCCCS contracted transplantation rates are available in the Bidders' Library.

AHCCCSA uses inpatient encounter data to determine regular reinsurance benefits. Reimbursement for regular reinsurance benefits will be made to the Program Contractor monthly. AHCCCSA will also provide for a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.

Encounter data will not be used to determine catastrophic reinsurance benefits. However, this does not relieve the Program Contractor of the responsibility for submitting encounters for catastrophic reinsurance services. The Program Contractor must submit catastrophic reinsurance claims in accordance with the AHCCCS Reinsurance Policy/Procedure Manual. All catastrophic reinsurance claims shall be subject to medical review by AHCCCSA or its designee.

Medical review on regular reinsurance cases will be determined based on statistically valid random sampling. The AHCCCS Office of the Medical Director will generate the sampling and will notify the Program Contractor of documentation needed for the retrospective medical review process to occur at the Program Contractor's offices. The results of the medical review sampling will be extrapolated to the Program Contractor's entire regular reinsurance reimbursement population. A partial recoupment of reinsurance reimbursements made to the Program Contractor may occur based on the results of the medical review sampling.

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                             SOLICITATION AMENDMENT

================================================================================

AMENDMENT NUMBER:  SOLICITATION NUMBER:  EFFECTIVE DATE OF AMENDMENT:  PROGRAM:

       2                 YH6-0012                October 1, 1996       OMC/ LTC
================================================================================

OFFEROR'S NAME AND ADDRESS:







================================================================================
PURPOSE OF AMENDMENT: (1) To answer questions from prospective offerors pertaining to the ALTCS RFP; (2) to make certain changes to the RFP text based on these questions.

================================================================================
THE SOLICITATION REFERENCED ABOVE IS AMENDED AS FOLLOWS:




          This amendment has two purposes. The first is to make actual changes to the text of the RFP. The second is to answer questions from offerors in order to clarify existing text. The actual changes to the text are described on pages 2-3 of this amendment and are followed by the 30-page "ALTCS RFP - Questions and Answers". Attached also are revised Attachments B (Minimum Network Standards), C (Encounter Submission Standards) and E (Sample Letter of Intent).






NOTE TO OFFERORS:
Please enter name and address above. A copy of this signature page only must be submitted with your proposal.



================================================================================

EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL SOLICITATION REMAIN UNCHANGED AND IN FULL EFFECT.
================================================================================

SIGNATURE OF AUTHORIZED              SIGNATURE OF AHCCCSA CONTRACTING OFFICER:
REPRESENTATIVE:

================================================================================

TYPED NAME:                          TYPED NAME:  MICHAEL VEIT

================================================================================
TITLE:                               TITLE: CONTRACTS & PURCHASING ADMINISTRATOR

================================================================================
DATE:
                                     DATE:  MAY 6, 1996

================================================================================


====================================================================================================================================

CHANGES TO THE RFP TEXT:

- - --------- --------- ---------------------------------------- ------------------------------------- ---------------------------------
RFP       RFP
PAGE      PARA.     OLD TEXT:                                NEW TEXT:                             PURPOSE OF CHANGE:
- - --------- --------- ---------------------------------------- ------------------------------------- ---------------------------------
15        D.9       The case manager shall make initial      The case manager shall make initial   To clarify that the five and ten
                    contact with the member within five      contact with the member within five   day periods referred to here are
                    days of enrollment, initial on-site      working days of enrollment, initial   working days, not calendar days.
                    contact with the member within 10 days   on-site contact with the member
                    of enrollment                            within 10 working days of
                                                             enrollment.

- - --------- --------- ---------------------------------------- ------------------------------------- ---------------------------------
19        D.14      [Program Contractor name] will make a    [Program  Contractor name] will       To make the RFP consistent with
                    final decision within 45 days of          make a final decision within 30      AHCCCS Rules and clarify that the
                    getting your written or oral             days of getting your written or       member may file a  grievance.
                    grievance                                oral grievance.                       orally as well as in writing and
                                                                                                   that the Program Contractor must
                                                                                                   make a final decision on the
                                                                                                   grievance within 30 days, not 45.
- - --------- --------- ---------------------------------------- ------------------------------------- ---------------------------------
19        D.15      The effective date of enrollments and    The effective date of enrollment      To correct an error in the RFP
                    disenrollments with the Program          with the Program Contractor is two    regarding the disenrollment
                    Contractor is two days after the date    days after notification to the        effective date.
                    the Program Contractor receives          Program Contractor.  Disenrollment
                    notification.                            is effective the end of the month
                                                             of discontinuance.



- - --------- --------- ---------------------------------------- ------------------------------------- ---------------------------------
24        D.28      For BEHAVIORAL HEALTH SERVICES, the      For BEHAVIORAL HEALTH SERVICES,       To change appointment standards
                    Program Contractor shall be able to      the Program Contractor shall be       for behavioral health services.
                    provide appointments as follows:         able to provide appointments as
                    a.   Emergency appointments within       follows:
                          24 hours of request                a.  Emergency appointments within
                    b.   Non-emergency appointments              24 hours of referral.
                         within 7 days of request            b.  Behavioral Health Screening
                                                                 within seven days of referral for
                                                                 HCBS members.
                                                             c.  Non-emergency appointments for
                                                             nursing home residents:  within
                                                                 30 days of referral.
                                                             d.  Non-emergency appointments for
                                                             HCBS members: within 30 days
                                                             of behavioral health screening.

- - --------- --------- ---------------------------------------- ------------------------------------- ---------------------------------
24        D.29      The Program Contractor is responsible    The Program Contractor is             To delete the requirement of
                    for reporting all cases of suspected     responsible for reporting all cases   reporting "inappropriate
                    fraud and abuse or inappropriate         of suspected fraud and abuse by       practices" by subcontractors,
                    practices by subcontractors, members     subcontractors, members or            members or employees.
                    or employees.                            employees.

- - --------- --------- ---------------------------------------- ------------------------------------- ---------------------------------
28        D.37a     "Current ratio" is defined as "Current   "Current ratio" is defined as         To make the definition of
                    assets divided by current  liabilities.  "Current assets divided by current    "current asset" consistent with
                                                             liabilities.  Current assets include  that used in the acute care
                                                             any long-term investments that can    program.
                                                             be converted to cash within  24
                                                             hours  without significant penalty
                                                             (i.e. greater than 20%).


- - ------------------------------------------------------------------------------------------------------------------------------------


- - ------ ------- ---------------------------------------- ---------------------------------------- -----------------------------------
28     D.37b   "Equity per member" is defined as        "Equity per member" is defined as        To make the definition of "equity
               "Equity, less on-balance sheet           "Equity, divided by the number of        per member" consistent with that
               performance bond, divided by the         members at the end of the period."       used in the acute care program.
               number of members at the end of the
               period."


- - ------ ------- ---------------------------------------- ---------------------------------------- -----------------------------------
Atch    All    Partial care services are required as    Partial care services are required as    To correct an error in the original
B              "County-wide coverage"                   "Facility Location". See revised          RFP.
                                                        Attachment B included herein.


- - ------ ------- ---------------------------------------- ---------------------------------------- -----------------------------------
Atch     2     (No reference)                           AHCCCSA reserves the right to change     To clarify that AHCCCSA may change
C                                                       these sanction amounts during the term   sanction amounts should
                                                        of the contract.                         circumstances warrant.

- - ------ ------- ---------------------------------------- ---------------------------------------- -----------------------------------
Atch   3       Current language makes no sanction       See revised Attachment C included        Attachment C has been revised to
C              exceptions for AHCCCS errors             herein.                                  clarify the program contractor's
                                                                                                 sanction liability.


- - ------ ------- ---------------------------------------- ---------------------------------------- -----------------------------------
Atch          (No reference.)                           See revised Attachment E, Letter of       All  offerors must use the revised
E                                                       Intent, enclosed herein.                 Letter of Intent  which adds the
                                                                                                 Yes _____ No_____".  If yes is
                                                                                                 checked, the offeror must attach
                                                                                                 documentation that addresses rates,
                                                                                                 share of cost collection  and/or
                                                                                                 risk arrangements.  The offeror
                                                                                                 may add this documentation for
                                                                                                 Letters of Intent that have already

                                                                                                 been completed prior  to this
                                                                                                 amendment decision.

====================================================================================================================================

                        ALTCS RFP - QUESTIONS AND ANSWERS


NOTE: Below the "Page #" in the left-hand column is the paragraph reference. "D.7", for example, means "Section D, Paragraph 7" of the RFP. "Def" refers to Section C, Definitions.

Page:   Offeror:

1       APIPA     Q:  Will the final contract document contain the RFP with a signature and rate page on top (like the current acute care contracts) or a separate written contract document that incorporates the RFP?
                  A:  The RFP document, when signed on the front page by both parties, becomes the contract, just as in the acute care contracts. Rates will be entered in Section B (page 2) of the RFP.

3       APIPA     Q:  What is meant by the term "recipient practices" in this
Def                   definition of "abuse (by provider)"?  Is "recipient"
                      referring to provider actions, member actions, or both?
                  A:  This definition, taken verbatim from the Code of Federal
                      Regulations, refers to actions taken by both providers and members, or "recipients". The term to be defined, then, should not have been limited to "abuse (by provider)", but rather "abuse".

3       APIPA     Q:  Is an Adult Care Home required to coordinate necessary
Def                   ALTCS HCBS services as required in the definition of Adult
                      Foster Care below?
                  A:  Refer to the AHCCCS Medical Policy Manual, Chapter 1200,
                      Section 1230.

3       APIPA     Q:  Is an Adult Foster Care home required to provide personal
Def                   care and/or custodial care services as required in the
                      definition of Adult Care Home above?
                  A:  Refer to the AHCCCS Medical Policy Manual, Chapter 1200,
                      Section 1230.

3       APIPA     Q:  What is the definition of "custodial care services"?
Def               A:  This term is not included in the definition of Adult
                      Foster Care.

3       APIPA     Q:  Is the definition of an "adult" to mean an individual 21
Def                   years of age or older for this type of facility?
                      (Definitions: Adult Foster Care)
                  A:  Age 18 and over is considered an adult.

3       APIPA     Q:  What are the minimum certification requirements for
Def                   "attendants" providing Attendant Care services to members?
                  A:  Refer to the AHCCCS Medical Policy Manual, Chapter 1200,
                      Section 1240 and Chapter 1500, Section 1540.

3       APIPA     Q:  Will it be the program contractors' responsibility to
Def                   "credential" Attendant Care providers for necessary
                      certifications and experience?
                  A:  Yes.  Refer to the AHCCCS Medical Policy Manual, Chapter
                      1200, Section 1240 and Chapter 1500, Section 1540.

3       APIPA     Q:  Please define "companionship" and indicate to what extent
Def                    it is a covered service?   (Definitions: Attendant Care)
                  A:  Refer to the AHCCCS Medical Policy Manual, Chapter 1200,
                      Section 1240 and Chapter 1500, Section 1540.

4       APIPA     Q:  What is the definition of and/or required specifications
Def                   to be a "contractor"?  Is the term intended to be
                      synonymous with "Program Contractor" (not defined)?
                  A:  We don't understand the purpose of your question.  Please re-state it with reference to a real or likely misunderstanding of a solicitation provision.

4       APIPA     Q:  Please clarify that the definition of a "program
Def                   contractor" is defined by the second sentence of the
                      definition provided for the term "offeror".
                  A:  Your interpretation is correct; however, a program
                      contractor may also be created by legislative mandate.

4       APIPA     Q:  Given that program contractors are required to initiate
Def                   services within the timeframes outlined in this Request
                      for Proposal, is it reasonable to require program contractors to have all third party benefits identified and contracted for purposes of cost avoidance prior to rendering services? Please comment and provide additional clarification. (Definitions: Cost Avoidance)
                  A:  Yes, if possible; it is not the intent of this provision to prevent or delay the delivery of services.

4       APIPA     Q:  Will AHCCCSA add "or one of its subcontractors" after
Def                   "Program Contractor" in the second line?  (Definitions:
                      Cost Avoidance)
                  A:  We do not believe it is necessary. Our contract is with program contractors; it is their responsibility.

4       APIPA     Q:  In this definition, as presented, encounters submitted by
Def                   providers for services rendered but denied payment by a
                      program contractor for various administrative reasons in the normal course of claims processing would not be reported to AHCCCSA. Even if an encounter is denied, would not AHCCCSA want to receive information that a covered services was provided but denied for administrative reasons (i.e., a record do the occurrence of an encounter event), in order to more appropriately reflect utilization another databases for analysis and rate setting purposes, regardless of an encounter's payment status? (Definitions:
                      Encounter)
                  A:  The definition of "encounter" includes all data of an
                      encounter whether or not a financial liability was included. The definition states "It includes all services for which the program contractor incurred any financial liability." If there is financial liability associated with the event, it must be reported as an encounter. This language does not preclude the program contractor from reporting encounters of a non-covered service, no financial liability, alternative health care, covered by third party, etc. In fact, we encourage reporting these encounters for our use in quality management, utilization, quality indicators, rate setting, capitation and additional purposes.

4       APIPA     Q:  Please clarify that the "rules" as referred to in this
Def                   definition are referenced in A.A.C. R9-28-3xx et seq.?
                      (Definitions: Enrollment)
                  A:  These are addressed in A.A.C. Article 4, R9-28-402,
                      R9-28-405.

4       APIPA     Q:  What is the definition of and requirements for a
Def                   "registered provider"?  Who performs the registration
                      process and how is this information made available to program contractors? (Definitions: FFS)
                  A:  An AHCCCS registered provider is an entity (individual or organization) that has an active AHCCCS provider ID and provides AHCCCS covered services within the scope of practice as defined by federal, state and local law and regulations and AHCCCS policy for the provider type. If a provider's ID number is inactive, AHCCCS will not pay FFS claims or accept encounters for services that provider may render to AHCCCS members. A provider receives an AHCCCS provider ID number by submitting a completed AHCCCS provider registration application, other applicable required forms, and signed Provider Participation
                      Agreement. The provider must meet all minimum requirements for the provider type including licensure and/or certification. The AHCCCS Provider Registration Unit performs the provider registration process and provides a monthly tape to the health plans and program contractors that contains information on AHCCCS registered providers.

4       APIPA     Q:  Please clarify that Home Delivered Meals would only be
Def                   available to members receiving HCBS services in their own
                      homes (i.e. not institutionalized or not residing in an HCBS approved alternative residential setting).

                  A:  Refer to the AHCCCS Medical Policy Manual, Chapter 1200,
                      Section 1240.

4       APIPA     Q:  Please clarify that Homemaker Services, as defined here,
Def                   may be performed through Attendant Care services described above. If not, please provide detail as to the distinctions in the services to be provided by these two
                      (2) provider types.
                  A:  Refer to the AHCCCS Medical Policy Manual, Chapter 1200,
                      Section 1240, and Chapter 1500, Section 1540.

5       MMCS      Q:  In the past, MMCS has allowed members to use their
Def                   Medicare benefits with any Medicare approved hospice. Does this definition of Hospice now restrict the member's choice in only using a program contractor's approved network for hospice services?

                  A: This definition only applies to situations where the hospice service is covered under Medicaid. This does not prevent a member from electing to use his or her Medicare hospice benefit.

6       APIPA     Q:  What is the definition of an "AHCCCS DMS"?  (Definitions:
Def                   PAS)
                  A:  AHCCCS DMS means Arizona Health Care Cost Containment
                      System, the Division of Member Services.

6       APIPA     Q:  Is the term "member", as used in this definition of PAS,
Def                   to refer to an individual initially applying for ALTCS
                      program benefits (i.e. is performed as part of an initial application for ALTCS benefits in accordance with the terms of the last paragraph on page 9)?
                  A:  "Member" refers, in this circumstance, to "applicant or member". The PAS is used to determine initial (applicant) and ongoing (members) medical eligibility as specified in section D., pages 9 and 10.

7       APIPA     Q:  What is the definition of a "Primary Caregiver?"
Def                   (Definitions: Respite Care)
                  A:  "Primary caregivers" refers to individuals who are the member's usual caregivers. This generally refers to non-paid family members and significant others involved in the member's care.

7       APIPA     Q:  What is the definition of the term "Fiscal Agent"?  Is it
Def                   meant to be synonymous with the term "Agent" as
                      previously defined? (Definitions: Subcontractor)
                  A:  "Fiscal agent" refers to an agent authorized to commit or obligate funds on behalf of another.

7       APIPA     Q:  What is the definition of the term "Supportive Living
Def                   Services"?   (Definitions: Supportive Residential Living
                      Center)
                  A:  Refer to the AHCCCS Medical Policy Manual, Chapter 1200,
                      Section 1230.

9       APIPA     Q:  Please clarify the combination of conditions that would
Intro.                satisfy the word "either" in the second sentence.  Would
                      not pregnant individuals be first referred to apply for SOBRA benefits administered under the Acute Care Program?
                  A:  It is true that most AHCCCS eligible pregnant women would be covered under the acute care program. However, if a pregnant woman is determined to be at risk of institutionalization as determined by the PAS and meets all other ALTCS eligibility criteria, she could be found eligible for the ALTCS program and receive her ALTCS coverage through the program contractor. One of the Title
                      XIX eligibility requirements is for an individual to be categorically related to the federal program; either as an aged individual (age 65), a disabled individual (which includes blindness), a dependent child (under age 18 or age 18 and a full time student expecting to graduate by age 19), a parent of a dependent child, or pregnant. These requirements apply both to the acute and long term care programs.

9       MMCS      Q:  Has the ALTCS definition of who we serve changed (e.g.
Intro.                 pregnant)?

                  A:  See answer above.

9       APIPA     Q:  How are the circumstances of age and the conditions listed
Intro.                associated with "financial eligibility"? Please clarify
                      that these circumstances represent separate eligibility requirements used in combination with the financial thresholds to determine eligibility for ALTCS Program benefits.
                  A:  The ALTCS Financial Eligibility decision includes
                      financial (income, resources) as well as non-financial eligibility requirements such as age 65 or older, disabled, blind, under 18 or pregnant, U.S. citizen, Arizona resident, having a social security number and assigning rights to third party payment sources. All of these requirements must be met; in addition, financial eligibility criteria and medical eligibility criteria must be met. See Chapter 1600 of the ALTCS Eligibility Policy and Procedures Manual.

9       APIPA     Q:  In and /or under what circumstances would AHCCCSA not
Intro.                perform an annual PAS evaluation? Or is this meant to
                      refer to a PASARR?
                  A:  Annual PAS reassessments are not completed in certain
                      circumstances. These are discussed in A.A.C. R9-28-305, Reassessments.

10      MMCS      Q:  Is 1996 expected to have a 13.8% growth?
Intro.            A:  After further research on ALTCS historical enrollment
                      data, AHCCCS has determined that the projected growth of the ALTCS EPD population is between 6-8% during the state fiscal year ending 6/30/96.

10      APIPA     Q:  What is the status of AHCCCSA's application to HCFA for
Intro.                the removal of the HCBS placements cap? Please confirm, if possible, the statement made at the Offeror's Conference that the CY 97 statewide HCBS cap may be set at 45%, up 5% from the current year. What HCBS rate cap should offerors use in preparing their bid responses?
                  A:  AHCCCSA has requested to have the HCBS cap eliminated;
                      this request is still pending. At the Offeror's
                      Conference, AHCCCSA staff indicated that, in the past, when requests to eliminate the cap have been made, HCFA has increased the cap 5%. If this occurs, then the new cap would be 45%. Offerors should use the HCBS percentage set for each county.

10      APIPA     Q:  The RFP states that the State has requested federal
Intro.                approval for removing the percentage cap entirely on HCBS
                      placements. If this cap is removed, what impact will this decision have on the pre-determined HCBS placement distribution percentage noted on the capitation disk?
                  A:  None

10      TEMM      Q:  Does AHCCCSA view the growth and expansion of HCBS
Intro.                services as unlimited? What consideration has AHCCCSA
                      given to HCBS reaching its maximum potential within given geographical areas? What consideration has AHCCCSA given to the limited resources in rural counties in establishing the HCBS percentages?
                  A:  AHCCCSA does not view the growth and expansion of services as unlimited. However, AHCCCSA believes that due to expanding network, alternative settings and the realignment of financial incentives, HCBS placement will experience growth. AHCCCSA will continue to monitor growth trends by geographic area to determine when HCBS placement may be reaching maximum potential. AHCCCSA recognized urban and rural differences when applying the percentage add-on to the HCBS placement distribution for capitation purposes.

11      APIPA     Q:  Is the term "Private Duty Nursing" to incorporate service
D.1                   availability of 24 hours per day, 7 days per week?  If
                      yes, is this required in all cases, or can a program contractor establish parameters in each case based on need?
                  A:  Yes, if services are cost effective.  Refer to the AHCCCS
                      Medical Policy Manual, Chapter 1200, Section 1240 and
                      Chapter 1500, Section 1520.

11      CHS       Q:  Long-Term Care - HCBS Alternative Residential Settings:
D.1                   AHCCCS Rule R9-28-202 does not specifically refer to a
                      Traumatic Brain Injury Treatment Facility. Can AHCCCSA clarify the exact facilities and locations referred to? If this is a "treatment facility," is it not an Institutional Setting, such as a Rehabilitation Institute?

                  A: These are health care facilities with an unclassified license for the treatment of people with head injuries. "Unclassified" is a catch-all term for any health care facility that does not fit into one specific ADHS licensure type (e.g., nursing care institution, adult care home). There are two known facilities in the Phoenix metropolitan area operated by NovaCare. We are not aware of any program contractors using these settings.

12      PHS       Q:  What are the quality management requirements of AHCCCSA
D.2               A:  Quality Management for program contractors is defined in
                      Chapter 1000 of the AHCCCS Medical Policy Manual.

12      APIPA     Q:  Are members allowed to self-refer for behavioral health
D.2                   services?  If so, is there a limitation as to how many
                      times a member may self-refer (and for types of services, if applicable) for behavioral health services in a twelve
                      (12) month period?
                  A:  Yes, members are allowed to self refer; there are no
                      limits on Title XIX services. Should a member make repeated self-referrals that are not medically necessary, the case manager and behavioral health coordinator should make every attempt to educate the member. There should be clear tracking and documentation in such situations.

12      APIPA     Q:  Do all behavioral health services, regardless of referral
D.2                   source, require coordination through the member's ALTCS
                      Case Manager?
                  A:  The case manager is responsible for knowing of and
                      coordinating all services received. The program contractor must establish a system that includes case manager notification of any behavioral health service.

12      APIPA     Q:  Does AHCCCSA have available a copy of the standardized,
D.2                   initial HCBS members' behavioral heath screening tool to
                      be used by program contractors? If so, will such a copy be available for review by offerors in the Bidders Library?
                      Can a program contractor modify the tool to capture additional information, as warranted?
                  A:  There is no such screening tool.  Program contractors must develop and use their own assessment tools at the initial assessments and reassessments.

12      APIPA     Q:  A behavioral health screen for HCBS members is required
D.2                   within seven days of referral.  Does this refer to the
                      referral for HCBS services or the referral specifically for behavioral health services?
                  A:  A behavioral health screen for HCBS members is required within seven days of referral for behavioral health services. A behavioral health screen within seven days is not required for members in nursing home facilities as the member is in a safe environment. The referral generated from that source, i.e. the PCP or other staff, indicates that the member has already been screened. Determination that services are needed is evidenced by the referral. For nursing home referrals, services must begin within thirty days.

13      APIPA     Q:  Is the log only for calls from members seeking information
D.6                   in the event of an emergency?
                  A:  The log is for members seeking emergency services.

14      CHS       Q:  Please clarify the difference between "medically
D.8                   necessary" institutional care and Respite Care.
                      Currently, in the CATS coding for an HCBS member placed temporarily in a nursing home would be the respite code.
                      Please clarify the period of institutionalization. The
                      ALTCS Policy referring to Transitional Members states that the period of institutionalization may not exceed "90 days per admission", whereas the RFP states "90 days."
                  A:  Respite Care is for providing rest and relief for family members caring for the member who normally resides at home. An ALTCS-T member per the PAS no longer meets the criteria for the institutional level of care. The nursing facility (NF) revenue code for Respite Care is not to be used for ALTCS-T members unless it is for the purpose of respite. When an ALTCS-T member's condition changes and requires medically necessary NF services, the appropriate NF revenue code should be used.
                      The 90 days is per admission as stated in the policy.

14-16   MMCS      Q:  For a continuing offeror, will ALTCS grant a short
D.9                   transition period (e.g. 60 days) to meet the mandated
                      caseload sizes?
                  A:  Offerors were made aware of this requirement more than five months before the beginning of Contract Year 96-97, which gives the continuing offeror adequate notice to meet this requirement

14-16   APIPA     Q:  Who will be performing the program contractor's annual
D.9                   case management ratio review?  What tools and measurement
                      criteria will be used in performing this review?
                  A:  Each contract year AHCCCSA staff reviews the
                      appropriateness of the current case management ratios.
                      Input from program contractors, data from other states, and overall case management performance are given consideration when determining if adjustments are warranted.

14-16   APIPA     Q:  Given that membership levels and service placements
D.9                   (levels of care and settings) may change monthly, would
                      AHCCCSA approve changes in case management ratios by program contractors monthly to better serve members' needs, based on the information included in the Monthly
                      Roster report?
                  A:  No.

14-16   APIPA     Q:  What is the definition of "case management" (not included
D.9                   in Section C - Definitions)?
                  A:  Refer to the AHCCCS Medical Policy Manual, Chapter 1600.

14-16   APIPA     Q:  If an Adult Care Home is considered to be an approved HCBS
D.9                   alternative residential setting (Section D definition),
                      please provide information to justify a required service review every 30 days as opposed to 90 days for HCBS service settings. If the 30 days service review timeframe is appropriate for Adult Care Home placed members, how is the 60 day differential factored into the case management caseload sizes listed above? Is the 30 day service review timeframe also required for other defined approved HCBS alternative residential settings?
                  A:  The legislation for the pilot program requires on-site visits every 30 days by the case manager.

14-16   APIPA     Q:  Within what timeframe is a Case Manager required to obtain
D.9                   the initial behavioral health professional's consultation
                      for a member requiring behavioral health services, in order to coordinate behavioral health services delivery?
                  A:  The case manager would not delay the delivery of any
                      necessary behavioral health services if a behavioral health professional was not available for consultation at the time the service was identified and needed. Initial consultation should occur within at least 5 working days;
                      however, consultation should occur sooner if the situation were urgent.

14-16   APIPA     Q:  What are the penalties AHCCCSA may impose if services are
D.9                   initiated between the 14 and 30 day service initiation
                      standards? On its face this appears to be a contradiction
                      - is it AHCCCSA's intent that services for potentially complex cases be initiated within 4 calendar days of the initial on-site contact, if it occurs on the 10th calendar day from enrollment (within standard)? For example, for on-site contacts that occur on a Friday preceding a Monday holiday, is it AHCCCSA's intent that a program contractor would only have one (1) calendar day to coordinate and initiate services?
                  A:  There will be no penalties. Future awards and contract renewals will evaluate program contractors against the two week standard. This is to encourage program contractors to see members and determine needs before the 10 days. Any cases that have complex needs may require services to be initiated expeditiously so that hospitalization and other high cost services can be prevented.

14-16   APIPA     Q:  How will the CATS 5% acceptable data error rate be
D.9                   monitored?  What are the potential penalties if the error
                      rate is exceeded?
                  A:  This standard does not apply to program contractors who enter data directly on the CATS.

14-16   APIPA     Q:  For current program contractors who are on-line with CATS,
D.9                   does AHCCCSA anticipate any system changes, interface
                      modification or other requirements to CATS for CY97?
                  A:  The Technical Interface Guidelines were distributed to all current program contractors and are available in the
                      bidders library.

14-16   APIPA     Q:  In reference to program contractors transmitting to CATS
D.9                   in lieu of using an on-line terminal will program
                      contractors be required to continue using the on-line terminal or can they opt to develop some other data capture process and submit on tape? If so, what are the advantages and/or disadvantages of doing this?

                  A: The program contractor should retain one terminal or PC with dial-in access to facilitate processing or reviewing of data exceptions encountered while processing the file transmission. Data exceptions are identified on an exception report that is created at the time the program contractor interface process attempts to apply the service plan and placement data to the ALTCS database. Maricopa County and DES/DDD benefit from the program contractor interface because it eliminated the need to enter the case management information twice, once for the CMP service plan and once for their internal use. Maricopa County and DES/DDD have an electronic link between the AHCCCS system and their systems. They receive their exception reports electronically immediately following the processing of their data transmissions. Therefore, they are able to identify and resolve data exceptions the day after their transmissions are processed. The primary disadvantage for the program contractor is the requirement that they develop a new application or modify existing applications to create the file for input to the program contractor interface. Additionally, program contractors need to consider how they will handle data exceptions that will result from the processing of their transmission file.

14-16   CHS       Q:  Please define AHCCCSA's method of establishing the program
D.9                   contractor's rate, per member per month, for Case
                      Management. CHS has been unable to access the underlying calculations on the disk which was provided by AHCCCS.
                  A:  Assumption for HCBS mix, case load, salary, benefits and travel have been included in a calculation model which is available on the capitation bid disk (press F-1 when on the case management amount).

14-16   CHS       Q:  The paragraph describing case manager initial contact with
D.9                   the members states that, "the case manager shall make
                      initial contact with the member within five days of
                      enrollment, initial on-site contact with the member within
                      10 days of enrollment,...." Because the definition of
                      "days" by the RFP in "calendar days, unless otherwise specified, "this conflicts with Chapter 1600 of the AHCCCS
                      Manual which allows for "working days." If the intention is indeed "calendar days" , this will be even more problematic since there will be no more prospective notice of enrollment.
                  A:  The language should read "five working days" and "10
                      working days".

14-16   CHS       Q:  Late Placement Report: What mechanism will be used for
D.9                   evaluating the reason as to whether the explanation for
                      the non-placement of a client is valid? What type of notice will the program contractor receive prior to retroactive adjustment, and what time frames will apply?
                  A:  AHCCCS will use its judgment in determining whether the explanation for non-placement of a client is valid. As examples, a valid reason might be a client who is uncooperative; an invalid reason might be a lengthy wait caused by an inadequate provider network. The program contractor will receive a late placement list quarterly and will have two weeks to respond to the notice.
                      Retroactive adjustments will depend on the circumstances of each case.

14-16   TEMM      Q:  Will AHCCCS revise the AHCCCS Medical Policy Manual,
D.9                   Chapter 1200, 1500, 1600 and Appendix F to reflect the
                      "AHCCCSA performance standard of two weeks" to initiate services during the term of this contract? If future awards and contract renewals are evaluated against "AHCCCSA's performance standard", at what point in time is this standard to begin?
                  A:  The appropriate policy manual sections will be revised.
                      The standard is to begin October 1, 1996 and will be evaluated by the case management review process and other methods that are appropriate.

14-16   PINAL     Q:  Page 16, Paragraph 2, states: "timely entry of data
D.9                   related to placement history cost effectiveness studies
                      and service plans into the Client Assessment and Tracking
                      System (CATS). "Timely" shall mean within 14 days of the event which gave rise to the transaction (e.g. service approval by the case manager, placement change)." AHCCCS
                      Medical Policy Manual, Chapter 1600 ALTCS Case Management,
                      Policy 1620, Case Management Responsibilities, Page
                      1620-21.H. states "The case manager is responsible to update information in the CATS (CA160, CA161, and CA165) within five working days of the reassessment." Please clarify which time line AHCCCSA requires of program contractors.?
                  A:  The RFP statement is correct.  The policy manual will be revised.

14-16   PINAL     Q:  Page 14, AHCCCSA has increased allowable caseload sizes
D.9                   effective October 1, 1996. Can you describe what
                      methodology AHCCCSA used to determine these caseload sizes? Were methodologies currently in use considered, such as the methodology described in the Spring 1996 issue of the Journal of Case Management, Volume 5, Number 1, "A
                      Method to Determine Case Manager Caseloads in Long-Term
                      Care", by Cynthia Zelff Massie?
                  A:  AHCCCS surveyed several state Medicaid agencies about
                      their case management ratios for nursing facility and HCBS members. A review of literature related to case management ratios was also performed. At the operational reviews, AHCCCSA received feedback on caseload sizes from case managers during that portion of the review. AHCCCSA also reviewed data from case management service reviews regarding timeliness, quality of care issues and unmet needs by placement type.

16      APIPA     Q:  How and with what frequency will AHCCCSA monitor and
D.10                  review PASARR screening to determine potential FFP
                      recoupments?
                  A:  AHCCCSA monitors the PASARR program annually. HCFA also monitors the PASARR program annually. FFP withholding could occur if inappropriate admission without the proper
                      PASARR screening is identified during either of these reviews. Cases for withholding can also be referred by the Division of Developmental Disabilities and Arizona
                      Department of Health Services.

16      PHS       Q:  (a) What is the status of the current ALTCS quality
D.11                  indicator project? (b) In regard to the listed quality
                      indicators, what will be the program contractor's responsibilities and the time frames required? (c) What are the indicator descriptions for activities of daily living and fractures related to falls?
                  A:  (a) The Office of the Medical Director is currently in the process of revising timelines for the Quality Indicators and other Quality Management projects. (b & c). Refer to the June 1995 draft of the ALTCS E/PD Clinical Quality
                      Indicators for PC responsibilities and descriptions of the indicators.

16      APIPA     Q:  For the current quality indicators listed in this
D.11                  paragraph, what are the applicable compliance standards or benchmarks for each that will be required to be maintained by program contractors?
                  A:  See above response.

17      MMCS      Q:  Why was the due date for the quarterly Behavioral Health
D.12                  Utilization Report moved from 60 days after the end of the quarter to 30 days after the end of the quarter? Does
                      AHCCCS realize that this will negatively impact the accuracy of the reports because not all claims are received and processed within this timeframe?
                  A:  The requirements for this report are being developed.
                      Reporting deadlines may be changed and will be determined at a later date.

17      PHS       Q:  Why is the provider affiliation tape listed as part of the
D.12                  QM/UM reporting requirements?
                  A:  AHCCCS administrative decision.

17      APIPA     Q:  Isn't AHCCCS under court order to require notice for more
D.13                  than just prior authorization denials?  If yes, please
                      describe the additional requirements, the status of the litigation, the applicability of the case to ALTCS program contractors and whether bid and/or capitation rate adjustments will be allowed or awarded based on notice requirements in addition to those specifically listed in the RFP.
                  A:  Program contractors are required to comply with 42
                      CFR 431.200 et seq. The cases presently in litigation involve notifications pertaining to eligibility actions and to terminations, suspensions or reductions in services related to prior authorization decisions. AHCCCSA is currently in the process of responding to the court on these issues and will keep program contractors apprised of these developments.

18      APIPA     Q:  How will AHCCCSA monitor program contractors' successful
D.14                  implementation of the second language requirement for
                      member communications? What standards and/or criteria will be applied?
                  A:  It is up to the program contractor to have knowledge of their members' needs regarding second language printing requirements. During review of member material and the operational and financial reviews, AHCCCSA will ask the program contractor how it determines the need for material to be presented in a second language.

18      TEMM      Q:  Will the "14 days before the change goes into effect"
D.14                  notification requirement be waived by AHCCCS if the
                      program contractor is not notified by AHCCCS of program or service changes within 30 days before the change goes into effect?
                  A:  Except for unusual circumstances, such as emergency
                      legislation, AHCCCSA may waive the 14 day notification requirement if AHCCCSA has failed to notify the program contractors of a program or service change in a timely fashion. AHCCCSA will impose an appropriate notification date for these situations.

18      TEMM      Q:  The statement "[Program Contractor name] will make a final
D.14                  decision within 45 days of getting your written grievance"
                      contradicts R9-28-802.B.4, which states "a final decision shall be rendered by the program contractor on all grievances within 30 days of filling" and R9-28-802.B.2, which states "all grievances shall be filed orally or in writing."? Please clarify.

                  A: The Rule citations addressed in your question are correct. All grievances must be adjudicated within 30 days of filing, unless the grievant agrees to an extension. Member grievances may be filed orally or in writing. The sentence is changed to read "[Program Contractor name] will make a final decision within 30 days of getting your written or oral grievance."

20      PHS       Q:  Where is the documentation to be kept related to whether
D.19                  or not the adult member has executed advance directives?
                      What is the definition of an adult member?
                  A:  The member's case record from the applicable institution should contain this information. An adult member is anyone
                      18 and older.

20      MMCS      Q:  How does AHCCCS define concurrent review activities?
D.20              A:  Any activities performed by concurrent review staff that are necessary to determine the appropriateness of stay in an inpatient hospital setting.

20      MMCS      Q:  Since JCAHO mandates hospitals to perform discharge
D.20                  planning, can this function be delegated?
                  A:  Yes, but the program contractor is ultimately responsible for those activities. Discharge planning can be delegated to hospital staff; however, any delegated activities must be monitored to assure appropriate D/C planning. The program contractor must assure that the CM or other designated staff are involved with the discharge planning process.

20      MMCS      Q:  May a program contractor subcontract UR/concurrent review
D.20                  functions?
                  A:  Yes; however, it cannot be to an entity that would have a conflict of interest, (e.g., hospital). There must be a process in place to monitor any of these delegated activities.

20      MMCS      Q:  For which populations is the program contractor
D.20                  responsible for concurrent review (i.e., ALTCS members
                      without Medicare and/or TPL, all ALTCS members regardless of primary payer)?

                  A: The program contractor is responsible for concurrent review of any member for whom the program contractor has the primary payment responsibility. When there is another primary payer, the case manager or other designated staff need to be involved to ensure a safe and appropriate discharge plan.

22      CHS       Q:  Please clarify whether the Provider Manual must be sent to
D.23                  out-of-network providers. Many times an out-of-network
                      provider only provides a service one time, and the provider would not even be interested in receiving the provider Manual.
                  A:  The Provider Manual must be sent to all contracted
                      providers only.

23      PHS       Q:  "The proposed network shall be sufficient to provide
D.24                  covered services within designated time and distance
                      limits." Where are these limits defined?
                  A:  The distance limits pertain to Pima and Maricopa counties only. This requirement is stated on page 62, in the last sentence of the second paragraph under "Network Maps".
                      Appointment standards are stated in Section D, Paragraph
                      28.

23      APIPA     Q:  For an offeror's proposed network, what are the designated
D.24                  time and distance limits, by county, for the provision of
                      covered services as referred to at the end of the first paragraph?
                  A:  See above response.

23      APIPA     Q:  Please confirm that monthly provider network changes will
D.25                  be required to be submitted to AHCCCSA in addition to the
                      quarterly network tape changes submitted, as referenced in paragraph 12, page 17 (provider affiliation tape). If so, what medium (tape, hard copy) will be required for these monthly submissions? Also when will the monthly provider network changes report submission be due at AHCCCSA (not listed in paragraph 12, page 17)?
                  A:  The reporting mechanism for the monthly submission will be discussed at a future program contractor meeting in order to obtain program contractor input on this report. The format, medium and submission due dates will be established during this discussion. The provider affiliation tape will continue to be submitted quarterly.

23      CHS       Q:  Previous reporting requirements for network changes were
D.25                  required quarterly. If there are no additional additions
                      or deletions to the network within a month, is a report required, or is this report required only if there are additions/deletions?
                  A:  See above response.

23      PHS       Q:  We currently submit a listing of the provider network on
D.25                  the quarterly provider affiliation network report. Is the
                      monthly report a change of policy and if so, what is the reporting mechanism?
                  A:  See above response.

24      CHS       Q:  Please clarify why the program contractor must require a
D.26                  copy of the Provider Participation Agreement, since AHCCCS maintains copies of all of these agreements at the time that they assign a Provider number, and any subcontractor that the program contractor uses must have a Provider
                      Number. The program contractor may not be aware if the provider is an AHCCCS Fee-for-Service provider or not.

                  A: It is the program contractor's responsibility to ensure all subcontractors have a current AHCCCS Provider ID number. The second sentence of Section 26 is deleted and replaced with the sentence "The program contractor shall retain a copy of each subcontractors' AHCCCSA Provider Participation Agreement."

24      MMCS      Q:  This clause states that "The program contractor shall
D.27                  develop and maintain a provider network sufficient to
                      provide all ALTCS covered services and approved settings..." Does this mean that each program contractor must provide and/or have a contract for all approved settings regardless of level of need and/or cost?
                  A:  The program contractor shall develop and maintain a
                      provider network sufficient to provide all ALTCS covered services and settings. The program contractor shall make every effort to contract for all approved settings and services. This paragraph also requires the program contractor to report the circumstances making it unable to correct the network deficiency.

24      MMCS      Q:  How does the requirement that all non-emergency behavioral
D.28                  health appointments be provided within 7 days reconcile
                      with the requirement on page 12, #2 , that states that the behavioral health screening for HCBS members must be performed within seven days of referral. Does the standard also apply to nursing facility residents? Does the screening satisfy the requirement for an appointment? Does the requirement that treatment begin within 30 days of the referral continue to apply?
                  A:  Page 24, Paragraph 28, Appointment Standards, behavioral health services, b. Non-emergency appointments is incorrect. It should read:

                         For BEHAVIORAL HEALTH SERVICES, the Program Contractor shall be able to provide appointments as follows:
                         a. Emergency appointments within 24 hours of referral.
                         b. Behavioral Health Screening within seven days of
                            referral for HCBS members.
                         c. Non-emergency appointments for nursing home
                            residents:  within 30 days of referral.
                         d. Non-emergency appointments for HCBS members: within
                            30 days of behavioral health screening.

                      The screening does NOT satisfy the requirement for an appointment UNLESS an additional service is provided by a behavioral health professional. For example if a psychiatrist does the screening and determines that medication is required and provides a prescription at that time, then the first service has been delivered.

24      CHS       Q:  Behavioral Health Services, b. Non-emergency appointments.
D.28                  It is unreasonable to have a higher standard for non-
                      emergency behavioral health service appointments than for non-emergent Primary Care or Specialty appointments. There is not a wealth of Behavioral Health providers, such as psychiatrists or counselors, particularly in the rural areas, and their schedules are as busy as other specialists or primary care providers?
                  A:  See above response.

24      APIPA     Q:  What are the appointment standards for pregnant members?
D.28              A:  Refer to the AHCCCS Medical Policy Manual, Chapter 400,
                      Section 410.

24      APIPA     Q:  What is the legal basis to require the reporting of
D.29                  "inappropriate practices by subcontractors, members or
                      employees?" This far exceeds any statutory or regulatory authority that we are familiar with and violates the spirit of a rational approach to the appropriate responsibilities toward fraud and abuse between AHCCCSA and its contractors. The problems raised by this wording include what is or is not an appropriate practice that must be reported, how do program contractors train employees on the requirement, how can program contractors comply with this requirement which will mandate that each provider, member and employee be viewed with suspicion, and yet still respond to the needs of each with a customer service orientation. Please give serious consideration to deleting this phrase or replacing it with "a pattern of inappropriate practices by a subcontractor, member or employee that would likely constitute fraud or abuse."

                  A: The phrase "or inappropriate practices" is hereby deleted. The amended sentence will read: "The Program Contractor is responsible for reporting all cases of suspected fraud and abuse by subcontractors, members, or employees."

24      TEMM      Q:  Since AHCCCSA requires the program contractor to forward
D.30                  copies in advance of the review of requested policies,
                      procedures, job descriptions, contracts, records, logs and other material and requires program contractor personnel to be available at all times during the review, can AHCCCSA (except in the cases noted in the RFP) give the program contractor more advanced notice than two weeks?
                  A:  AHCCCSA may request specific documents to be forwarded prior to the review. In most cases, AHCCCSA asks for very few documents to be forwarded in advance and asks only that these documents be available during the review. The requested items are documents that the program contractors should have developed. AHCCCSA will give at least two weeks notice. When there are problems with scheduling, AHCCCSA will work with the program contractors to try to re-schedule.

24      TEMM      Q:  What scoring methodology is applied to the review finding
D.30                  if they are used in subsequent bid proposals?
                  A:  The results of the Operational and Financial Reviews are evaluated to assess the program contractors' compliance with AHCCCSA contract requirements, policies, rules and regulations as contained on the review report.

26      APIPA     Q:  What will be the RFP response evaluation weight given to
D.31                  an offeror's Operational and Financial Readiness Review
                      (OFRR) when these reviews may not be performed for all offerors (both new and continuing)? How is this possible scoring weight built into the evaluation criteria and scoring formula delineated in Section I - Evaluation
                      Factors Selection Process?
                  A:  The Operational and Financial Readiness Reviews may be
                      conducted to assess a new program contractor. A new program contractor is considered to be an offeror who is bidding on ALTCS for the first time or a continuing offeror who is bidding on a county where they currently are not the program contractor. Therefore, it is not necessary to perform readiness reviews on all offerors.
                      The purpose of the readiness review is to determine whether the new program contractor is ready to provide services by October 1, 1996. The readiness review is not factored into the RFP scoring.

26      APIPA     Q:  If OFRRs are to be performed, please confirm that they
D.31                  would occur in the timeframe between the response
                      submission date (6/14/96) and the planned contracts award date (7/15/96).
                  A:  If the Operational and Financial Readiness Reviews are
                      performed, they will occur between 6/17/96 and 9/30/96.
                      Although AHCCCSA reserves the right to conduct the reviews of new offerors before the contract award, the readiness reviews are usually conducted after award.

26      APIPA     Q:  Please define "AHCCCSA's satisfaction" with regards to new
D.31                  offerors.  What criteria and standards will be used and
                      required to be met to measure such "satisfaction"? To what extent will AHCCCSA require demonstrated abilities to satisfy AHCCCSA versus commitments or promises?
                  A:  AHCCCSA uses an evaluation tool similar to the Operational and Financial Review tool to assess the offeror's ability to operate as a program contractor. The evaluation includes a review of the provider network, provider network management processes, program operations such as staffing, case management procedures, claims processing, behavioral health program, etc. During this review AHCCCSA will verify that all actions proposed to be done (in the offeror's proposal) have in fact been done.

26      APIPA     Q:  33. c.  Please confirm that the reporting to AHCCCSA on "a
D.33                  regular basis" will follow the terms outlined in paragraph
                      34 following.
                  A:  Yes, regular basis refers to the reporting guidelines
                      identified in the Reporting Guide for Long-Term Care
                      Program Contractors with the Arizona Long Term Care System effective 10/1/96.

26      APIPA     Q:  33 f. Please define the term "other institutional" as used
D.33                  in this requirement.
                  A:  For example, Arizona State Hospital.

27      APIPA     Q:  Can AHCCCSA define or provide examples of a reorganization
D.34                  that applies here?
                  A:  Your question does not correspond to this RFP citation.

27      APIPA     Q:  What types of substitute security will be acceptable?
D.35                  What criteria will be used to evaluate whether a bond
                      substitute is sufficient?
                  A:  Performance bond guidelines (effective March 1, 1995) were distributed to all acute care and long
                      term care contractors. The guidelines clearly identify acceptable substitute securities. A copy of the guidelines is available in the Bidder's Library.

28      APIPA     Q:  Please clarify that the "month of November" referred to
D.36                  means "November 1996"?
                  A:  "month of November" refers to November 1996.

28      APIPA     Q:  In reference to the phrase "or as determined by AHCCCSA"
D.36                  in the first sentence, by what other criteria will AHCCCSA use to reasonably determine the performance bond amount?
                  A:  At this time, AHCCCS uses the November capitation payment as the basis to determine the initial amount of the performance bond for all contractors. However, AHCCCS reserves the right to modify this requirement at any time during the term of the contract.

28      YCLTC     Q:  Can a Resolution of the Yavapai County Board of Supervisor
D.36                  Pledging to Provide Financial Backing as an ALTCS Program
                      Contractor, passed and adopted on June 14, 1993, meet the requirements for Performance Bond Substitute?
                  A:  If the resolution passed and adopted June 14, 1993 has no expiration or is not tied to a particular contract or contract cycle, and it is the intention of the County to continue to pledge and provide financial backing, the resolution can be used to meet the performance bond requirement.

28      APIPA     Q:  Under what circumstances may AHCCCSA "deem appropriate" to
D.37                  change financial viability criteria and performance
                      measures? Would all changes be consistently applied to all program contractors?
                  A:  There are many factors which could cause a change in the viability standards. For example, equity per member generally represents approximately one month of capitation. This standard could change if capitation rates were significantly increased or decreased. Changes in viability factors would be consistently applied if appropriate. At the current time, the standards are consistent for all contractors. However, depending on the change it may be appropriate to recognize factors such as urban/rural differences or program size.

28      APIPA     Q:  37. a.  Current Ratio:  Will AHCCCSA consider changing the
D.37                  definition of this ratio to make it consistent with the
                      Acute definition which allows contractors to include as current assets any long term investments that can be converted to cash within 24 hours without significant penalty (i.e. greater than 20%)?
                  A:  Yes, both definitions are identical. Yes, both definitions are identical. "Current assets" include any long-term investments that can be converted to cash within 24 hours without significant penalty (i.e. greater than 20%).

2       APIPA     Q:  37. b. Equity Per Member:  Will AHCCCSA consider changing
D.37                  the definition of this measure to make it consistent with
                      the current measure and the Acute measure which does not require contractors to reduce the equity amount by the balance of the on-balance sheet performance bond?
                  A:  Both definitions are identical.  AHCCCSA will continue to take performance bonds into account when considering approval for distributions of equity.

28      PINAL     Q:  Equity per member is defined by AHCCCS as "equity, less
D.37                  on-balance sheet performance bond, divided by the umber of members at the end of the period." Did the definition of equity per member change since the last contract period?
                  A:  See above response.

28      APIPA     Q:  37. c. Total Administrative Cost Percentage: I)  This
D.37                  measure has remained the same since the prior RFP, yet
                      AHCCCSA continues to increase the administrative requirement of program contractors (i.e. program contractors must establish a process for collecting the share of costs from HCBS members). Will AHCCCSA consider increasing this percentage in light of the current program requirements? II) In addition, will AHCCCSA please clarify the proper expense classification of case management costs. Are case management costs to be classified as administrative or program expenses?
                  A:  The administrative standard will remain 8 %. As identified in the Reporting Guide for Long-Term

                      Care Program Contractors with the Arizona Long Term Care System effective October 1, 1996, case management costs are considered administrative expenses.

28      APIPA     Q:  37. d. Please define/delineate the expenses includable in
D.37                  the term "Total Administrative Expenses".
                  A:  As identified in the Reporting Guide for Long-Term Care
                      Program Contractors with the Arizona Long Term Care System effective October 1, 1996, administrative expenses are identified as Compensation, Case Management, Data
                      Processing, Management Fees, Insurance, Interest Expense,
                      Occupancy (Rent/Utilities), Depreciation and Other. Others may include but are not limited to legal fees, audit fees, bank fees and other expenses associated with the overall management and operation of the Program Contractor.

28      PINAL     Q:  According to AHCCCS, what is the definition of performance
D.37                  bond, and what purpose does it serve?
                  A:  Please refer to page 27 paragraph 35 of this solicitation for performance bond definition and purpose. You may also refer to Performance Bond Guidelines available in the Bidder's Library.

28      PINAL     Q:  What is the purpose for the additional $2,000 equity per
D.37                  member above the performance bond requirement of 110% of
                      the December 1994 capitation payment?
                  A:  Equity per member is used to provide additional financial assurances. As stated on page 28 paragraph 36, initial performance bond amounts shall be based on capitation payments expected to be paid in the month of November or as determined by AHCCCSA. This has been clarified to indicate November 1996.

28      PINAL     Q:  Do these requirements reflect what is stated in ARS
D.37                  36-2952 which states that "...If there are any unexpected
                      monies remaining in the fund at the end of any fiscal year, the county shall carry over such monies to the next fiscal year to be used only to provide services pursuant to this article or to pay all or any part of the county's share of the total nonfederal part of the actual costs of the Arizona Long-Term Care System?
                  A:  Yes.

28      PINAL     Q:  Although we realize the wisdom in maintaining a reasonable
D.37                  amount of member equity, how is reasonable member equity
                      determined?
                  A:  Equity per member is calculated as approximately one
                      month's capitation per member.

28      PINAL     Q:  Total Administrative Cost Percentage as defined by AHCCCS
D.37                  is "total administrative expenses, excluding income taxes, divided by total revenue". The standard is set at "no more than 8%." In previous years, AHCCCS has determined administrative costs according to the percent of HCBS clients served. ALTCS programs serving a higher percent of HCBS clients were given a higher capitation rate in the administrative line item to cover additional expenses. If this will continue to be the practice for determining acceptable administrative expenses, it seems that uniformly applying the 8% standard might be misleading.
                      For example, programs capitated at 8 percent due to a higher HCBS mix who spend 8 percent on administrative costs will not appear as favorable in this areas as programs capitated at 7 percent, but who are also spending
                      8 percent on administrative costs. When evaluating financial viability criteria for the total administrative cost percentage, how will AHCCCS adjust for these differences? A: Offerors will be evaluated on their ability to meet the standard.

28      APIPA     Q:  For organizations with multiple lines of AHCCCS business,
D.38                  will it be necessary for indirect cost allocation
                      methodologies to be approved in advance by AHCCCS' Office of Managed Care prior to the contract start date?
                  A:  Yes.

28      APIPA     Q:  Upon receipt by AHCCCS' Office of Managed Care, what are
D.38                  the approval turnaround timeframes and requirements to be
                      met? What information should be included in such a request?

                       A: Approval for distributions, advances or loaning of equity funds requires approval from the Director of AHCCCS which is generally accomplished within two weeks from the date of receipt of the request. Information to include in the request will vary depending on the type of request. For example, requests for a loan would require at minimum the amount, the reason for the loan, terms and interest rates. If the program contractor is unclear what to include in a particular request, it should contact the AHCCCS Office of Managed Care prior to submitting the request for approval.

28         APIPA       Q:    Is prior approval needed for a distribution of
D.38                         profits or equity in excess of requirements to a
                             program contractor's owners? If so, what criteria will be used?
                       A:    Yes, prior approval is required for all
                             distributions of equity or profit. Criteria may include, but not be limited to, amount of total equity, existence of outstanding loans and compliance with other viability standards.

29         MMCS        Q:    Is the HCBS cap expected to increase by the same %
                             each subsequent year of the contract?
D.40                   A:    HCBS percentage will be reevaluated each subsequent
                             year of the contract, and may not increase at the same ratio or "by the same amount."

29         APIPA       Q:    Under what circumstances, when a program contractor
D.40                         exceeds its contracted (assumed) HCBS percentage,
                             will a program contractor be reimbursed amounts, rather than having amounts recouped?
                       A:    Never.  Based on the recoupment/reimbursement
                             schedule on page 29 of the RFP, a program contractor would not be reimbursed when it exceeds the assumed HCBS mix. Reimbursement only occurs when the program contractor's mix is below the assumed mix per the schedule on page 29 of the RFP.

29         CHS         Q:    Please define AHCCCSA's method of assigning the
                             HCBS percentage to the program contractors. Can the
D.40                         reconciliation be accomplished every six months,
                             and can it be done within thirty days of the end of the period?
                       A:    HCBS percentage was calculated on a county specific
                             basis using actual placement year to date as of January 1996. A percentage to accommodate growth trends and alternative settings was added.
                             Reconciliation's will be completed at the end of the contract period when CATS data is considered to be complete.

29         TEMM        Q:    Please define AHCCCSA's methodology for calculating
D.40                         the assumed ratio "mix" of HCBS member months.
                       A:    See above response.

29         APIPA       Q:    Program contractors are not allowed to enter into
D.41                         hospital reimbursement arrangements that when, in
                             the aggregate, the subcontracted rates exceed what would have been paid had the AHCCCS Fee ForService
                             Hospital Reimbursement rate been used. In light of the fact that AHCCCSA's Fee for Service Hospital
                             Reimbursement rates will not be made available until after the RFP submission deadline, how will the State address the potential situation that a prospective bidder has unknowingly subcontracted with a hospital or nursing facility a reimbursement package that in the aggregate exceeds the AHCCCS
                             Fee For Service Hospital reimbursement rate and this subcontract was included as part of the program contractor's RFP response?

                       A: Program contractors may not reimburse a hospital more, in the aggregate, than what AHCCCS would pay, in the aggregate, under the hospital tiered per diem system. The inpatient hospital rates will be adjusted effective 10/1/96 for inflation and length of stay, as was done 10/1/95. These new rates will not be available prior to the proposal due date of 6/14/96. Therefore, offerors should use caution in developing their contracts with hospitals.

29         APIPA       Q:    What is anticipated at the time this question is
D.41                         answered regarding AHCCCSA's "disentanglement"
                             legislation? How will this section change in response? Will bidders be allowed a bid or program change in response to the likely impact of the legislation? Please view this question generally and in light of a Program contractor in a rural county that uses a Maricopa or Pima County hospital for tertiary services.
                       A:    SB 1283 (AHCCCS Omnibus) which addresses
                             disentanglement legislation is effective 10/1/97.
                             Implementation of this legislation will be handled through a contract amendment if necessary.

29         TEMM        Q:    Are hospital contracts which reimburse the hospital
D.41                         at the tiered per diems for inpatient servicesand
                             AHCCCS specific cost-to-charge ratio required to be submitted to the AHCCCSA, Office of Managed Care?
                             If hospital contracts are approved by AHCCCSA, Contracts and Purchasing, in compliance with Section E, Paragraph 10, Subcontracts, are they also required to be submitted to the Office of Managed Care? A: All contracts should be submitted to the AHCCCSA, Contracts and Purchasing Office.

30         APIPA       Q:    Based on the language contained in this paragraph
D.42                         and the verbal answer provided at the Offerors
                             Conference, please confirm that the Ventilator
                             Dependent member capitation rates are not open or subject to the bidding process under this solicitation.
                       A:    Ventilator Dependent rates have been set by AHCCCSA
                             and are not open or subject to the bidding process under this solicitation.

30         APIPA       Q:    Please define the term "approved ALTCS
                             institutional settings" as referred to in  this
                             paragraph.
D.42                   A:    Refer to Chapter 1200 of the AHCCCS Medical Policy
                             Manual.

30         APIPA       Q:    Please confirm that the cost for a Ventilator
D.42                         Dependent member's annual pulmonologist evaluation
                             is to be borne by the program contractor.
                       A:    That is correct.

30         CHS         Q:    The Ventilator Dependent Reimbursement capitation
D.42                         rates do not appear to include any allocation for
                             risk, when assessed against actual costs for services for non-Medicare covered clients. For example, in reviewing costs for our previous institutional vent-dependent client, the costs for institutional, acute, and administration were at $12,000. Our current HCBS vent-dependent client has a secondary insurance, but the costs, would be approximately $6,000 if there were no secondary insurance. As a small plan, there are not enough vent-dependent clients to "spread" the risk. If no adjustment is possible, can AHCCCSA allow plans to receive reinsurance after some monthly deductible for services that are not normally covered by reinsurance? A: To determine capitation rates for ventilator dependent clients, AHCCCS reviewed current rates paid, surveyed all existing contractors and reviewed past encounter analyses.
                             AHCCCS is currently conducting an additional encounter study to verify rates established. At this time, AHCCCS is not considering a reinsurance program for ventilator dependent clients.

30         CHS         Q:    Can the reconciliation be accomplished every month,
D.42                         and can it be done within thirty days of the end
                             of the period?
                       A:    The ventilator dependent reconciliation for
                             placement will be conducted on a quarterly basis.

30         TEMM        Q:    The first sentence indicates "the Program
D.42                         Contractor will be paid on a capitated basis for
                             ventilatordependent members, however R9-28-710.D stipulates "Program contractors shall be paid on a fee-for-service basis for approved services rendered to ventilator dependent individuals."
                             Please clarify.
                       A:    AHCCCSA will request a rule change to allow for the
                             capitation of ventilator dependent members in all counties; however, the RFP provision takes effect
                             10/1/96 regardless of the status of the rule change request.

30         TEMM        Q:    Placement data is required to be entered in CATS by
D.42                         the program contractor for each member. Since the
                             placement data is available to AHCCCSA on ventilator dependent clients, why are all ventilator dependent clients reimbursed at the Home and Community Based Services capitation rate instead of the actual placement capitation rate? If
                             AHCCCSA cannot reimburse the program contractor on the actual placement of the ventilator dependent client, can the reconciliation of capitation rake place on a monthly versus a quarterly basis due to the potential impact on the program contractor?.
                       A:    The AHCCCS system is not currently programmed to
                             accept two rates (HCBS and Institutional) for ventilator dependent clients. AHCCCSA will continue to reconcile for placement of ventilator dependent clients on a quarterly basis.

30         PINAL       Q:    According to the capitation rates set by AHCCCS,
D.42                         the average HCBS costs for ventilator dependent
                             members should be $5,000 per month, and for institutional members, $12,000 per month. During the 1995-96 contract year, Pinal County Long-Term
                             Care served two ventilator dependent members at an average cost of $1,594 per day, or $48,458 per month during their status as ventilator dependent members. Additionally, $90,000 was reimbursed through reinsurance for acute care expenses incurred during the thirty days prior to achieving ventilator dependent status. Given the difference between our actual costs of $48,458 per monthly and the $12,000 per month for institutional ventilator dependent clients given in the ALTCS RFP, we have the following questions: How did AHCCCS determine the monthly capitation rates for ventilator dependent members?. Will these members be reinsurable? Does the monthly amount include all services, or only certain categories of service as determined by AHCCCS?

                       A: To determine ventilator dependent capitation rates, AHCCCS reviewed current rates paid, surveyed all existing contractors and reviewed past encounter analysis. AHCCCSA is currently conducting an additional encounter study to verify the rates established. Ventilator Dependent clients are eligible for regular acute inpatient hospitalization reinsurance. For more information on reinsurance coverage please refer to the AHCCCS Reinsurance Policy/Procedure Manual. The rates established by AHCCCSA for ventilator dependent clients include all services.

30-31      PHS         Q:    What will be the procedure and time frames for
D.43                         approval of services and reinsurance for behavioral
                             health/TBI clients?
                       A:    AHCCCS staff is currently developing the policy and
                             procedures for this process.

30-31      APIPA       Q:    (1)  When will AHCCCSA determine the deductible for
D.43                         Behavioral Health/Traumatic Brain Injury (BH/TBI)?
                             (2) If the deductible is determined after the bids are due, will bidders be allowed to adjust their rates accordingly? Please specify what services are and are not included under the BH/TBI category.
                             (3) What criteria will the OMD use to (One) approve or deny services in this category; and (Two) determine what is or is not subject to reinsurance?
                             (4) What is the timeframe in which the OMD will respond?
                             (5) Also, will retrospective approval be given? In as many instances, whether behavioral health services are "high cost" is not known until after treatment has been initiated.
                             (6) Is the AHCCCSA suggesting here that a program contractor as the OMD for authorization at the onset of any behavioral health or traumatic brain injury service to preserve a claim for reinsurance?
                             (7) What steps will AHCCCSA take here to avoid the confusion and inconsistencies that were experienced with the sick newborn deferred liability system?

                       A:    (1)  There is no deductible - please see Amendment
                             #1.
                             (2)  N/A; see above.
                             (3-5) AHCCCSA is in the process of developing a policy that will address these issues. The policy will be available on or before 5/20/96.
                             (6) This reinsurance is related to placement only. OMD should be notified of placement of members in high cost settings.
                             (7) The policy that is being developed will contain detailed information in order to avoid any confusion.

30-31      APIPA       Q:    Please define the term "catastrophically eligible"
D.43                         (not defined in Section C - Definitions).  What are
                             are the Office of the Medical Director Manual cite for the special catastrophic program?
                       A:    Catastrophic coverage is defined in R9-22-101,
                             Rules, Definition, "catastrophic coverage limitation" and R9-22-503, Reinsurance, J-1.2.3.
                             Catastrophic coverage is defined in the

                             AHCCCSA Reinsurance Policy and Procedure Manual. Currently, major organ transplants and hemophilia are considered catastrophic.

30-31      APIPA       Q:    What will be the frequency and duration of the
D.43                         retrospective medical review process for regular
                             HCBS reinsurance cases?
                       A:    Quarterly audits or until claims are submitted in
                             the system. In the event a Program Contractor has no claims submitted for the contract year, a site visit will be scheduled to review the program.

30-31      APIPA       Q:    What formula and associated variables will be used
D.43                         in extrapolating the sample results to the program
                             contractor's regular ALTCS reinsurance reimbursable population?
                       A:    A random sample (25%) of claims meeting the
                             reinsurance threshold. A case is opened for a member with the first hospitalization and would continue for any additional hospitalizations that member would have. If a case is initiated during one quarter (continue hospitalization), but the member is not discharged until the second or third quarter, all medical documentation and claims for that hospitalization are reviewed.

30-31      APIPA       Q:    Will the extrapolation of the sampling results and
D.43                         possible partial reimbursement be applied only to
                             the test period under review?
                       A:    See pages 2-16, Chapter 2, Section 9 of the AHCCCSA
                             Reinsurance Policy/Procedure Manual.

30-31      APIPA       Q:    Will identified recoupable amounts be effected
D.43                         through a monthly capitation payment adjustment or
                             another means?
                       A:    Amounts will be recouped through adjustments to
                             capitation payments.

30-31      MMCS        Q:    (1)  What is the process by which program
D.43                         contractors must obtain prior authorization for
                             potentially high cost behavioral health/TBI individuals?
                             (2) Will the process accommodate placements that must be done on an emergency basis?
                             (3) Please explain how the following will be handled: A member is receiving behavioral health services at a level that is not expected to reach the reinsurance threshold. A change in condition occurs and the member requires additional services that will likely reach the threshold. The program contractor requests and receives approval from AHCCCS to include the individual in the reinsurance program.
                             (4) Will the costs incurred prior to the approval be considered "allowable" for the purposed of reinsurance?
                             (5) Will all cost be included in the reinsurance rate, in other words, are all behavioral health costs for services and settings counted including
                             Level I, Level II, facilities for persons with TBI, all behavioral health procedure codes, medications, IMD, specialized behavioral health nursing facility units, adult care home for persons with TBI, crisis services, etc.?
                             (6) Will reinsurance for BH/TBI be based on encounter data or will there be some other reporting mechanism?
                             (7) Will periodic approval be required in order to maintain a person in the BH/TBI reinsurance program after initial approval has been granted?
                             (8) What is the intent of AHCCCS by requiring prior authorization for reinsurance for expensive services or settings?
                             (9) When AHCCCS reviews a request for inclusion in the reinsurance program, what criteria will be used in the decision-making process?
                             (10) In other words, will AHCCCS utilize purely financial criteria or will it use clinical criteria?

                       A: (1) This will be covered in the TBI policy that will be released on or before 5/20/96.
                             (2)  Yes, OMD will accommodate these placements
                              that must be done on an emergency basis.
                             (3-5) This will be covered in the TBI policy.
                             (6) It is anticipated that the data will be reported manually similar to the catastrophic reinsurance method. The policy will detail the submission requirements.
                             (7)  This will be covered in the TBI policy.
                             (8) The purpose of prior authorization is to reduce risk that may be incurred as this service has the potential for being high cost.

                             (9)  This will be covered in the TBI policy.
                             (10)  This will be covered in the TBI policy .

31-32      APIPA       Q:    Does AHCCCSA mean "deny authorization and/or
D.44                         reimbursement for a service" when the RFP states
                             "deny a service?" What is the legal authority for denying authorization for a medically necessary covered service because of the existence of other coverage? On page 32, first full paragraph, what if the their party insurer refused to divulge or respond in a timely manner on whether the service is covered? In the paragraph just above Cost
                             Recoveries, is it correct to assume that the obligation to transport for third party benefits extends only to trips for ALTCS covered services?
                             A: "May deny a service" is an option which may be used in order to coordinate benefits. The program contractor may deny the provision of services, including the payment. Authorization means that a service is necessary. Services cannot be denied if it jeopardizes the member's health. AHCCCS is the payer of last resort pursuant to ARS 36-2903.G.
                             Provision of transportation to coordinate benefits applies to all covered services.

31-32      APIPA       Q:    Please identify AHCCCSA's authorized representative
                             for third party collections?
D.44                   A:    Health Management Systems, Inc., and its corporate
                             affiliate, HHL Financial Services, Inc.

31-32      APIPA       Q:    Please provide detail, on a pro-forma or model,
D.44                         basis of an acceptable third party collections
                             subcontract with AHCCCSA's authorized
                             representative.
                       A:    This is available in Bidder's Library.

31-32      APIPA       Q:    Under what circumstances and frequency will a
D.44                         program contractor be required to report case level
                             detail of third party collections and cost avoidance (i.e. as per the terms of paragraph 34)?
                             Does AHCCCSA have any specific reporting format to be used?

                       A: Specific reporting requirements are to be determined.

33         APIPA       Q:    Will AHCCCSA notify program contractors of any new
D.45                         Medicare services which are not covered by AHCCCSA?
                       A:    As AHCCCSA becomes aware of new Medicare services
                             not covered by ALTCS, Program Contractors will be notified.

33         APIPA       Q:    Please provide a listing of all Medicare TEFRA Risk
D.45                         HMO's in Arizona by county, if available.
                       A:    We regret we don't have this information available.

33         CHS         Q:    Please define the difference in scope or limitatio
D.45                         of inpatient psychiatric services, psychological
                             services, inpatient and outpatient occupational coverage, or respite services for QMB eligible persons versus Medicaid services, or refer to the specific citation which describes those services.

                       A: For information on the scope of inpatient psychiatric services, refer to Section 1812(c) and
                             (e), 1861(c) and (f), and additional information contained in Part A Coverage--Inpatient Psychiatric Hospital Services. Copies of these documents labeled as items #2, #3, #5 and #13 are in the binder labeled "Medicare/Social Security Act" in the Bidder's Library. For information on psychological services, refer to Section 1832(a)(2)(B)(iii), 1861(b)(4) and additional information contained in Part B
                             Benefits--Psychiatrists and Psychologists, Part B Benefits--Qualified Psychologist and Clinical Social Worker Services, and Inpatient Hospital Coverage--Psychologist and Physical Therapists. Copies of these documents labeled as items #1, #3, #8, #9 and #11 are in the binder labeled "Medicare Social Security Act" in the Bidder's Library. For Information on inpatient and outpatient occupational coverage, refer to Section 1832(a)(2)(C), 1861(g) and (p), 1833(g) and additional information contained in Inpatient Hospital Coverage--Psychologist and Physical Therapist, Inpatient Hospital Coverage--Coverage Issues-Occupational Therapy, and Part A Coverage--Other Diagnostic and Therapeutic Items or Services. Copies of these documents labeled as items #1, #4, #6, #7, #11, #12 and #14 are in the binder labeled "Medicare/Social Security Act" in the Bidder's Library. The document, Part B Benefits--Mental Health Services and (and Partial Hospitalization Coverage) which provides information on psychiatric services, psychological services and occupational therapy services are labeled as item #10 are in the binder labeled "Medicare/Social Security Act" in the Bidder's Library. The sole reference we located regarding respite is provided under Respite Care in the section on Hospice Services. A copy of this information is labeled as item #15, and is in the binder labeled Medicare/Social Security Act" in the Bidder's Library.

33         PHS         Q:    What does inpatient and outpatient occupational
                             coverage mean?
D.45                   A:    See above response.

33         PINAL       Q:    Paragraph 5, states: "If a dual eligible is
D.45                         enrolled with a Medicare TEFRA Risk HMO, Medicare
                             will not reimburse the Program Contractor for Medicare covered services provided by the Program
                             Contractor. Therefore the Program Contractor shall refer the member to the Medicare TEFRA risk HMO for all Medicare Covered services and shall not be responsible for the payment of any Medicare copayments, deductibles or premiums assessed by the Medicare TEFRA Risk HMO. The Program Contractor shall be responsible for any Medicaid covered services not provided by the Medicare TEFRA Risk
                             HMO." Currently program contractors are responsible for deductibles and Co-Pays. Please explain this shift in policy and who is responsible for the deductibles and co-pays. PCLTC's concerns that the TEFRA Risk HMO and its providers will not provide services if they don't received the c0-payment. A:
                             AHCCCS is requesting clarification from HCFA at this time regarding deductible and co-pays. As soon as there is a definitive ruling on this issue, AHCCCS will notify all offerors.

33         APIPA       Q:    Please confirm the verbal statement made at the
D.46                         Offerors Conference that the last sentence of the
                             first paragraph, "The Program Contractor must establish a process for collecting the share of cost from HCBS members." , refers only to those HCBS members residing in alternative residential settings.

                       A: The sentence quoted generally refers to those HCBS members residing in alternate residential settings. However, if an HCBS member has an "income only trust" and therefore actually has more income than the $1,410.00 income maximum, he or she may have a share of cost. Example: Mrs. Brown has monthly income of $1,800 per month. Allowable deductions include $1,410 personal needs allowance if in her own home, $50 medical insurance premium

                                     $  1800
                                      - 1410   monthly income deductions
                                      -   50
                                      --------
                                     $   340   share of cost

                             If this member resided in an alternative residential setting, the Share of cost would be:

                                     $  70.50   personal needs allowance
                                       700.00   room and board charge
                                        50.00   medical insurance
                                     --------
                                     $ 820.50   deductions


                                     $1800.00   monthly income
                                     - 820.50
                                     --------
                                     $ 979.50   share of cost

33         APIPA       Q:    Are program contractors to consider the "actual
D.46                         share of cost assignment" to be the amount as shown
                             as the share of cost by member per the monthly
                             Member Roster report?
                       A:    Yes.

33         APIPA       Q:    Will the potential recoupment of amounts identified
D.46                         from the annual share of cost reconciliation be
                             accomplished through a capitation payment adjustment?
                       A:    Share of cost recoupment will be made through
                             deductions to capitation payments.

33         APIPA       Q:    How often will AHCCCSA change/adjust a member's
D.46                         assumed share of cost during a (12) month period,
                             or is the assumed share of cost an average per member per month by county?
                       A:    The share of cost on the capitation rate
                             calculation sheets (CRCS) will be reviewed annually.

33         APIPA       Q:    Will AHCCCSA please provide the details, formula,
D.46                         etc. of its share of cost reconciliation procedure?
                             What date will be utilized?
                       A:    The reconciliation is completed by county and
                             compares actual Share of Cost assignments (dollars) for the contract year divided by total member months (not including ventilator dependent) for the contract year. This amount is compared to the Share of Cost assumption used in the capitation rate and will result in either a recoupment or refund of the difference. As indicated in the RFP, the reconciliation will occur at the end of the contract year, or more frequently if deemed necessary by AHCCCSA.

33         APIPA       Q:    How will AHCCCSA be providing the HCBS share of
D.46                         cost information to program contractors? Will the
                             HCBS share of cost be provided on the daily member roster the same as the current share of cost information, with a separate action code define the change or update?

                       A: The share of cost for HCBS members will be included on the ALTCS Member Roster as is currently being done for institutionalized members. The possible need for any specific coding different from what is in place will be considered.

33         APIPA       Q:    Will the share of cost be adjusted if a member is
D.46                         HCBS and then, due to medical necessity, becomes
                             institutionalized during the month, or vice versa?
                             How will a program contractor receive the changes related to this potential share of cost adjustment?
                       A:    Yes, changes in the member's living arrangement
                             (placement) may cause a change in the member's share of cost. Anytime a change in the member's circumstances requires an adjustment to the member's share of cost, this change is done prospectively and is reflected on the program contractor's Member Roster.

33         APIPA       Q:    Is it correct to presume that the implementation of
D.46                         any HCBS share of cost will occur monthly and
                             that is may also change monthly as it presently does for institutionalized members?
                       A:    Yes, share of cost is always assessed for a monthly
                             amount, and changes in the member's circumstances may require a change in the member's share of cost.
                             Generally, these are changes in the member's placement, member's income, or in the share of cost allowable deductions. Elements affecting the share of cost are discussed in more detail in the ALTCS
                             Eligibility Policy and Procedures Manual, Chapter
                             1600.

33         TEMM        Q:    Please define AHCCCSA's methodology for calculating
D.46                         the assumed deduction for share of cost
                       A:    Actual Share of Cost (SOC) assignments for the
                             period 10/95 through 1/96 were divided by total member months for the same time period. A cost of living adjustment was also applied.

33         MMCS        Q:    Program contractors must establish process for
D.46                         collecting SOC from HCBS members - Are we correct I
                             assuming you are speaking about alternative
                             residential settings R&B only?
                       A:    Yes.

34         APIPA       Q:    The definition of "Management Services
D.47                         Subcontractor" on page 5 extends the requirement
                             for approval to a contract for "any administrative
                             service" needed to fulfill the program contractor's
                             obligations. We can understand the need to know of
                             and approve all of this information as it related
                             to securing a contract through this bid process.
                             However, such a requirement could become burdensome
                             for both AHCCCSA and Program contractors after
                             contracts are awarded. would AHCCCSA consider
                             limiting the approval requirement to contracts
                             above a threshold amount, say $5,000 annually, or
                             to contracts directly related to management of the
                             program contractor or some specific requirement(s)
                             under Section D of the RFP?
                       A:    All management services contracts as defined in the
                          RFP must be submitted to AHCCCSA for approval.

34         APIPA       Q:    What types of financial sanctions may be imposed by
D.47                         AHCCCSA resulting from implementation of this
                             paragraph?
                       A:    Sanctions are determined on a case-by-case basis.
                             See p.36, paragraph 56 of the RFP.

34         PINAL       Q:    "All management services subcontractors are
D.48                         required to have an annual financial audit.  A copy
                             of this audit shall be submitted to AHCCCSA, Office of Managed Care, within 120 days after the subcontractor's fiscal year." What exactly is AHCCCS requiring in this section? Does AHCCCS require an independent audit performed by an independent accountant not affiliated with the program contractor? Will AHCCCS accept compiled or reviewed financial statements? Furthermore, are there standards specific to AHCCCS that must be included in the audit? Must every management service subcontractor have an audit or are there income criteria that would determine who must have the audit conducted?
                       A:    AHCCCSA is requiring a certified financial audit.
                             The audit may be conducted by the same firm that completes the offeror's financial audit, but should not be an employee of the offeror. AHCCCS will not accept compiled or reviewed financial statements.
                             If services billed by the management services subcontractor are less than $50,000 annually, AHCCCSA will waive the requirement for an audit.

35         APIPA       Q:    Will AHCCCSA consider adding the words "or agreed
D.51                         to by the Administration and Program Contractor" at
                             the end of the sentence?
                       A:    No.

35         APIPA       Q:    Please describe the data exchange penalties
D.53                         referred to in this paragraph?
                       A:    At this time, the only penalties related to the
                             data exchange requirements include those for data
                             validation studies and pended encounters. However,
                             as indicated in Section D, Paragraph 56 of the RFP,
                             AHCCCS may sanction Program Contractors for any
                             non-compliance with data exchange requirements.
                             `
35         APIPA       Q:    Please define the term "contract services".  Is the
D.54                         term to be synonymous with "encounters" or more
                             all encompassing such as "covered services"?
                       A:    At this time, the only penalties related to the
                             data exchange requirements are for data validation studies and pended encounters. However, as indicated in the RFP, AHCCCS may sanction Program
                             Contractors for any non-compliance with data exchange requirements.

36         APIPA       Q:    In those cases where AHCCCSA will require program
D.55                         contractors to use a specialty contractor, will
                             AHCCCSA commit to program contractor input in advance into the need for and selection of a specialty contractor? Is cost the only basis upon which a program contractor does not have to sue a mandated specialty contractor?
                       A:    This section now pertains solely to organ
                             transplants. In the future it may include other situations. As long as the services that the Program Contractor are able to contract for are equivalent, cost would be the predominant consideration. Quality of care concerns and past performance by a provider would also be considered.

36         APIPA       Q:    Are sanctions determined on a case-by-case basis
D.56                         per occurrence, or does AHCCCSA have specified
                             sanctions for specific types of contract
                             "non-compliance" with delineated AHCCCSA standards?
                             if so, please identify such sanctions and their
                             frequency of applications, amounts imposed, etc.
                       A:    Sanctions are determined on a case-by-case basis.

37         APIPA       Q:    With regards to the second paragraph, a contract
D.57                         clause that makes failure to timely sign a contract
                             as grounds for termination is inconsistent with
                             AHCCCSA's stated historical and continuing
                             contracting philosophy of collaboration,
                             partnership and fairness. This is especially true
                             when there is no obligation on AHCCCSA to discuss
                             proposed modifications upon renewal with a program
                             contractor. Consequently, we strongly suggest
                             removal of this section in its entirety. At a
                             minimum, we suggest deletion of the words "or
                             modification" from the second paragraph and the
                             addition of a sentence that says the Administration
                             and a program contractor may mutually agree to
                             extend a contract while formal contract extensions
                             and the terms thereof are being discussed.
                       A:    In law and in public policy, the state always
                             reserves the right to unilaterally amend or
                             terminate its contracts for any reason and the
                             contractor has the related right to present a claim
                             for appropriate compensation. In most situations,
                             however, AHCCCSA solicits contractor input and
                             agreement before amending any contract.
37         APIPA       Q:    Based on this paragraph, is it AHCCCSA's intent
D.57                         that any amendments to this contract are to be
                             accepted by program contractor without any
                             potential prior negotiation to reach mutually
                             acceptable concurrence of the times and
                             expectations to be included?
                       A:    See above response.
37         APIPA       Q:    In the last paragraph beginning "Other AHCCCS
D.60                         related issues ... will ...", please explain the
                             potential use of tobacco tax monies for various
                             reasons. Would the use of these Moines be
                             restricted to specific disease states, transplants,
                             rate codes or have any qualifying restrictions?
                             Would these monies be provided based on membership
                             levels in the counties of Cochise, Gila, Pinal and
                             Santa Cruz? Would these monies be provided in
                             addition to the capitation rate and how much would
                             a program contractor receive such monies? Is there
                             a potential for other counties to be considered for
                             relief, related to tobacco tax monies funding?
                       A:    When the RFP was prepared, AHCCCS did not know
                             whether any new tobacco tax legislation would be
                             passed by the legislature. The legislative session
                             ended April 20 and the legislature passed HB. 2508,
                             a new premium sharing program funded with tobacco
                             tax monies that will impact the AHCCCS acute care
                             program. It is not available to ALTCS eligible
                             persons. The premium sharing program will be
                             designed by a special legislative committee for
                             non-AHCCCS, uninsured residents of the United
                             States and Arizona who have income up to 300% of
                             the federal poverty level. Individuals who choose
                             to enroll in the premium sharing program must pay a
                             still-undetermined amount to contribute to the cost
                             of the premiums. It is envisioned that services for
                             this new population will be provided by AHCCCS
                             acute care health plans. If the legislative
                             committee decides to proceed with the cost sharing
                             program and it is implemented on October 1, acute
                             care contract amendments will be issued. In SB
                             1060, the legislature provided $1 million in
                             financial relief to four counties (Gila, Pinal,
                             Santa Cruz and Pinal) in a direct appropriation to
                             assist them with their contributions to the ALTCS
                             program. Money is not available to AHCCCS or the
                             program contractors.
37         APIPA       Q:    60. h.  Effective Date of Enrollment:
D.60h                        (1) will AHCCCSA provide prospective bidders with
                             the historical cost experience of new members up
                             until they became the responsibility of the program
                             contractors? (2) Assuming the Legislature does not
                             address the proposed change to the effective date
                             of enrollment prior to the RFP submission deadline,
                             will AHCCCSA provide guidance as to how prospective
                             bidders should address this situation in their
                             capitation proposals? For example, should
                             prospective bidders build their capitation proposal
                             under the assumption that the effective date for
                             program contractors for new members will be the
                             date of notification or two days after the date of
                             notification. (3) Assuming the Legislature does
                             change the effective date of enrollment for program
                             contractors to the date of notification subsequent
                             to the RFP submission deadline and prospective
                             bidders were instructed to prepare their bids
                             assuming the effective date of enrollment for
                             Program contractors would continue to be two days
                             after the date of notification, what is the
                             AHCCCSA's plan for incorporating this change into
                             the bid process? Will prospective bidders be
                             allowed to adjust their previously submitted bids?
                       A:    Offerors should develop their capitation proposals
                             under the assumption that the effective date for
                             program contractors will continue to be two days
                             after the date of notification.
40         APIPA       Q:    Will AHCCCSA consider requiring both parties to
E.3                          sign to modify the contract by amendment?
                       A:    Since the state reserves the right to unilaterally
                             amend the contract, signing by both parties is not required.

41         APIPA       Q:    Will AHCCCSA concur adding "or as otherwise
E.7                          provided under this Agreement" to the end of this
                             clause?
                       A:    Since no "otherwise provided" provision appears in
                             the RFP, adding the terminology you're recommending would serve no purpose.

41         APIPA       Q:    Please delete "or anyone for whom the Program
E.8                          Contractor may be responsible."  This clause is
                             overly broad, vague and unnecessary given the list of those from who AHCCCSA is protected by the other terms in the indemnification.
                       A:    If the program contractor is "responsible" for a
                             person's performance under this contract, that person's performance should certainly come under the purview of the general indemnification clause.
                             We do not agree that it is overly broad, vague or unnecessary.

41         APIPA       Q:    For clarification add "by Program Contractor"
                             between "performed" and "under."
E.9                    A:    Your recommended revision would distort the meanin
                             of this paragraph.  Work performed by
                             subcontractors is also included within the meanin of "work performed".

41         APIPA       Q:    10. g.   What is meant by a "description" of a
E.10                         subcontractor's patient, medical and cost
                             recordkeeping systems, in terms of level of detail?
                       A:    The description must be sufficient to allow AHCCCSA
                             to determine whether it is adequate to meet federal, state and contract requirements.

41         APIPA       Q:    10. j. Is it to be assumed that a related party is
E.10                         one that receives $25,000 or more in payments for
                             services provided in a (12) month period, as per 42
                             CFR 455.100 et seq.?
                       A:    The "$25,000 or more in payments" provision is
                             unrelated to the definition of a "related party."
                             Please see Section C, Definitions.

42         APIPA       Q:    Please define the term "NACHA".
E.12                   A:    NACHA" stands for "National Automated Clearing
                             House Association". A NACHA transfer is a wire transfer routed through an administrative service
                             NACHA) to the payee's bank.

44         APIPA       Q:    Will AHCCCSA provide an opportunity to cure a
E.21                         default?  If so, will it commit to one in the
                             contract?

                       A: The purpose of this paragraph is only to define a right reserved to the state, not to describe a process precedent to the exercise of that right.

44         APIPA       Q:    Will AHCCCSA consider making this provision to the
E.24                         program contractor, as well?
                       A:    Yes.

44         APIPA       Q:    Will AHCCCSA provide advance written notice of its
E.25                        intent to offset?
                       A:    Yes.

46         APIPA       Q:    Please clarify that this is a monthly, capitated
E.34                         payment contract based on an amount per member per
                             month payment mechanism, rather than a "Firm Fixed
                             Price" contract, as presently stated per this paragraph.?
                       A:    The term "firm, fixed-price" used in this paragraph
                             is correct. A firm, fixed-price contract is one in which the compensation is stated and agreed to by the parties ("firm") and the price or prices stated are not subject to automatic adjustment (e.g.
                             indexing, escalation, COL increases) during the term of the contract ("fixed-price"). All of our capitated contracts are firm, fixed-price contracts.

46         APIPA       Q:    Will AHCCCSA commit to requiring itself to request
E.36                         correction in writing?
                       A:    The manner of requiring correction of services will
                             depend on the circumstances of each case.

47         APIPA       Q:    Please add that the requirements of this paragraph
E.40                         do not apply to summary data as described in ALTCS
                             Rule 9-28-514.

                       A: That is correct. The restrictions upon disclosure of information do not apply to summary data and other reports which do not identify individuals by name.

49         APIPA       Q:    The Offerors Mailing Address is not included on the
G.5                          Section J checklist.  For Section J purposes, where
                             in an offerors response would AHCCCSA prefer to have this item located (e.g. Part I - General
                             Matters)?
                       A:    The Offerors Mailing Address is included in
                             Section G. The completion of Section G is a required submission on the Offeror's Checklist under "V. Organization".

50         APIPA       Q:    7. d. Financial Projections:
G.7                          (1) Will AHCCCSA please provide an acceptable
                             reporting format for the required financial projections? (2) Can the required financial projections be prepared on a combined service area basis or are separate projections be prepared on a combined service area basis or are separate projections required for each service area bid?

                       A: AHCCCS will not provide a format for financial projections. Financial projections should include a balance sheet, statement of revenues and expenses, and changes in plan equity as defined by the Reporting Guide for Long-Term Care Program Contractors with the Arizona Long Term Care System effective October 1, 1996, available in the Bidder's Library. Financial statements may be prepared on a combined service area basis.

52         APIPA       Q:    For the purpose of submitting an appropriate
G.8                          Financial Disclosure Statement, is a change in
                             corporate form, as opposed to an operational reorganization which occurred between the most recent fiscal year end date and 3/31/96, be considered a "significant change" requiring preparation of a 3/31/96 Financial Disclosure
                             Statement for a continuing offeror?

                       A: A change of this nature would be considered significant. The offeror should prepare a 3/31/96 Financial Disclosure Statement.

54         APIPA       Q:    If a continuing offeror has filed a "Related Party
G.9                          Transactions" form with its most recent annual
                             Financial Disclosure Statement, is it necessary to prepare and resubmit this information, or may the information be considered communicated as through the instructions for paragraph e.8 above?

                       A: If a continuing offeror has filed a financial disclosure statement including related party transactions within the last twelve months and has not undergone significant changes, a new related party transaction form need not be submitted. However, if the offeror has undergone a significant change and is submitting a disclosure statement for the period ended 3/31/96, a related party transaction form for the same time period should be submitted.

54         APIPA       Q:    How far back in the past should bidders report
                             related party transaction under this paragraph?
G.9                    A:    Twelve months; same requirement in G8, Financial
                             Disclosure Statement.

60         MMCS        Q:    Is 4-19-96 the last possible date for questions or
H.4                          just for questions to be answered in the amendment?
                       A:    Just for questions to be answered in the amendment.
                             After that date, written questions will be answered individually. A question that results in any change or significant clarification to the solicitation will be communicated to all prospective offerors by an amendment to the RFP.

61-63      APIPA       Q:    Please confirm, clarify and provide examples of the
H.10                         subcontracting risk arrangements AHCCCSA would
                             like included, as discussed verbally at the Offerors Conference.
                       A:    An example of a risk arrangement contract between a
                             program contractor and a nursing facility that would qualify for extra consideration follows:
                             Program contractor provides a financial incentive to the nursing facility to identify members to the program contractor's case manager that can be stepped down from the current level of care or discharged from the facility into an HCBS setting.

61-63      APIPA       Q:    Please confirm that a Letter of Intent will have an
H.10                         equal evaluation weight as to a signed contract in
                             the network scoring process, as discussed at the
                             Offerors Conference.
                       A:    The letter of intent will have the same weight as a
                             signed contract in the network scoring process.
61-63      APIPA       Q:    Please confirm that only one copy of an offerors
H.10                         Provider Manual is required to be submitted to
                             satisfy the instructions of this RFP.  (I.e. that
                             one original and five copies are required; however,
                             only one Provider Manual is requested).
                       A:    Only one  copy of the offeror's Provider Manual is
                             required.
63         APIPA       Q:    Please confirm from the Offerors Conference that
                             hard copies of an offerors CRCS by county are to be
H.11                         included in the submitted copies, in addition to
                             the one (1) capitation bid disk.
                       A:    Offerors are required to submit hard copies of
                             their capitation bid by county. Please see
                             Attachment F, Page F-1, last sentence of the first
                             paragraph.
63         APIPA       Q:    What is meant by "clinical standards used" and
                             "restrictions on settings for care"?
H.12                   A:    "Clinical standards used" refers to the clinical
                             standards that would be used for establishing
                             utilization management policies and procedures.
                             "Restrictions on settings for care" refers to the
                             need to identify in utilization management policies
                             and procedures any restriction of services based
                             upon settings for care.
66         YCLTC       Q:    For counties that have first right of refusal and
                             no competitive bids, why must they go through Best
H.20                         and Final Offer process? Why not offer the
                             mid-point rate and avoid the costly negotiation
                             process?
                       A:    Best and Final Offers (BFO's) are at the sole
                             discretion of the AHCCCSA. As indicated in this
                             solicitation, BFO's are an opportunity for the
                             offeror to resubmit rate components not previously
                             accepted by AHCCCSA. If the offeror has made an
                             acceptable bid on all components, or is willing to
                             accept the components set at the lower half of the
                             actuarial rate range, the offeror need not submit a
                             BFO if one is offered.
67         VHS         Q:    On Paragraph 1, entitled "Nursing facility
                             network," the second sub-paragraph states that
                             "Extra consideration will be given for letters of
                             intent that specify payment rates, share cost
                             collection agreements, and certain types of risk
                             relationships." It is not clear how respondents to
                             the RFP should document these "extra consideration"
                             items since the Sample Letter of Intent (Attachment
                             E of the RFP) contains language specifying that no
                             alterations to the Letter of Intent are permitted.
                       A:    Your suggestion has been adopted for use and has
                             been incorporated in the revised Attachment E,
                             Letter of Intent, included herein. All offerors
                             shall submit the revised Letter of Intent which
                             includes the entry "Summary of Terms Attached? Yes
                             _____ No_____". If yes is checked, the offeror must
                             attach documentation that addresses rates, share of
                             cost collection and/or risk arrangements. The
                             offeror may add this documentation for Letters of
                             Intent that have already been completed prior to
                             this amendment decision.
67         PINAL       Q:    The offeror must submit the signed letters of
                             intent and/or the contract signature pages for
                             Contract Year 96-97 as part of its proposal. PCLTC
                             has many contracts which only need to be renewed
                             for 1996-97, do we need the letters of intent for
                             renewable contracts?
                       A:    Yes.
67         TEMM        Q:    Please clarify the statement "extra consideration..
                             ..given for letters of intent or contracts that
                             specify payment rates, share of cost collection
                             agreements, and certain types of risk
                             relationships." What does "extra consideration"
                             mean? Please provide examples.
                       A:    "Extra consideration" refers to the points awarded
                             in the scoring process. For example, a letter of
                             intent or contract for nursing facilities with
                             specific payment rates, share of cost collection
                             agreements, and risk arrangements will be awarded
                             more points.
Atch B     PHS         Q:    Why are partial care services required county wide
                             versus facility location?
                       A:    This was an error and has been corrected. Please
                             see the revised Attachment B in this amendment.

Atch B     MMCS        Q:    (1)  Partial Care:  Please explain why AHCCCS has
                             determined partial care to be county-wide vs.
                             facility location?
                             (2) Behavior Management: Can the fact that the program contractor provides county-wide personal care, also satisfy the requirement of providing county-wide behavioral management (behavior management = personal care)?
                             (3)  How will county-wide coverage be scored?
                             (4) Pharmacy: Gila Bend - There are no pharmacies in Gila Bend to my knowledge.
                       A:    (1)  Partial Care should be listed as "Facility
                             Location" on all applicable pages of Attachment B.
                             (2) No. While behavioral management and personal care are essentially the same services, the services providers are not. You must have the capability of providing behavior management, with providers that meet the qualifications for behavior management providers, in approved service settings
                             (including home) county-wide.
                             (3) The offeror must indicate if the service is county wide. If the service cannot be established county wide, the Program Contractor must explain as described on page 62, "Network Development"
                             (4) There is no pharmacy in Gila Bend, so this requirement is deleted. Nevertheless, the offeror must have a pharmacy system capable of providing medication to outlying areas of the service area.

Atch B     APIPA      Q:     Attachment B refers to a network disk. Please
                             confirm that the network disk requirement has been deleted and that the paper roster referenced on page 62 (Section H) is the only network requirement, along with the amended Attachment G.
                             Will AHCCCSA also be modifying the Section J checklist to reflect this change? Atch B A: The network disk requirement has been deleted. A completed paper roster for the nursing facility network, revised Attachment G and the roster described on page 62, "Acute care, HCBS and Behavioral Health" are the required submission for the provider network. Attachment J, Offeror's
                             Checklist, has been revised to reflect this change and is included in this amendment.


Atch C     CHS        Q:     In some cases, pends can be a result of AHCCCS
                             systems limitations. In those instances, the program contractors work with AHCCCS staff to try to correct the pended encounter. There should be no sanctions in these instances, as long as the program contractor has made every effort to try to correct the pended encounter. Please clarify if additional language can be inserted to this effect?


Atch C                 A:    See revised Attachment C, included herein.

Atch F     PHS         Q:    What is the formula used to calculate the PMPM cost
                              from the Annualized Units per 1,000 member x Unit
                             Cost?
                       A:    PMPM is calculated as follows: Annualized Units
                             multiplied by Unit Cost divided by 12,000 = PMPM.

Atch F     PHS         Q:    How was the HCBS percentage derived and how will
                             this percentage be determined in subsequent years?
                       A:    HCBS percentage was calculated on a county-specific
                             basis using year-to-date information as of January 1996. A percentage to accommodate growth trends and alternative settings was added. HCBS percentage in the subsequent contract years will be reevaluated and revised accordingly.

Atch F     APIPA       Q:    In the main worksheet of the bidding section of the
                             capitation disk, AHCCCSA provided the following, pre-determined factors:
                                   HCBS and Institutional Placement Distribution
                                     Percentages
                                   Case Management Per Member Per Month (PMPM)
                                   Patient Share of Cost (PSOC) PMPM
                                   Vent Dependent Capitation PMPM (Home and
                                     Institutional)
                             Would AHCCCSA please define how these factors were calculated? What assumptions, variables, were used in calculating these factors?

Atch F                 A:    HCBS and Institutional Percentage:  This percentage
                             was calculated on a county specific basis using actual placements year to date as of January 1996.
                             A percentage to accommodate growth trends and alternative settings was added.
                             Case Management PMPM: Assumptions for HCBS mix, case load, salary, benefits and travel have been included in a calculation model which is available on the capitation bid disk (press F-1 when on the case management amount).
                             Ventilator Dependent: To determine capitation rate for ventilator dependent clients AHCCCS reviewed current rates paid, surveyed all existing contractors and reviewed past encounter analysis.
                             AHCCCSA is currently conducting an additional encounter study to verify the rates established.

Atch  F    APIPA       Q:    Do the HCBS placement distribution percentages
                             noted on the capitation disk represent the federal cap? If not, what are the federal cap percentages for HCBS placements and would AHCCCSA please explain the rationale for setting the HCBS placement distribution percentages at rates different from the federal cap percentages?
                       A:    The HCBS placement distribution does not represent
                             the federal cap. The federal cap is currently 40 % with a request to lift the cap entirely. AHCCCSA did not set the HCBS placement at the federal cap as it would be difficult for the majority of contractors to achieve. There is no requirement from HCFA to establish capitation rates at the federal cap.

Atch F     YCLTC       Q:    Is the "surgical services" line item required or
                             can data be included in Specialists and Primary
                             Care Physician line items?
                       A:    Offerors should use the designated line items
                             whenever possible.

Atch F     YCLTC       Q:    In the Acute & HCBS worksheets, can projections be
                             net of Medicare/TPL and then eliminate the need for Medicare/TPL projections (i.e., Line 18 Acute).
                       A:    Acute and HCBS costs should be reported gross of
                             Medicare/TPL.

Atch F     YCLTC       Q:    Under "Case Management Assumptions", why were
                             projections used for HCBS mix but not for total number? We have seen a 4% increase in the last two months and anticipate growth that would allow for at least one additional case management position over assumption level, as well as increasing supervision from .9 to full-time. If this can be demonstrated at time of Best & Final Offer, will we be able to adjust Case Management line item?

Atch F                 A:    For purposes of the capitation bid disk, AHCCCSA
                             will not revise the enrollment amount used in the case management calculation.

Atch G     TEMM        Q:    Please provide examples of the types of agreements
                             between nursing facilities and program contractors which would qualify for "extra credit or consideration in the scoring process."
                       A:    Two examples of an agreement between a nursing
                             facility and a program contractor related to the collection of share of cost that would qualify for extra consideration follows:

                             Example #1: Program contractor has
                             delegated the share of cost collection function to the nursing facility. After unsuccessful attempts by the facility to collect the share of cost from the member, the program contractor agrees to send written notification to the member. The notification is expected to reasonably increase the probability of the collection of the member share of cost.

                             Example # 2: The program contractor has retained the share of cost collection function. After unsuccessful attempts to collect share of cost from the member, the nursing facility agrees to perform specified procedures that are expected to increase the probability of the collection of the member share of cost.

Atch I     PINAL       Q:    Paragraph one states , The Offeror must
                             submit the signed letters of intent and /or the
                             contract signature pages for Contract Year 96-97 as
                             part of its proposal. PCLTC has many contracts
                             which only need to be renewed for 1996-97, do we
                             need the letters of intent for renewable contracts?
Atch I                 A:    Yes.

Atch J     PHS         Q:    On the Check List (Page J-2), V.
                             Organization-Financial Disclosure Statement does not have an *. However, on page 52 #8, it states
                             "continuing offers who have filed the required financial disclosure statements within the last 12 months need to complete this section if no significant changes have occurred since the last filing. Is the disclosure statement required?
                       A:    If the offeror has filed a financial disclosure
                             statement within the last 12 months and has not had a significant change, the offeror is not required to complete a financial disclosure statement as of 3/31/96.

           APIPA Q: Will there be unique numeric plan ID numbers assigned to each county for the ALTCS members, or would existing plan ID numbers be utilized if a program contractor is a continuing offeror with existing ALTCS members?
                       A: Existing plan ID numbers will be used if a program contractor is a continuing offeror with existing ALTCS members.

           YCLTC       Q:    Could following RFP FORMS be provided on disk to
                             facilitate completion by using word processors?
                             Section G - Representation and Certifications;
                             Attachment D - Management Services Subcontractor
                             Statement; Attachment G - Nursing Facility Network
                             Roster; Attachment J -Offeror's Checklist.
                       A:    Subject to availability of staff, AHCCCSA will
                             provide this or any other available text on disk
                             (Word 6.0 for Windows) at a charge of $25. per disk. AHCCCSA makes no warranties of compatibility regarding any material provided on disk. All such requests may be submitted to Mark Renshaw, Contracts and Purchasing, and must be received by COB May 10, 1996.

Amdt       APIPA       Q:    Will AHCCCSA please clarify the reinsurance program
                             for Behavioral Health/Traumatic Brain Injury #1
                             (BH/TBI) members?
                       A:    This will be covered in the TBI policy.

           APIPA       Q:    Are the acute costs incurred for BH/TBI members
                             covered under regular reinsurance?
                       A:    Acute care costs that would normally occur under
                             regular reinsurance would be covered.

           APIPA       Q:    How are prospective bidders to factor in BH/TBI
                             reinsurance (non-acute) for institutionalized
                             BH/TBI members on the capitation disk? The capitation disk as presented does not include an area to address reinsurance on the institutional worksheet, only on the HCBS worksheet.
                       A:    There is no reinsurance for institutional services.
                             BH/TBI costs should be included on the HCBS worksheet.

           TEMM        Q:    Please clarify "acute care services and all other
                             ALTCS services are not covered by reinsurance for this population."
                       A:    Members with behavioral health/TBI qualify for
                             reinsurance reimbursement under the regular reinsurance program for acute inpatient

           TEMM        Q:    Do acute inpatient hospitalizations for the
                             behavioral health/TBI qualify for reinsurance reimbursement?
                       A:    Acute care costs that would normally occur under
                             regular reinsurance would be covered.

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION

                        DIVISION OF BUSINESS AND FINANCE

                             SOLICITATION AMENDMENT                  Page 1 of 2


================================================================================================================
AMENDMENT NUMBER:             SOLICITATION NUMBER:             EFFECTIVE DATE OF AMENDMENT:             PROGRAM:

     3                              YH6-0012                             October 1, 1996                OMC/ LTC
================================================================================================================
OFFEROR'S NAME AND ADDRESS:



================================================================================================================
PURPOSE OF AMENDMENT:  To make various changes to the solicitation and to advise offerors regarding new policy.

================================================================================================================

THE SOLICITATION REFERENCED ABOVE IS AMENDED AS FOLLOWS:

(1) Section D, Paragraph 43, Reinsurance, of the RFP, refers to policies under development regarding high-cost behavioral health and traumatic brain-injured members. These draft policies have been approved by the Office of the Medical
Director and are incorporated by reference into the RFP. A copy of the policies are enclosed with this amendment.
- - --------------------------------------------------------------------------------
(2) Section D, Paragraph 54, Encounter Data Reporting, includes an incomplete list of services for "Level I Behavioral Health Facility" and "Level II
Behavioral Health Facility". The complete list of services is as follows:

       Level I Behavioral Health Facility:    Personal care, homemaker, behavior
                                              management, partial care and
                                              nursing services.
       Level II Behavioral Health Facility:   Personal care, homemaker, behavior
                                              management, partial care and
                                              nursing services.
- - --------------------------------------------------------------------------------
(3) Section D, Paragraph 57, Term of Contract and Option to Renew, second sentence, is changed from "three years" to "five years" as a result of recent legislation which extends the maximum total contracting period for ALTCS contracts.
- - --------------------------------------------------------------------------------
(4) An addendum to Attachment F (Instructions for Preparing the Capitation Disk)
to reflect the new Behavioral Health/TBI policy is included as page 2 of this amendment.
- - --------------------------------------------------------------------------------
(5) Amendment #2, page 25 contains the following question which was answered incorrectly.  The correct answer is as follows:
       APIPA   Q:  Please define the term "contract services".  Is the term to be synonymous with "encounters" or more all encompassing such as "covered services"?
               A:  The term "contract services" is synonymous with "covered services".
- - --------------------------------------------------------------------------------
(6) Attachment J, Offeror's Checklist, was added to the RFP for the convenience of offerors. If a requirement is stated anywhere in the RFP text, this statement takes precedence over an apparent omission of that requirement in the Offeror's
Checklist.
================================================================================
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL
SOLICITATION REMAIN UNCHANGED AND IN FULL EFFECT.

=====================================================================================
SIGNATURE OF AUTHORIZED REPRESENTATIVE:     SIGNATURE OF AHCCCSA CONTRACTING OFFICER:


=====================================================================================
TYPED NAME:                                 TYPED NAME:   MICHAEL VEIT

=====================================================================================
TITLE:
                                            TITLE:        CONTRACTS & PURCHASING
                                                          ADMINISTRATOR
=====================================================================================
DATE:                                       DATE:

=====================================================================================

ADDENDUM TO ATTACHMENT F (INSTRUCTIONS FOR PREPARING THE CAPITATION DISK):


TBI/BH EXPENSES AND REINSURANCE

As indicated in the new AHCCCS policy included with this amendment (AMPM, Chapter 1200, Policy # 1250), program contractors are provided reinsurance coverage for specific services and settings for Traumatic Brain Injured and high-cost behavioral health (TBI/BH) members. Offerors should refer to the following to incorporate expenses and reinsurance into their capitation bids.

NURSING FACILITY WORKSHEET - Offerors should not enter any expenses for those members considered to be TBI/BH and possibly eligible for reinsurance coverage on the Nursing Facility worksheet. Facility related expenses for these members will be reported on the HCBS Worksheet.

HCBS WORKSHEET - Offerors should use lines # 10 and # 11 to report TBI/BH related expenses for those members eligible for the TBI/BH specific reinsurance. Expenses reported on these two lines should include all institutional or HCBS expenses anticipated for OMD-approved TBI/BH members. This amount should be a total facility, own home or approved residential setting per member per month cost. Do not include acute care services which should be recorded on the Acute Care worksheet.

Offerors should provide written documentation to support assumptions used for lines # 10 and #11. Assumptions must be detailed enough to support the per member per month cost calculations for lines #10 and #11.

A projected offset for reinsurance revenue should be entered on the reinsurance line. This is a deduction to the overall HCBS per member per month cost. This line item is for TBI/BH related reinsurance only. Offerors should prepare written documentation including utilization assumptions which correspond to the assumptions used to calculate cost on lines #10 and #11. Refer to Amendment # 1 for deductible and percentage coverage amounts.

ACUTE CARE WORKSHEET - Expenses for TBI/ BH members should be blended in with the acute expenses for all other acute care services.

                                                             EXHIBIT 10.9(a)(1)

                                                                   ALTCS Renewal
                                                             Contract Year 95-96

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                         CONTRACT AMENDMENT                         Page 1 of 31

================================================================================================
AMENDMENT NUMBER:          CONTRACT NUMBER:          EFFECTIVE DATE OF AMENDMENT:       PROGRAM:
       07                  YH3-0028-03 (ALTCS)              October 1, 1995             OMC/ LTC
================================================================================================

CONTRACTOR'S NAME AND ADDRESS:
           James Burns, CEO
           Ventana Health Systems
           2510 W. Dunlap, Ste 100
           Phoenix, AZ 85021
===============================================================================
PURPOSE OF AMENDMENT: (A) To extend the ALTCS contract for the period 10/1/95 - 9/30/96; (B) to restate contract requirements in simplified format; (C) to incorporate changes to contract requirements.
===============================================================================

THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

A. EXTENSION OF CONTRACT - In accordance with General Provision 3, Renewal of Contract, this contract is extended for the period 10/1/95 - 9/30/96. The Program Contractor's response AFFIRMING OR DECLINING THE EXTENSION must be received by AHCCCSA no later than 3 pm, August 28, 1995.

B. CONTRACT RESTATEMENT - Pages 3-31 of this amendment, entitled "ALTCS Program Requirements", represent a complete restatement of all contract requirements. The original requirements, as modified by later amendments, have been restated in simplified format in order to ensure both parties' understanding.

C. CHANGES IN REQUIREMENTS - In accordance with General Provision 24, Modification or Termination of the Contract by Mutual Consent, various changes in contract requirements are described in this amendment. Throughout the restatement of contract requirements (pages 3-31) the Program Contractor will find sections of text shown in gray shading such as this. The text shaded in this manner represents a new or a changed requirement. In its response to this contract amendment, the Program Contractor must specifically address these, and ONLY these, new or changed requirements and detail how it proposes to comply with them. A summary sheet of all new and changed requirements is included as page 2 of this amendment.

================================================================================
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT REMAIN UNCHANGED AND IN FULL EFFECT.
================================================================================

SIGNATURE OF AUTHORIZED REPRESENTATIVE:      SIGNATURE OF AHCCCSA CONTRACTING OFFICER:
       James Burns                                        Michael Veit
================================================================================
TYPED NAME: JAMES BURNS                TYPED NAME:       MICHAEL VEIT
================================================================================
TITLE:  CEO                            TITLE:            CONTRACTS & PURCHASING
                                                              ADMINISTRATOR
================================================================================
DATE: 8/21/95                          DATE:             9/15/95
================================================================================

                                                                   ALTCS Renewal
                                                             Contract Year 95-96

                   SUMMARY OF CHANGES TO PROGRAM REQUIREMENTS

SUBJECT OF CHANGE                       CAN BE FOUND AT:             SUMMARY OF CHANGE

1.   Behavioral health services         Overview,  p.3               All ALTCS members eligible for behavioral health
                                                                     services, regardless of age.
- - ----------------------------------------------------------------------------------------------------------------------------
2.   Covered transplants                Covered Services,  p.4       Liver transplants now a covered service for members 21
                                                                     and over
- - ----------------------------------------------------------------------------------------------------------------------------
3.   Behavioral health services         Covered Services,  p.5       Additions to covered services
- - ----------------------------------------------------------------------------------------------------------------------------
4.   Staffing changes                   Staff Requirements,  p.6     7-day notice required for changes in key positions
- - ----------------------------------------------------------------------------------------------------------------------------
5.   HCBS program                       Network Management,  p.8     Addition of pilot programs to HCBS
- - ----------------------------------------------------------------------------------------------------------------------------
6.   Gaps in provider network           Network Deficiencies,  p.8   Must notify AHCCCSA if unable to contract.
- - ----------------------------------------------------------------------------------------------------------------------------
7.   On-site reviews                    On-Site reviews,  p.10       Scope of on-site reviews has been expanded.
- - ----------------------------------------------------------------------------------------------------------------------------
8.   Benefits for improved patients     ALTCS Transitional Program,  New program allows patients to receive services after
                                        p.13                         improvement in condition.
- - ----------------------------------------------------------------------------------------------------------------------------
9.   Quality management                 Quality Management,  p.17    New guidelines for QM program;  new study of HCBS
                                                                     required
- - ----------------------------------------------------------------------------------------------------------------------------
10.   QM reporting                      QM Reports,  p.17            Changed reporting requirements
- - ----------------------------------------------------------------------------------------------------------------------------
11.   Notice of service denials         Denials of Service, p.17     Must notify member within 3 days of denials of service
- - ----------------------------------------------------------------------------------------------------------------------------
12.   Financial reporting               Financial Reports,  p.19     Simplified requirement: Program Contractor to provide
- - ----------------------------------------------------------------------------------------------------------------------------
13.   Increases in management fees      Management Services  p.20    Increase in fees and changes that affect plan equity
                                                                     must be approved in advance by AHCCCSA.
- - ----------------------------------------------------------------------------------------------------------------------------
14.   Collection responsibilities       Coordination of              May have to pay for research, investigation and
                                        Benefits, p.21               lien-filing costs;  must cost-avoid claims, et al.
- - ----------------------------------------------------------------------------------------------------------------------------
15.   HCBS mix                          HCBS Assumed Mix, p.24       May not exceed HCFA cap
- - ----------------------------------------------------------------------------------------------------------------------------
16.   Method of payment                 Method of Payment, p.31      AHCCCSA may elect to pay by wire or
                                                                     NACHA transfer.
- - ----------------------------------------------------------------------------------------------------------------------------

                                                                   ALTCS Renewal
                                                             Contract Year 95-96

                           ALTCS PROGRAM REQUIREMENTS

OVERVIEW

The ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM (AHCCCS) is a demonstration project operated under Section 1115 of the Social Security Act and is designed as a managed care alternative for the provision of Medicaid services. THE ARIZONA LONG TERM CARE SYSTEM (ALTCS) is an extension of this project and provides long term care to its Developmentally Disabled (DD) and Elderly and Physically Disabled (EPD) members. The Department of Economic Security is the program contractor for the developmentally disabled; the counties or private program contractors serve the EPD population. Both the DD and EPD populations may have members who are ventilator dependent.

ALTCS offers both INSTITUTIONAL and HOME AND COMMUNITY BASED SERVICES and includes all acute care, long term care and behavioral health services. Currently, only ALTCS members under age 21 and over 64 are eligible for behavioral health services. However, effective 10/1/95, every ALTCS member, regardless of age, is eligible for behavioral health services. ALTCS members may also be eligible for additional benefits as Qualified Medicare Beneficiaries as discussed in this document.

The total ALTCS population has grown from a total of 9,989 in its first full year to 20,361 in State Fiscal Year 96, a 104% increase. 65 % of the ALTCS population is EPD and less than 1% of these are ventilator dependent members. The yearly growth rate of the EPD population is as follows:

Fiscal Year        Number     Number Increase   % Increase
   1990            6,142
   1991            7,971          1,829         +29.8 %
   1992            8,954            983         +12.3 %
   1993           10,145          1,191         +13.3 %
   1994           10,984            839         + 8.3 %
   1995           12,084          1.100         +10.0 %
   1996           13,140          1,056         + 8.7 %

1.      COVERED SERVICES

The Program Contractor shall be responsible for providing acute, long term and behavioral health services. These services are summarized as follows:

ACUTE CARE SERVICES

        Inpatient and outpatient hospital
        Emergency room
        Physician
        Outpatient Health Services, including those services that may be provided in a Rural Health Clinic or Federally Qualified Health Center
        Laboratory, X-Ray and medical imaging

                                                                   ALTCS Renewal
                                                             Contract Year 95-96


        Pharmacy
        Medical supplies, durable medical equipment and prosthetic devices Emergency Ambulance
        Medically necessary transportation
        Family Planning, including drugs, supplies, devices and surgical procedures provided to delay or prevent pregnancy
        Medically Necessary Abortions, when the pregnancy would endanger the life of the mother if the fetus were carried to term, or if the pregnancy is a result of rape or incest, as described in the OMD Policy Manual, Section 410.3.2
        Therapies (physical, occupational, respiratory, audiologic, speech) Podiatry
        Private Duty Nursing for ventilator dependent members
        Early and periodic screening, diagnosis and treatment services for members under the age of 21. These services include all medically necessary Title XIX services, including dental services, vision services, organ transplants and immunosuppressant medications
        Organ transplants deemed medically necessary are limited to the following services: kidney, cornea, bone, heart, liver with related immunosuppressant medications; autologous and allogenic bone marrow with related chemotherapy or radiotherapy
        Eyeglasses and contact lenses for members 21 years and older as the sole prosthetic device after a cataract extraction
        Emergency dental care, extractions and medically necessary dentures for members 21 years and older.

LONG TERM CARE SERVICES

        Nursing Facility, including Christian Science Sanitoria and nursing Hospice
        Adult Day Health
        Home Delivered Meals
        Home Health Agency, including nursing services and home health aide Homemaker
        Personal Care
        Respite Care
        Group Respite as an alternative to Adult Day Health
        Attendant Care
        Environmental Modifications
        Other services, if approved by HCFA and/ or the Director of AHCCCSA, as appropriate.

BEHAVIORAL HEALTH SERVICES

        Inpatient hospital
        Inpatient Psychiatric Facility for members under 21 years
        Institution for mental diseases for members 65 years and older Individual therapy and counseling
        Group and family therapy and counseling
        Partial care

                                                                   ALTCS Renewal
                                                             Contract Year 95-96



        Emergency crisis mental health care
        Behavior management
        Evaluation
        Psychotropic medications, including adjustment and monitoring

Exclusions and limitations of ALTCS covered services are discussed in regulations found at A.A.C. R9-22-203 and R9-28-203.

2.      STAFF REQUIREMENTS AND SUPPORT SERVICES

The Program Contractor shall have in place the organizational, management and administrative systems capable of fulfilling all contract requirements. At a minimum, the following staff are required:

a.      An ADMINISTRATOR to oversee the entire operation of the Program
        Contractor

b. A MEDICAL DIRECTOR to ensure that medical decisions are made by qualified medical personnel

c. A GRIEVANCE COORDINATOR to investigate member and provider complaints and grievances against the Program Contractor

d. A FINANCIAL OFFICER to oversee the budget and accounting systems of the Program Contractor

e. A QUALITY MANAGEMENT COORDINATOR who is a registered nurse currently licensed in Arizona

f. CASE MANAGERS to coordinate the provisions of services to clients in HCBS and institutional settings

g. PROVIDER REPRESENTATIVES to coordinate communications between the Program Contractor, subcontractors, other Program Contractors, and AHCCCSA

h. CLAIMS PROCESSORS to ensure the timely and accurate processing of original claims, claims corrections letters, resubmission and overall disposition of all claims

i. ENCOUNTER PROCESSORS to ensure the timely and accurate submission of encounter data to AHCCCSA

j. SUPPORT SERVICES STAFF to ensure the timely and accurate processing of support service reports and requests (e.g., telephone systems, MIS);

k.      PRIOR AUTHORIZATION staff to authorize medical care

l.      A CONCURRENT REVIEW registered nurse currently licensed in Arizona.

m.      Sufficient CLERICAL SUPPORT STAFF to conduct daily business

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The Program Contractor shall inform AHCCCSA, Office of Managed Care, in writing within seven days of staffing changes in the following key positions:

     -      Administrator
     -      Medical Director
     -      Financial Officer
     -      Quality Management Coordinator
     -      Grievance Coordinator

The Program Contractor shall ensure that all staff have appropriate training, education and experience to fulfill the requirements of the position.

3.       BEHAVIORAL HEALTH SERVICES

The Program Contractor shall provide medically necessary Title XIX (Medicaid) behavioral health services to all members in accordance with the ALTCS Program Management Manual and Behavioral Health Policy Manual.

The Program Contractor shall contract with behavioral health providers who meet Arizona Department of Health Services (ADHS) licensure or certification standards and who are registered as behavioral health providers with AHCCCSA. The Program Contractor shall ensure each provider is qualified to provide the services for which they are contracting. The Program Contractor may, at its option, contract with ADHS or Regional Behavioral Health Authorities for the provision of behavioral health services. If such contracts are used, the Program Contractor shall be responsible for actively monitoring quality of care, provision of services and case management to ensure compliance with AHCCCSA quality management and utilization management standards.

Referral for behavioral health services may be made by the Primary Care Provider, case manager, nursing facility staff, family or the member himself (or herself).

The Program Contractor shall develop, monitor and continually evaluate its processes for timely referral, screening, evaluation and treatment planning for behavioral health services. There shall be procedures in place for ensuring that members' behavioral health services are appropriately provided, coordinated and tracked by the case manager, PCP and behavioral health providers and included in the member's individual service plan.

Quality management for behavioral health services must be included in the Program Contractor's Quality Management Plan and shall meet the quality management requirements of AHCCCSA.

The Program Contractor shall ensure that its provider network contains sufficient behavioral health providers to provide services under this contract and that its providers comply with appointment standards and other provider requirements in this contract and the Behavioral Health Policy Manual.

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4.       PARTIAL CARE AND BEHAVIOR MANAGEMENT

Partial Care/ Adult Day Health Services and Behavioral Management/ Personal Care are essentially the same. However, the service providers are not. Partial Care and Behavioral Management providers are behavioral health-oriented while Adult Day Health and Personal Care providers are Long Term Care-oriented. Therefore the "W" codes for Partial Care (W2000, 2001, 1002, 2003) and Behavioral Management (W2200, 22201, 2202) shall be used by the Program Contractor to indicate the behavioral health orientation. These codes shall be used in both encounter and CATS submissions. The Program Contractor shall not provide Partial Care and Adult Day Health nor Behavioral Management and Personal Care simultaneously.

5.      NETWORK DEVELOPMENT

The Program Contractor shall develop and maintain a provider network that meets AHCCCSA requirements and member needs. For each service area in which it seeks to provide ALTCS services, the offeror shall submit letters of intent from prospective providers of the covered services listed above. In submitting its proposed network, the offeror must provide the name, address, telephone number and AHCCCSA provider ID number for each prospective provider. (See attachment, Minimum Service Area Requirements.) After contract award, the Program Contractor shall submit to AHCCCSA a quarterly provider affiliation tape, noting any changes in its provider network. (See attachment, Provider Affiliation Reporting Process.)

The Program Contractor shall ensure covered services are provided promptly and are reasonably accessible in terms of location and hours of operation. There shall be sufficient professional and paramedical personnel for the provision of all covered services, including all emergency medical care on a 24-hour-a-day, 7-day-a-week basis. The proposed network shall be sufficient to support and maintain the provision of covered services within appropriate time periods.

6.      NETWORK MANAGEMENT

The Program Contractor shall have policies and procedures in place that pertain to all service specifications described in the Appendices of the ALTCS Program Management Manual (APMM). These include, but are not limited to, policies on how the Program Contractor will:

a. Communicate with the network regarding contractual changes and requirements

b. Monitor and control network compliance with policies and rules of AHCCCSA and the Program Contractor

c.      Determine the quality of services delivered by the network

d. Provide or arrange for medically necessary covered services should the network become insufficient within the contracted service area

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e. Ensure that the network is sufficient to provide all covered services to all covered members

f. Monitor network capacity to ensure that there are sufficient providers to handle the volume of members

g. Have mechanisms in place to ensure service accessibility, including policies and procedures for monitoring appointment procedures standards, appointment waiting times, and service provision standards

h. Have procedures in place for recruitment, selection and contracting of providers that incorporate quality management, utilization and pricing information.

The Program Contractor shall comply with the provider network and staffing requirements described in the OMD Policy Manual, Chapter 600.

The Program Contractor shall comply with medical policy and standards related to care coordination described in the OMD Policy Manual, Chapter 500.

The Program Contractor shall submit a description of its Home and Community Based Services program which addresses, at a minimum, the following areas:

a.       Attendant Care
b.       Personal Care
c.       Homemaker
d.       Adult Day Health
e.       Home Health Agency Services, including nursing and home health aide
f.       Group Respite as an alternative to Adult Day Health
g.       Environmental modifications
h.       Home-delivered meals
i.       Adult care homes (pilot)
j.       Supportive residential living (pilot, Maricopa County only)

The description shall include the requirements described above and shall describe in detail the internal monitoring process pertaining to frequency, problem identification, corrective action plan, follow-up, sanctions and cause for provider termination.

The Program Contractor shall not contract with a nursing facility that only accepts acuity level 2 or 3 patients and transfers or denies admission to acuity level 1 patients.

7.      NETWORK DEFICIENCIES

The Program Contractor shall develop and maintain throughout the term of this contract a provider network sufficient to provide all ALTCS covered services and approved settings to members. In the event any network deficiency (i.e. a "gap" in coverage) should occur, the Program Contractor shall take

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immediate action to correct it. If the Program Contractor is unable to contract with a provider to remedy the deficiency in a timely manner, it shall promptly notify AHCCCSA, Office of Managed Care, of the circumstances making it unable to correct the network deficiency.

8.      CASE MANAGEMENT

The Program Contractor shall ensure adequate staffing to meet case management requirements. Caseloads per case manager shall not exceed, in the aggregate, 1:55 for HCBS members and 1:120 for institutionalized members. For a mixed population, the number of case managers shall be based on a weighted average of the case manager to member ratios for HCBS and institutional members. No case manager shall serve more than 55 HCBS or 120 institutionalized members, nor more than 95 members in a mixed population without prior approval of AHCCCSA.

"Case manager" means a person who is either a degreed social worker, licensed registered nurse, or one with a minimum of two years experience in providing case management services to EPD or DD persons. Case managers shall not provide direct care services to members and shall not have non-case management duties and responsibilities which exceed 15 percent of their time. Staffing must be sufficient to cover case manager absenteeism, turnover and out-of-county members.

The case manager shall make initial contact with the member within five days of enrollment, initial on-site contact with the member within 10 days of enrollment, and beginning of services within 30 days of enrollment. The case manager shall also conduct periodic placement and service reviews every 30 days for ventilator dependent members (on site), every 90 days for HCBS (on-site) or acute care only members (telephone or on-site), and 180 days for members in an institutional setting (on-site). See the APMM, Chapter 300.

The case manager shall develop and maintain the member's placement history, a cost effective individualized service plan, and help resolve problems in the delivery of needed services.

The case manager shall be responsible for the transition of and discharge planning for members transferred to another Program Contractor or disenrolled from the ALTCS program.

Case management of ventilator dependent members shall be performed by a team consisting of a licensed registered nurse and a social worker. Case management of members requiring behavioral health services shall be performed by a behavioral health professional unless the case manager obtains an initial and quarterly consultation with a qualified behavioral health professional.

The Program Contractor shall ensure complete, correct and timely entry of data related to placement history, cost effectiveness studies and service plans into the Client Assessment and Tracking System (CATS). "Timely" shall mean within 14 working days of the event which gave rise to the transaction (e.g., service approval by the case manager, placement change). Unless the Program Contractor is currently transmitting data to CATS by tape, all data entry shall be on-line. If the Program Contractor is not currently on-line, it must have a systems interface in place so it can update the case management information no less than twice per month. The acceptable reject rate of data is 5% for each submission. All rejects must be corrected prior to the next submission of data to CATS.

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The Program Contractor shall provide AHCCCSA a description of the internal monitoring of its case management program and shall include the results of this monitoring covering the previous 12 months. The Program Contractor shall include those findings where improvement was indicated and the steps it has taken to resolve deficiencies.

AHCCCSA will generate a late placement report and send it to the Program Contractor on a quarterly basis. This report will list members enrolled with the Program Contractor who, according to the AHCCCSA CATS System, have not been placed within 30 days of enrollment with the Program Contractor. The Program Contractor will be requested to provide a written explanation of the reason the client has not been placed. If the reason for the non-placement is deemed valid, no action will be taken. If there is insufficient reason, or no long-term care services were provided, the long term care portion of the capitation for each such non-placed member will be recouped from the end of the 30-day period to the date of placement.

9.      PRE-ADMISSION SCREENING  (PAS)

The case manager shall be responsible for determining appropriate level of care based on member acuity with input from the Primary Care Provider or the Program Contractor's Medical Director. The initial PAS and reassessment determine the level of care based on the assessment performed at that time. The Program Contractor is responsible for making any necessary changes thereafter based on the member's acuity.

10.      PRE-ADMISSION SCREENING AND ANNUAL RESIDENT REVIEW   (PASARR)

The Program Contractor shall ensure members have the Preadmission Screening and Annual Resident Review (PASARR) Level I and, if needed, Level II screenings prior to admission to a nursing facility. Level I is the identification of members who are suspected of having mental illness or mental retardation. Level II determines whether nursing facility or specialized services are needed. Failure to have the proper PASARR screening prior to placement of members in a nursing facility may result in federal financial participation (FFP) being withheld from AHCCCSA. Should withholding of FFP occur, AHCCCSA shall recoup the withheld amount from the Program Contractor's capitation payment. The Program Contractor may, at its option, recoup the withholding from the nursing facility which admitted the member without the proper PASARR.

11..    ON-SITE REVIEWS

In accordance with AHCCCS Rule R9-28-513, AHCCCSA will conduct operational, financial, case management, quality management and utilization management reviews at least once every contract term for the purpose of (but not limited to) ensuring program compliance. The reviews will identify areas where improvements can be made and make recommendations accordingly, monitor the Program Contractor's progress towards implementing mandated programs and provide the Program Contractor with technical assistance if necessary.

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The type and duration of the review will be solely at the discretion of AHCCCSA. Except in cases where advance notice is not possible or advance notice may render the review less useful, AHCCCSA will give the Program Contractor at least three weeks advance notice of the date of the on-site review.

In preparation for the reviews, the Program Contractor shall cooperate fully with AHCCCSA and the AHCCCSA Review Team by forwarding in advance such policies, procedures, job descriptions, contracts, records, logs and other material that AHCCCSA may request. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. Program Contractor personnel as identified in advance shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Program Contractor shall provide the Review Team with work space, access to a telephone, electrical outlets and privacy for conferences.

Certain documentation submission requirements may be waived at the discretion of AHCCCSA if the Program Contractor obtains NCQA accreditation. The Program Contractor must submit the entire NCQA report to AHCCCSA for such waiver consideration.

The Program Contractor will be furnished a draft copy of the Review Report and given an opportunity to comment on any review findings prior to AHCCCSA finalizing the report. Review findings may be used in the scoring of subsequent bid proposals submitted by that Program Contractor. Recommendations made by the Review Team to bring the Program Contractor into compliance with federal, State, AHCCCS, and/or RFP requirements, must be implemented by the Program Contractor. AHCCCSA may conduct a follow-up review or require a corrective action plan to determine the Program Contractor's progress in implementing recommendations and achieving program compliance. Follow-up reviews may be conducted at any time after the initial review. The Program Contractor shall submit a corrective action plan to improve areas of non-compliance identified in AHCCCSA's case management services review. Once the corrective action plan is approved by AHCCCSA, it shall be implemented by the Program Contractor. Modifications to the corrective action plan must be agreed to by both parties.

AHCCCSA may conduct a review in the event the Program Contractor undergoes a merger, reorganization, changes ownership or makes changes in three or more key staff positions within a 12-month period.

The Program Contractor shall comply with all other medical audit provisions as required by AHCCCS Rule R9-28-513.

The Office of Managed Care and the Office of the Medical Director will perform the on-site reviews which will consist of the following:

 (1)  CASE MANAGEMENT SERVICE REVIEWS

The case management services review (CMSR) evaluates the client placement process, service provision and case management throughout the Program Contractor's network. It shall include, but not be limited to:

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         Case management file review
         Caseload monitoring
         Assess documentation of quarterly on-site visits and telephone contacts Assess case file documentation of progress toward goals and objectives Assess referrals for appropriateness and timeliness
         Assess timelines of initial Case Management visit, service plan development, service delivery
         Member interviews
         Provider interviews
         Assess adequacy of provider services to members

(2)   QUALITY MANAGEMENT/  UTILIZATION MANAGEMENT REVIEWS

Shall include, but not be limited to:

         Medical case file review
         Review of the utilization of acute care, long term care and behavioral health services
         Assess continuity of medical care
         Interview a representative sample of members at the members'
             residences.
         Assess member perception of care provided
         Assess identification of quality of care concerns
         Assess service appropriateness
         Assess service adequacy
         Assess timeliness of services provided

(3)      OPERATIONAL AND FINANCIAL REVIEWS

Shall include, but not be limited to:

         Member services
         Provider services
         Provider network management
         Executive management
         Financial management and reporting
         Claims/ encounter process and management
         Medical direction
         Grievance and appeals process

12.     THERAPEUTIC LEAVE AND BED HOLD

Nursing facilities may receive payment for holding a member's bed during absences from the facility for therapeutic leave or for hospitalization. Therapeutic leave shall not exceed nine days and bed hold

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12 days per contract year. The Program Contractor has some flexibility in determining therapeutic leave and bed hold and shall describe proposed coverage and limitations in its proposal.

The Program Contractor shall ensure that when a member is transferred for hospitalization or therapeutic leave, the nursing facility provides the member, family member or legal representative written notice stating the duration of the bed hold authorized by the Program Contractor. In emergency transfers, such notice shall be provided within 24 hours of the transfer.

For bed hold and therapeutic leave pertaining to behavioral health placements, refer to the AHCCCS Behavioral Health Policy Manual, Chapter 200.

13.      ATTENDANT CARE PROGRAM

Quality of care concerns were identified in the ALTCS Attendant Care program during Contract Year 1993-1994. In order to address those concerns, the following steps are being taken:

a. All Attendant Care providers' provision of care shall be monitored and assessed on-site by the Program Contractor no more than five working days after initial assignment and every month for the first quarter. This assessment shall then be done at least quarterly thereafter. All existing Attendant Care providers' provision of care shall be monitored and assessed on-site by the Program Contractor at least quarterly.

b. Members identified as having skilled nursing needs (pressure sores, surgical wounds, tube feedings, etc.) shall be assigned to a Home Health Agency for provision of skilled nursing assessment and care. The Home Health Agencies shall be required by the Program Contractor to provide written progress reports on care provided to members and the reports shall be incorporated into the case management file. The case manager shall promptly notify the member's PCP of any adverse findings.

c. Based on individual needs (e.g. bed-bound, quadriplegic, paraplegic and diabetic members) members shall have skin assessments performed. Skin integrity shall be documented in the member's case management file and reported to the case manager's supervisor and the member's PCP.

14.      DENTAL SERVICES

The Program Contractor shall ensure that members under age 21 have direct access to dental providers. Members may also be referred by their PCPs. Members over age three and under 21 shall be screened annually by a dentist who will perform an evaluation and report findings and treatment to the member's PCP or the Program Contractor. Members under age three shall be screened by their PCP and referred to a dentist when medically necessary. Dental standards may be found in the OMD Policy Manual.

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15.      FAMILY PLANNING

The Program Contractor shall provide Family Planning services in accordance with the OMD Policy Manual, Section 420, to members who choose to delay or prevent pregnancy. The Program Contractor is responsible for annually notifying members of reproductive age (12-55 years) of the availability of Family Planning services.

16.      ALTCS TRANSITIONAL PROGRAM

The ALTCS Transitional Program is a program for members (both institutional and HCBS) who have improved either medically, functionally, or both to the extent that they no longer need the level of care provided by a nursing facility or ICF-MR but who continue to require significant long-term care services. The transitional program allows those members who meet the ALTCS Transitional criteria as determined by the PAS to continue to receive all ALTCS covered services that are medically necessary. For details on this program, refer to the recent amendment to our contract effective September 1, 1995.

17.     ADVANCE DIRECTIVES

The Program Contractor shall ensure that all its providers comply with federal and state law on advance directives for adult members. At a minimum, these providers shall:

a. Maintain written policies and provide written information for adult members and their ability to make decisions about medical care, including the right to accept or refuse medical care and the right to execute an advance directive

b.  Document whether or not the adult member has executed an advance directive

c. Not condition the provision of care or discriminate against a member because of the member's decision to execute or not execute an advance directive

d.  Provide education for staff on issues concerning advance directives

18.     APPOINTMENT STANDARDS

The Program Contractor shall have procedures in place that ensure:

a. Emergency appointments the same day as the member's phone call or other notification
b.  Urgent care appointments within two days
c.  Routine care appointments within 21 days

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19.     EMERGENCY SERVICES

The Offeror shall provide the following at a minimum:

a. A designated emergency services facility providing care on a 24-hour-a-day, 7-day-a-week basis, accessible to members in each contracted service area. One or more physicians and one nurse shall be on call or on duty at such facility at all times.

b. An emergency services system employing at least one physician, registered nurse, physician's assistant or nurse practitioner, accessible to members by telephone 24-hours-a-day, 7-days-a-week, for information in the event of any emergency and to providers who need verification of patient membership and treatment authorization.

c. An emergency services call log containing: member's name, address, telephone number, date of call, time of call, nature of complaint or problem, and instructions given to the caller.

d. A written procedure for the communication of emergency services information to the member's primary care physician and other appropriate network elements.

20.     MEMBER HANDBOOK

The Program Contractor shall produce and provide printed materials to each member within 10 days of enrollment. All informational materials prepared by the Program Contractor shall be approved by AHCCCSA prior to distribution to members. Information shall be provided in English and a second language when 200 members or 5% of the Program Contractor's enrolled population, whichever is greater, speak the same non-English language. When there are program or service changes, the Program Contractor will provide notification to the affected members at least 14 days before the change goes into effect.

The Member Handbook shall be written at the fourth grade level. Suggested reference material to determine whether this requirement is being met are:

        Fry Readability Index
        PROSE, the Readability Analyst (Software developed by Education
            Activities, Inc.)
        Gunning FOG Index
        McLaughlin SMOG Index.

The Member Handbook shall be required to meet AHCCCSA rules for printed information and shall cover, at a minimum, the following:

a.      A table of contents
b.      Covered and non-covered services
c.      Operations of the Program Contractor
d.      Appointment procedures

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e. What to do in case of an emergency including names, addresses and telephone numbers for members to call for instructions
f.    Out-of-county and out-of-state moves
g.    Grievances
h.    Advance directives
i.    Contributions the member can make towards his or her own health

Regardless of the format chosen by the Program Contractor, the member handbook must be written in a type-style and size that can be easily read by members with varying degrees of visual impairment. At a minimum, the member handbook shall also contain the following questions and answers, along with the two paragraphs that follow. These items are required by HCFA:

        Q. What if I have questions, problems, or complaints about [Program Contractor]?
        A.    If you have a question or problem, please call         . If you
              have a specific complaint about your medical care, the Case Manager will help you.
        Q.    What if I am not happy with the help given to me by the Case
              Manager?
        A. If you do not agree with the answer you receive, you may tell the Case Manager you want to file a written or oral grievance. The grievance must be filed no later than 35 days after the date of the action, decision, or incident.

        [Program Contractor name] will make a final decision within 30 days of getting your written grievance. A letter will be mailed to you stating our decision and the reason for the decision. The letter will tell you how you can appeal the decision if you are still unsatisfied. You must let us know you want to appeal the decision within 15 days.

        If you decide to appeal our decision, we will send your request for appeal to AHCCCS. You will receive information from AHCCCS on how your appeal will be handled. AHCCCS will then decide if our decision was correct under the circumstances.

21.     DENIALS OF SERVICES REQUIRING PRIOR AUTHORIZATION

When a service requiring prior authorization is denied, the Contractor shall ensure the member is notified verbally or in writing of the reasons for the denial within three working days from the date the decision to deny is made. Chapter 800 of the AHCCCS Medical Policy Manual contains further detail on notification requirements.

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22.     ENROLLMENT AND DISENROLLMENT

AHCCCSA is responsible for enrolling and disenrolling ALTCS members. An enrollment or disenrollment action shall be effective three days after it is input into the computer system by AHCCCSA. See details discussed in the APMM, Chapter 1600.

23.     REQUEST FOR CHANGE IN ENROLLMENT

If a member moves out of the current Program Contractor's service area, the current Program Contractor may request a program contractor change by submitting a Program Contractor Change Request Form (DE-621) to the program contractor responsible for the member's new county of residence and request that the new program contractor agree to accept the member. If the new program contractor agrees to accept the member, the DE-621 will be sent to AHCCCSA for processing. If the new program contractor does not agree to accept the ALTCS member, the current program contractor may request AHCCCSA to review the request. AHCCCSA will make the final decision. For more detailed information, refer to the APMM, Chapter 1600.

24.     REPORTING CHANGES IN MEMBERS' CIRCUMSTANCES

The ALTCS Member Change Report Form (7240T) provides the Program Contractor with a method for notifying the ALTCS eligibility offices and AHCCCSA of changes or corrections to the member's circumstances. This includes but is not limited to changes in residence, living arrangements, third party payers, share of cost, income, resources or a medical condition which could affect eligibility. See the APMM, Chapter 1600.

25.     OUT-OF-STATE PLACEMENT AND MEDICAL SERVICES

The Program Contractor shall obtain approval from AHCCCSA before placing a member outside the state and notify AHCCCSA once placement has been completed. ALTCS members who are temporarily absent from Arizona are eligible for acute emergency services only. The Program Contractor shall report temporary absences from the state to the ALTCS eligibility office for a determination of continued eligibility.

26.     QUALITY MANAGEMENT

The Program Contractor shall maintain an AHCCCSA-approved internal quality management system and plan in accordance with ALTCS Rules, the APMM, OMD Policy Manual and federal regulations found at 42 CFR 434.34 and Part 456. The Program Contractor shall respond to quality of care issues in accordance with the time limits specified in AHCCCSA correspondence concerning the individual issues.

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The Program Contractor shall ensure all EPSDT eligible children receive services in accordance with the OMD Policy Manual, Chapter 400, including the required EPSDT screens. AHCCCSA shall conduct a follow-up on-site review to verify contract requirements are being met.

The Program Contractor is required to develop and complete during this contract year a medical study focusing on its Home and Community Based Services program. A description of the proposed study shall be submitted to AHCCCSA, Office of the Medical Director, ALTCS Unit no later than 10/31/95. The report of the completed study shall be submitted no later than 5/1/96.

27.     QUALITY MANAGEMENT REPORTS

The Program Contractor shall submit the following periodic reports:

REPORT                                    DUE DATE

QM/ UM Plan                               45 days after contract effective date
QM/ UM Plan Evaluation                    November 15, each year
Quarterly Inpatient Showing Reports       15 days after the end
                                          of each quarter
Submission of Plan of Correction          30 days after receipt of notice
                                          to correct
AIDS/ HIV Notification                    Telephone as each case is identified
                                          or report all cases 30 days after the
                                          end of each quarter
EPSDT Progress Report                     First day of each quarter
Maternity Care Plan                       November 1, each year
EPSDT Participation Plan                  November 1, each year
Pregnancy Termination Report              End of the month following
                                          pregnancy termination


28.     FINANCIAL MANAGEMENT

Both AHCCCSA and HCFA mandate specific financial management and reporting standards to protect the financial integrity of spending under the ALTCS program. In addition, financial information must be available for the Program Contractor to manage the program, to assess its own financial risk and to determine if members are receiving necessary services. The Program Contractor shall continually use such information to initiate corrective action as appropriate.

The Program Contractor shall develop an accrual-based financial management and reporting system incorporating three major data sources:

a. A long term care service plan for each member which specifies placement and the services received by each member

b.      Actual claims payment to providers

c.      Financial management data systems

At a minimum, the Program Contractor's system shall:

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a. Integrate program planning assumptions with case-mix (as used here, the age and sex of the population and utilization rates)

b. Gather and report data on critical financial indicators (e.g., Incurred But Not Reported Claims)

c. Establish and maintain a financial information base to support current operations

d. Provide information regarding financial status, including all reporting mandated by law and accounting of HCBS expenditures, to internal management and AHCCCSA on a regular basis

e.      Make records available for independent audit

f.      Ensure that subcontractors are reimbursed promptly and correctly

g. Monitor nursing facilities, institutions for mental disease for members 65 and older, inpatient psychiatric facilities for members under age 21, and hospice accounting activities (e.g., trust fund accounting)

h.      Monitor records in accordance with 42 CFR 483.10

In addition, the Program Contractor's financial management systems must meet specific standards established by HCFA. These are specified in 45 CFR, Part 74 which is incorporated herein by reference.

29.     FINANCIAL DISCLOSURE STATEMENT

A Financial Disclosure Statement must be completed and returned to AHCCCSA when any of the following events occur:

a. At the end of every fiscal year. (Disclosure must be received by AHCCCSA not later than 35 days after the last day of the fiscal year.)

b.      Prior to AHCCCSA entering into or renewing this contract

c. When a change is contemplated in ownership and control of the contracting entity. A change in ownership or control requires the prior approval of the Director of AHCCCSA.

d. Prior to or upon entering into any related party transaction not previously reported to AHCCCSA. Except when advance administrative review is required, disclosure must be received by AHCCCSA not later then 35 days after the date of the transaction.

e. Upon written request by the Director of AHCCCSA. Disclosure must be received by AHCCCSA not later than 35 days after the date of the request.

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30.     FINANCIAL REPORTS

Throughout the term of this contract, the Program Contractor shall submit the following periodic reports to AHCCCSA:

a. ANNUAL CERTIFIED FINANCIAL REPORT - This must be prepared by a certified public accountant and submitted not later than 120 days after the end of the Program Contractor's fiscal year. Such certified public accountants shall be independent of the Program Contractor, its subcontractors and their officers and directors, and any affiliates.

b. QUARTERLY FINANCIAL STATEMENTS - These reports must be submitted to AHCCCSA no later than 45 days after the end of the reporting period. The ends of the reporting periods are 12/31, 3/31, 6/30 and 9/30.

c. FINANCIAL DISCLOSURE REPORT - This report shall provide complete disclosure of Program Contractor ownership and control, including objective justification of reasonableness of all related party transactions. The Report is due with the audited financial statement.

d. RECONCILIATION ANNUAL AUDIT REPORT AND PROGRAM CONTRACTOR YEAR-TO-DATE FINANCIAL REPORT - This report contains a written reconciliation of all differences between the statement of operations and financial position as reported quarterly and the corresponding amounts per the audit report. The report is due with the preliminary and final certified audit.

e. ANNUAL ANALYSIS OF HEALTH CARE COSTS BY MEDICARE AND NON-MEDICARE CLASSIFICATION AFTER AUDIT - This report shall show the gain or loss by Medicare and non-Medicare classification. The report is due with the preliminary, certified and audited financial statement.

f. QUARTERLY ANALYSIS OF HEALTH CARE COST BY MAJOR RATE CLASSIFICATION - This report shows, on a quarterly basis, the gain or loss by major rate code. The report is due within 45 days of the end of each calendar quarter.

All financial statements submitted to AHCCCSA shall identify separately all ALTCS transactions including allocations of overhead and other shared expenses as applicable. The Program Contractor shall provide supplemental schedules as requested by AHCCCSA. See the "ALTCS Uniform Accounting and Reporting System and Guide for Audits of ALTCS Contractors and Providers" available in the Bidders Library.

31.     MANAGEMENT SERVICES AND DISTRIBUTION OF FUNDS

All proposed management services subcontracts, corporate cost allocation plans, proposals to increase management fees, and proposals for the distribution of funds which may affect plan equity must be approved in advance by AHCCCSA Contracting Office. Cost allocation plans must be submitted with the proposed management fee agreement. AHCCCSA reserves the right to perform a thorough review of actual management fees charged or corporate allocations made. If the fees or allocations are

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determined to be unjustified or excessive, amounts may be subject to repayment to Contractor, Contractor may be placed on monthly financial reporting, and financial sanctions may be imposed.

32.     MANAGEMENT SERVICES SUBCONTRACTOR AUDITS

All management services subcontractors are required to have an annual financial audit. A copy of this audit shall be submitted to AHCCCSA, Office of Managed Care, within 120 days after the subcontractor's fiscal year end.

33.     COORDINATION OF BENEFITS/  THIRD PARTY LIABILITY

The Program Contractor shall identify and pursue collection of reimbursement from all probable sources of third party liability except for uninsured and underinsured motorists insurance, first and third party liability insurance, and tortfeasors, unless referred by AHCCCSA's authorized representative. It shall also identify and notify AHCCCSA of the potential liability of uninsured and underinsured motorist insurance, first and third party liability insurance and tortfeasors in accordance with ALTCS Rule R9-28-902 Subsections C and D.

AHCCCSA's authorized representative will pursue collection from uninsured and underinsured motorists insurance, estates, first and third party liability insurance and tortfeasors. The Program Contractor shall cooperate with AHCCCSA's authorized representative in its collection efforts and may be responsible for performing all research and investigation needed for collection and payment of lien-filing related costs. The Program Contractor shall notify AHCCCSA's authorized representative within five working days of the identification of a third-party liability case with known reinsurance or of the closure of any cases.

AHCCCSA may retain its third party collections up to 100% of capitation payments, fee-for-service and reinsurance payments. If collection efforts are successful, AHCCCSA will distribute to the Program Contractor any funds remaining after full payment of AHCCCSA claims and related administrative costs.

The Program Contractor may retain up to 100% of its third party collections if all the following conditions exist:

a. Total collections received do not exceed the total amount of the Program Contractor's financial liability (total expenditures minus any member share of cost) for the member

b. ALTCS fee-for-service and reinsurance benefits have not duplicated the recovery

c.      Such recovery is not prohibited by state or federal law

d. The collections are reflected in capitation rates. AHCCCSA may require the Program Contractor to reimburse AHCCCSA up to 100% of third party payments collected which are not reflected in capitation rates.

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The disbursement of funds collected from third parties shall be in accordance with ALTCS rules, policies and procedures. The Program Contractor shall report to AHCCCSA the amounts of third party collections as may be required by AHCCCSA. It shall also report the amounts paid to providers for hospital or other services rendered to members for injuries involving liable third parties as required by AHCCCSA. The Program Contractor shall communicate any known change in health insurance information, including Medicare, to AHCCCSA not later than 10 days from the date of discovery in a form consistent with the AHCCCSA standards.

The Program Contractor shall cost-avoid all claims that are subject to third party payment. An explanation of medical benefits form or some form of verification that services are not covered must accompany the claim.

34.     QUALIFIED MEDICARE BENEFICIARY (QMB) PROGRAM

The Program Contractor shall provide all ALTCS services to dually eligible ALTCS Qualified Medicare Beneficiaries. In addition, the following Medicare services shall be made available through referral by a Primary Care Provider:

a.       Chiropractic services
b.       Inpatient psychiatric services
c.       Psychological services
d.       Any new services added to the Medicare program not covered by ALTCS.

35.      PAYMENT OF MEDICARE COINSURANCE AND DEDUCTIBLES

The Program Contractor is responsible for paying Medicare coinsurance and deductible amounts for Medicare covered services for Medicaid/ Medicare eligibles including Medicaid eligibles who are also Qualified Medicare Beneficiaries (ALTCS/ QMB duals) unless the services were obtained outside the Program Contractor's network. For ALTCS/ QMB duals, this includes coinsurance and deductible amounts for Medicare covered services which are not Medicaid covered services. This applies to members receiving Medicare services on a fee-for-service basis and includes coinsurance and deductibles on Medicare covered services, such as chiropractic services, even though these services are not covered by Medicaid. This provision does not apply to ALTCS members enrolled in a Medicare HMO.

36.      SHARE OF COST

Share of Cost is calculated on a per member per month basis as follows:

         S = T/M

Where S = Share of Cost PMPM, T = Total Assigned Share of Cost dollars and M = member months

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At the end of the contract year, AHCCCSA will compare actual Share of Cost assignment to the Share of Cost assignment assumed in the calculation of the capitation rate. Assumed Share of Cost will be fully reconciled to Actual Share of Cost Assignment, and AHCCCSA will either recoup or refund the total difference, as applicable.

37.      REINSURANCE

Reinsurance is a stop-loss program provided by AHCCCSA to the Program Contractor for the partial reimbursement of covered inpatient facility medical services incurred for a member beyond an annual deductible. AHCCCSA is self-insured for the reinsurance program which is characterized by an initial deductible level and a subsequent coinsurance percentage. For regular reinsurance, the Program Contractor will be reimbursed at 80% of allowable charges over the following deductibles:

         Urban county, with Medicare Part A                            $12,000
         Urban county, without Medicare                                $20,000
         Rural county, with Medicare Part A                            $ 5,000
         Rural county, without Medicare                                $ 9,000

Regular reinsurance covers only acute inpatient hospitalizations. Services to members undergoing heart, liver or bone marrow transplants in accordance with OMD policies will be covered under a special CATASTROPHIC program instead of the regular reinsurance program. In addition, the following services are excluded from regular reinsurance coverage:

a. Emergency services which lead to an acute inpatient hospitalization but which are not reflected on the inpatient bill. (Emergency services which are reflected on the inpatient bill will be covered by regular reinsurance as described above.)
b.       Kidney dialysis
c.       Total parenteral nutrition
d.       Chemotherapy
e.       Radiation therapy
f. Services to members with Acquired Immune Deficiency Syndrome (AIDS), except for inpatient services which are covered under regular reinsurance as described above.

Catastrophic reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplant services rendered, or 85% of the Contractor-paid amount, whichever is lower.

Effective with dates of service 10/1/94 and later, AHCCCSA will use inpatient encounter data to determine regular reinsurance benefits. Reimbursement for regular reinsurance benefits will be made to the Program Contractor monthly. AHCCCSA will also provide for a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.

Encounter data will not be used to determine catastrophic reinsurance benefits. However, this does not relieve the Program Contractor of the responsibility for submitting encounters for catastrophic

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reinsurance services. The initial claims for reimbursement under the catastrophic reinsurance program must be filed no later than June 30th of the year following the contract year. Catastrophic reinsurance claims that are submitted within this time limit and are denied or adjusted, may be corrected until September 30th of the year following the contract year, the deadline for the submission of a clean claim. All catastrophic reinsurance claims for dates of service 10/1/94 and later must be submitted in accordance with the AHCCCS Reinsurance Policy/Procedure Manual.

All reinsurance claims shall be subject to medical review by AHCCCSA or its designee.

38.     VENTILATOR DEPENDENT REIMBURSEMENT RATES

Payment to Program Contractors for ventilator-dependent members shall be made as follows:

a. Contractors with fewer than 500 total enrolled members will be paid a monthly amount for case management costs for ventilator-dependent members, plus fee for service reimbursement for all other medically necessary services for ventilator-dependent members.

b. Contractors with 500 or more enrolled members will be paid on a prepaid capitated basis for ventilator-dependent members. Two different capitation rates will be paid, one for members who are placed in Home and Community Based Services, the other for members who are placed in institutions.

AHCCCSA shall make capitation payments to the Program Contractor on a monthly basis in advance of the performance of services. The amount paid each month shall be the capitation rate for ventilator dependent members placed in Home and Community Based Services. On a quarterly basis, AHCCCSA will calculate the amount due to the Contractor for capitation for ventilator dependent members placed in institutions, and will reimburse the Contractor the difference between capitation paid and the capitation due. For example:

         HCBS capitation:                                            $5,000
         Institutional capitation                                    $10,000

         HCBS member months for quarter                              30
         Institutional member months for quarter                     35

         Amount already paid for institutionalized
         members 35 X $5,000 =                                       $175,000

         Total amount due to Contractor for
         institutionalized members:
         (35 MMs x $10,000 PMPM)                                     $350,000

         Amount now due to Contractor
         ($350,000 owed less $175,000
         already paid):                                              $175,000

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39.      HCBS ASSUMED MIX AND RECOUPMENT

At the end of the contract year, AHCCCSA shall compare actual HCBS member months for the entire contract year to the HCBS assumed mix, i.e., to the HCBS mix that was assumed in calculation of the capitation rate for that contract year. If the Program Contractor's actual mix is more than the HCBS assumed mix, AHCCCSA shall recoup a portion of the difference between institutional and HCBS capitation for member months which exceeded the HCBS assumed mix. This recovery shall be made in accordance with the following schedule:

         Excess Mix                                                Recoupment
  0 - .24 percentage points                                             0%
 .25 - .49 percentage points                                            20%
 .50 - .74 percentage points                                            40%
 .75 -1.49 percentage points                                            60%
1.5  or more percentage points                                         80%


The Program Contractor shall neither exceed the statewide cap of 40% established by HCFA nor implement an HCBS waiting list without prior written approval from AHCCCSA.

40.      HOSPITAL REIMBURSEMENT

The Program Contractor shall reimburse hospitals for member care based on one of the following rate methods:

a.       AHCCCS Fee for Service Hospital Reimbursement Rate

                 Inpatient: AHCCCS hospital-specific tiered per diem rates
                 Outpatient: AHCCCS hospital-specific cost-to-charge ratio multiplied by allowed charges,

                                       OR:

b. Subcontracted rate (The aggregate of subcontracted rates must not exceed what would have been paid had the AHCCCS Fee for Service Hospital Reimbursement rate been used.)

Within seven days of subcontracting with a hospital, the Program Contractor shall submit a copy of the subcontract, including all rates, terms and conditions, to AHCCCSA, Office of Managed Care. This submittal shall include documentation that the negotiated rate will, when considered in the aggregate, be the same or less than what would have been paid under Paragraph a above. To aid in making this determination, the Program Contractor shall require their independent auditor to evaluate the reasonableness of their assumptions as part of the annual audit.

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Contractor shall reimburse out of state hospitals at the lowest of the following rates for inpatient and outpatient services:

a.       Negotiated discounted rate, or

b.       Arizona average cost-to-charge ratio multiplied by allowed charges, or

c. Medicaid rate in effect in the state in which the hospital is located at the time services are provided.

The Contractor may conduct prepayment and postpayment medical reviews of all hospital claims. Inpatient tiered per diem rates and outpatient cost-to-charge ratios will be adjusted in accordance with A.R.S. 36-2903.01 (J).

41.      SANCTIONS

If the Program Contractor violates any provision stated in law or this contract, AHCCCSA may suspend, refuse to renew, or terminate this contract or any related subcontracts in accordance with the terms of this contract and applicable law and regulations.

AHCCCSA may, in addition to these remedies, impose monetary sanctions in accordance with the provisions of this contract, applicable law and regulations. Written notice will be provided to the Program Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of payment to be withheld.

42.     MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization or change in ownership of Contractor health plan shall require prior approval of AHCCCSA and a subsequent contract amendment. Contractor must submit a detailed merger, reorganization and/or transition plan to AHCCCSA Contracting Office for AHCCCSA review. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity's ability to support the provider network, ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.

43.     REQUESTS FOR INFORMATION

AHCCCSA may, at any time during the term of this contract, request financial or other information from the Program Contractor. Upon receipt of such requests for information, the Program Contractor shall provide complete information as requested no later than 30 days after the receipt of the request unless otherwise specified in the request itself.

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44.     RELATED PARTY TRANSACTIONS

Any proposed subcontract involving a related party or entity requires prior approval from AHCCCSA. The minimum information required on ownership and control in related party transactions is set by federal law (42 CFR 455.100 through 455.106) and the Program Contractor shall disclose all required information, justify all related party transactions reported, and certify the accuracy and completeness of the disclosures made. The Program Contractor shall demonstrate that transactions occurring between the provider and a related party-in-interest are reasonable, will not adversely affect the fiscal soundness of the Program Contractor, and do not present a conflict of interest.

45.     DATA MANAGEMENT

The Program Contractor shall have the capability for all required technical interfaces with AHCCCSA. Refer to the AHCCCS Technical Interface Guidelines in the Bidder's Library for further information. These guidelines will be provided to the Program Contractor upon contract award.

46.      DATA EXCHANGE REQUIREMENT

The Program Contractor shall exchange data with AHCCCSA in accordance with the AHCCCS Technical Interface Guidelines.

The Program Contractor is responsible for any incorrect data, delayed encounter data submission and any penalty applied due to error, omission, deletion, or erroneous insert caused by data it submitted. Any data that does not meet the standards required by AHCCCSA shall not be accepted by AHCCCSA.

The Program Contractor is responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCSA. If any unreported inconsistencies are subsequently discovered, the Program Contractor shall correct its records at its own expense.

The Program Contractor shall provide to AHCCCSA original evidence of service rendered and PCP assignments in a form appropriate for electronic data exchange.

The Program Contractor shall be provided with a security code for use in all data transmissions. The Program Contractor agrees that by using its security code, it certifies that any data transmitted is accurate and truthful, to the best of its knowledge.

AHCCCSA intends to implement the ANSI X-12 Electronic Data Interchange (EDI) standards for transactions related to health care according to the schedule published by the ANSI X-12 Working Group for EDI (WEDI). These capabilities will be added over time beginning with the 270/271 eligibility/benefit inquiry and information transactions, the 835/837 claim payment and claim submission transactions and the 276/277 claim status transactions. The above transactions are intended to be used by the AHCCCS Fee-For-Service providers. AHCCCSA is not planning to convert

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encounter reporting to the EDI standards during the next contract year. The Technical Interface Guidelines will be updated as these standards are implemented.

47.      CHILDREN'S REHABILITATIVE SERVICES  (CRS)

CRS, a program administered by the Arizona Department of Health Services (DHS), is designed to provide specialty medical and surgical care of a comprehensive and rehabilitative nature to children who meet CRS financial and medical eligibility criteria. CRS is not an emergency services program. While attempts will be made by CRS administrators to accommodate emergency referrals, the Program Contractor remains ultimately responsible for the provision of all covered services to its members.

Since CRS is not an entitlement program and eligibility is based on medical judgment, there is no guarantee that CRS administrators will accept responsibility for treatment. The Program Contractor shall refer potentially eligible children to CRS administrators. The referral process is discussed in the CRS Policy and Procedures Manual. a copy of which may be obtained through the Contracts and Purchasing Office.

The CRS program provides a comprehensive multi-disciplinary approach to management of CRS-covered conditions, but does not provide primary care. Eligibility criteria for these services include:

a. Child has a CRS-covered condition as defined in the CRS Policy and Procedures Manual.
b.       Child requires comprehensive multi-disciplinary care.
c.       Child has a reasonable potential for rehabilitation.

CRS-covered services will ordinarily include the planned management of the covered condition, including inpatient care, surgery, therapy, limited DME and home health care, and social and educational services, as well as periodic follow-up. Emergency services are not ordinarily covered by CRS, nor is initial care of newborn infants.

48.     GRIEVANCE PROCESS AND STANDARDS

The Program Contractor shall have a written grievance policy for members and providers which defines their rights regarding any adverse action by the Program Contractor. This policy shall include, at a minimum, the following:

a. The grievance procedure shall be provided to members upon enrollment, to all subcontractors at time of contract, and to non providers within 10 days of the date of receipt of a claim

b. The member grievance procedure shall be written in English and a second language when 200 members or 5% of the enrolled population, whichever is greater, speaks the same non-English language.

c. Each nursing facility shall inform each member of the member's rights and responsibilities in accordance with 42 CFR, Part 483 Subpart B.

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d. The nursing facility shall maintain a grievance procedure consistent with AHCCCSA policies. The grievant in nursing facility grievances shall be informed that appeals to the Program Contractor are available.

e. The grievance procedure shall specify that all grievances, except those challenging claim denials, shall be filed with the Program Contractor no later than 35 days after the date of adverse action and that all grievances challenging claim denials shall be filed in writing with the Program Contractor no later than 12 months from the date of service for which payment is claimed.

f. Specific individuals shall be appointed with authority to require corrective action to administer the grievance policy.

g. A log shall be maintained for all grievances containing sufficient information to identify the grievant, date of receipt, nature of the grievance and the date grievance is resolved. The member grievance log shall be maintained separately from all other logs.

h. Within five working days of receipt, the grievant shall be informed by letter that the grievance has been received. This letter shall be in English and a second language as described above.

i. Privacy of the grievance records shall be maintained at all times, including the transmittal of medical records, if required.

j. Each grievance shall be thoroughly investigated using the applicable statutory, regulatory and contractual provisions as well as the Program Contractor's policies and procedures, ensuring that facts are gathered from all parties.

k. All documentation received and mailed by the Program Contractor during the grievance process shall be dated.

l. All grievances shall be filed in a secure, designated area and be retained for five years following the final decision, judicial appeal or close of a grievance.

m. If the Program Contractor's final decision is appealed, all supporting documentation shall be forwarded to AHCCCSA, Office of Grievance and Appeals. Such appeal shall be received by AHCCCSA no later than five working days from the date the Program Contractor receives the appeal or the date of the oral request from AHCCCSA, Office of Grievance and Appeals. The appeal file must contain a cover letter that includes, as applicable:

              Member's or provider's name
              Member's or provider's AHCCCSA ID number
              Member's or provider's address Phone number (if available) Date of receipt of grievance and appeal

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              Summary of the Program Contractor's actions undertaken to resolve the grievance and basis thereof.

n.      The following material shall be included in the appeal file:

               Written request of the member or provider asking for the appeal Copies of the entire file which include the investigations and/or medical records;
               Other information that would be necessary for resolution of the grievance by AHCCCSA


49.     ALTERNATIVE RESOLUTION PROCESS

The Program Contractor may attempt to use alternative resolution procedures to resolve disputes presented to the Program Contractor verbally or in writing. If the Program Contractor elects to use an alternative resolution process, it shall be administered equally and fairly and shall be completed within 30 days from receipt of the dispute. If the matter is not resolved to the member's or provider's satisfaction within the 30-day period, or if the Program Contractor fails to act upon the matter within the 30-day period, the dispute shall be treated as a grievance. The Program Contractor shall complete the alternative resolution process, if it elects to use such, and any resulting grievance within 45 days from the date of the filing of the grievance or dispute, and in no event shall any grievance process exceed 45 days, whether the Alternative Resolution Process is utilized or not.

If the alternative resolution process is used, then no later than 30 days from the date a dispute is initially presented to the Program Contractor, the Program Contractor shall inform the member or provider of the Program Contractor's resolution and ask the member or provider if the resolution is acceptable. If acceptable, the matter may be closed.

If the member or provider states that the resolution is unacceptable, the Program Contractor shall then treat the dispute as a grievance where all grievance standards apply, e.g., the dispute is logged in as a grievance, acknowledgment letters are mailed, a decision is issued within the appropriate time, appeal rights are provided.

For all disputes where an alternative resolution is proposed, the Program Contractor shall maintain a permanent record which contains at a minimum, the following:

        The name of the member and provider
        Telephone number and address
        Date the dispute was presented
        Date the resolution was communicated to the member and provider Nature of the dispute
        The resolution offered
        Whether resolution is accepted or rejected

The Program Contractor shall be responsible and accountable to AHCCCSA for any trends in deficiencies identified through accumulated member and provider grievances. Upon request by

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AHCCCSA, the Program Contractor shall promptly supply all information relevant to such identified trends and shall include also its plans for correcting the deficiencies noted.

50.     QUARTERLY GRIEVANCE REPORT

A Quarterly Grievance Report shall be submitted to AHCCCSA, Office of Grievance and Appeals and must be received no later than 45 days after the end of each quarter.

51.     METHOD OF PAYMENT TO PROGRAM CONTRACTOR

AHCCCSA reserves the right to make payments to the Program Contractor by wire or NACHA transfer. AHCCCSA agrees to provide the Program Contractor a minimum 30 days notice prior to the effective date of any such change.

                               [END OF SECTION D]

                                                           EXHIBIT 10.9(a)(2)

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                         CONTRACT AMENDMENT                         Page 1 of 1

========================================================================================
AMENDMENT NUMBER:      CONTRACT NUMBER:       EFFECTIVE DATE OF AMENDMENT:      PROGRAM:

          8            YH3-0028-03                  Sept. 1, 1995               ALTCS
========================================================================================
CONTRACTOR'S NAME AND ADDRESS:
         James Burns, CEO
         Ventana Health Systems
         2510 W. Dunlap, Ste 100
         Phoenix, AZ  85021
========================================================================================
PURPOSE OF AMENDMENT:    Initiation of the ALTCS Transitional program
========================================================================================
THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

         Effective Sept. 1, 1995, the Program Contractor shall implement the
         ALTCS Transitional program in accordance with the program description on pages 2 through 6 of this amendment.


========================================================================================
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT REMAIN
UNCHANGED AND IN FULL EFFECT.
========================================================================================
SIGNATURE OF AUTHORIZED REPRESENTATIVE:        SIGNATURE OF AHCCCSA CONTRACTING OFFICER:
          James Burns                                       Michael Veit
========================================================================================
TYPED NAME: JAMES BURNS                               TYPED NAME: MICHAEL VEIT
========================================================================================
TITLE:   CEO                                 TITLE: CONTRACTS & PURCHASING ADMINISTRATOR
========================================================================================
DATE:    9/29/95                             DATE: Aug 29 1995
========================================================================================

ATTACHMENT G:   ALTCS TRANSITIONAL PROGRAM

l.       OVERVIEW

        ALTCS Transitional is a program for currently eligible ALTCS members (both those in nursing facilities/intermediate care facility for the mentally retarded (ICF/MR) and those receiving home and community based services) who have improved either medically, functionally or both to the extent that they are no longer at risk of institutionalization at a NF or an ICF-MR level of care but who continue to require significant long term care services. The ALTCS Transitional program allows those members who meet the ALTCS Transitional criteria as determined by the preadmission screening, to continue to receive all ALTCS covered services that are medically necessary. The PAS reassessment has determined that NF services including ICF-MR are not medically necessary.

        Currently, ALTCS members who fail the PAS when a PAS reassessment is completed are discontinued from the ALTCS program. With the approved waiver, ALTCS members meeting the Transitional criteria will remain ALTCS eligible in the ALTCS Transitional program. The ALTCS Transitional program is not available to ALTCS applicants.

II.     PROGRAM

        A. Financial Eligibility requirements do not change. Current procedures for reporting changes in the member's circumstances including living arrangement (where the member lives) to the Bureau of Eligibility (BOE) will be followed.

        B.    Medical Eligibility (PAS) - Client Assessment and Tracking System
              (CATS) will be modified to allow a second scoring of the PAS criteria in determining the member's level of care. The ALTCS Transitional criteria will consist of:

              1.  EPD

                  a. Need assistance with 3 out of 5 ADLs (transferring, eating, dressing, bathing and toileting).

                  b. Has a diagnosis of Alzheimer's disease, organic brain
                     syndrome, dementia, Parkinson's disease or head trauma which impacts activities of daily living.

                  c. Meet specific score on the items in the emotional and
                     cognitive functioning category.

                  NOTE: Members who are under the age of 6 and who are not DD will be referred for review.

              2.  DD

                  a. Has a diagnosis of moderate, severe or profound
                     retardation.

                  b. Meets the reduced scoring threshold established for the ALTCS Transitional.

                  c. Additional criteria may be established following the Pilot results.

        C. Services Package will remain the same except nursing facility/ICF-MR services are no longer medically necessary and supported employment services will be added for the DD population. For those members who reside in a NF/ICF-MR when determined eligible for the ALTCS Transitional program, the program contractor will need to arrange for HCBS placement as soon as possible within 90 days. Refer to section J. for policy concerning a short-term NF/ICF-MR stay.

        D. Effective Date of member's eligibility for the ALTCS Transitional program will be the first of the month following the PAS decision date, in accordance with the member roster cut off date.

        E. Member Notification will be generated from CATS, with a copy being sent to the program contractor. The notice, in accordance with the requirements of 42 CFR 431.210-431.213, will

                - include an explanation of the change in status to the ALTCS
                  Transitional program;

                - advise the member that they will continue to receive all medically necessary services;

                - notify members who are in a nursing facility or ICF-MR that their case manager will be contacting them to discuss and plan for the move from the NF to a home and community base setting;

                - advise members of their appeal rights.

              The notices will be printed at Central Office and distributed to the Bureau of Eligibility for review and mailing.

        F.    Notification to Program Contractor

              1. In addition to receiving a copy of the notice to the member, the ALTCS Transitional status will be reflected on the Program Contractor's (PC) monthly member roster.

              2. Copy of the PAS which is sent to the PC, will identify the ALTCS Transitional member.

              3. Copy of the new monthly report, ALTCS TRANSITIONAL PROGRAM MEMBERS BY PROGRAM CONTRACTOR, will be sent to the program contractor . The report will be sorted by PC, county, time period (within 90 days and after 90 days) and placement. The report will include the member's name, AHCCCS ID, time period, days in the program, PAS disposition date, date the member entered the program and the member's current placement.

        G.    Program Contractor Compliance

              1.  HCBS Members

                  Upon being notified of the change in the member's status, the case manager shall discuss the issue with the member and/or member's legal or authorized representative to insure the member's understanding of the change.

              2.  NF/ICF-MR Members

                  Upon being notified of the change in the member's status, the case manager must discuss the change in level of care and need to move the member with the member's PCP. Arrangements must be made to move these members to an HCBS setting as soon as possible.

                  Program contractors must comply with requirements of 42 CFR 483.12, as appropriate.

                   Failure to move the member within the allowable timeframe
                  will be considered a PC compliance issue and fall under regular PC monitoring procedures as part of the Case Management Services Review (CMSR). The Office of the Medical Director will receive a copy of the management report discussed in Section F. to assist in the monitoring of this program.

        H.    Identification and Tracking of the Population in the System

              -   A new level of care (LOC) code "V" (Ventilator Dependent - SNF
                  III) will be added to CATS; the existing LOC "T" will be converted from SNF III to ALTCS Transitional. All LOC "T" stored on the CATS database at the time of ALTCS Transitional implementation will be converted to "V". The revised LOC-T will represent a LOC below the ICF level and eligibility for ALTCS Transitional.

              - A new on-line screen CA-080 ALTCS Transitional Program Maintenance will be created which will include the effective start and end dates of the ALTCS Transitional Program for the ALTCS member.

              - Additional management report will be developed. This report will include the number of ALTCS members in the ALTCS Transitional program on a monthly basis and will include the start and end dates of the 90-day period for institutionally placed members.

              - ALTCS placement reports will be modified to include the number of days a member is in the ALTCS Transitional program for the placement. Placement should reflect the correct placement for the month.

              - The HCBS Tracking Report will be modified to include the member months in the ALTCS Transitional program. Transitional members are counted in the 40% HCBS cap.

              -   A new contract type may be added to PMMIS in the future.

        I.  Capitation

            There will be no changes in the current capitation payments for both the EPD and DD populations. The PC will receive the same capitation for the ALTCS Transitional members as they did before the member was transferred to the ALTCS Transitional program.

         EPD institutionalized members will continue to be considered institutional placement until the member is placed in an HCBS setting or expiration of the 90 day period, whichever occurs first. HCBS members will continue to be HCBS placement. For ALTCS Transitional members who remain institutionalized after the 90 day period, member months will be considered as HCBS MMS for the HCBS recoupment process.

           Example:

              Regular HCBS MMs = 200
              ALTCS Transitional MMS = 10
              HCBS Cap (assumed MX) = 190 MMs
              MMS subject to recoupment (per the schedule in the year 13 renewal document) 210 actual - 190 assumed = 20

         For DD, the population will be divided into 2 groups, full LTC services and acute only, just as it is currently. The rate will differ for placed (full LTC) vs unplaced (acute only) DD clients just as it does currently. Within each of those 2 groups, there are 2 possible medically eligible categories, ALTCS Transitional and regular ALTCS.

         Data from the first year will be collected and evaluated for possible changes in capitation reimbursement. Required data will be added to the Placement Reports and HCBS Tracking Report to provide a method for collection of the data needed. Additional ad-hoc reports will be developed as needed.

 J.     Short-term NF Stay

         A short-term nursing facility stay will be available to ALTCS Transitional HCBS members whose condition worsens to the extent that NF services are temporarily medically necessary. The PC can place the ALTCS member in a NF, and remain in compliance, provided the stay does not exceed 90 continuous days at any one admission.

         The PC should request AHCCCS to complete a PAS reassessment if they think the ALTCS Transitional member will need extended NF care (longer than 90 days). If the member is determined to be at risk of institutionalization based on the PAS reassessment, the member's status will be changed from the ALTCS Transitional program to the regular ALTCS program effective with the first day of the following month.

         CATS will be able to track these situations through the placement and revenue codes entered in CATS by the program contractor and through the PAS reassessments.

III.  PILOT TEST

         In August, 1995, AHCCCS will complete both the new DD PAS tools and the current DD tool on ALTCS DD members on which a reassessment is being completed to validate the criteria for the ALTCS Transitional program. The results of the pilot will be evaluated and any revisions to the criteria will be made.

IV. IMPLEMENTATION PLAN

     A. ALTCS Transitional program has been approved by HCFA. No new members will be added after 10/1/97.

     B. ALTCS Transitional Program will be implemented 9/1/95.

     C. AHCCCS met with Program Contractors on July 27, 1995 to discuss implementation plans. PC's will be required to include their implementation plan with their ALTCS renewal document.

    D. Necessary system changes will be completed in July and August, 1995. Revisions may be required after the August pilot.

    E. ALTCS Transitional rule package was completed and submitted in June, 1995.

 . F. Policy and procedures manual material will be finalized and distributed in August, 1995.

    G. Training of PAS assessors will be completed in July and August, 1995. Designated OGA and DES/DDD staff will be trained in September, 1995.

    H.  PC compliance review will begin in the October - December 1995 quarter.

    I.  Demonstration evaluation criteria was determined to not be needed.

                                                              EXHIBIT 10.9(a)(3)

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                              CONTRACT AMENDMENT                    Page 1 of 1

==========================================================================================
AMENDMENT NUMBER:       CONTRACT NUMBER:       EFFECTIVE DATE OF AMENDMENT:       PROGRAM:
      9                   YH3-0028-03                  Oct. 1, 1995               ALTCS
==========================================================================================
CONTRACTOR'S NAME AND ADDRESS:
         James Burns, CEO
         Ventana Health Systems
         2510 W. Dunlap, Ste 100
         Phoenix, AZ  85021
==========================================================================================
PURPOSE OF AMENDMENT:   To revise capitation rates for Contract Year 95-96.
==========================================================================================

THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

The Programs Contractor's new capitation rates effective 10/1/95 are as follows:

    COUNTY          ACUTE ONLY*          TOTAL LTC             VENT. DEP, INSTITUTIONAL    VENT. DEP.-HCBS
    ------          -----------          ---------             ------------------------    ---------------
    Apache              371.69              1,670.17                  11,753.51             6,321.88
    ------------------------------------------------------------------------------------------------------
    Gila                320.36              2,109.67                  11,733.48             6,301.85
    ------------------------------------------------------------------------------------------------------
    Graham              351.39              1,966.87                  11,754.78             6,323.15
    ------------------------------------------------------------------------------------------------------
    Greenlee            424.06              2,108.81                  11,953.65             6,394.88
    ------------------------------------------------------------------------------------------------------
    La Paz              330.70              1,986.01                  11,738.75             6,307.12
    ------------------------------------------------------------------------------------------------------
    Mohave              329.94              1,821.35                  11,743.64             6,312.01
    ------------------------------------------------------------------------------------------------------
    Navajo              349.67              1,878.26                  11,763.50             6,331.87
    ------------------------------------------------------------------------------------------------------
    Santa Cruz          346.90              1,986.61                  11,992.70             6,327.47
    ------------------------------------------------------------------------------------------------------
* "Actue Only" includes acute care, behavioral health and case management services

==========================================================================================
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT
REMAIN UNCHANGED AND IN FULL EFFECT.
==========================================================================================
SIGNATURE OF AUTHORIZED REPRESENTATIVE:        SIGNATURE OF AHCCCSA CONTRACTING OFFICER:
         James Burns                                          Michael Veit
==========================================================================================
TYPED NAME: JAMES BURNS                       TYPED NAME: MICHAEL VEIT
==========================================================================================
TITLE: CEO                                    TITLE: CONTRACTS & PURCHASING ADMINISTRATOR
==========================================================================================
DATE: 9/28/95                                 DATE: Oct 30 1995
==========================================================================================

                                                            EXHIBIT 10.9.(a)(4)

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                         CONTRACT AMENDMENT                          Page 1 of 1

=======================================================================================
AMENDMENT NUMBER:        CONTRACT NUMBER:     EFFECTIVE DATE OF AMENDMENT:     PROGRAM:
       10                YH3-0028-03          Oct. 17, 1995                    ALTCS
=======================================================================================
CONTRACTOR'S NAME AND ADDRESS:
         James Burns, CEO
         Ventana Health Systems
         2510 W. Dunlap, Ste 100
         Phoenix, AZ  85021
=============================================================================================
PURPOSE OF AMENDMENT:  To expand covered services to include lung and heart/lung transplants.
=============================================================================================

THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:
      Effective 10/17/95, AHCCCS members are entitled to receive lung and heart/lung transplants. (Ref. Arizona Senate Bill 1001.) For these transplants, AHCCCS will reimburse the Contractor 100% of the lesser of
      (1) the AHCCCS contracted rate, or (2) the Contractor-paid amount.

NOTE:  PLEASE SIGN, DATE AND
RETURN BOTH ORIGINALS TO:                       MARK RENSHAW
                                                AHCCCS CONTRACTS AND PURCHASING
                                                701 E. JEFFERSON
                                                PHOENIX, AZ 85034

================================================================================
EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT REMAIN UNCHANGED AND IN FULL EFFECT.
================================================================================

SIGNATURE OF AUTHORIZED REPRESENTATIVE:      SIGNATURE OF AHCCCSA CONTRACTING OFFICER:
           James Burns                                    Michael Veit
=======================================================================================
TYPED NAME: JAMES BURNS                     TYPED NAME: MICHAEL VEIT
=======================================================================================
TITLE: CEO                                  TITLE: CONTRACTS & PURCHASING ADMINISTRATOR
=======================================================================================
DATE: 12/12/95                              DATE: Dec 15 1995
=======================================================================================

                                                             EXHIBIT 10.9(a)(5)

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
                        DIVISION OF BUSINESS AND FINANCE

                         CONTRACT AMENDMENT                          Page 1 of 1

===========================================================================================
AMENDMENT NUMBER:         CONTRACT NUMBER:       EFFECTIVE DATE OF AMENDMENT:      PROGRAM:
      11                  YH3-0028-03            Oct. 1, 1995                      ALTCS
===========================================================================================

===========================================================================================
CONTRACTOR'S NAME AND ADDRESS:
         James Burns, CEO
         Ventana Health Systems
         2510 W. Dunlap, Ste 100
         Phoenix, AZ  85021
===========================================================================================

PURPOSE OF AMENDMENT:    To clarify QMB coinsurance and deductible requirements.

===========================================================================================

THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS:

Paragraph 34, Qualified Medicare Beneficiary (QMB) Program, and Paragraph 35, Payment of Medicare Coinsurance and Deductibles, are hereby deleted and replaced with the following paragraph:

34.      MEDICARE SERVICES AND COST SHARING

AHCCCS has members enrolled who are eligible for both Medicare and Medicaid services. These members are referred to as "dual eligibles" and include persons who are Qualified Medicare Beneficiaries (QMB) and non-QMB eligible persons. QMB eligible persons are entitled to all covered Medicaid services and, in addition, may receive the following Medicare services which are not covered by AHCCCS or differ in scope or limitation:

         Chiropractic services              Inpatient and outpatient
                                            occupational coverage

         Inpatient psychiatric services     Respite services

         Psychological services             Any new services added to the
                                            Medicare program which are not
                                            covered by AHCCCS

For all dual eligible persons, the Program Contractor shall be responsible for providing all AHCCCS covered services and pay all Medicare coinsurance and deductibles for Medicare services which are covered by AHCCCS and provided on a fee-for-service basis within the Program Contractor's network. For QMB eligible persons, the Program Contractor shall be responsible for paying the Medicare coinsurance and deductibles for Medicare services not covered by AHCCCS described above which are provided on a fee-for-service basis.

Since Medicaid is the payer of last resort, all Medicare covered services which are provided to dual eligibles who are not enrolled in a Medicare TEFRA Risk HMO shall be billed to Medicare or any other third party liability source.

If a dual eligible is enrolled with a Medicare TEFRA Risk HMO, Medicare will not reimburse the Program Contractor for Medicare covered services provided by the Program Contractor. Therefore, the Program Contractor shall refer the member to the Medicare TEFRA Risk HMO for all Medicare covered services and shall not be responsible for the payment of any Medicare copayments, deductibles or premiums assessed by the Medicare TEFRA Risk HMO. The Program Contractor shall be responsible for any Medicaid covered services not provided by the Medicare TEFRA Risk HMO.

===========================================================================================

EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT
REMAIN UNCHANGED AND IN FULL EFFECT.

===========================================================================================
SIGNATURE OF AUTHORIZED REPRESENTATIVE:           SIGNATURE OF AHCCCSA CONTRACTING OFFICER:
        James Burns                                             Michael Veit
===========================================================================================
TYPED NAME: JAMES BURNS                           TYPED NAME: MICHAEL VEIT
===========================================================================================
TITLE:  CEO                                       TITLE: CONTRACTS & PURCHASING
                                                             ADMINISTRATOR
===========================================================================================
DATE: 5/21/96                                     DATE: May 23 1996

===========================================================================================